As filed with the Securities and Exchange Commission on August 6, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3559	98-1556965
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2710 Lakeview Court

Fremont, CA 94538

(408) 610-3915

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy Krystal

Vice President, General Counsel

Velo3D, Inc.

2710 Lakeview Court

Fremont, CA 94538

(408) 610-3915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose Nicole A. Edmonds Troutman Pepper Locke LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004 (202) 274-2950	David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10019 (202) 274-2950

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2025

PRELIMINARY PROSPECTUS

2,777,777 shares

Velo3D, Inc.

Common Stock

Velo3D, Inc. (the “Company,” “Velo3D,” the “Registrant,” “we,” “our” or “us”) is offering 2,777,777 shares of common stock, $0.00001 par value per share, at an assumed public offering price of $5.40 per share, which is the last reported sale price of our common stock on the OTCQX Best Market (the “OTCQX”) operated by OTC Markets Group, Inc. on August 5, 2025. The public offering price per share will be determined at the time of pricing and may be at a discount to the current market price. The recent market price used throughout this prospectus may not be indicative of the final public offering price.

This is a firm commitment underwritten offering.

There is currently a limited public trading market for our common stock. Our common stock is quoted on the OTCQX under the symbol “VLDX.” In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “VELO”. We believe that upon the completion of this offering, we will meet the standards for listing on the Nasdaq Capital Market, and the closing of this offering is contingent upon receiving conditional approval from Nasdaq of such listing. No assurance can be given that our listing application will be approved or, if we receive approval, that a trading market will develop or be sustained. The sale prices of our common stock on the OTCQX may not be indicative of the prices of our common stock when traded on the Nasdaq Capital Market. If our listing application is not approved, we will not consummate this offering.

We are an “emerging growth company” and a “smaller reporting company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Additionally, we expect that we will be a “controlled company” under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) upon listing on the Nasdaq Capital Market, as Arun Jeldi and affiliated entities, our current controlling stockholder and Chief Executive Officer, controls a majority of the total voting power of our common stock. As of August 5, 2025, Mr. Arun beneficially owned approximately 88% of our outstanding shares of common stock. See “Management–Controlled Company Status Under Nasdaq Rules” on page 86 for more information.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page 113 for additional information regarding underwriting compensation.

We have also granted Lake Street Capital Markets, LLC, who is acting as the representative (the “Representative”) of the several underwriters, an option to purchase up to an additional 416,666 shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” starting on page 9 and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about                  , 2025.

Lake Street

The date of this prospectus is              , 2025

CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“2022 Private Warrant” means the warrant to purchase up to 134 shares of common stock issued to Silicon Valley Bank in conjunction with the joinder and fourth loan modification agreement.

“Additional Secured Convertible Notes” means up to an additional $35.0 million in aggregate principal amount of Senior Convertible Notes we have granted the holders of the Secured Notes the right to purchase so long as the notice to exercise such option is provided no later than the August 14, 2025.

“ATM Offering” mean our “at-the-market” offering of common stock pursuant to the ATM Sales Agreement.

“ATM Sales Agreement” means the sales agreement, dated February 6, 2023, between us and Needham & Company, LLC, as agent.

“Bylaws” means the second amended and restated bylaws of the Company.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of March 22, 2021, by and among JAWS Spitfire, Merger Sub and Legacy Velo3D, as amended by Amendment #1 to Business Combination Agreement dated as of July 20, 2021.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended.

“common stock” means the shares of common stock, par value $0.00001 per share, of the Company.

“Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of JAWS Spitfire, prior to the Domestication, which automatically converted, on a one-for-one basis, into shares of common stock in connection with the Closing.

“Class B ordinary shares” means the Class B ordinary shares, par value $0.0001 per share, of JAWS Spitfire, prior to the Domestication, which automatically converted, on a one-for-one basis, into shares of common stock in connection with the Closing.

“Closing” means the closing of the Merger.

“Closing Date” means September 29, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Domestication” means the domestication contemplated by the Business Combination Agreement, whereby JAWS Spitfire effected a deregistration and a transfer by way of continuation from the Cayman Islands to the State of Delaware, pursuant to which JAWS Spitfire’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware.

“DGCL” means the General Corporation Law of the State of Delaware.

“Earnout Shares” means up to 41,444 shares of our common stock issuable pursuant to the Business Combination Agreement to certain Legacy Velo3D equity holders upon the achievement of certain vesting conditions.

“Equity Incentive Plan” means the Velo3D, Inc. 2021 Equity Incentive Plan.

“ESPP” means the Velo3D, Inc. 2021 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“IPO” means the Company’s initial public offering, consummated on December 7, 2020, of 65,715 units (including 8,572 units that were issued to the underwriters in connection with the exercise in full of their over-allotment option) at $5,250.00 per unit.

“JAWS Spitfire” refers to JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company, prior to the Closing.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Legacy Velo3D” means Velo3D, Inc., a Delaware corporation (n/k/a Velo3D US, Inc.), prior to the Closing.

“Legacy Velo3D equity holder” means certain former stockholders and equity award holders of Legacy Velo3D.

“Merger” and “Reverse Recapitalization” mean the merger contemplated by the Business Combination Agreement, whereby Merger Sub merged with and into Legacy Velo3D, with Legacy Velo3D surviving the merger as a wholly-owned subsidiary of the Company on the Closing Date.

“Merger Sub” means Spitfire Merger Sub, Inc., a Delaware corporation.

“Notes” means the Secured Notes and the Secured Convertible Notes.

“placement agent warrants” means the warrants to purchase up to 3,429 shares of common stock issued to the placement agent in connection with our Registered Direct Offering.

“private placement warrants” means the 8,477 warrants originally issued to the Sponsor in a private placement in connection with our IPO.

“public warrants” means the 16,429 warrants included in the units issued in our IPO.

“Registered Direct Offering” means our December 2023 $18,000,000 registered direct offering of 68,573 shares of common stock and RDO warrants to purchase 68,573 shares of common stock.

“RDO warrants” means the warrants to purchase up to 68,573 shares of common stock issued in our Registered Direct Offering.

“Sarbanes-Oxley Act” or “SOX” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Secured Notes” means our senior secured notes due 2026, as amended, of which we had approximately $5.0 million aggregate principal amount outstanding as of June 30, 2025.

“Secured Convertible Notes” means our senior secured convertible notes due 2026, of which we had none outstanding as of December 31, 2023.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Spitfire Sponsor LLC, a Delaware limited liability company.

“Subscription Agreements” means, collectively, those certain subscription agreements, entered into on March 22, 2021, between the Company and the PIPE Investors.

“Velo3D” refers to Velo3D, Inc., a Delaware corporation (f/k/a JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company), and its consolidated subsidiaries following the Closing.

In addition, unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” the “Registrant,” “we,” “us,” “our,” and similar terms refer to Legacy Velo3D prior to the Merger and to Velo3D and its consolidated subsidiaries after giving effect to the Merger.

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

Unless the context otherwise indicates, references in this prospectus to “Company,” “Velo3D,” the “Registrant,” “we,” “our” and “us” refer, collectively to Velo3D, Inc., a Delaware corporation, and its consolidated subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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MARKET AND INDUSTRY DATA

Information contained in this prospectus concerning the market and the industry in which we compete, including our market position, general expectations of market opportunity and market size, is based on information from various third party sources, assumptions made by us based on such sources and our knowledge of the markets for our services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. We are ultimately responsible for all disclosure included in this prospectus. These third party sources include the following reports and publications:

●	Investment Casting Market Size, Share & Trends Analysis Report By Application (Aerospace & Defense, Energy Technology), By Region (North America, Europe, APAC, Central & South America, MEA), And Segment Forecasts, 2020 - 2027, October 2020
●	Market Research Future, Global Metal Forging Market, February 2021
●	Technavio, Metal Machining Market by End-user and Geography 2020 - 2024, 2020
●	ResearchAndMarkets.com, Braze Alloys – Global Market Trajectory & Analytics, April 2021
●	Additive Manufacturing Research – Quarterly Data Services Report Q2 2023, 6/23/23
●	CONTEXT global research – Revenue forecast for laser powder bed fusion market (2020-2027) - Q3 2023 AM / 3D printing report, 9/23/23

The industry in which we operate is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors - Risks Related to Our Business and Industry” and elsewhere in this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to generate positive cash flow and liquidity sufficient to meet our operating needs and satisfy our obligations;
●	our market opportunity;
●	our ability to execute our business plan, which may be affected by, among other things, competition and our ability to grow and manage growth profitably, raise financing in the near-term, fund our operating expenses, maintain relationships with customers and retain our key employees;
●	changes in applicable laws or regulations;
●	the inability to develop and maintain effective internal control over financial reporting;
●	our ability to service and comply with the terms of our indebtedness;
●	our ability to raise financing in the near-term and in the future;
●	whether our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements and our ability to continue as a going concern;
●	the potential for our business development efforts to maximize the potential value of our portfolio;
●	regulatory developments in the United States and foreign countries;
●	the impact of laws and regulations;
●	our ability to successfully implement our strategic realignment and related initiatives;
●	our capital requirements and needs for additional financing;
●	our financial performance;
●	macroeconomic conditions, including economic downturns or recessions, inflation, interest rate fluctuations and supply chain shortages;
●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors; and
●	other factors detailed under the section entitled “Risk Factors” herein.

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You should also carefully read our consolidated financial statements and the related notes herein, as well as the exhibits to the registration statement of which this prospectus forms a part. Unless the context otherwise requires, the terms “Velo3D” the “Company,” the “Registrant,” “we,” “us,” “our” and similar references in this prospectus refer to Velo3D, Inc., the registrant on the cover page of the registration statement of which this prospectus forms a part.

Overview

We seek to fulfill the promise of additive manufacturing (“AM”), also referred to as three-dimensional printing (“3D printing”), to deliver breakthroughs in performance, cost, and lead time in the production of high-value metal parts.

We produce a fully integrated hardware and software solution based on our proprietary laser powder bed fusion (“L-PBF”) technology, which greatly reduces and often eliminates the need for support structures. Our technology enables the production of highly complex, mission-critical parts that existing AM solutions cannot produce without the need for redesign or additional assembly.

Our L-PBF metal AM technology is supporting active efforts and has multi-service interest across the Department of Defense enabling a range of critical needs, including but not limited to, munitions and munition support components, hypersonic propulsion and thermal management systems, maritime surface and subsurface components, aerospace propulsion, flight components, and leading-edge programs.

We also aim to enable our customers to build resilient supply chains for production parts across industries with a clear, reliable path from concept to production through our Rapid Production Solutions (“RPS”) offering. RPS utilizes our deep engineering expertise, cutting-edge technology and a fleet of Sapphire XC large-format metal 3D printers to accelerate the path to production for our customers. The ability to process flow exact copies of materials and parts ensures repeatability and eliminates the variability that often plagues traditional AM methods. Our technology supports production of mission-critical components such as propulsion hardware, hypersonic engine parts, thermal management systems, airframe components, and advanced munitions. These capabilities contribute to reduced lead times, minimized labor costs, and enhanced readiness while ensuring secure domestic manufacturing free of foreign technology dependencies.

Our Sapphire family of systems (collectively referred to as the “3D Printers”) give our customers who are in space, aviation, defense, automotive, energy and industrial markets the freedom to design and produce metal parts with complex internal features and geometries that had previously been considered impossible for AM. We believe our technology is years ahead of competitors.

Our technology is novel compared to other AM technologies based on its ability to deliver high-value metal parts that have complex internal channels, structures, and geometries. This affords a wide breadth of design freedom for creating new metal parts and it enables replication of existing parts without the need to redesign the part to be manufacturable with AM. Because of these features, we believe our technology and product capabilities are highly valued by our customers. Our customers are primarily original equipment manufacturers (“OEMs”) and contract manufacturers (“CMs”) who look to AM to solve issues with traditional manufacturing technologies for metal parts. Those traditional manufacturing technologies rely on processes, including casting, stamping and forging, that typically require high volumes to drive competitive costs and have long lead times for production. Our customers look to AM solutions to produce assemblies that are lighter, stronger, and more reliable for the purpose of defense, aerospace and energy than those manufactured with traditional technologies. Our customers also expect AM solutions to drive lower costs for low-volume parts and substantially shorter lead times. However, many of our customers have found that legacy AM technologies failed to produce the required designs for the high-value metal parts and assemblies that our customers wanted to produce with AM. As a result, other AM solutions often require that parts be redesigned so that they can be produced and frequently incur performance losses for high-value applications.

In contrast, our technology can deliver complex high value metal parts with the design advantages, lower costs and faster lead times associated with AM, and generally avoids the need to redesign the parts. As a result, our customers have increasingly adopted our technology into their design and production processes. We believe our value is reflected in our sales patterns, as most customers purchase a single machine to validate our technology and purchase additional systems over time as they embed our technology in their product roadmap and manufacturing infrastructure. We consider this approach a “land and expand” strategy, oriented around a demonstration of our value proposition followed by increasing penetration with key customers.

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We offer customers a fully integrated solution, which includes the following key components:

●	Flow print preparation software conducts a sophisticated analysis of the features of the metal part and specifies a production process that significantly reduces and often eliminates the need for support structures.
●	Sapphire metal AM printers produce the part using our proprietary L-PBF technology. Our technology produces metal parts by fusing many thousands of very thin layers of metal powder with a precisely controlled laser beam in a sophisticated software defined sequence (or “recipe”) prescribed by our Flow software.
●	Assure quality control software validates the product made by Sapphire printers to confirm that each layer is made to the specifications required by the original design.
●	Intelligent Fusion is the underlying manufacturing process that binds software and hardware together into a complete manufacturing solution that produces repeatable outcomes across different family of Sapphire systems.

Legacy AM technologies often rely on internal supports to prevent deformation of the metal part during the AM process. These supports inhibit the production of parts with complex internal geometries, which are often required in high-performance applications, because there is limited or no access to remove them after production. Our technological advances enable our Sapphire family of systems to print metal parts that significantly reduce and often eliminates the need for internal supports, which enables our customers to produce designs that would otherwise be infeasible to make with conventional AM technology.

We sell our fully integrated hardware and software AM solutions through two types of transaction models: a 3D Printer sale transaction and a recurring payment transaction (“Recurring Payment”). Support services are included with both a 3D Printer sale transaction and a Recurring Payment transaction. A subsequent Extended Support Agreement is available for renewal after the initial contract period based on the then-fair value of the service, which is paid for separately.

Recurring Payment transactions are our leased 3D printer transactions. Under a Recurring Payment transaction, the customer typically pays an amount for a lease which entitles the customer to a base number of hours of usage. For usage above that level, the customer typically pays an hourly usage fee. Most of our leases have a 12-month term, though in certain cases the lease term is longer. The variable payments are recognized when the event determining the amount of variable consideration to be paid occurs.

We shipped our first Sapphire system at the end of 2018 and we shipped our first Sapphire XC 1MZ system at the end of 2022, one year after the Sapphire XC launch at the end of 2021. The Sapphire XC 1MZ system has the same functionality of the Sapphire XC, but with a 1000 millimeter (one meter) build height versus the 550 millimeter (0.550 meter) build height of the Sapphire XC system. The Sapphire XC has capacity to make parts that are 400% larger and reduce production costs per part by approximately 65% to 80% when compared to the original Sapphire system. All of our Sapphire systems are manufactured in our 80,000+ square foot manufacturing facility in Fremont, California in the United States.

Recent Developments

At our annual meeting of stockholders on June 27, 2025, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock within a range of one-for-five to one-for-fifty, with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders. On July 18, 2025, our Board approved the reverse stock split at a ratio of 1-for-15. On July 25, 2025, we filed a certificate of amendment (the “Amendment”) to our Certificate of Incorporation with the Secretary of State of the State of Delaware, to effectuate a 1-for-15 reverse stock split (the “Reverse Split”) of our common stock without any change to its par value or the number of authorized shares of common stock. The Amendment became effective on July 28, 2025. No fractional shares were issued in connection with the Reverse Split as all fractional shares were rounded up to the next whole share. Unless otherwise stated, all share and per share amounts of our common stock included in this prospectus have been adjusted to give effect to the Reverse Split to all periods presented.

Corporate Information

We were incorporated on September 11, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name JAWS Spitfire Acquisition Corporation. On December 7, 2020, JAWS Spitfire completed its initial public offering. On September 29, 2021, JAWS Spitfire consummated the Merger pursuant to the Business Combination Agreement, whereby Merger Sub merged with and into Legacy Velo3D, with Legacy Velo3D surviving the merger as a wholly-owned subsidiary of the Company, on September 29, 2021. In connection with the Merger, JAWS Spitfire’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware, and JAWS Spitfire changed its name to Velo3D, Inc.

Our principal executive offices are located at 2710 Lakeview Court, Fremont, CA 94538, and our telephone number is (408) 610-3915. We maintain a website on the Internet at www.velo3d.com. Information on our website, or any other website, is not incorporated by reference in this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act, and we will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and December 31, 2026. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in the filings we make with the SEC. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies that are not emerging growth companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financial statements to those of other public companies more difficult. As a result of this election, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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Risks Associated with the Company

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common stock. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

Risks Related to Our Financial Position and Need for Additional Capital

●	We are an early-stage company with a history of operating losses and may not achieve or maintain profitability in the future.
●	There is substantial doubt about our ability to continue as a going concern, which could have a material adverse impact on our business.
●	Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult and may increase the investment risk.
●	We expect to rely on a limited number of customers for a significant portion of our near-term revenue.
●	Our failure to satisfy certain financial covenants under the Notes raises substantial doubt about our ability to continue as a going concern.
●	We expect to require additional capital to fund our operations, and this capital might not be available on acceptable terms, if at all.
●	We have historically invested in research and development efforts that further enhance our products. Such investments may affect our operating results and liquidity, and, if the return on these investments is lower or develops more slowly than we expect, our revenue and operating results may suffer.

Risks Related to Our Business and Industry

●	We have in the past and may in the future experience significant delays in the design, production, launch, manufacture, shipment and installation of our additive manufacturing solutions, and we may be unable to successfully commercialize products on our planned timelines.
●	We may acquire or make investments in other businesses, patents, technologies, products or services. Our failure to do so successfully could disrupt our business and have an adverse impact on our financial condition.
●	We have limited experience in making investments in other entities, and any such investments may not result in strategic benefits for our business or could expose us to other risks.
●	Changes in our transaction models and product mix may impact our gross margins and financial performance.
●	Our business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the use of our additive manufacturing system and service contracts. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected.
●	If demand for additive manufacturing products does not grow as expected, or if market adoption of additive manufacturing technology does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.
●	If we fail to meet our customers’ price expectations, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.
●	Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.
●	Defects in our additive manufacturing system or in enhancements to our existing additive manufacturing systems that give rise to part failures for our customers, resulting in product liability or warranty or other claims that could result in material expenses, diversion of management time and attention and damage to our reputation.
●	The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.
●	The additive manufacturing industry is competitive. We expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.
●	Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United States locations.
●	We are dependent on management and key personnel, and our business would suffer if we fail to retain our key personnel and attract additional highly skilled employees.

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●	If we fail to grow our business as anticipated, our net sales, gross margin and operating margin will be adversely affected. If we grow as anticipated but fail to manage our growth and expand our operations accordingly, our business may be harmed and our results of operation may suffer.
●	We may be unable to realize the level of the anticipated benefits that we expect from restructuring our operations, which may adversely impact our business and results of operations.
●	We have identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired and have a material adverse effect on our business.

Risks Related to Third Parties

●	We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply.
●	We depend on independent contractors and third parties to provide key services in our product development and operations, and any disruption of their services, or an increase in cost of these services, could negatively impact our financial condition and results of operations.
●	We may rely heavily on future collaborative and supply chain partners.
●	If our suppliers become unavailable or inadequate, our customer relationships, results of operations and financial condition may be adversely affected.

Risks Related to Operations

●	We operate primarily at one facility, and any disruption at our facility could adversely affect our business and operating results.
●	Maintenance, expansion and refurbishment of our facilities, the construction of new facilities and the development and implementation of new manufacturing processes involve significant risks.

Risks Related to Compliance Matters

●	We are subject to U.S. and other anti-corruption laws, trade controls, economic sanctions and similar laws and regulations. Our failure to comply with these laws and regulations could subject us to civil, criminal and administrative penalties and harm our reputation.
●	We are subject to environmental, health and safety laws and regulations related to our operations and the use of our additive manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance.
●	Aspects of our business are subject to privacy, data use and data security regulations, which could increase our costs.

Risks Related to Intellectual Property

●	Our business relies on technological and other innovations embodied in various forms of proprietary information and other intellectual property (“IP”) related information. Our failure to protect our IP rights could potentially harm our competitive advantages to an extent (e.g., with respect to the use, manufacturing, lease, sale or other commercialization of our processes, technologies and products), which may have an adverse effect on our results of operations and financial condition.
●	Third-party lawsuits and assertions to which we are subject alleging our infringement of patents, trade secrets or other IP rights may have a significant adverse effect on our financial condition.

Risks Related to Our Notes

●	The terms of the Notes restrict our current and future operations. Upon an event of default, we may not be able to make any accelerated payments under the Notes or our other permitted indebtedness.
●	Servicing the Notes and other indebtedness requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes or our other permitted indebtedness.

Risks Related to this Offering

●	Even though we effected the Reverse Split, we cannot assure you that the market price of our common stock will remain high enough for the Reverse Split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.
●	Purchasers of common stock in this offering will experience immediate dilution in the net tangible book value of their investment.
●	A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.
●	We have broad discretion to determine how to use the net proceeds raised in this offering and may use them in ways that may not enhance our operating results or the price of our common stock.

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THE OFFERING

Common stock offered by us	2,777,777 shares, based on the assumed public offering price of $5.40, which is the last reported sale price of our common stock on the OTCQX on August 5, 2025.

Common stock to be outstanding immediately after this offering	16,845,328 shares (17,261,995 shares if the Representative exercises its option to purchase additional shares in full).

Over-allotment option	The Representative has an option for a period of 30 days to acquire up to an additional 416,666 shares of common stock at the public offering price, less the underwriting discount, solely for the purpose of covering over-allotments, if any.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $13.2 million, or approximately $15.2 million if the Representative exercises its over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The Company intends to use the net proceeds from this offering for working capital, capital expenditure and general corporate purposes. Additionally, we may use a portion of the net proceeds for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the net proceeds from this offering for any such acquisitions or investments at this time. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Dividend Policy	The Company has never declared any cash dividends on its common stock. The Company currently intends to use all available funds and any future earnings for use in financing the growth of its business and does not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “VELO” upon our satisfaction of the exchange’s initial listing criteria. The closing of this offering is contingent upon receiving conditional approval from Nasdaq of such listing. Our common stock is currently quoted on the OTCQX under the symbol of “VLDX”.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in the Company’s common stock.

Lock-ups	We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of ninety days after the date of this prospectus. See “Underwriting” section on page 113.

The number of shares of common stock to be outstanding after this offering is based on 14,067,551 shares of our common stock outstanding as of July 31, 2025, and excludes:

●	303,577 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	36,892 shares of common stock issuable upon the exercise of outstanding warrants;

●	9,971 shares of common stock issuable upon the vesting and exercise of outstanding stock options; and

●	0 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”).

Unless otherwise indicated, all information contained in this prospectus, including the number of our shares of common stock that will be outstanding after this offering, assumes or gives effect to:

●	no exercise or vesting of the outstanding options, warrants or restricted stock units described above;

●	the 1-for-15 Reverse Split of our common stock effected on July 28, 2025; and

●	no exercise by the underwriters of their option to purchase up to 416,666 additional shares of our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations and prospects. In such an event, the market price of our common stock could decline and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Some of the statements in the following risk factors constitute forward-looking statements. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Position and Need for Additional Capital

We are an early-stage company with a history of operating losses and may not maintain profitability in the future.

We experienced loss from operations of $82.3 million and $133.3 million for the years ended December 31, 2024 and 2023, respectively, and $24.0 million and $42.0 million for the six months ended June 30, 2025 and 2024, respectively. We anticipate incurring operating losses and negative cash flow in the near-term as we continue to invest significantly in our business, in particular across our sales and marketing programs. These investments may not result in increased revenue or growth in our business.

Servicing our indebtedness requires a significant amount of cash and, as a public company, we incur significant legal, accounting and other expenses. These obligations and expenditures may make it harder for us to achieve and maintain future profitability. Revenue growth and growth in our customer base may not be sustainable, and we may not achieve sufficient revenue to achieve or maintain profitability. For example, during the year ended December 31, 2024, we experienced less annual revenue growth than expected due to the impact of delayed shipments and customer order delays. While we have generated revenue in the past, it is difficult for us to predict our future operating results. We may incur significant losses in the future for a number of reasons, including due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, our losses may be larger than anticipated, we may incur significant losses for the foreseeable future, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could make it difficult for them to evaluate our current business and our future prospects and have a material adverse effect on our business, financial condition and results of operations.

There is substantial doubt about our ability to continue as a going concern, which could have a material adverse impact on our business.

As described in Note 1 Description of Business and Basis of Presentation—Going Concern, Financial Condition and Liquidity and Capital Resources in the notes to the audited consolidated financial statements and the unaudited condensed consolidated interim financial statements, respectively, included elsewhere in this prospectus, we believe there is substantial doubt about our ability to continue as a going concern for the twelve-month period following the issuance of such financial statements.

Our conclusion that there is substantial doubt about our ability to continue as a going concern may be viewed unfavorably by current and prospective investors, as well as by analysts and creditors. As a result, this conclusion may make it more difficult for us to raise the additional financing necessary to continue to operate our business and satisfy our obligations. In addition, this conclusion may make it more difficult for us to sell our products and meet our sales forecasts or retain employees, which may further impede our ability to raise additional financing. If we become unable to continue as a going concern, we may find it necessary to file a petition for reorganization under Title 11 of the U.S. Code in order to provide us additional time to identify an appropriate solution to our financial situation and implement a plan of reorganization aimed at improving our capital structure.

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Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult and may increase the investment risk.

Much of our growth has occurred in recent periods. Our limited operating history may make it difficult to evaluate our current business and our future prospects, as we continue to grow our business. Our ability to forecast our future operating results is subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries as we continue to grow our business. If our assumptions regarding these uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our business could suffer, and the trading price of our securities may decline.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

We expect to rely on a limited number of customers for a significant portion of our near-term revenue.

We currently have purchase orders with a limited number of customers, from which we expect to generate most of our revenues in the near future. For the years ended December 31, 2024 and 2023, sales to the top three customers accounted for 47.0% and 24.5% of our revenue, respectively, and for the six months ended June 30, 2025 and 2024, 54.6% and 53.7% of our revenue, respectively. Of the top three customers for the year ended December 31, 2024, all three customers were different from the top three customers for the comparable period in 2023. Of the top three customers for the six months ended June 30, 2025, two customers were different from the top three customers for the comparable period in 2024. We continue to diversify our customer base.

Revenue trends from our largest customer, SpaceX, have historically been driven by the timing of its major orders for 3D Printers and the timing of the shipments under those orders. We expect our largest customer to remain an important relationship going forward. However, the largest customer contribution as a percentage of our total revenue will depend on the growth of our customer base. As of each of June 30, 2025 and December 31, 2024, over 50% of our customers have multiple Sapphire family of systems products.

Our 3D printer sales occur under purchase orders that are governed by our terms and conditions of sale. Our terms and conditions with SpaceX are consistent with all other customers and permit the customer to terminate our services at any time (subject to notice and certain other provisions). Accordingly, the sudden loss of SpaceX or one or more of our other significant customers, the renegotiation of a significant customer contract, a substantial reduction in their orders, their failure to exercise customer options, their unwillingness to extend contractual deadlines if we are unable to meet production requirements, their inability to perform under their contracts or a significant deterioration in their financial condition could harm our business, results of operations and financial condition. If we fail to perform under the terms of these agreements, the customers could seek to terminate these agreements and/or pursue damages against us, including liquidated damages in certain instances, which could harm our business.

Because we rely on a limited number of customers for a significant portion of our revenues, we depend on the creditworthiness of these customers. If the financial condition of our customers declines due to factors outside our control (e.g., reputational harm or otherwise), our credit risk could increase. Should one or more of our significant customers declare bankruptcy, be declared insolvent or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenues, the collectability of our accounts receivable and our net income. Further, some of our customers are early-stage, startup companies that are privately funded, have limited resources, and do not have a history of creditworthiness that we can audit to determine reliability. These customers may be more susceptible to negative impacts from economic downturns, recession, inflation, supply chain shortages or the outbreak of epidemic diseases than larger, more established businesses, and if they fail to raise enough capital, they may have to shut down operations.

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We expect to require additional capital to fund our operations in the near-term, and this capital might not be available on acceptable terms, if at all.

As of June 30, 2025, we had $0.9 million in cash and cash equivalents. Based on our current business plans, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient for us to fund our operating expenses and capital expenditures requirements for at least the next 12 months.

We expect that we will need to engage in additional financings to fund our operations and satisfy our obligations in the near-term as well as to respond to business challenges and opportunities, including the need to repay our Secured Notes, provide working capital, develop new features or enhance our products, expand our manufacturing capacity, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, subject to our compliance with the covenants in the Secured Notes, we expect we will need to engage in equity or debt financings to secure additional funds, including seeking additional capital from public or private offerings of our equity or debt securities, electing to repay, restructure or refinance our existing indebtedness, or electing to borrow additional amounts under new credit lines or from other sources. We may also seek to raise additional capital, including from offerings of our equity or debt securities on an opportunistic basis when we believe there are suitable opportunities. Our recent and projected financial results, and the related conditions that raise substantial doubt about our ability to continue as a going concern, and general concerns among potential investors and creditors about our financial well-being may make taking such actions on commercially reasonable terms especially difficult.

If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. Our ability to raise additional capital when needed may be adversely affected by external factors beyond our control, including changes in the political climate, geopolitical actions, changes in market interest rates or foreign exchange rates, market volatility in the trading prices for our common stock and other technology companies, a recession, depression, high inflation or other sustained adverse market event, and the outbreak of epidemic disease. If we are unable to obtain adequate financing or financing on terms satisfactory to us in the near term, we will not be able to continue operations. If we are otherwise unable to obtain additional financing when we require it, our ability to respond to business challenges and opportunities could be significantly impaired, and our business may be adversely affected.

We have historically invested in research and development efforts that further enhance our products. Such investments may affect our operating results and liquidity, and, if the return on these investments is lower or develops more slowly than we expect, our revenue and operating results may suffer.

We have historically invested in research and development efforts that further enhance our products. These investments involve significant time, risks and uncertainties, including the risk that the expenses associated with these investments may affect our margins, operating results and liquidity and that such investments may not generate sufficient revenues to offset liabilities assumed and expenses associated with these new investments. The AM industry changes rapidly as a result of technological and product developments, which may render our solutions less effective. If we do not achieve the benefits anticipated from these investments or if the achievement of these benefits is delayed, our business, operating results and prospects may be materially adversely affected.

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Risks Related to Our Business and Industry

We have in the past and may in the future experience significant delays in the design, production, launch, manufacture, shipment and installation of our additive manufacturing solutions, and we may be unable to successfully commercialize products on our planned timelines.

There are significant technological and logistical challenges associated with producing, marketing, selling and delivering additive manufacturing systems such as ours that make high-value component parts for customers, and we may not be able to resolve all of the difficulties that arise in a timely or cost-effective manner, or at all. While we believe that we understand the engineering and process characteristics necessary to successfully design and produce additive manufacturing systems to make high-value metal parts for our customers, our assumptions may prove to be incorrect, and we may be unable to consistently produce additive manufacturing products in an economical manner in commercial quantities.

Certain additive manufacturing solutions are still under development. We have experienced, and may experience in the future, delays in the design, testing, manufacture and commercial release of new products, and any delay in the launch of our products could materially damage our brand, business, growth prospects, financial condition and operating results. Even if we successfully complete the design, testing and manufacture for one or all of our products under development, we may fail to develop a commercially successful product on the timeline we expect for a number of reasons, including:

●	misalignment between the products and customer needs;
●	lack of innovation of the product;
●	failure of the product to perform in accordance with the customer’s industry standards;
●	ineffective distribution and marketing;
●	delay in obtaining any required regulatory approvals;
●	unexpected production costs; or
●	release of competitive products.

We have also experienced, and may experience in the future, delay in the manufacture, shipment and installation of products we have launched.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities in a timely manner. Upon demonstration, our customers may not believe that our products and/or technology have the capabilities they were designed to have or that we believe they have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with another larger and more established company or may take longer than expected to make the decision to order our products. Significant revenue from new product investments may not be achieved for a number of years, if at all. If the timing of our launch of new products and/or of our customers’ acceptance of such products is different than our assumptions, our revenue and results of operations may be adversely affected.

In particular, we may fail to develop a commercially successful offering if we are unable to meet customer needs or industry standards, if we fail to meet customer price expectations or if our marketing and distribution strategy proves ineffective. If we are unable to establish such an offering, sales of our additive manufacturing solutions and our overall operating results could suffer.

We may acquire or make investments in other businesses, patents, technologies, products or services. Our failure to do so successfully could disrupt our business and have an adverse impact on our financial condition.

We may enter into agreements to acquire or invest in other companies. To the extent we seek to grow our business through acquisitions, we may not be able to successfully identify attractive acquisition opportunities or consummate any such acquisitions if we cannot reach an agreement on commercially favorable terms, if we lack sufficient resources to finance the transaction on our own and cannot obtain financing at a reasonable cost, or if regulatory authorities prevent such transaction from being consummated. In addition, competition for acquisitions in the markets in which we operate during recent years has increased, and may continue to increase, which may result in an increase in the costs of acquisitions or cause us to refrain from making certain acquisitions. We may not be able to complete future acquisitions on favorable terms, if at all.

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If we do complete future acquisitions, we cannot assure that they will ultimately strengthen our competitive position or that they will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to our operations, including:

●	diversion of management’s attention from their day-to-day responsibilities;
●	unanticipated costs or liabilities associated with the acquisition;
●	increases in our expenses;
●	problems integrating the purchased business, products or technologies;
●	challenges in achieving strategic objectives, cost savings and other anticipated benefits;
●	inability to maintain relationships with key customers, suppliers, vendors and other third parties on which the purchased business relies;
●	the difficulty of incorporating acquired technology and rights into our platform and of maintaining quality and security standards consistent with our brand;
●	difficulty in maintaining controls, procedures and policies during the transition and integration;
●	challenges in integrating the new workforce and the potential loss of key employees, particularly those of the acquired business; and
●	use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition.

If we proceed with a particular acquisition, we may have to use cash, issue new equity securities with dilutive effects on existing stockholders, incur indebtedness, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our financial condition and results of operations. Acquisitions will also require us to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. In addition, we could also face unknown liabilities or write-offs due to our acquisitions, which could result in a significant charge to our earnings in the period in which they occur. We will also be required to record goodwill or other long-lived asset impairment charges (if any) in the periods in which they occur, which could result in a significant charge to our earnings in any such period.

Achieving the expected returns and synergies from future acquisitions will depend, in part, upon our ability to integrate the products and services, technology, administrative functions and personnel of these businesses into our product lines in an efficient and effective manner. We cannot assure that we will be able to do so, that our acquired businesses will perform at levels and on the timelines anticipated by our management or that we will be able to obtain these synergies. In addition, acquired technologies and IP may be rendered obsolete or uneconomical by our own or our competitors’ technological advances. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.

We have limited experience in making investments in other entities, and any such investments may not result in strategic benefits for our business or could expose us to other risks.

From time to time, we may consider and may pursue strategic investments. These transactions could include, among other things, investments in, partnerships or joint ventures with other AM technology related companies, among other types of entities. These types of investments involve significant challenges and risks, including that the investment may not advance our business strategy, that we may not realize a satisfactory return on our investment, that we may acquire unknown liabilities, or that management’s attention may be diverted from our core business. These events could harm our operating results or financial condition. Any investments in other entities may also subject us to the operating and financial risks of such entities, and we will rely on the internal controls and financial reporting controls of such entities.

We have made in the past, and may make in the future, minority investments in entities in which we do not have sole control, which present risks in addition to those that apply to other investments or acquisitions. We may not have the ability to control the policies, management or affairs of these entities, and generally we would not have that ability in any minority investment in an entity. The interests of persons who control the entities in which we may invest may differ from our interests, and they may cause such entities to take actions that are not in our best interest, and we may become involved in disputes with such persons. Our inability to control entities in which we make minority investments could negatively affect our ability to realize the strategic benefits of those investments.

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We cannot ensure that we will realize any strategic benefits from these investments in the near-term or at all. To the extent that the strategic benefits of any investment are not timely realized, or the investment otherwise underperforms, we may wish to dispose of the investment. Because our interests in entities will be highly illiquid and not traded in any public market, we may not be able to timely dispose of these interests or may have to sell at less than our carrying value. Further, should the value of these investments become impaired, we may be required to reduce the carrying value of these investments.

Our inability to dispose of our interest in such an entity, or a reduction in the carrying value of such an entity on our books, would negatively affect our operating results.

Changes in our transaction models and product mix may impact our gross margins and financial performance.

Our financial performance may be affected by the mix of transaction models under which we sell during a given period. Different transaction models have different margins in the period in which the transaction occurs and in subsequent periods. Therefore our gross margins may fluctuate based on the mix of sale, sale and utilization fee (variable consideration) and operating lease transactions in a given period. If our product mix shifts too far into lower gross margin transactions in a given period and we are not able to sufficiently reduce the engineering, production and other costs associated with those transactions or substantially increase the sales of our higher gross margin transactions, our profitability could be reduced. Additionally, the introduction of new products or services may further heighten quarterly fluctuations in gross profit and gross profit margins due to manufacturing ramp-up and start-up costs as well as new product introduction pricing strategies. We may experience significant quarterly fluctuations in gross profit margins or operating income or loss due to the impact of the mix of products, channels or geographic areas in which we sell our products from period to period.

Our business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the use of our additive manufacturing system and service contracts. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected.

Our business model is dependent, in part, on our ability to maintain and increase sales of our additive manufacturing products and service contracts as they generate recurring revenues. Existing and future customers of our systems may not purchase our products or related service contracts at the same rate at which customers currently purchase those products and services.

If demand for additive manufacturing products does not grow as expected, or if market adoption of additive manufacturing technology does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

The industrial manufacturing market, which today is dominated by conventional manufacturing processes that do not involve AM technology, is undergoing a shift towards additive manufacturing. We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of additive manufacturing technologies or our products may not address the specific needs or provide the level of functionality required by potential customers to encourage the continuation of this shift towards additive manufacturing. If additive manufacturing technology does not continue to gain broader market acceptance as an alternative to conventional manufacturing processes, particularly with regard to high value parts, or if the marketplace adopts additive manufacturing technologies that differ from our technologies, we may not be able to increase or sustain the level of sales of our products, and our operating results would be adversely affected as a result.

If we fail to meet our customers’ price expectations, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.

Demand for our product lines is sensitive to price. We believe our competitive pricing has been an important factor in our results to date. Therefore, changes in our pricing strategies can have a significant impact on our business and ability to generate revenue. Many factors, including our new product launches, our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products and product lines could be negatively impacted and our business and results of operations could suffer.

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We use, and plan to continue using, different pricing models for different products. For example, we lease our 3D printers to certain customers and we also use a sale and utilization fee (variable consideration) model with certain other customers. Our sale and utilization fee model is still relatively new to some of our customers and may not be attractive to them, especially in regions where the model is less common. If customers resist this or any other new pricing models we introduce, our revenue may be adversely affected, and we may need to restructure the way in which we charge customers for our products.

Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.

Our business is subject to price competition. Such price competition may adversely affect our results of operation, especially during periods of decreased demand. Decreased demand also adversely impacts the volume of our additive manufacturing systems sales. If our business is not able to offset price reductions resulting from these pressures, or decreased volume of sales due to contractions in the market, by improved operating efficiencies and reduced expenditures, then our operating results will be adversely affected.

Certain of our operating costs are fixed and cannot readily be reduced, which diminishes the positive impact of our restructuring programs on our operating results. To the extent the demand for our products slows, or the additive manufacturing market contracts, we may be faced with excess manufacturing capacity and related costs that cannot readily be reduced, which will adversely impact our financial condition and results of operations.

Defects in our additive manufacturing system or in enhancements to our existing additive manufacturing systems that give rise to part failures for our customers, could result in product liability or warranty or other claims that could result in material expenses, diversion of management time and attention and damage to our reputation.

Our additive manufacturing solutions are complex and may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after an additive manufacturing system has been used. This could result in delayed market acceptance of those additive manufacturing systems or claims from customers or others, which may result in litigation, increased end user warranty, support and repair or replacement costs, damage to our reputation and business, or significant costs and diversion of support and engineering personnel to correct the defect or error. We may from time to time become subject to warranty or product liability claims related to product quality issues that could lead us to incur significant expenses.

We attempt to include provisions in our agreements and purchase orders with customers that are designed to limit our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future.

The sale and support of our products entails the risk of product liability claims. Any product liability claim brought against us, regardless of our merit, could result in material expense, diversion of management time and attention, damage to our business and reputation and brand, and cause us to fail to retain existing customers or to fail to attract new customers.

15

The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

Our revenues are derived from the sale of additive manufacturing systems, parts and services. We have encountered and will continue to encounter challenges experienced by growing companies in a market subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in additive manufacturing technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete in the additive manufacturing market depends, in large part, on our success in developing and introducing new additive manufacturing systems and technology, in improving our existing products and technology and qualifying new materials which our systems can support. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to:

●	develop cost effective new products and technologies that address the increasingly complex needs of prospective customers;
●	enhance our existing products and technologies;
●	respond to technological advances and emerging industry standards and certifications on a cost-effective and timely basis;
●	adequately protect our IP as we develop new products and technologies;
●	identify the appropriate technology or product to which to devote our resources; or
●	ensure the availability of cash resources to fund research and development (“R&D”).

Even if we successfully introduce new additive manufacturing products and technologies and enhance our existing products and technologies, it is possible that these will eventually supplant our existing products or that our competitors will develop new products and technologies that will replace our own. As a result, any of our products may be rendered obsolete or uneconomical by our or our competitors’ technological advances, leading to a loss in market share, decline in revenue and adverse effects to our business and prospects.

The additive manufacturing industry is competitive. We expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.

The additive manufacturing industry in which we operate is fragmented and competitive. We compete for customers with a wide variety of producers of additive manufacturing and/or 3D printing equipment that creates 3D objects and end-use parts, as well as with providers of materials and services for this equipment. Some of our existing and potential competitors are researching, designing, developing and marketing other types of products and services that may render our existing or future products obsolete, uneconomical or less competitive. Existing and potential competitors may also have substantially greater financial, technical, marketing and sales, manufacturing, distribution and other resources than we do, including name recognition, as well as experience and expertise in IP rights and operating within certain international markets, any of which may enable them to compete effectively against us. For example, a number of companies that have substantial resources have announced that they are beginning production of 3D printing systems, which will further enhance the competition we face. We may lose market share to, or fail to gain market share from, producers of products that can be substituted for our products, which may have an adverse effect on our results of operations and financial condition.

Future competition may arise from the development of allied or related techniques for equipment, materials and services that are not encompassed by our patents, from the issuance of patents to other companies that may inhibit our ability to develop certain products and from improvements to existing technologies.

We intend to continue to follow a strategy of continuing product development and distribution network expansion to enhance our competitive position to the extent practicable. However, we cannot ensure that we will be able to maintain our current position or continue to compete successfully against current and future sources of competition. If we do not keep pace with technological change and introduce new products and technologies, demand for our products may decline, and our operating results may suffer.

16

Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United States locations.

Our products and services, and product outputs from CMs who use our 3D printer systems, are distributed in more than 25 countries around the world. Accordingly, we face significant operational risks from doing business internationally. For current and potential international customers whose contracts are denominated in U.S. dollars, the relative change in local currency values creates relative fluctuations in our product pricing. These changes in international end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. As we realize our strategy to expand internationally, our exposure to currency risks may increase.

Other risks and uncertainties we face from our global operations include:

●	limited protection for the enforcement of contract and IP rights in certain countries where we may sell our products or work with suppliers or other third parties;
●	potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;
●	costs and difficulties of customizing products for foreign countries;
●	challenges in providing solutions across a significant distance, in different languages and among different cultures;
●	laws and business practices favoring local competition;
●	being subject to a wide variety of complex foreign laws, treaties and regulations and adjusting to any unexpected changes in such laws, treaties and regulations;
●	compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and compliance with anti-corruption laws in other countries, such as the UK Bribery Act (“Bribery Act”);
●	tariffs, trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;
●	operating in countries with a higher incidence of corruption and fraudulent business practices;
●	changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices and data privacy concerns;
●	potential adverse tax consequences arising from global operations;
●	rapid changes in government, economic and political policies and conditions; and
●	political or civil unrest or instability, terrorism or epidemics and other similar outbreaks or events.

In addition, additive manufacturing has been identified by the U.S. government as an emerging technology and is currently being further evaluated for national security impacts. We expect additional regulatory changes to be implemented that will result in increased and/or new export controls related to 3D printing technologies, components, and related materials and software. These changes, if implemented, may result in our being required to obtain additional approvals and/or licenses to sell 3D printers in the global market.

Our failure to effectively manage the risks and uncertainties associated with our global operations could limit the future growth of our business and adversely affect our business and operating results.

There is uncertainty regarding U.S. tariffs and support for existing treaty and trade relationships, and implementation of new legislative or regulatory policies by the U.S. government could impose additional costs on the Company, result in delayed timelines, or otherwise negatively impact the Company, which could have a material adverse impact on the Company’s business.

The recent imposition by the United States of tariffs, sanctions and other restrictions on goods imported into the United States, and countermeasures imposed by foreign countries in response to such government actions, if not significantly and promptly moderated or eliminated, may increase the cost of goods for our products or reduce our ability to sell products, which may, in turn, adversely affect our operating results and financial condition. The ultimate impact of these trade measures on our business operations and financial results is uncertain and may be affected by various factors, including whether and when such trade measures are implemented, the timing of when such measures may become effective, and the amount, scope, or nature of such trade measures, and our ability to execute strategies to mitigate the negative impacts.

Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange, and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets, which could, in turn, have a material adverse impact on our business and financial condition.

17

We are dependent on management and key personnel, and our business would suffer if we fail to retain our key personnel and attract additional highly skilled employees.

Our success depends on the specialized skills of our management team and key operating personnel, including Arun Jeldi, our Chief Executive Officer and controlling stockholder. This may present particular challenges as we operate in a highly specialized industry sector, which may make replacement of our management team and key operating personnel difficult. A loss of our managers or key employees, or their failure to satisfactorily perform their responsibilities, could have an adverse effect on our business, financial condition, results of operations and prospects.

Our success has been dependent, and will continue to depend, on our ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization, particularly R&D, recycling technology, operations and sales. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies that we compete with for experienced employees have greater resources than us and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. We may not be able to attract, develop and maintain the skilled workforce necessary to operate our business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which will negatively impact our business, financial condition, results of operations and prospects. Each member of senior management as well as our key employees may terminate employment without notice and without cause or good reason. The members of our senior management are not subject to non-competition agreements. Accordingly, the adverse effect resulting from the loss of certain members of senior management could be compounded by our inability to prevent them from competing with us.

If we fail to grow our business as anticipated, our net sales, gross margin and operating margin will be adversely affected. If we grow as anticipated but fail to manage our growth and expand our operations accordingly, our business may be harmed and our results of operation may suffer.

Throughout our history, we had focused our business on generating rapid growth through the increase in system sales across its customer base, and we are attempting to continue to grow our business substantially. To this end, we have made, and expect to continue to make, investments in our business, including investments in our infrastructure, technology, marketing and sales efforts. If our business does not generate the level of revenue required to support our investment, our net sales and profitability will be adversely affected.

We may not manage our growth effectively. For example, during the year ended December 31, 2024, we experienced less annual revenue growth than expected due to the impact of delayed shipments and customer order delays, resulting in an overall decrease in system sales and backlog in the fourth quarter of 2024. As a result, we determined that our focus on revenue growth had come at the expense of our cash flow and profitability and our commitment to the highest level of customer service and, in October 2023, we made a strategic decision to realign our operations to pivot from emphasizing revenue growth to optimizing our free cash flow, maximizing customer success, reducing expenditures, and improving our operational efficiency. We are undertaking expense reduction and cash savings initiatives as part of a company-wide restructuring and strategic realignment plan to help conserve working capital (the “Strategic Realignment”).

Our ability to effectively manage our anticipated growth and expansion of our operations will also require us to enhance our operational, financial and management controls and infrastructure, human resources policies and reporting systems. This expansion will place a significant strain on our management, operational and financial resources. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to hire, train, retain and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities, which will negatively impact our business, financial condition, results of operations and prospects.

18

We may be unable to realize the level of the anticipated benefits that we expect from restructuring our operations, which may adversely impact our business and results of operations.

In August and October 2024, we announced a reduction in force to streamline our business operations, reduce costs and create further operating efficiencies, which combined impacted approximately 45% of our workforce. In addition, we have closed one facility and continue the process of closing down others. In connection with these actions, we have incurred and may continue to incur restructuring costs in the near term, including cash expenditures related to severance payments and other benefits. These actions may result in unintended consequences, including employee attrition beyond our intended reduction in force, damage to our corporate culture and decreased employee morale among our remaining employees, diversion of management attention, adverse effects to our reputation as an employer, loss of continuity, institutional knowledge and expertise, and potential failure or delays to meet operational and growth targets. Further, our business may ultimately not be more efficient or effective and we may be unable to achieve anticipated operating enhancements or cost reductions, which would adversely affect our business, competitive position, operating results and financial condition.

We have identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired and have a material adverse effect on our business.

We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

●	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with our accounting and financial reporting requirements. Additionally, the lack of a sufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions. This material weakness contributed to the following additional material weaknesses.
●	We did not design and maintain effective controls over the segregation of duties related to journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within our general ledger system and (ii) prepare and review account reconciliations.
●	We did not design and maintain effective controls over the accounting and disclosure for debt and equity instruments. Specifically, we did not design and maintain effective controls over the accounting for the issuance and extinguishment of convertible note arrangements, warrants and common stock.
●	We did not design and maintain effective controls over the accounting for inventory and related accounts. Specifically, we did not design and maintain effective controls over verifying the existence of inventory, the accuracy of purchases, manufacturing costs, and write-offs and the financial statement presentation of inventory and related accounts.
●	We did not design and maintain effective controls over the accounting for contract assets and liabilities. Specifically, we did not design and maintain effective controls over the accuracy and the financial statement presentation of contract assets and liabilities, including variable consideration.
●	We did not design and maintain effective controls over financial statement preparation, presentation and disclosure commensurate with our financial reporting requirements. Specifically, we did not design and maintain effective controls over the appropriate classification and presentation of accounts and disclosures in the consolidated financial statements.

19

These material weaknesses resulted in adjustments to accounts receivable, inventory, other current assets, current and non-current contract liabilities, accrued expenses and other current liabilities which were recorded prior to the issuance of the consolidated financial statements as of and for the years ended December 31, 2019, 2020 and 2021 and as of and for the interim periods ended September 30, 2021 and December 31, 2021. These material weaknesses also resulted in the revision of our consolidated financial statements for the year ended December 31, 2022 and as of and for the interim periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, and September 30, 2023. Also, these material weaknesses resulted in adjustments to debt – current portion and long-term debt, other income, additional paid in capital, gain on fair value of warrants, interest expense, revenue and contract assets, and loss on debt extinguishment which were recorded prior to the issuance of the consolidated financial statements as of and for the year ended December 31, 2023 and accounts receivable and contract assets as of and for the interim period ended June 30, 2025. Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

●	We did not design and maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of our consolidated financial statements. Specifically, we did not design and maintain effective:

○	user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; and
○	program change management controls to ensure that information technology program and data changes affecting certain financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately.

These IT deficiencies did not result in a misstatement to the consolidated financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all consolidated financial statement accounts and disclosures that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

Although we have taken measures to remediate these material weaknesses, there can be no assurance that the material weaknesses will be remediated on a timely basis or at all, or that additional material weaknesses will not be identified or occur in the future, which could result in material misstatements of our interim or annual consolidated financial statements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Material Weaknesses in Internal Control over Financial Reporting” on page 74 for more information.

If we are unable to remediate the material weaknesses or additional material weaknesses are identified in the future, our ability to record, process and report financial information accurately, and to prepare consolidated financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected which, in turn, may adversely affect our reputation and business and the market price of our securities. In particular, if our consolidated financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our consolidated financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities. In either case, this could result in a material adverse effect on our business. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition.

Some of our arrangements for additive manufacturing solutions contain customer-specific provisions that may impact the period in which we recognize the related revenues under GAAP.

Certain customers that purchase additive manufacturing solutions from us require specific, customized factors relating to their intended use of the solution or the installation of the product in the customers’ facilities. These specific, customized factors are occasionally required by our customers to be included in our commercial agreements relating to the purchases. As a result, our responsiveness to our customers’ specific requirements has the potential to impact the period in which we recognize the revenue relating to that additive manufacturing system sale.

Similarly, some of our customers must build or prepare facilities to install a subset of our additive manufacturing solutions, and the completion of such projects can be unpredictable, which can impact the period in which we recognize the revenue relating to that additive manufacturing solution sale.

20

We rely on our information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.

We rely on our information technology systems to manage numerous aspects of our business, including to efficiently purchase products from our suppliers, provide procurement and logistic services, ship products to our customers, manage our accounting and financial functions, including our internal controls, and maintain our R&D data. Our information technology systems are an essential component of our business and any disruption could significantly limit our ability to manage and operate our business efficiently. A failure of our information technology systems to perform properly could disrupt our supply chain, product development and customer experience, which may lead to increased overhead costs and decreased sales and have an adverse effect on our reputation and our financial condition.

Although we take steps and incur significant costs to secure our information technology systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, our security measures may not be effective and our systems may be vulnerable to damage or interruption. The failure of any such systems or the failure of such systems to scale as our business grows could adversely affect our results of operations. Disruption to our information technology systems could result from power outages, computer and telecommunications failures, computer viruses, cyber-attack or other security breaches, catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, acts of war, terrorism and usage errors by our employees.

We have engaged with third-party auditors to identify risk factors based on the NIST SP 800-171 framework (which provides recommended requirements for protecting the confidentiality of controlled unclassified information) that affect data security within our internal network and external products. These audits include compliance reviews and penetration tests where applicable. A prioritized list of remediations to strengthen our security posture are in progress, and there are risks associated with unaddressed vulnerabilities in the meantime including risk of data loss, malware, and ransomware. We have taken steps to protect customer data within our products by applying strong encryption to files both in transit and at rest.

Our reputation and financial condition could be adversely affected if, as a result of a significant cyber-event or otherwise:

●	our operations are disrupted or shut down;
●	our or our customers’ or employees’ confidential, proprietary information is stolen or disclosed;
●	we incur costs or are required to pay fines in connection with stolen customer, employee or other confidential information;
●	we must dedicate significant resources to system repairs or increase cyber security protection; or
●	we otherwise incur significant litigation or other costs.

If our computer systems are damaged or cease to function properly, or, if we do not replace or upgrade certain systems, we may incur substantial costs to repair or replace them and may experience an interruption of our normal business activities or loss of critical data. Any such disruption could adversely affect our reputation and financial condition.

We also rely on information technology systems maintained by third parties, including third-party cloud computing services and the computer systems of our suppliers for both our internal operations and our customer-facing infrastructure related to our additive manufacturing solutions. These systems are also vulnerable to the types of interruption and damage described above but we have less ability to take measures to protect against such disruptions or to resolve them if they were to occur. Information technology problems faced by third parties on which we rely could adversely impact our business and financial condition as well as negatively impact our brand reputation.

21

Our current levels of insurance may not be adequate for our potential liabilities.

We maintain insurance to cover our potential exposure for most claims and losses, including potential product and non-product related claims, lawsuits and administrative proceedings seeking damages or other remedies arising out of our commercial operations. However, our insurance coverage is subject to various exclusions, self-retentions and deductibles. We may be faced with types of liabilities that are not covered under our insurance policies, such as environmental contamination or terrorist attacks, or that exceed our policy limits. Even a partially uninsured claim of significant size, if successful, could have an adverse effect on our financial condition.

In addition, we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, and our existing policies may be cancelled or otherwise terminated by the insurer. Maintaining adequate insurance and successfully accessing insurance coverage that may be due for a claim can require a significant amount of our management’s time, and we may be forced to spend a substantial amount of money in that process.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations and cash flows.

The tax regimes we are subject to or operate under, including income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially affect our financial position and results of operations. For example, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) made broad and complex changes to the U.S. tax code, including changes to U.S. federal tax rates, additional limitations on the deductibility of interest, both positive and negative changes to the utilization of future net operating loss (“NOL”) carryforwards, allowing for the expensing of certain capital expenditures, and putting into effect the migration from a “worldwide” system of taxation to a more territorial system. Future guidance from the IRS with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) has already modified certain provisions of the Tax Act. The Inflation Reduction Act of 2022 (the “IRA”), enacted on August 16, 2022, further amended the U.S. tax code, imposing a 15% minimum tax on “adjusted financial statement income” of certain corporations as well as an excise tax on the repurchase or redemption of stock by certain corporations, beginning in the 2023 tax year. The One Big Beautiful Bill Act (the “OBBBA”), enacted on July 4, 2025, makes permanent several provisions that were temporary under the TCJA, reducing uncertainty. The OBBBA enhances deductions and expensing options, such as the permanent 100% bonus depreciation and increased deduction limits on certain business expenses, which were more restrictive under the TCJA. The OBBBA also makes some changes to the international tax provisions. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act, the IRA, the OBBBA or any newly enacted federal tax legislation. The issuance of additional regulatory or accounting guidance related to the Tax Act, the CARES Act, the IRA and the OBBBA could materially affect our tax obligations and effective tax rate in the period issued. As we continue to expand internationally, we will be subject to other jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have an adverse impact on our liquidity and results of operations. In addition, the authorities in several jurisdictions could review our tax returns and impose additional tax, interest and penalties, which could have an impact on us and on our results of operations. In addition, many countries in Europe and a number of other countries and organizations, have recently proposed or recommended changes to existing tax laws or have enacted new laws that could significantly increase our tax obligations in the countries where we do or intend to do business or require us to change the manner in which we operate our business.

As we expand the scale of our international business activities, these types of changes to the taxation of our activities could increase our worldwide effective tax rate, increase the amount of taxes imposed on our business, and harm our financial position. Such changes also may apply retroactively to our historical operations and result in taxes greater than the amounts estimated and recorded in our consolidated financial statements.

22

Some members of our management have limited experience in operating a public company.

Some of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage the significant public company regulatory oversight and reporting obligations under federal securities laws. Our limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require costs greater than expected.

Market conditions, economic uncertainty or downturns could adversely affect our business and operating results.

In recent years, the United States and other significant markets have experienced cyclical downturns and worldwide economic conditions remain uncertain, including as a result of outbreaks of epidemic diseases (including COVID-19 and variants), supply chain disruptions, the war in Ukraine and the war in Israel, instability in the U.S. and global banking systems, rising fuel prices, increasing interest rates or foreign exchange rates, changes in U.S. presidential administrations and government policies and priorities and, as discussed in more detail below, high inflation and the possibility of a recession. Economic uncertainty and associated macroeconomic conditions make it extremely difficult for our customers and us to accurately forecast and plan future business activities, and could cause our customers to slow spending on our products, which could delay and lengthen sales cycles.

A significant downturn in economic activity, or general spending on additive manufacturing systems, may cause our current or potential customers to react by reducing their capital and operating expenditures in general or by specifically reducing their spending on additive manufacturing systems and related technologies. Moreover, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or in any industry. If the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and operating results could be adversely affected.

For example, recent tariff actions have resulted in market uncertainty and volatility. Continued market uncertainty or volatility, or any broader economic challenges resulting from adverse developments in internal trade policies, could adversely affect the price of our stock and our ability to raise additional capital, which could have a material adverse effect on our business and financial condition.

We may be adversely affected by the effects of inflation or possible stagflation.

Inflation or possible stagflation in the United States and other regions has the potential to adversely affect our liquidity, business, financial condition and operating results. For example, our current and potential customers may choose to limit their spending on and budgets for our additive manufacturing systems as a response to decreased spending by their own customers and consumers. The existence of inflation in certain economies has resulted in, and may continue to result in, higher interest rates and foreign exchange rates and capital costs, increased costs of labor, weakening exchange rates and other similar effects. Although we may take measures to mitigate the impact of this inflation, if these measures are not effective, our business, financial condition, operating results and liquidity may be materially adversely affected. Even if such measures are effective, there could be a difference between the timing of when these beneficial actions impact our operating results and when the cost of inflation is incurred. Inflation and any economic challenges may also adversely impact spending patterns by our customers.

Changes in financial accounting standards or practices as well as interpretations thereof may cause adverse, unexpected financial reporting fluctuations and affect our results of operations.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies and treatment are being subjected to heightened scrutiny by regulators and the public. Further, accounting rules and regulations as well as their interpretations are continually changing in ways that could materially impact our consolidated financial statements.

We cannot predict the impact of future changes to accounting principles or interpretations thereof or our accounting policies on our consolidated financial statements going forward, which could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of the change.

23

Risks Related to Third Parties

We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply.

The products we supply are sometimes used in potentially hazardous or critical applications, such as the assembled parts of an aircraft, that could result in death, personal injury, property damage, loss of production, punitive damages and consequential damages. While we have not experienced any such claims to date, actual or claimed defects in the products we supply could result in our being named as a defendant in lawsuits asserting potentially large claims.

We attempt to include legal provisions in our agreements and purchase orders with customers that are designed to limit our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future. Any such lawsuit, regardless of merit, could result in material expense, diversion of management time and efforts and damage to our reputation, and could cause us to fail to retain or attract customers, which could adversely affect our results of operations.

We depend on independent contractors and third parties to provide key services in our product development and operations, and any disruption of their services, or an increase in cost of these services, could negatively impact our financial condition and results of operations.

We depend on subcontractors to provide cost effective and efficient services in supply chain functions, including sourcing certain subcomponents and assemblies, and in product development activities.

Our operations and operating results may be negatively impacted if we experience problems with our subcontractors that impact the delivery of product to our customers. These problems may include: delays in software or hardware development timelines, prolonged inability to obtain components with competitive performance and cost attributes; inability to achieve adequate yields or timely delivery; inability to meet customer timelines or demands, disruption or defects in assembly, test or shipping services; or delays in stabilizing manufacturing processes or ramping up volume for new products. If our third-party supply chain providers were to reduce or discontinue services for us or their operations are disrupted as a result of a fire, earthquake, act of terrorism, political unrest, governmental uncertainty, war, disease, or other natural disaster or catastrophic event, weak economic conditions or any other reason, our financial condition and results of operations could be adversely affected.

We may rely heavily on future collaborative and supply chain partners.

We have entered into, and may enter into, strategic collaborations and partnerships to develop and commercialize our current and future R&D programs with other companies to accomplish one or more of the following:

●	obtain capital, equipment and facilities;
●	obtain expertise in relevant markets;
●	obtain access to components;
●	obtain sales and marketing services or support; and/or
●	obtain support services and other downstream supply chain support.

We may not be successful in establishing or maintaining suitable collaborations and partnerships, and we may not be able to negotiate collaboration or partnership agreements having terms satisfactory to us, or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements could harm our business and financial condition.

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If our suppliers become unavailable or inadequate, our customer relationships, results of operations and financial condition may be adversely affected.

We acquire certain of our materials, which are critical to the ongoing operation and future growth of our business, from several third parties. We face risks from financial difficulties or other uncertainties experienced by our suppliers, distributors or other third parties on which we rely. We do not have long-term agreements with any of these suppliers that obligate them to continue to sell components, subsystems, systems or products to us. Our reliance on these suppliers involves significant risks and uncertainties, including whether the suppliers will provide an adequate supply of required components, subsystems or systems of sufficient quality, whether the suppliers will increase prices for the components, subsystems or systems, and whether the suppliers will perform their obligations on a timely basis. In addition, certain suppliers have long lead times, which we cannot control. If third parties are unable to supply us with required materials or components or otherwise assist us in operating our business, our business could be harmed. In addition, compliance with the SEC’s conflict minerals regulations may increase our costs and adversely impact the supply-chain for our products.

While most manufacturing equipment and materials for our products are available from multiple suppliers, certain of those items are only available from limited sources. Should any of these suppliers become unavailable or inadequate, or impose terms unacceptable to us, such as increased pricing terms, we could be required to spend a significant amount of time and expense to develop alternate sources of supply, and we may not be successful in doing so on terms acceptable to us, or at all. As a result, the loss of a limited source supplier could adversely affect our relationship with our customers, as well as our results of operations and financial condition.

Our facility as well as our suppliers’ and our customers’ facilities are vulnerable to disruption due to natural or other disasters, strikes and other events beyond our control.

A major earthquake, fire, tsunami, hurricane, cyclone or other disaster, such as a pandemic, major flood, seasonal storms, nuclear event or terrorist attack affecting our facility or the area in which it is located, or affecting those of our suppliers or customers, could significantly disrupt our or their operations and delay or prevent product shipment or installation during the time required to repair, rebuild or replace our or their damaged manufacturing facilities. Moreover, extreme weather and other natural disasters may become more intense or more frequent. Any resulting delays from these events could be lengthy and costly. If any of our suppliers’ or customers’ facilities are negatively impacted by such a disaster, production, shipment and installation of our 3D printing machines could be delayed, which can impact the period in which we recognize the revenue related to that 3D printing machine sale. Additionally, customers may delay purchases of our products until operations return to normal. Even if we are able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in our business operations. In addition, concerns about terrorism, the effects of a terrorist attack, political turmoil, labor strikes, war (including the Ukrainian - Russia and the Israel - Hamas conflicts) or the outbreak of epidemic diseases (including the outbreak of COVID-19 and variants) could have a negative effect on our operations and sales.

Risks Related to Operations

We operate primarily at one facility location, and any disruption at our facility could adversely affect our business and operating results.

Our principal offices are located in Fremont, California. Substantially all of our R&D activities, customer and technical support, management and administrative operations, and our final assembly and testing operations are conducted at the facility in Fremont, California. Our inventory of component supplies, subassemblies and finished goods are held at our Fremont facility and third-party warehouses. We take precautions to safeguard our facility, including acquiring insurance, employing back-up generators, adopting health and safety protocols and utilizing off-site storage of computer data. However, vandalism, terrorism or a natural or other disaster, such as an earthquake, fire or flood, could damage or destroy our manufacturing equipment or our inventory of component supplies or finished goods, cause substantial delays in our operations, result in the loss of key information and cause us to incur additional expenses. Recent prolonged power outages due to California wildfires may cause substantial delays in our operations and the impact of these wildfires and other natural disasters may be exacerbated in the future as a result of climate change. Our insurance may not cover our losses in any particular case. In addition, regardless of the level of insurance coverage, damage to our facilities may have a material adverse effect on our business, financial condition and operating results.

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Maintenance, expansion and refurbishment of our existing facility, the construction of new facilities and the development and implementation of new manufacturing processes involve significant risks.

Our existing facility and any of our future facilities may require regular or periodic maintenance, upgrading, expansion, refurbishment or improvement. Any unexpected operational or mechanical failure, including failure associated with breakdowns and forced outages, could reduce our facilities’ production capacity below expected levels, which would reduce our production capabilities and ultimately our revenues. Unanticipated capital expenditures associated with maintaining, upgrading, expanding, repairing, refurbishing or improving our facilities may also reduce our profitability. Our facilities also may be subject to unanticipated damage as a result of natural disasters, terrorist attacks or other events.

If we make any major modifications to our facilities, such modifications likely would result in substantial additional capital expenditures and could prolong the time necessary to bring the facility online. We also may choose to refurbish or upgrade our facilities based on our assessment that such activity will provide adequate financial returns. However, such activities require time for development and capital expenditures before commencement of commercial operations, and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs and timing, which could harm our business, financial condition, results of operations and cash flows.

Finally, we may not be successful or efficient in developing or implementing new production processes. Innovation in production processes involves significant expense and carries inherent risks, including difficulties in designing and developing new process technologies, development and production timing delays, and product defects. Disruptions in the production process can also result from errors, defects in materials, delays in obtaining or revising operating permits and licenses, returns of product from customers, interruptions in our supply of materials or resources, and disruptions at our facilities due to accidents, maintenance issues, or unsafe working conditions, all of which could affect the timing of production ramps. Production issues can lead to increased costs and may affect our ability to meet product demand, which could adversely impact our business and results from operations.

Risks Related to Compliance Matters

We are subject to U.S. and other anti-corruption laws, trade controls, economic sanctions and similar laws and regulations. Our failure to comply with these laws and regulations could subject us to civil, criminal and administrative penalties and harm our reputation.

Doing business on a worldwide basis requires us to comply with the laws and regulations of the U.S. government and various foreign jurisdictions. These laws and regulations place restrictions on our operations, trade practices, partners and investments.

In particular, our operations are subject to U.S. and foreign anti-corruption and trade control laws and regulations, such as the FCPA and the Bribery Act, export controls and economic sanctions programs, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the State Department’s Directorate of Defense Trade Controls (“DDTC”) and the Bureau of Industry and Security (“BIS”) of the Department of Commerce. As a result of doing business in foreign countries and with foreign customers, we are exposed to a heightened risk of violating anti-corruption and trade control laws and sanctions regulations. In February 2025, President Donald J. Trump issued an executive order directing the U.S. Department of Justice to pause enforcement of the FCPA and to issue new enforcement guidelines that take into consideration U.S. national security and the competitiveness of U.S. companies abroad. On June 10, 2025, the U.S. Department of Justice issued new enforcement guidelines which set forth an approach to FCPA enforcement that is explicitly aimed at promoting U.S. economic interests and national security. It is unclear how these new guidelines may affect our industry as a whole or our business in particular.

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Notwithstanding these new guidelines, as part of our business, we may deal with state-owned business enterprises, the employees of which are considered foreign officials for purposes of the FCPA’s prohibition on providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. In addition, the provisions of the Bribery Act extend beyond bribery of foreign public officials and also apply to transactions with individuals that a government does not employ. Some of the international locations in which we operate lack a developed legal system and have higher than normal levels of corruption. Our continued expansion outside the U.S., primarily in Europe, South-East Asia and Oceania, and our development of new partnerships worldwide, could increase the risk of FCPA, OFAC or Bribery Act violations in the future.

As an exporter, we must comply with various laws and regulations relating to the export of products and technology from the U.S. and other countries having jurisdiction over our operations. In the United States, these laws include the International Traffic in Arms Regulations (“ITAR”) administered by the DDTC, the Export Administration Regulations (“EAR”) administered by the BIS and trade sanctions against embargoed countries and destinations administered by OFAC. The EAR governs products, parts, technology and software which present military or weapons proliferation concerns, so-called “dual use” items, and ITAR governs military items listed on the United States Munitions List. Prior to shipping certain items, we must obtain an export license or verify that license exemptions are available. Any failures to comply with these laws and regulations could result in fines, adverse publicity and restrictions on our ability to export our products, and repeat failures could carry more significant penalties.

Violations of anti-corruption and trade control laws and sanctions regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses as well as criminal fines and imprisonment, and could harm our reputation, create negative shareholder sentiment and affect the value of our securities. We have established policies and procedures designed to assist our compliance with applicable U.S. and international anti-corruption and trade control laws and regulations, including the FCPA, the Bribery Act and trade controls and sanctions programs administered by OFAC, the DDTC and BIS, and have trained our employees to comply with these laws and regulations. However, there can be no assurance that all of our employees, consultants, agents or other associated persons will not take actions in violation of our policies and these laws and regulations. Additionally, there can be no assurance that our policies and procedures will effectively prevent us from violating these regulations in every transaction in which we may engage or provide a defense to any alleged violation. In particular, we may be held liable for the actions that our joint venture partners take inside or outside of the United States, even though our partners may not be subject to these laws. Such a violation, even if our policies prohibit it, could have an adverse effect on our reputation, business, financial condition and results of operations. In addition, various state and municipal governments, universities and other investors maintain prohibitions or restrictions on investments in companies that do business with sanctioned countries, persons and entities, which could adversely affect our reputation, business, financial condition and results of operations.

We are subject to environmental, health and safety laws and regulations related to our operations and the use of our additive manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance.

We are subject to various environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. Under these laws, regulations and requirements, we also could be subject to liability for improper disposal of chemicals and waste materials, including those resulting from the use of our systems and accompanying materials by end-users. Accidents or other incidents that occur at our facilities or involve our personnel or operations could result in claims for damages against us. Compliance with extensive environmental, health and safety laws could require material expenditures, changes in our operations or site remediation. In addition, we use hazardous materials in our business, and we must comply with environmental laws and regulations associated therewith. Any claims relating to improper handling, storage or disposal of these materials or noncompliance with applicable laws and regulations could be time consuming and costly and could adversely affect our business and results of operations.

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In the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake expensive remedial obligations. If our operations fail to comply with such laws or regulations, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that we generate, use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental laws allow for strict, joint and several liabilities for remediation costs, regardless of fault. We may be identified as a potentially responsible party under such laws. The amount of any costs, including fines or damages payments that we might incur under such circumstances could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition and results of operations and could adversely affect our reputation.

The export of our products internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as the United States Toxic Substances Control Act and the Registration, Evaluation, Authorization and Restriction of Chemical Substances. These laws and regulations require the testing and registration of some chemicals that we ship along with, or that form a part of, our systems and other products. If we fail to comply with these or similar laws and regulations, we may be required to make significant expenditures to reformulate the chemicals that we use in our products and materials or incur costs to register such chemicals to gain and/or regain compliance. Additionally, we could be subject to significant fines or other civil and criminal penalties should we not achieve such compliance.

The cost of complying with current and future environmental, health and safety laws applicable to our operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, may result in future expenditures. Any of these developments, alone or in combination, could have an adverse effect on our business, financial condition and results of operations.

Aspects of our business are subject to privacy, data use and data security regulations, which could increase our costs.

We collect personally identifiable information from our employees, prospects, and our customers. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past or prospective customers. We must comply with privacy laws in the United States, Europe and elsewhere, including the General Data Protection Regulations (“GDPR”) in the European Union (“EU”), which became effective May 25, 2018, and the California Privacy Rights Act, which became effective on January 1, 2023. Further, in connection with its withdrawal from the EU, the United Kingdom has implemented the GDPR as of January 1, 2021 (as it existed on December 31, 2020 but subject to certain UK-specific amendments). These laws create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. In many jurisdictions, consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past or prospective customers. While we have invested in, and intend to continue to invest in, resources to comply with these standards, we may not be successful in doing so, and any such failure could have an adverse effect on our business, results of operations and reputation.

As privacy, data use and data security laws are interpreted and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place. In recent years, there has been increasing regulatory enforcement and litigation activity in this area in the United States and in various other countries in which we operate.

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Risks Related to Intellectual Property

Our business relies on technological and other innovations embodied in various forms of proprietary information and other IP related information. Our failure to protect our IP rights could potentially harm our competitive advantages to an extent (e.g., with respect to the use, manufacturing, lease, sale, or other commercialization of our processes, technologies and products), which may have an adverse effect on our results of operations and financial condition.

We may be required to make significant capital investments into the R&D of proprietary information and other IP as we develop, improve and scale our processes, technologies and products, and failure to fund and make these investments, or underperformance of the technology funded by these investments, could severely impact our business, financial condition, results of operations and prospects. From time to time, we collaborate with partners on certain R&D activities and the success of such R&D activities is aided by the cooperation of such partners.

In addition, our failure to adequately protect our IP rights could result in the reduction or loss of our competitive advantage. We may be unable to prevent third parties from using our proprietary information and other IP without our authorization or from independently developing proprietary information and other IP that is similar to ours, particularly in those countries where the laws do not protect our proprietary rights to the same degree as in the U.S. or those countries where we do not have IP rights protection. The use of our proprietary information and other IP by others could reduce or eliminate competitive advantages that we have developed, potentially causing us to lose sales, licensing opportunities, actual or potential customers, or otherwise harm our business. If it becomes necessary for us to litigate to protect these IP rights, any proceedings could be burdensome and costly, could result in counterclaims challenging our IP (including validity or enforceability) or accusing us of infringement, and we may not prevail.

Our patent applications and issued patents may be practiced by third parties without our knowledge. Our competitors may also attempt to design around our patents or copy or otherwise obtain and use our proprietary information and other IP. Moreover, our competitors may already hold or have applied for patents in the U.S. or abroad that, if enforced, could possibly prevail over our patent rights or otherwise limit our ability to manufacture, sell or otherwise commercialize one or more of our products in the U.S. or abroad. With respect to our pending patent applications, we may not be successful in securing issued patents, or the claims of such patents may be narrowed, any of which may limit our ability to protect inventions that these applications were intended to cover, which could harm our ability to prevent others from exploiting our technologies and commercializing products similar to our products. In addition, the expiration of a patent can result in increased competition with consequent erosion of profit margins.

Our confidentiality agreements could be breached or may not provide meaningful protection for at least a portion of our trade secrets or proprietary manufacturing expertise. Adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and manufacturing expertise. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position resulting from the exclusive nature of such knowledge and expertise and cause our sales and operating results to decline as a result of increased competition. In addition, others may obtain knowledge of our trade secrets through independent development or other access by legal means.

The applicable governmental authorities may not approve our pending service mark and trademark applications. A failure to obtain trademark registrations in the U.S. and in other countries could limit our ability to obtain and retain our trademarks in those jurisdictions. Moreover, third parties may seek to oppose our applications or otherwise challenge the resulting registrations. In the event that our trademarks are not approved or are successfully challenged by third parties, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote significant resources to rebranding and advertising and marketing new brands. We could be sued by third parties who, unbeknown to us and to government agencies allowing for registration of our trademark, previously used our registered trademark in the market before we did.

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The failure of any of our patents, trademarks, trade names, trade secrets, other IP rights, IP right assignments, or confidentiality agreements to protect our proprietary information and other IP, including our processes, systems, apparatuses, devices, software, composition of matter (e.g., 3D objects), our other proprietary manufacturing expertise, and any other of our technology and know-how, could have a material adverse effect on our business and results of operations.

Third-party lawsuits and assertions to which we are subject alleging our infringement of patents, trade secrets or other IP rights may have a significant adverse effect on our financial condition.

Third parties may own issued patents and pending patent applications that exist in fields relevant to additive manufacturing or any other technology related to our products. Some of these third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims related to additive manufacturing or any other technology related to our products. Because patent applications can take many years to issue as patents, there may be currently pending patent applications which may later result in issued patents that our technologies may potentially infringe in the future. In addition, third parties may obtain patents in the future and claim that our technologies infringe upon these obtained patents. Any third-party lawsuits or other assertions to which we are subject alleging our infringement of patents, trade secrets or any other IP rights may have a significant adverse effect on our financial condition.

We may incur substantial costs enforcing and defending our IP rights.

We may incur substantial expense and costs in protecting, enforcing and defending our IP rights against third parties. IP disputes may be costly and can be substantially disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Third-party IP claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party IP rights for use in our products. Any and all of these could have an adverse effect on our business and financial condition.

If we are unable to adequately protect or enforce our IP rights, such information may be used by others to compete against us.

We have devoted substantial resources to the development of our technology and related IP rights. Our success and future revenue growth will depend, in part, on our ability to protect the various facets of our IP. We rely on a combination of registered and unregistered IP and protect our rights using patents, trademarks, trade secrets, confidentiality agreements, and assignment of invention agreements and other methods.

Despite our efforts to protect our IP and proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes, improvements, or any other IP. We cannot assure that any of our existing or future patents or other IP rights will not be challenged, invalidated, circumvented, or will otherwise provide us with meaningful protection. Our pending patent applications may not be granted, and we may not be able to obtain foreign patents or pending applications corresponding to our U.S. patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.

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Our trade secrets, know-how and other unregistered proprietary rights are a key aspect of our IP portfolio. While we take reasonable steps to protect our proprietary information and IP in trade secrets and other forms of confidential information protection, and enter into confidentiality agreements and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated, and we may have inadvertently not have entered into such agreements with all relevant parties, or some of the agreements may prove invalid in all jurisdictions. Such agreements may be breached, and trade secrets or confidential information may be willfully or unintentionally disclosed, including by employees who may leave our company and join our competitors, or our competitors or other parties may learn of the information in some other way. The disclosure to, or independent development by, a competitor of our proprietary information and IP including trade secrets, know-how or other technology-related information not protected by a patent or other IP system could materially reduce or eliminate any competitive advantage that we may have over such competitor.

If our patents and other forms of IP protection do not adequately protect our technology, our competitors may be able to offer products similar to ours. Our competitors may also be able to develop similar technology independently, reverse engineer our technology, or design around our patents and other forms of IP protection. Any of the foregoing events would lead to increased competition and reduce our revenue or gross margin, which would adversely affect our operating results.

If we attempt enforcement of our IP rights, we may be subject or party to claims, negotiations or complex, protracted litigation. IP disputes and litigation, regardless of merit, can be substantially costly and disruptive to our business operations, e.g., by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Any of the foregoing could adversely affect our business and financial condition.

As part of any settlement or other compromise to avoid complex, protracted litigation, we may agree not to pursue future claims against a third party, including related to alleged infringement of our IP rights. Part of any settlement or other compromise with another party may resolve a potentially costly dispute but may also have future repercussions on our ability to defend and protect our IP rights, which in turn could adversely affect our business.

Our additive manufacturing software contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to sell our products.

Our additive manufacturing software contains components that are licensed under so-called “open-source,” “free,” or other similar licenses. Open-source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open-source software, but not in a manner that we believe requires the release of the source code of our proprietary software to the public. We do not plan to integrate our proprietary software with open-source software in ways that would require the release of our proprietary software’s source code to the public; however, our use and distribution of open-source software may entail greater risks than use of third-party commercial software. Open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release to the public or remove the source code of our proprietary software. We may also face claims alleging noncompliance with open-source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license, or remove the software. In addition, if the license terms for open-source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the sale of our offerings if re-engineering could not be accomplished on a timely basis. Although we monitor our use of open-source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open-source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.

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Risks Related to Our Notes

The terms of the Notes restrict our current and future operations. Upon an event of default, we may not be able to make any accelerated payments under the Notes or our other permitted indebtedness.

As of June 30, 2025, we had approximately $5.0 million aggregate principal amount of the Secured Notes outstanding. In addition, we have granted the holders of the Secured Notes the right to purchase up to an additional $35.0 million in aggregate principal amount of Additional Secured Convertible Notes so long as the notice to exercise such option is provided no later than the August 14, 2025.

The Secured Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. In particular, the Secured Notes contain customary affirmative and negative covenants (including covenants that limit our ability to incur debt, make investments, transfer assets, engage in certain transactions with affiliates and merge with other companies, in each case, other than those permitted by the Notes) and events of default. Our ability to meet the financial tests under the Notes can be affected by events beyond our control, and we may be unable to meet them.

A breach of the covenants or restrictions under the Notes or under the agreements governing any of our other permitted indebtedness could result in an event of default under the applicable indebtedness. Such a default may allow holders of the Notes or the holders or lenders of our other permitted indebtedness, as appropriate, to accelerate the related indebtedness, which may result in the acceleration of other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, such lenders or holders could terminate commitments to lend money, if any. Furthermore, if we were unable to repay the Notes or other permitted indebtedness, then due and payable, secured lenders could proceed against the assets, if any, securing such indebtedness. In the event such lenders or holders accelerate the repayment of the Notes or our other permitted borrowings, we may not have sufficient assets to repay that indebtedness. A default would also significantly diminish the market price of our common stock and our public warrants.

As a result of these restrictions, we may be limited in how we conduct and grow our business, or unable to compete effectively or to take advantage of new business opportunities. These restrictions may affect our ability to grow in accordance with our strategy.

Conversion of any Secured Convertible Notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

In January and February 2025, we issued the January Note and the February Note (as defined in Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments) for the aggregate principal amount of $15 million. If we issue any Additional Secured Convertible Notes, the conversion of such Notes will dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of such Notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, if we issue any Additional Secured Convertible Notes, the existence of such Notes may encourage short selling by market participants because the conversion of such Notes could be used to satisfy short positions, or anticipated conversion of such Notes into shares of our common stock could depress the price of our common stock.

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Risks Related to Our Common Stock

Our Chief Executive Officer has the ability to control or significantly influence all matters submitted to our stockholders for approval.

As of August 5, 2025, an entity controlled by Arun Jeldi, our Chief Executive Officer and a member of our Board, owns approximately 88% of our outstanding shares of common stock. As a result, Mr. Jeldi is able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Jeldi would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of the Company on terms that other stockholders may desire. Substantial sales of our common stock could cause the price of our common stock to decline.

Substantial sales of our common stock could cause the price of our common stock to decline.

We have entered, or have agreed to enter into, certain registration rights agreements that provide for the registration of the resale of substantially all of our issued and outstanding shares of common stock, as well as shares of common stock underlying certain promissory notes. Following the filing and effectiveness of registration statements covering such resales, such shares of common stock may be sold by the selling stockholders in the public market (subject to Rule 144 “control securities” restrictions). If the selling stockholders sell, or the market perceives that the selling stockholders intend to sell for various reasons, substantial amounts of the shares of our common stock in the public market, the price of our common stock will likely decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by nonaffiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

The public warrants and the private placement warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021 the SEC released a public statement highlighting the potential accounting implications of certain terms of warrants issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”). The terms described in the Public Statement are common in SPACs and are similar to the terms contained in the warrant agreement governing the public warrants and the private placement warrants. In response to the Public Statement, we reevaluated the accounting treatment of our public warrants and private placement warrants and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on our balance sheet as of December 31, 2023 contained were derivative liabilities related to embedded features contained within these warrants. ASC Topic 815, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on the public warrants and the private placement warrants each reporting period and that the amount of such gains or losses could be material.

The price of our common stock may be volatile.

The trading price and volume of our common stock and our public warrants has fluctuated, and is likely to continue to fluctuate due to a variety of factors, including:

●	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements and our ability to continue as a going concern;
●	our ability to service and comply with our indebtedness;
●	changes in the industries in which we and our customers operate;
●	variations in our operating performance and the performance of our competitors in general;

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●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	publication of research reports by securities analysts about our or our competitors or our industry;
●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
●	our failure or the failure of our competitors to meet securities analysts’ projections or guidance that our or our competitors may give to the market;
●	changes in our financial, operating or other metrics, regardless of whether we consider those metrics as reflective of the current state or long-term prospects of our business, and how those results compare to securities analyst expectations, including whether those results fail to meet, exceed, or significantly exceed securities analyst expectations;
●	additions and departures of key personnel;
●	changes in laws and regulations affecting our business;
●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt including in connection with the exercise by certain affiliated institutional investors of their right to purchase the Additional Secured Convertible Notes;
●	the volume of shares of our common stock available for public sale; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, inflation, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism (including, for example, the war in Israel, and the war in Ukraine and the economic sanctions related thereto).

These market and industry factors may materially reduce the market price of our common stock and our public warrants regardless of our operating performance.

Future sales of our common stock either by us or our stockholders could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that either we or the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

As of July 31, 2025, we had 14,067,551 shares of common stock outstanding. We have filed a registration statement (the “Resale Shelf Registration Statement”) which registers the offer and sale from time to time by certain selling stockholders of up to 41,808 shares of our common stock. To the extent shares are sold into the market by our stockholders pursuant to the Resale Shelf Registration Statement, under Rule 144 under the Securities Act or otherwise, particularly in substantial quantities, the market price of our common stock could decline.

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In addition, we filed a shelf registration statement on Form S-3 (File No. 333-268346) on November 14, 2022, which permits us to sell from time-to-time up to $300.0 million of additional shares of our common stock or other securities in one or more offerings. In particular, we may offer and sell up to $75.0 million shares of our common stock from time to time pursuant to the ATM Sales Agreement that we have entered into with Needham. As of the filing date of this prospectus, we have sold approximately $24.6 million shares of our common stock pursuant to the ATM Sales Agreement.

On September 10, 2024, we received written notice from the New York Stock Exchange (the “NYSE”) that the NYSE had determined to commence proceedings to delist our common stock and publicly traded warrants and that trading in such securities would be suspended immediately. On September 11, 2024, the Company commenced the trading of its common stock and warrants on the OTCQX Best Market. As a result, we are not currently eligible to use Form S-3 or make sales under the ATM Sales Agreement as (i) our common stock is not currently listed on a national securities exchange registered under the Exchange Act; and (ii) the aggregate market value of our voting and non-voting common equity held by non-affiliates is below $75 million. If in the future we are again able to make sales under the ATM Sales Agreement, depending on market liquidity at the time, sales of our common stock pursuant to the ATM Sales Agreement, or other sales of our common stock or other securities under the shelf registration statement, may cause the trading price of our common stock to decline.

To the extent any of our outstanding warrants are exercised, it will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of July 31, 2025, we had 36,892 outstanding warrants to purchase an equal number of shares of common stock.

To the extent any of these warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

A market for our common stock may not continue, which would adversely affect the liquidity and price of our common stock.

Our common stock is currently quoted on the OTCQX, an inter-dealer electronic quotation and trading system for equity securities. Quotation of our common stock on OTCQX may limit the liquidity and price of our common stock more than if our common stock were quoted or listed on a national securities exchange. Some investors may perceive our common stock to be less attractive because it is traded in the over-the-counter market. In addition, as an OTCQX company, we do not attract the extensive analyst coverage that accompanies companies listed on national securities exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on OTCQX. These factors may have an adverse impact on the trading and price of our common stock.

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There can be no assurance that a more active trading market for our common stock will develop or be sustained if it does develop. The market price of our common stock has been and may continue to be subject to wide fluctuations in response to numerous factors, some of which are beyond our control.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage of our company, if no analysts commence coverage of us, the market price and volume for our shares of common stock could be adversely affected.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure will continue to increase our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in increased general and administrative expenses and a diversion of management time and attention.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depressing the trading price of our common stock. These provisions also could make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in our management. Among other things, our Certificate of Incorporation and Bylaws include provisions regarding:

●	the ability of the Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, our directors and officers;

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●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders after such date and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;
●	the requirement that a special meeting of stockholders may be called only by a majority of the entire Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;
●	the ability of the Board to amend the bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and
●	advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Our Certificate of Incorporation and our Bylaws designate a state or federal court located within the State of Delaware as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.

Our Certificate of Incorporation and our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws or (v) any action asserting a claim against us governed by the internal affairs doctrine. The forgoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act and, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

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These provisions in our Certificate of Incorporation and Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. While Delaware courts have determined these types of provisions to be facially valid, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the provisions contained in our Certificate of Incorporation and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our common stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to this Offering

Even though we effected the Reverse Split of our common stock, we cannot assure you that the market price of our common stock will remain high enough for such Reverse Split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

In connection with and prior to this offering and the uplist of our common stock to the Nasdaq Capital Market, we effected the Reverse Split with the primary purpose to allow us to meet Nasdaq’s minimum bid price requirement. There can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for compliance with that requirement. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

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Purchasers of common stock in this offering will experience immediate dilution in the net tangible book value of their investment.

Since the public offering price of our common stock in this offering is higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering. The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the aggregate offering amount of $15.0 million at an assumed offering price of $5.40 per share, which is equal to the last reported sale price of our common stock on the OTCQX on August 5, 2025, and after deducting estimated offering commissions and expenses payable by us, you would suffer immediate dilution of $3.34 per share in the net tangible book value of the common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. The shares of common stock offered hereby will be freely tradable without restriction or further registration under the Securities Act.

If you purchase our common stock in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

We will likely offer and issue additional shares of our common stock or other equity or convertible debt securities in order to raise additional capital. Future equity offerings or other equity issuances may be at a price per share that is equal to or greater than the price per share paid by investors in this offering. Future investors in such offerings may have rights superior to existing stockholders, and the price per share at which we sell additional shares of common stock or other equity or convertible debt securities in future transactions may be at a higher or lower price per share than the price per share in this offering.

We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We currently expect to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes, including costs and expenses associated with being a public company. However, our use of these net proceeds may differ substantially from our current plans. If we do not invest or apply the net proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $13.2 million (or approximately $15.2 million if the underwriters exercise in full their option to purchase up to 416,666 additional shares of common stock), based on an assumed public offering price of $5.40 per share, which was the last reported sale price per share of our common stock on the OTCQX on August 5, 2025, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital, capital expenditures and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets. Although we currently have no agreements, commitments or obligations to do so, we evaluate such opportunities and engage in related discussions with third parties from time to time.

Each $1.00 increase or decrease in the assumed public offering price of $5.40 per share, the last reported sale price per share of our common stock on the OTCQX on August 5, 2025, would increase or decrease the net proceeds to us from this offering by $2.8 million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million shares of common stock offered by us, would increase or decrease the net proceeds to us by $5.4 million, assuming the assumed public offering price per share remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is currently quoted on the OTCQX under the symbol “VLDX”. In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “VELO.” We believe that upon the completion of this offering, we will meet the standards for listing on the Nasdaq Capital Market, and the closing of this offering is contingent upon receiving conditional approval from Nasdaq of such listing. No assurance can be given that our listing application will be approved or, if we receive approval, that a trading market will develop or be sustained. The sale prices of our common stock on the OTCQX may not be indicative of the prices of our common stock when traded on the Nasdaq Capital Market. If our listing application is not approved, we will not consummate this offering.

As of July 31, 2025, we had approximately 14,067,551 shares of common stock issued and outstanding held of record by approximately 188 holders of record. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial owners of our common stock represented by these record holders.

Dividends

We have never declared or paid cash dividends on our common stock. We intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025 as follows:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale by us of 2,777,777 shares of common stock at an assumed public offering price of $5.40 per share, which is equal to the last reported sale price of our common stock on the OTCQX on August 5, 2025, and after deducting underwriting discounts, fees and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes and the other financial information appearing elsewhere in this prospectus. The information presented in the capitalization table has been adjusted to reflect the effect of this current offering.

	As of June 30, 2025
(in thousands, except share and per share amounts)	Actual	As adjusted
Cash and cash equivalents	$854	$15,854

Stockholders’ equity
Common stock, par value $0.0001 per share; 500,000,000 shares authorized at June 30, 2025; 14,067,416 shares issued and outstanding, actual; 16,845,193 shares issued and outstanding, as adjusted	$4	4
Additional paid-in capital	$491,032	506,032
Accumulated other comprehensive loss	$-	-
Accumulated deficit	$(469,501)	(469,501)
Total stockholders’ equity	$21,535	$36,535
Total capitalization	$22,389	$52,389

The foregoing discussion and tables above are based on 14,067,416 shares of common stock outstanding as of June 30, 2025, and excludes:

●	303,577 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	36,892 shares of common stock issuable upon the exercise of outstanding warrants;

●	9,971 shares of common stock issuable upon the vesting and exercise of outstanding stock options; and

●	0 shares of our common stock reserved for future issuance under the 2021 Plan.

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DILUTION

If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of June 30, 2025, our net tangible book value was $21.5 million, or $1.53 per share of common stock, based on 14,067,416 shares of common stock outstanding as of June 30, 2025.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 2,777,777 shares of common stock at an assumed public offering price per share of common stock of $5.40, which is equal to the last reported sale price of our common stock on the OTCQX on August 5, 2025, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $34.7 million, or approximately $2.06 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.53 per share and an immediate dilution in as adjusted net tangible book value of $3.34 per share of our common stock to the investors purchasing securities in this offering.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Public offering price per share of common stock		$5.40
Historical net tangible book value (deficit) per share as of June 30, 2025	$1.53
Increase in net tangible book value per share attributable to investors purchasing in this offering	$0.53
As adjusted net tangible book value per share as of June 30, 2025 after this offering		$2.06
Dilution per share to investors purchasing in this offering		$3.34

Each $1.00 increase or decrease in the assumed public offering price of $5.40 per share, the last reported sale price of our common stock on the OTCQX on August 5, 2025, would increase or decrease our as adjusted net tangible book value per share after this offering by $0.05 per share. For each $1.00 increase in the assumed public offering price, the dilution per share to new investors participating in this offering would be $0.95 per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. For each $1.00 decrease in the assumed public offering price, the dilution per share to new investors participating in this offering would be $0.93 assuming the same. Similarly, an increase of 1.0 million shares of common stock offered by us would decrease the as adjusted net tangible book value after this offering by $0.19 per share and increase the dilution per share to new investors participating in this offering by $0.19 per share, and a decrease of 1.0 million shares of common stock offered by us would increase the as adjusted net tangible book value by $0.21 per share and decrease the dilution per share to new investors in this offering by $0.21 per share, assuming that the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions.

The foregoing discussion and tables above are based on 14,067,416 shares of common stock outstanding as of June 30, 2025, and excludes:

●	303,577 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	36,892 shares of common stock issuable upon the exercise of outstanding warrants;

●	9,971 shares of common stock issuable upon the vesting and exercise of outstanding stock options; and

●	0 shares of our common stock reserved for future issuance under the 2021 Plan.

To the extent that any outstanding options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares in the future, there will be further dilution to new investors participating in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We seek to fulfill the promise of additive manufacturing, also referred to as 3D printing (“AM”), to deliver breakthroughs in performance, cost, and lead time in the production of high-value metal parts.

We produce a fully integrated hardware and software solution based on our proprietary laser powder bed fusion (“L-PBF”) technology, which greatly reduces and often eliminates the need for support structures. Our technology enables the production of highly complex, mission-critical parts that existing AM solutions cannot produce without the need for redesign or additional assembly.

Our Sapphire Family of Printers give our customers who are in space, aviation, defense, automotive, energy and industrial markets the freedom to design and produce metal parts with complex internal features and geometries that had previously been considered impossible for AM. We believe our technology is years ahead of competitors.

Our technology is novel compared to other AM technologies because of its ability to deliver high-value metal parts that have complex internal channels, structures, and geometries. This affords a wide breadth of design freedom for creating new metal parts and it enables replication of existing parts without the need to redesign the part to be manufacturable with AM. Because of these features, we believe our technology and product capabilities are highly valued by our customers. Our customers are primarily original equipment manufacturers (“OEMs”) and contract manufacturers (“CMs”) who look to AM to solve issues with traditional metal parts manufacturing technologies. Those traditional manufacturing technologies rely on processes, including casting, stamping and forging, that typically require high volumes to drive competitive costs and have long lead times for production. Our customers look to AM solutions to produce assemblies that are lighter, stronger, and more reliable than those manufactured with traditional technologies. Our customers also expect AM solutions to drive lower costs for low-volume parts and substantially shorter lead times. However, many of our customers have found that other legacy AM technologies failed to produce the required designs for the high-value metal parts and assemblies that our customers wanted to produce with AM. As a result, other AM solutions often require that parts be redesigned so that they can be produced and frequently incur performance losses for high-value applications.

In contrast, our technology can deliver complex high value metal parts with the design advantages, lower costs and faster lead times associated with AM, and generally avoids the need to redesign the parts. As a result, our customers have increasingly adopted our technology into their design and production processes. We believe our value is reflected in our sales patterns, as most of our customers initially purchased a single machine to validate our technology and have purchased additional systems over time as they have embedded our technology in their product roadmap and manufacturing infrastructure. We consider this approach a “land and expand” strategy, oriented around a demonstration of our value proposition followed by increasing penetration with key customers.

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Recent Developments

Recent Debt and Equity Transactions and Change in Majority Ownership

On December 24, 2024, the Company and Arrayed Note Acquisition Corp., a subsidiary of Arrayed Additive, Inc. (“Arrayed”), entered into a debt for equity exchange transaction where the Company issued 12,343,423 shares of the Company’s common stock, in exchange for the cancellation of $22.4 million in principal amount of the Company’s Secured Notes (the “Notes”) plus $0.4 million of accrued interest on the Notes. Arrayed continues to hold $5.0 million in principal amount of the Secured Notes, and as a result of the December 2024 Exchange, became, at the time of the transaction, the owner of approximately 95% of our issued and outstanding common stock.

On February 24, 2025, the Company entered into February Warrant Exchange Agreements with each of: (i) Highbridge Tactical Credit Master Fund, L.P. (“HM”); (ii) Highbridge Tactical Credit Institutional Fund, Ltd. (collectively with HM, the “Highbridge Holders”); (iii) Anson Investments Master Fund LP (“AMF”); (iv) Anson East Master Fund LP (collectively with AMF, the “Anson Holders”); (v) High Trail Investments ON LLC (“HTI”), and (vi) HB SPV I Master LLC (together with HTI, the “High Trail Holders”), pursuant to which: (a) the Highbridge Holders and the Anson Holders agreed to exchange an aggregate of 60,150 registered warrants issued in April 2024 and an aggregate of 99,048 registered warrants issued in August 2024, and (b) the High Trail Holders agreed to exchange an aggregate of 151,808 unregistered warrants issued in April 2024 and July 2024, and an aggregate of 19,048 registered warrants issued in December 2023, for an aggregate of 990,159 shares (the “Acquired Shares”) of Company’s common stock, respectively, equating in each case to an exchange ratio of three Acquired Shares for each warrant.

On January 7, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “January Note”) to Thieneman Properties, LLC, an Indiana limited liability company. The January Note bears interest at a rate of 60.0% per annum, was payable in full on April 7, 2025 in the amount of $5,750,000 and if not paid on or prior to such date, would continue to accrue interest at the same rate until paid. The January Note may be prepaid in whole or in part at any time without penalty or premium and is convertible in the event of default into shares of the Company’s common stock, at a fixed conversion price of $23.40 per share. On April 7, 2025, the Company made a payment of $750,000, covering the first three months of interest on the January Note.

On February 10, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $10,000,000 (the “February Note”) to Thieneman Construction, Inc, an Indiana corporation, to be funded in two tranches of $5,000,000. The February Note bears interest at a rate of 30.0% per annum, is payable in full on the date that is six months from the date such tranche was funded, (the first tranche and second tranche were received by the Company on February 10, 2025 and March 20, 2025, respectively), in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The outstanding principal amount of the February Note is convertible into shares of the Company’s common stock upon the occurrence of the Company’s successful listing of shares of its common stock on a national securities exchange or the occurrence and during the continuation of an event of default, into common stock at a fixed conversion price of $15.00 per share.

2025 Reverse Stock Split

Effective July 28, 2025, we implemented a 1-for-15 reverse stock split of our issued and outstanding common stock. The reverse stock split was effected by the filing of a certificate of amendment (the “Amendment”) to our Certificate of Incorporation with the Secretary of State of the State of Delaware, without any change to par value or the number of authorized shares of common stock. The Amendment became effective upon such filing. No fractional shares were issued in connection with the reverse stock split as all fractional shares were rounded up to the next whole share. All share and per share amounts of our common stock listed in this prospectus have been adjusted, as applicable, to give effect to the reverse stock split.

See Note 2, Summary of Significant Accounting Policies, for additional information on the 2025 reverse stock split in the notes to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus.

Notwithstanding the recent debt and equity transactions, as described in “—Liquidity and Capital Resources” and in Note 1 Description of Business and Basis of Presentation—Going Concern, Financial Condition and Liquidity and Capital Resources in the notes to the unaudited condensed consolidated interim financial statements included elsewhere in this prospectus, management believes that substantial doubt exists about the Company’s ability to continue as a going concern. We do not have sufficient liquidity to meet our operating needs and satisfy our debt obligations for at least the next 12 months. The Company will need to engage in additional financings to fund our operations, continue to fund payroll for employees, and satisfy our obligations in the near term. Without such additional funding, we will not be able to continue operations and may be required to sell assets, liquidate and/or file for bankruptcy.

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Amendment to Company’s Certificate of Incorporation allowing stockholders to act by written consent

On June 27, 2025, the stockholders of the Company, approved an amendment (the “Written Consent Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation’), to remove Section 1 of Article VIII of the Certificate of Incorporation, which prohibited stockholder action by written consent without a stockholder meeting. On July 1, 2025, the Written Consent Amendment was filed with the Secretary of State of the State of Delaware. As a result of the Written Consent Amendment, stockholders will be permitted to act in the future by written consent to the extent permitted under the General Corporation Law of the State of Delaware.

Key Financial and Operational Metrics

We believe that our performance and future success depend on many factors that present significant opportunities for us but also pose risks and challenges, including those discussed herein and in the section of this prospectus entitled “Risk Factors” starting on page 9.

We regularly evaluate several metrics, including the metrics presented in the table below, to measure our performance, identify trends affecting our business, prepare financial projections, make strategic decisions, and establish performance goals for compensation and we periodically review and revise these metrics to reflect changes in our business.

	As of and for the Three Months Ended June 30,		As of and for the Six Months Ended June 30,
	2025	2024	2025	2024
Revenue ($ in millions)	$14	$10	$23	$20
Bookings ($ in millions)	$12	$5	$20	$22
Backlog ($ in millions)	$16	$17	$16	$17

Bookings ($ in millions): Bookings ($ in millions) are defined as a confirmed order for a 3D printer system and printed parts in contracted dollars.

Backlog ($ in millions): Backlog ($ in millions) is defined as the unfulfilled 3D printer systems and printed parts to be delivered to customers in contracted dollars as of period end.

Customer Concentration

Our operating results for the foreseeable future will continue to depend on sales to a small group of customers. For the three months ended June 30, 2025 and 2024, sales to the top three customers accounted for 65.2% and 66.4%, respectively, of our revenue. Of the top three customers for the three months ended June 30, 2025, two customers were different from the top three customers for the comparable period in 2024. For the six months ended June 30, 2025 and 2024, sales to the top three customers accounted for 54.6% and 53.7%, respectively, of our revenue. Of the top three customers for the six months ended June 31, 2025, two customers were different from the top three customers for the comparable period in 2024.

While our objective is to diversify our customer base, we continue to be susceptible to risks associated with customer concentration.

Continued Investment and Innovation

We continue to be a customer-focused company working to develop innovative solutions to address customers’ needs and focus on our customers to identify the most impactful areas for research and development as we seek to further improve the capabilities of our AM solutions. We believe this process has contributed significantly to our development of the most advanced metal AM systems in the world. We believe that continued investments in our products are important to our future growth and, as a result, we will invest in enhancing our portfolio of AM solutions through certain research and development projects based on customer demand.

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Macroeconomic Conditions and Other World Events

General economic and political conditions such as recessions, interest rates, fuel prices, inflation, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism (including, for example, the ongoing military conflicts in Israel and in Ukraine and the economic sanctions related thereto), have added uncertainty in timing of customer orders and supply chain constraints. In 2024, we implemented a number of supply chain and manufacturing improvements in response and intend to continue to focus on driving further operational improvements during 2025 to reduce operating costs.

Climate Change

Material pending or existing climate change-related legislation, regulations, and international accords could have an adverse effect on our business, financial condition, and results of operations, including: (1) material past and/or future capital expenditures for climate-related projects, (2) material indirect consequences of climate-related regulation or business trends, such as the following: decreased/increased demand for goods or services that produce significant greenhouse gas emissions or are related to carbon-based energy sources; increased competition to develop innovative new products that result in lower emissions; increased demand for generation and transmission of energy from alternative energy sources; and any anticipated reputational risks resulting from operations or products that produce material greenhouse gas emissions and (3) material increased compliance costs related to climate change. In addition, extreme weather and other natural disasters may become more intense or more frequent, which may disrupt our operations or the operations of our suppliers and customers.

Components of Results of Operations

Revenue

Our revenue is primarily derived from our AM fully integrated hardware and software solution based on our proprietary L-PBF technology. Our products include Sapphire, Sapphire 1MZ, Sapphire XC and Sapphire XC 1MZ metal AM printer using our L-PBF technology and Assure quality validation software (collectively referred to as the “3D Printer”). Contracts for 3D Printers also include post-sale customer support services (“Support Services”), except for our distributor partners, which are qualified to perform support services.

We sell our fully integrated hardware and software AM solutions through two types of transaction models: a 3D Printer sale transaction and a recurring payment transaction (“Recurring Payment”). Support services are included with a 3D Printer sale transaction and a Recurring Payment transaction. For 3D Printer sale transactions where the support service period has expired, customers may purchase extended support service contracts.

3D Printer sale transactions - fixed purchase price model. The timeframe from order to completion of the site acceptance test usually occurs over three to nine months. As we scale our production, we expect to reduce this timeframe. Contract consideration allocated to the 3D Printer is recognized at a point in time, which occurs upon transfer of control to the customer at shipment.

The initial sales of 3D Printers and Support Services are included in one contract and are invoiced together. Contract consideration is allocated between the two performance obligations based on relative fair value. This allocation involves judgment and is periodically updated as new relevant information becomes available.

Other revenue included under 3D Printer sales includes parts and consumables, such as filters, powder or build plates, that are sold to customers and recognized upon transfer of control to the customer at shipment.

Recurring Payment transactions - are our leased 3D Printer transactions. We define our Recurring Payment transactions as operating leases. Under the leased 3D Printer transaction, the customer typically pays an amount for a lease which entitles the customer to a base number of hours of usage. For usage above that level, the customer typically pays an hourly usage fee. Most of our leases have a 12-month term, though in some instances the lease term is longer.

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Under this model, the customer typically pays a base rent and variable payments based on usage in excess of a defined threshold. Most of our leases have a 12-month term, though in certain cases the lease term is longer.

Rapid Production Solutions (“RPS”) - RPS utilizes our deep engineering expertise, cutting-edge technology and a fleet of Sapphire XC large-format metal 3D printers to manufacture custom metal components in order to accelerate path to production for our customers. RPS revenue is included under 3D Printer revenue.

Support Services - are included with most 3D Printer sale transactions and Recurring Payment transactions. Support services consist of field service engineering, phone and email support, preventative maintenance, and limited on and off-site consulting support. A subsequent Extended Support Agreement is available for renewal after the initial contract period based on the then-fair value of the service, which is paid for separately. Support Service revenue is recognized over the contract period beginning with customer performance test acceptance.

Cost of Revenue

Our cost of revenue includes the “Cost of 3D Printers,” “Cost of Recurring Payment” and “Cost of Support Services.”

Cost of 3D Printers includes the manufacturing cost of our components and subassemblies purchased from vendors for the assembly, as well as raw materials and assemblies, shipping costs and other directly associated costs. Cost of 3D Printers also includes allocated overhead costs from headcount-related costs, such as salaries, stock-based compensation, depreciation of manufacturing related equipment and facilities, and information technology costs.

Cost of Recurring Payment includes depreciation of the leased equipment over the useful life of five years less the residual value, and an allocated portion of Cost of Support Services.

Cost of RPS includes cost of raw materials, typically metal powder feedstock, direct and indirect labor, depreciation of 3D printers and other related equipment and facilities, utilities such as electricity and specialty gases, shipping costs and other directly associated costs. Cost of RPS is included under 3D Printer cost of revenue.

Cost of Support Services includes the cost of spare or replacement parts for preventive maintenance, installation costs, headcount-related costs such as salaries, stock-based compensation, depreciation of manufacturing related equipment and facilities, and information technology costs. The headcount-related costs are directly associated with the engineers dedicated to remote and on-site support, training, travel costs and other services costs.

Gross Profit and Gross Margin

Our gross profit is revenue less cost of revenue and our gross margin is gross profit as a percentage of revenue. The gross profit and gross margin for our products are varied and are expected to continue to vary from period to period due to the mix of products and services sold through a 3D Printer sale transaction, a Recurring Payment transaction, RPS offerings, services contracts, new product introductions and efforts to optimize our operational costs. Other factors affecting our gross profit include changes to our material costs, assembly costs that are themselves dependent upon improvements to yield, and any increase in assembly overhead to support a greater number of 3D Printers sold and markets served.

Research and Development Expenses

Our research and development expenses represent costs incurred to support activities that advance the development of innovative AM technologies, new product platforms and consumables, as well as activities that enhance the capabilities of our existing product platforms. Our research and development expenses consist primarily of salaries and related personnel costs for individuals working in our research and development departments, including stock-based compensation, prototypes, design expenses, information technology costs and software license amortization, consulting and contractor costs, and an allocated portion of overhead costs, including depreciation of property and equipment used in research and development activities.

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Selling and Marketing Expenses

Sales and marketing expenses consist primarily of salaries and related personnel costs for individuals working in our sales and marketing departments, including stock-based compensation, costs related to trade shows and events, advertising, marketing promotions, travel costs and an allocated portion of overhead costs, including information technology costs and costs for customer validation.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related personnel costs for individuals associated with our executive, administrative, finance, legal, information technology and human resources functions, including stock-based compensation, professional fees for legal, audit and compliance, accounting and consulting services, general corporate costs, facilities, rent, information technology costs, insurance, bad debt expenses and an allocated portion of overhead costs, including equipment and depreciation and other general and administrative expenses.

Interest Expense

Interest expense primarily consists of interest incurred under our outstanding debt and finance leases.

Gain (Loss) on Fair Value of Warrants

Gain (loss) on valuation of warrant liabilities relates to the changes in the fair value of warrant liabilities which are subject to remeasurement at each balance sheet date.

Gain (Loss) on Fair value of Contingent Earnout Liabilities

Gain (loss) on valuation of contingent earnout liabilities relates to the changes in fair value of the contingent earnout liabilities in connection with the earnout shares, which are subject to remeasurement at each balance sheet date.

Loss on warrant cancellation

Loss on warrant cancellation relates to the loss recognized in conjunction with the February 2025 Warrant Exchange Agreements.

Other Income (Expense), Net

Other income (expense), net includes interest earned on our bank sweep account, gains and losses on disposals of fixed assets, transaction costs related to the warrant inducement transaction and other miscellaneous income/expenses.

Income Taxes

No provision for federal and state income taxes was recorded for any periods presented due to projected losses, and we maintained a full valuation allowance on the deferred tax assets as of June 30, 2025 and 2024.

We will continue to review our conclusions about the appropriate amount of the valuation allowance on a quarterly basis. If we were to generate profits, the U.S. valuation allowance position could be reversed in the foreseeable future. We expect a benefit to be recorded in the period the valuation allowance reversal is recorded and a higher effective tax rate in periods following the valuation allowance reversal.

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Results of Operations

Comparison of the Three Months Ended June 30, 2025 and 2024:

The following table summarizes our historical results of operations for the periods presented:

	Three Months Ended June 30,
	2025	2024	Change	%
	(In thousands, except for percentages)
Revenue
3D Printer	$12,082	$8,679	$3,403	39.2%
Recurring payment	70	292	(222)	(76.0)%
Support services	1,359	1,373	(14)	(1.0)%
Other	61	—	61	100.0%
Total Revenue	13,572	10,344	3,228	31.2%
Cost of revenue
3D Printer	13,994	10,744	3,250	30.2%
Recurring payment	—	232	(232)	(100.0)%
Support services	1,166	2,265	(1,099)	(48.5)%
Total cost of revenue	15,160	13,241	1,919	14.5%
Gross loss	(1,588)	(2,897)	1,309	(45.2)%
Operating expenses
Research and development	2,845	4,545	(1,700)	(37.4)%
Selling and marketing	1,619	4,273	(2,654)	(62.1)%
General and administrative	6,037	8,805	(2,768)	(31.4)%
Total operating expenses	10,501	17,623	(7,122)	(40.4)%
Loss from operations	(12,089)	(20,520)	8,431	(41.1)%
Interest expense	(1,572)	(5,463)	3,891	(71.2)%
Gain on fair value of warrants	—	25,310	(25,310)	(100.0)%
Gain on fair value of contingent earnout liabilities	—	1,824	(1,824)	(100.0)%
Other expense, net	(6)	(1,327)	1,321	(99.5)%
Loss before (provision) benefit for income taxes	(13,667)	(176)	(13,491)	7665.3%
(Provision) benefit for income taxes	(89)	4	(93)	(2325.0)%
Net loss	$(13,756)	$(172)	$(13,584)	7897.7%

Revenue

The following table presents the revenue disaggregated by products and service type, as well as the percentage of total revenue.

	Three Months Ended June 30,
	2025		2024		Change	%
	(In thousands, except for percentages)
3D Printer sales	$12,082	89.0%	$8,679	83.9%	$3,403	39.2%
Recurring payment	70	0.5%	292	2.8%	(222)	(76.0)%
Support services	1,359	10.0%	1,373	13.3%	(14)	(1.0)%
Other	61	0.5%	—	—	61	100.0%
Total Revenue	$13,572	100.0%	$10,344	100.0%	$3,228	31.2%

Total revenue for the three months ended June 30, 2025 and 2024 was $13.6 million and $10.3 million, respectively, an increase of $3.2 million, or 31.2%.

3D Printer sales were $12.1 million and $8.7 million for the three months ended June 30, 2025 and 2024, respectively, an increase of $3.4 million. The increase in revenue was primarily attributed to the product mix and the number of systems sold. The 3D Printer sales also included printed parts and consumables revenue.

Recurring Payment revenue, structured as an operating lease, was less than $0.1 million for the three months ended June 30, 2025 and $0.3 million for the three months ended June 30, 2024. The decrease was primarily attributable to a revenue reduction related to fewer operating lease transactions.

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Our Support Services revenue was $1.4 million and $1.4 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of less than $0.1 million. Support Services revenue remained consistent primarily due to services provided to customers.

Other revenue was less than $0.1 million and $0.0 for the three months ended June 30, 2025 and 2024, respectively.

Cost of Revenue

The following table presents the Cost of Revenue disaggregated by product and service type, as well as the percentage of total cost of revenue.

	Three Months Ended June 30,
	2025		2024		Change	%
	(In thousands, except for percentages)
Cost of Revenue
Cost of 3D Printers	$13,994	92.3%	$10,744	81.1%	$3,250	30.2%
Cost of Recurring Payment	—	—	232	1.8%	(232)	(100.0)%
Cost of Support Services	1,166	7.7%	2,265	17.1%	(1,099)	(48.5)%
Total Cost of Revenue	$15,160	100.0%	$13,241	100.0%	$1,919	14.5%

Total cost of revenue for the three months ended June 30, 2025 and 2024 was $15.2 million and $13.2 million, respectively, an increase of $1.9 million, or 14.5%.

Cost of 3D Printers was $14.0 million and $10.7 million for the three months ended June 30, 2025 and 2024, respectively. The increase of $3.3 million was due to the higher overhead and labor absorption to manufacture the systems which were started in 2024 and sold in 2025 for the three months ended June 30, 2025, compared to the three months ended June 30, 2024. We expect the cost to manufacture new systems in 2025 to improve as a result of overhead and fixed cost reduction efforts implement in late 2024.

Cost of Recurring Payment was $0.0 and $0.2 million for the three months ended June 30, 2025 and 2024, respectively. This decrease of $0.2 million was primarily due to a decrease in depreciation of the equipment subject to operating lease and allocable Cost of Support Services as a result of fewer 3D Printers in service in the three months ended June 30, 2025, compared to the three months June 30, 2024.

Cost of Support Services was $1.2 million and $2.3 million for the three months ended June 30, 2025 and 2024, respectively. Cost of Support Services decreased by $1.1 million, due to reliability improvement efforts that the Company undertook in 2024 leading to lower field service engineering labor and overhead in June 30, 2025, compared to June 30, 2024. We expect this to decrease on a per unit basis as the Sapphire XC, Sapphire 1MZ and Sapphire XC 1MZ system reliability improves. We also expect our Cost of Support Services will increase with the delivery of more 3D Printer systems to customers.

Cost of revenue as a percentage of revenue was 111.7% and 128.0% for the three months ended June 30, 2025 and 2024, respectively. The decrease in the cost of revenue as a percentage of revenue was primarily driven by product mix and improvements in the average selling price of 3D Printers.

We may experience increasing component costs from our suppliers due to international tariffs and our current financial situation. We are currently unable to secure credit terms and volume discounts with our suppliers, causing us to pay a premium, in advance, or source from alternate suppliers at unfavorable terms for our products. This has negatively impacted our cost of revenue and will continue to negatively impact our cost of revenue until our financial conditions improve and costs associated with tariffs ease.

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Gross Profit and Gross Margin

Total gross profit (loss) was $(1.6) million and $(2.9) million for the three months ended June 30, 2025 and 2024, respectively. As a percentage of revenue, the gross margin was (11.7)% and (28.0)% for the three months ended June 30, 2025 and 2024, respectively. The increase in gross profit for the three months ended June 30, 2025 was primarily attributable to product mix and improvements in the average selling price of 3D Printers, offset by the historical higher manufacturing cost of systems started in 2024 but sold in 2025 during the three months ended June 30, 2025, as compared to the three months ended June 30, 2024.

Our gross profit and gross margin are influenced by a number of factors, including:

●	Product mix of Sapphire, and Sapphire XC systems;

●	Average selling prices for our systems;

●	Trends in materials and shipping costs;

●	Production volumes that may impact factory overhead absorption;

●	System reliability performance; and

●	Impact of product mix changes, including new product introductions, and other factors, on our Cost of Support Services.

Due to the aforementioned trends in customer orders and component costs, our gross profit and gross margin have been and will continue to be negatively impacted until our financial conditions improve.

Research and Development Expenses

Research and development expenses were $2.8 million and $4.5 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $1.7 million. The decrease in research and development expenses was driven by a $1.0 million decrease in headcount, salaries and employee-related expenses, a decrease of $0.5 million in stock-based compensation, a decrease of $0.2 million in research and development expenses.

We expect research and development costs to remain at similar levels for the remainder of 2025 due to the maturation of our Sapphire family of systems and certain investments in improvements current product line and to increase in the long term as we continue to invest in enhancing and advancing our portfolio of AM solutions.

Selling and Marketing Expenses

Selling and marketing expenses were $1.6 million and $4.3 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $2.7 million. The decrease was attributable to a decrease of $2.2 million in headcount, salaries and employee-related expenses, and a $0.5 million decrease in stock-based compensation. Marketing costs and initiatives spending remained consistent for three months ended June 30, 2025 and 2024.

We expect selling and marketing expenses to increase for the remainder of 2025 as we re-engage with key customers and drive RPS traction. During the remainder of 2025, we intend to continue our focus on certain markets that show strong attendance at additive manufacturing conferences to build product awareness.

General and Administrative Expenses

General and administrative expenses were $6.0 million and $8.8 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $2.8 million. The decrease was attributable to a decrease of $0.6 million in headcount, salaries and employee-related expenses, a $1.0 million decrease in stock-based compensation, and a decrease of $1.2 million in legal, professional fees and general and administrative expenses.

We expect general and administrative expenses to decrease as a result of savings from our reduction in force implemented in late 2024. We continue to focus on our company-wide initiatives to reduce operating costs for the remainder of 2025 as we continue to reducing our general and administrative expenses through reducing our reliance on outside consultants, managing facility costs, negotiating with vendors for improved pricing and enterprise level efficiency improvements.

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Interest Expense

Interest expense was $1.6 million and $5.5 million for the three months ended June 30, 2025 and 2024, respectively, due to the reduction in Senior Secured Notes and offset by the issuance of the Secured Convertible Notes.

We expect our interest expense will continue to decrease as a result of our reduced debt.

Gain (loss) on Fair Value of Warrants

The gain on fair value of warrants was $0.0 and $25.3 million for the three months ended June 30, 2025 and 2024, respectively, and was related to the non-cash fair value change of the warrant liabilities driven by the relative change in our stock price.

Gain (loss) on Fair value of Contingent Earnout Liabilities

The change in fair value of the contingent earnout liability was $0.0 and $1.8 million for the three months ended June 30, 2025 and 2024, respectively, and was related to the non-cash fair value change of the earnout liabilities driven by the relative change in our stock price.

Other Income (Expense), Net

Other income (expense), net was less than $(0.1) million and $(1.3) million for the three months ended June 30, 2025 and 2024, respectively.

Income Taxes

No provision for federal and state income taxes was recorded for both the three months ended June 30, 2025 and 2024 due to projected losses, and we maintained a full valuation allowance on the deferred tax assets as of June 30, 2025 and December 31, 2024.

We will continue to review our conclusions about the appropriate amount of the valuation allowance on a quarterly basis. If we were to generate profits in the remainder of 2025 and beyond, the U.S. valuation allowance position could be reversed in the foreseeable future. We expect a benefit to be recorded in the period the valuation allowance reversal is recorded and a higher effective tax rate in periods following the valuation allowance reversal.

Comparison of the Six Months Ended June 30, 2025 and 2024:

The following table summarizes our historical results of operations for the periods presented:

	Six Months Ended June 30,
	2025	2024	Change	%
	(In thousands, except for percentages)
Revenue
3D Printer	$19,605	$16,339	$3,266	20.0%
Recurring payment	70	762	(692)	(90.8)%
Support services	3,149	3,029	120	100.0%
Other	68	—	68	—
Total Revenue	22,892	20,130	2,762	13.7%
Cost of revenue
3D Printer	21,534	20,138	1,396	6.9%
Recurring payment	12	547	(535)	(97.8)%
Support services	2,237	5,157	(2,920)	(56.6)%
Total cost of revenue	23,783	25,842	(2,059)	(8.0)%
Gross loss	(891)	(5,712)	4,821	(84.4)%
Operating expenses
Research and development	5,120	9,588	(4,468)	(46.6)%
Selling and marketing	2,831	9,082	(6,251)	(68.8)%
General and administrative	15,168	17,588	(2,420)	(13.8)%
Total operating expenses	23,119	36,258	(13,139)	(36.2)%
Loss from operations	(24,010)	(41,970)	17,960	(42.8)%
Interest expense	(2,642)	(9,360)	6,718	(71.8)%
Gain (loss) on fair value of warrants	(1,044)	22,690	(23,734)	(104.6)%
Gain on fair value of contingent earnout liabilities	—	1,387	(1,387)	(100.0)%
Loss on warrant cancellation	(11,357)	—	(11,357)	—
Other expense, net	(17)	(1,233)	1,216	(98.6)%
Loss before (provision) benefit for income taxes	(39,070)	(28,486)	(10,584)	37.2%
(Provision) benefit for income taxes	(97)	—	(97)	—
Net loss	$(39,167)	$(28,486)	$(10,681)	37.5%

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Revenue

The following table presents the revenue disaggregated by products and service type, as well as the percentage of total revenue.

	Six Months Ended June 30,
	2025		2024		Change	%
	(In thousands, except for percentages)
3D Printer sales	$19,605	85.6%	$16,339	81.2%	$3,266	20.0%
Recurring payment	70	0.3%	762	3.8%	(692)	(90.8)%
Licensing	3,149	13.8%	3,029	15.0%	120	100.0%
Support services	68	0.3%	—	—	68	—
Total Revenue	$22,892	100.0%	$20,130	100.0%	$2,762	13.7%

Total revenue for the six months ended June 30, 2025 and 2024 was $22.9 million and $20.1 million, respectively, an increase of $2.8 million, or 13.7%.

3D Printer sales were $19.6 million and $16.3 million for the six months ended June 30, 2025 and 2024, respectively, an increase of $3.3 million. The increase in revenue was primarily attributed to product mix and the number of systems sold. The 3D Printer sales also included printed parts and consumables revenue.

Recurring Payment revenue, structured as an operating lease, was less than $0.1 million for the six months ended June 30, 2025 and $0.8 million for the six months ended June 30, 2024. The decrease was primarily attributable to a revenue reduction related to fewer operating lease transactions.

Our Support Services revenue was $3.1 million and $3.0 million for the six months ended June 30, 2025 and 2024, respectively, an increase of $0.1 million. The increase in Support Services revenue was primarily due to services provided to customers as a result of the increased installed base.

Other revenue was less than $0.1 million and $0.0 for the six months ended June 30, 2025 and 2024, respectively.

Cost of Revenue

The following table presents the Cost of Revenue disaggregated by product and service type, as well as the percentage of total cost of revenue.

	Six Months Ended June 30,
	2025		2024		Change	%
	(In thousands, except for percentages)
Cost of Revenue
Cost of 3D Printers	$21,534	90.5%	$20,138	77.9%	$1,396	6.9%
Cost of Recurring Payment	12	0.1%	547	2.1%	(535)	(97.8)%
Cost of Support Services	2,237	9.4%	5,157	20.0%	(2,920)	(56.6)%
Total Cost of Revenue	$23,783	100.0%	$25,842	100.0%	$(2,059)	(8.0)%

Total cost of revenue for the six months ended June 30, 2025 and 2024 was $23.8 million and $25.8 million, respectively, a decrease of $2.1 million, or 8.0%.

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Cost of 3D Printers was $21.5 million and $20.1 million for the six months ended June 30, 2025 and 2024, respectively. The increase of $1.4 million was due to the higher overhead and labor absorption to manufacture the systems which were started in 2024 and sold in 2025, offset by the product mix and decrease in the number of systems sold, for the six months ended June 30, 2025, compared to the six months ended June 30, 2024. The Cost of 3D Printer also included cost for printed parts and consumables.

Cost of Recurring Payment was less than $0.1 million and $0.5 million for the six months ended June 30, 2025 and 2024, respectively. This decrease of $0.5 million was primarily due to a decrease in depreciation of the equipment subject to operating lease and allocable Cost of Support Services as a result of fewer 3D Printers in service in the six months ended June 30, 2025, compared to the six months June 30, 2024.

Cost of Support Services was $2.2 million and $5.2 million for the six months ended June 30, 2025 and 2024, respectively. Cost of Support Services decreased by $2.9 million, due to reliability improvement efforts that the Company undertook in 2024 leading to lower field service engineering labor and overhead in June 30, 2025, compared to June 30, 2024. We expect this to decrease on a per unit basis as the Sapphire XC, Sapphire 1MZ and Sapphire XC 1MZ system reliability improves. We also expect our Cost of Support Services will increase with the delivery of more 3D Printer systems to customers.

Cost of revenue as a percentage of revenue was 103.9% and 128.4% for the six months ended June 30, 2025 and 2024, respectively. The decrease in the cost of revenue as a percentage of revenue was primarily driven by product mix and improvements in the average selling price of 3D Printers.

We may experience increasing component costs from our suppliers due to international tariffs and our current financial situation. We are currently unable to secure credit terms and volume discounts with our suppliers, causing us to pay a premium, in advance, or source from alternate suppliers at unfavorable terms for our products. This has negatively impacted our cost of revenue and will continue to negatively impact our cost of revenue until our financial conditions improve and costs associated with tariffs ease.

Gross Profit and Gross Margin

Total gross profit (loss) was $(0.9) million and $(5.7) million for the six months ended June 30, 2025 and 2024, respectively. As a percentage of revenue, the gross margin was (3.9)% and (28.4)% for the six months ended June 30, 2025 and 2024, respectively. The increase in gross profit for the six months ended June 30, 2025 was primarily attributable to product mix and improvements in the average selling price of 3D Printers, offset by the historical higher manufacturing cost of systems started in 2024 but sold in 2025 during the six months ended June 30, 2025, as compared to the six months ended June 30, 2024.

Our gross profit and gross margin are influenced by a number of factors, including:

●	Product mix of Sapphire, and Sapphire XC systems;

●	Average selling prices for our systems;

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●	Trends in materials and shipping costs;

●	Production volumes that may impact factory overhead absorption;

●	System reliability performance; and

●	Impact of product mix changes, including new product introductions, and other factors, on our Cost of Support Services.

Due to the aforementioned trends in customer orders and component costs, our gross profit and gross margin have been and will continue to be negatively impacted until our financial conditions improve.

Research and Development Expenses

Research and development expenses were $5.1 million and $9.6 million for the six months ended June 30, 2025 and 2024, respectively, a decrease of $4.5 million. The decrease in research and development expenses was driven by a $2.5 million decrease in headcount, salaries and employee-related expenses, a decrease of $1.4 million in stock-based compensation, a decrease of $0.6 million in other research and development expenses.

We expect research and development costs to remain at similar levels for the remainder of 2025 due to the maturation of our Sapphire family of systems and certain investments in improvements current product line and to increase in the long term as we continue to invest in enhancing and advancing our portfolio of AM solutions.

Selling and Marketing Expenses

Selling and marketing expenses were $2.8 million and $9.1 million for the six months ended June 30, 2025 and 2024, respectively, a decrease of $6.3 million. The decrease was attributable to a decrease of $5.0 million in headcount, salaries and employee-related expenses and a $1.3 million decrease in stock-based compensation.

We expect selling and marketing expenses to increase for the remainder of 2025 as we re-engage with key customers and drive RPS traction. During the remainder of 2025, we intend to continue our focus on certain markets that show strong attendance at additive manufacturing conferences to build product awareness.

General and Administrative Expenses

General and administrative expenses were $15.2 million and $17.6 million for the six months ended June 30, 2025 and 2024, respectively, a decrease of $2.4 million. The decrease was attributable to a $1.7 million decrease in headcount, salaries and employee-related expenses, a $1.0 million decrease in facilities related expenses and a $0.9 million decrease in legal and other professional services, offset by a $0.7 million increase in other miscellaneous expenses and $0.5 million increase in state taxes.

We expect general and administrative expenses to decrease as a result of savings from our reduction in force implemented in late 2024. We continue to focus on our company-wide initiatives to reduce operating costs for the remainder of 2025 as we continue to reducing our general and administrative expenses through reducing our reliance on outside consultants, managing facility costs, negotiating with vendors for improved pricing and enterprise level efficiency improvements.

Interest Expense

Interest expense was $2.6 million and $9.4 million for the six months ended June 30, 2025 and 2024, respectively, due to the reduction in Senior Secured Notes and offset by the issuance of the Secured Convertible Notes.

We expect our interest expense will continue to decrease as a result of our reduced debt.

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Gain (loss) on Fair Value of Warrants

The change in fair value of warrants resulted in a gain (loss) of $(1.0) and $22.7 million for the six months ended June 30, 2025 and 2024, respectively, and was related to the non-cash fair value change of the warrant liabilities driven by the relative change in our stock price.

Gain (loss) on Fair value of Contingent Earnout Liabilities

The change in fair value of the contingent earnout liability was $0.0 and $1.4 million for the six months ended June 30, 2025 and 2024, respectively, and was related to the non-cash fair value change of the earnout liabilities driven by the relative change in our stock price.

Loss on Warrant Cancellation

Loss on warrant cancellation was $11.4 million and $0.0 for the six months ended June 30, 2025 and 2024 and related to the loss recognized in conjunction with the February 2025 Warrant Exchange transaction.

Other Income (Expense), Net

Other (expense) and income, net was less than $(0.1) million and $(1.2) million for the six months ended June 30, 2025 and 2024, respectively.

Income Taxes

No provision for federal and state income taxes was recorded for both the six months ended June 30, 2025 and 2024 due to projected losses, and we maintained a full valuation allowance on the deferred tax assets as of June 30, 2025 and December 31, 2024.

We will continue to review our conclusions about the appropriate amount of the valuation allowance on a quarterly basis. If we were to generate profits in the remainder of 2025 and beyond, the U.S. valuation allowance position could be reversed in the foreseeable future. We expect a benefit to be recorded in the period the valuation allowance reversal is recorded and a higher effective tax rate in periods following the valuation allowance reversal.

Comparison of the Years Ended December 31, 2024 and 2023:

The following table summarizes our historical results of operations and as a percentage of revenue for the periods presented:

	Year Ended December 31,
	2024		2023		Change	%
	(In thousands, except for percentages)
Revenue
3D Printer	$25,368	61.9%	$68,938	89.0%	$(43,570)	(63.2)%
Recurring payment	1,054	2.6%	1,676	2.2%	(622)	(37.1)%
Support services	9,581	23.4%	6,829	8.8%	2,752	40.3%
Other	5,000	12.2%	—	—%	5,000	NS
Total Revenue	41,003	100.0%	77,443	100.0%	(36,440)	(47.1)%
Cost of revenue
3D Printer	34,159	83.3%	94,448	122.0%	(60,289)	(63.8)%
Recurring payment	866	2.1%	1,291	1.7%	(425)	(32.9)%
Support services	8,063	19.7%	7,971	10.3%	92	1.2%
Total cost of revenue	43,088	105.1%	103,710	133.9%	(60,622)	(58.5)%
Gross loss	(2,085)	(5.1)%	(26,267)	(33.9)%	24,182	(92.1)%
Operating expenses
Research and development	17,108	41.7%	42,031	54.3%	(24,923)	(59.3)%
Selling and marketing	13,808	33.7%	23,229	30.0%	(9,421)	(40.6)%
General and administrative	49,346	120.3%	41,727	53.9%	7,619	18.3%
Total operating expenses	80,262	195.7%	106,987	138.1%	(26,725)	(25.0)%
Loss from operations	(82,347)	(200.8)%	(133,254)	(172.1)%	50,907	(38.2)%
Interest expense	(15,968)	(38.9)%	(9,722)	(12.6)%	(6,246)	64.2%
Gain on fair value of warrants	32,094	78.3%	2,338	3.0%	29,756	1272.7%
Gain on fair value of contingent earnout liabilities	1,445	3.5%	15,958	20.6%	(14,513)	(90.9)%
Gain on fair value of debt derivatives	—	—%	8,485	11%	(8,485)	(100.0)%
Loss on debt extinguishment	(4,904)	(12.0)%	(19,450)	(25)%	14,546	(74.8)%
Other income (expense), net	(3,637)	(8.9)%	506	0.7%	(4,143)	(818.8)%
Loss before provision for income taxes	(73,317)	(178.8)%	(135,139)	(174.5)%	61,822	(45.7)%
Provision for income taxes	20	NS	—	—%	20	NS
Net loss	$(73,297)	(178.8)%	$(135,139)	(174.5)%	$61,842	(45.8)%

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Revenue

The following table presents the revenue disaggregated by products and service type, as well as the percentage of total revenue.

	Year Ended December 31,
	2024		2023		Change	%
	(in thousands, except percentages)
3D Printer sales	$25,368	61.9%	$68,938	89.0%	$(43,570)	(63.2)%
Recurring payment	1,054	2.6%	1,676	2.2%	(622)	(37.1)%
Support services	9,581	23.4%	6,829	8.8%	2,752	40.3%
Other	5,000	12.1%	—	—%	5,000	NS
Total Revenue	$41,003	99.9%	$77,443	100.0%	$(36,440)	(47.1)%

Total revenue for the years ended December 31, 2024 and 2023 was $41.0 million and $77.4 million, respectively. Total revenue for the year ended December 31, 2024 decreased by $36.4 million, or 47.1%, from the year ended December 31, 2023.

3D Printer sales were $25.4 million and $68.9 million for the years ended December 31, 2024 and 2023, respectively, which was primarily attributed to an overall decrease in system sales and backlog in the fourth quarter of 2023, offset in part by sales of the higher priced Sapphire 1MZ, Sapphire XC and Sapphire XC 1MZ systems throughout the first three quarters of 2023. The negative revenue performance was due to lower systems sold, mix of lower production volumes and discounted system pricing offset by our change in product mix to include more higher priced systems as discussed previously, resulting in a decrease in the average selling price. The 3D Printer sales also included parts and consumables revenue.

Recurring Payment, structured as an operating lease, was $1.1 million and $1.7 million for the years ended December 31, 2024 and 2023, respectively. The decrease was primarily attributed to a decrease in the number of 3D Printer systems in lease generating Recurring Payment revenue for the year ended December 31, 2024, compared to the year ended December 31, 2023.

Our Support Service revenue was $9.6 million and $6.8 million for the years ended December 31, 2024 and 2023, respectively. The increase was primarily attributed to services rendered to SpaceX in relation to the licensing agreement and to an increase in the number of 3D Printer systems in service as of December 31, 2024, compared to the number of 3D Printers in service as of December 31, 2023.

Other revenue was $5.0 million and $0 for the years ended December 31, 2024 and 2023, respectively. The increase in other revenue was attributed to a licensing agreement with SpaceX in September 2024, where SpaceX obtained a non-exclusive license to certain Velo3D patents and technologies for its internal uses only.

As part of our Strategic Realignment, we have implemented new go-to-market and service strategies to rebuild our bookings and backlog pipeline. As we rebuild our bookings and backlog, we expect the demand for the Sapphire, Sapphire 1MZ, Sapphire XC and Sapphire XC 1MZ to increase our revenue in the future. We expect Recurring Payment revenue to remain flat or decrease as we continue to shift our focus to 3D Printer system sales. We expect our Support Service revenue to increase as the number of systems we have in the field increases. As of December 31, 2024, our backlog for firm orders was $16 million for 3D Printers. Our focus for revenue has shifted to ensuring customer success and improving system reliability to strengthen our existing customer network and developing new customer networks to increase demand.

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Revenue trends from our largest customer have historically been driven by the timing of its major orders for 3D Printers and the timing of the shipments under those orders. We shipped our first Sapphire system to our largest customer in 2018, and as of December 31, 2024, we have shipped to this customer 26 in total (Sapphire and Sapphire XC systems). We expect our largest customer to remain an important relationship going forward. However, the largest customer’s contribution as a percentage of our total revenue will depend on the growth of our customer base. As of December 31, 2024, over 50% of our customers have multiple Sapphire family of systems.

Cost of Revenue

The following table presents the Cost of Revenue disaggregated by product and service type, as well as the percentage of total cost of revenue.

	Year Ended December 31,
	2024		2023		Change	%
	(in thousands, except percentages)
Cost of Revenue
Cost of 3D Printers	$34,159	79.3%	$94,448	91.1%	$(60,289)	(63.8)%
Cost of Recurring Payment	866	2.0%	1,291	1.2%	(425)	(32.9)%
Cost of Support Services	8,063	18.7%	7,971	7.7%	92	1.2%
Total Cost of Revenue	$43,088	100.0%	$103,710	100.0%	$(60,622)	(58.5)%

Total cost of revenue for the years ended December 31, 2024 and 2023 was $43.1 million and $103.7 million, respectively, a decrease of $60.6 million, or 58.5%.

Cost of 3D Printers was $34.2 million and $94.4 million, for the years ended December 31, 2024 and 2023, respectively. The decrease of $60.3 million was primarily due to a decrease in the number of 3D Printers sold, which included both Sapphire and Sapphire XC systems, compared to the number of 3D Printers sold for the year ended December 31, 2023.

During the year ended December 31, 2024, the cost of the Sapphire 1MZ, Sapphire XC, and Sapphire XC 1MZ systems included lower factory overhead costs to scale up operations, production engineering development costs, and lower costs to expedite shipping for manufacturing materials and assemblies related to supply chain disruption in the global markets. As we gain experience with Sapphire XC production, we expect to further lower our material costs and reduce labor and overhead expenses per unit.

Cost of Recurring Payment was $0.9 million and $1.3 million for the years ended December 31, 2024 and 2023, respectively. This decrease of $0.4 million was due to a decrease in depreciation of the equipment on lease and allocable Cost of Support Services as a result of less 3D Printers in service in 2024 compared to 2023.

Cost of Support Services was $8.1 million and $8.0 million, for the years ended December 31, 2024 and 2023, respectively. This increase of $0.1 million was primarily attributable to the costs for preventative maintenance, costs incurred to enhance system reliability performance, and field service engineering labor costs due to more 3D Printers in service in 2024 compared to 2023.

In addition, field service engineering support cost has increased specifically with the ramp of Sapphire XC systems and introduction of the Sapphire 1MZ and Sapphire XC 1MZ systems in the field. We expect this to decrease on a per unit basis as the Sapphire XC, Sapphire 1MZ and Sapphire XC 1MZ system performance improves. We also expect our Cost of Support Services will increase with the delivery of more 3D Printer systems to customers.

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Cost of revenue as a percentage of revenue was 105.1% and 133.9% for the years ended December 31, 2024 and 2023, respectively. The decrease in the cost of revenue as a percentage was primarily due to the change in our product mix towards more Sapphire XC, and Sapphire XC 1MZ systems compared to Sapphire systems. Additionally, the decrease was also driven by changes in our business strategy due to our Strategic Realignment to improve efficiency and reduce overhead.

We continue to focus on reducing our material costs through improved purchasing and inventory planning, accelerating production cycle times and improving efficiencies on the production floor to lower our cost of revenue.

We expect our cost of revenue to improve as we address the challenges that impact our production.

Gross (Loss) and Gross Margin

Total gross loss was $(2.1) million and $(26.3) million for the years ended December 31, 2024 and 2023, respectively. As a percentage of revenue, the gross margin was (5.1)% and (33.9)% for the years ended December 31, 2024 and 2023, respectively. The higher gross loss for the year ended December 31, 2024 was primarily attributable to the change in the mix of Sapphire and Sapphire XC system sales, the operational and overhead improvement as a result of the Strategic Realignment offset by a decreased number of systems sold in 2024, as compared to 2023.

Our gross profit and gross margin are influenced by a number of factors, including:

●	Product mix of Sapphire, Sapphire XC, Sapphire 1MZ and Sapphire XC 1MZ systems;
●	Average selling prices for our systems;
●	Trends in materials and shipping costs;
●	Production volumes that may impact factory overhead absorption;
●	System reliability performance; and
●	Impact of product mix changes, including new product introductions, and other factors on our Cost of Support Services

We expect to accelerate production cycle times and to further improve efficiencies on the production floor to lower our cost of revenue, which we expect will improve our gross profit and gross margins in the second half of 2025.

Research and Development Expenses

Research and development expenses were $17.1 million and $42.0 million for the years ended December 31, 2024 and 2023, respectively. In the year ended December 31, 2024, there was a decrease of $24.9 million in research and development expenses primarily due to the completion of the development of the Sapphire 1MZ, Sapphire XC, and Sapphire XC 1MZ systems in 2023 and reduction of new research and development projects in 2024 due to our Strategic Realignment.

The decrease in research and development expenses in 2024 were related to a $8.2 million decrease for headcount, salaries and employee-related expenses, a $7.1 million decrease in stock-based compensation, a $5.0 million decrease in product development expenses for the Sapphire family of systems, and a $1.3 million decrease in components design and engineering testing and validation for the Sapphire XC and development expenses for the product development of the 1MZ larger build volumes for our Sapphire systems, a $1.2 million decrease in professional fees and a $2.1 million decrease in other miscellaneous expenses.

We expect research and development costs to increase in 2025 and beyond due to a refreshed technology roadmap to meet our customers’ demand in rapidly bring and scale parts in production and to enhance and advance our portfolio of AM solutions.

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Selling and Marketing Expenses

Selling and marketing expenses were $13.8 million and $23.2 million for the years ended December 31, 2024 and 2023, respectively. There was a decrease of $9.4 million for the year ended December 31, 2024 as compared to 2023.

The decrease in selling and marketing expenses for the year ended December 31, 2024 was attributable to a $2.1 million decrease in trade show expenses, marketing initiatives, and branding expenses, a $1.4 million decrease in travel, a $3.2 million decrease for headcount, salaries and employee-related expenses and a $3.0 million decrease in stock-based compensation. offset by a $0.3 increase in miscellaneous expenses.

We expect selling and marketing expenses to continue to increase during 2025 as we re-ignite sales and marketing efforts such as participating in certain markets that show strong attendance at additive manufacturing conferences to build product awareness.

General and Administrative

General and administrative expenses were $49.3 million and $41.7 million for the years ended December 31, 2024 and 2023, respectively. The increase of $7.6 million in the year ended December 31, 2024 in general and administrative expenses as compared to 2023 was attributable to a $13.2 million increase in bad debt expense and a $4.4 million increase in public company related expenses for advisory, legal and accounting fees and insurance, offset by a $5.3 million decrease in headcount, salaries and employee-related benefits, a $0.5 million decrease in travel expenses, a $0.3 million decrease in depreciation, a $3.6 million decrease in facilities expenses and a $0.3 million decrease in miscellaneous expenses.

We expected general and administrative expenses to increase as a result of one-time charges incurred in 2024 related to bad debt of $13.2 million, which would offset a decrease from our reduction in force, and facilities expenses. We continue to focus on our company-wide initiatives to reduce operating costs for 2025 as we reduce our general and administrative expenses through reducing our reliance on outside consultants, managing facility costs and negotiating with vendors for improved pricing.

Interest Expense

Interest expense was $16.0 million and $9.7 million, for the years ended December 31, 2024 and 2023, respectively. In the year ended December 31, 2024, there was an increase of $6.3 million attributable to increases in outstanding debt balances, attributable to the Notes.

We expect our interest expense will decrease as a result of reduced debt (for further information, see “—Liquidity and Capital Resources” and Note 9, Long-Term Debt, in the notes to the audited consolidated financial statements included elsewhere in this prospectus).

Gain on Fair Value of Warrants

The change in fair value of warrants resulted in a gain of $32.1 million, and $2.3 million for the years ended December 31, 2024 and 2023, respectively, and were related to the non-cash fair value change of the warrant liabilities.

Gain on Fair value of Contingent Earnout Liabilities

The change in fair value of the contingent earnout liability was a gain of $1.4 million and $16.0 million for the year ended December 31, 2024 and 2023, respectively, and were related to the non-cash fair value change of the contingent earnout liabilities.

Loss on Debt Extinguishment

The loss on debt extinguishment was $4.9 million and $19.5 million for the years ended December 31, 2024 and 2023, respectively, and was related to a third note amendment to the Secured Notes entered into in July 2024 in connetion with the warrant issuance, slightly offset by a gain recorded on the December 2024 Exchange.

Other Income (Expense), Net

Other income (expense), net was $(3.6) million and $0.5 million for the years ended December 31, 2024 and 2023, respectively.

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Income Taxes

No provision for federal and state income taxes was recorded because we incurred income tax losses for the years ended December 31, 2024 and 2023 and maintained a full valuation allowance on the deferred tax assets as of December 31, 2024 and 2023.

We will continue to review our conclusions about the appropriate amount of the valuation allowance on a quarterly basis. If we were to generate profits in 2024 and beyond, the U.S. valuation allowance position could be reversed in the foreseeable future. We expect a benefit to be recorded in the period the valuation allowance reversal is recorded and a higher effective tax rate in periods following the valuation allowance reversal.

Liquidity and Capital Resources

As of June 30, 2025, we had approximately $0.9 million in cash and short-term investments and $5.4 million in accounts receivable. As of December 31, 2024 and 2023, we had $1.2 million and $31.1 million in cash, cash equivalents and short-term investments, respectively, and an accumulated deficit of $430.3 million and $357.0 million, respectively. Our business requires substantial amounts of cash for operating activities, including salaries and wages paid to our employees, component and sub-assembly purchases, general and administrative expenses, and others.

Our purchase commitments per terms and conditions with suppliers and vendors are cancellable in whole or in part prior to shipment. Purchase commitments (purchase orders) of $4.4 million for parts and assemblies are due upon receipt and will primarily be delivered throughout the remainder of 2025. If inventory is shipped, we will accrue a liability under accrued expenses. We have no other commitments and contingencies, except for the operating leases and the Secured Notes, the January Note, and the February Note. See Note 8, Leases, in the unaudited condensed consolidated interim financial statements included elsewhere in this prospectus for further discussion.

During the six months ended June 30, 2025, we experienced less revenue growth than expected due to our focus on high-value customers, resulting in a small decrease in system sales as compared to the first quarter in 2025. As of June 30, 2025, we do not have sufficient working capital to meet our financial needs for the twelve-month period following the filing date of these unaudited condensed consolidated interim financial statements. As such, we believe that there is substantial doubt about our ability to continue as a going concern for the twelve-month period following the issuance of these unaudited condensed consolidated interim financial statements. See Note 1 Description of Business and Basis of Presentation—Going Concern, Financial Condition and Liquidity and Capital Resources in the unaudited condensed consolidated interim financial statements included elsewhere in this prospectus.

We will need to engage in additional financings to fund our operations and satisfy our debt obligations in the near-term as well as to respond to business challenges and opportunities, including the need to repay the Secured Notes, provide working capital, continue to fund payroll for employees, improve our operating infrastructure, and continue to sustain operations. Accordingly, subject to our compliance with the covenants in the Secured Notes, to fund our operations, we will need to engage in equity or debt financings to secure additional funds, including seeking additional capital from public or private offerings of our equity or debt securities, electing to repay, restructure or refinance our existing indebtedness, or electing to borrow additional amounts under new credit lines or from other sources. We may also seek to raise additional capital, including from offerings of our equity or debt securities, on an opportunistic basis when we believe there are suitable opportunities for doing so.

Additionally, our recent and projected financial results, and the related conditions that raise substantial doubt about our ability to continue as a going concern, and general concerns among potential investors and creditors about our financial well-being, may make securing additional financing and cost cutting activities on commercially reasonable terms or in an amount sufficient to fund our operations for at least 12 months especially difficult.

More generally, our ability to meet our cash requirements depends on, among other things, our operating performance, competitive and industry developments, and financial market conditions, all of which are significantly affected by business, financial, economic, political, and other factors, many of which we may not be able to control or influence. To the extent that our actual operating results or other developments differ from our expectations, our liquidity will continue to be adversely affected.

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Debt Facilities

As of June 30, 2025, our debt arrangements comprised the Secured Notes, the January Notes, and the February Notes, of which we had approximately $22 million aggregate principal amount outstanding as of June 30, 2025.

See our other debt facilities as described in the “Liquidity and Capital Resources” section above.

We do not hedge our exposure to changes in interest rates. A 10% change in interest rates would not have a material impact on annualized interest expense.

For more information, see Note 9, Debt, in the notes of the unaudited condensed consolidated interim financial statements included elsewhere in this prospectus.

Cash Flows for the Six Months Ended June 30, 2025 and 2024

The following table summarizes our cash flows for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024	Change
	(In thousands)
Net cash used in operating activities	$(13,565)	$(28,492)	$14,927
Net cash (used in) provided by investing activities	$(1,799)	$5,966	$(7,765)
Net cash provided by financing activities	$15,000	$490	$14,510

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2025 was $13.6 million, consisting primarily of a net loss of $39.2 million, non-cash loss of $25.9 million described below, and a decrease in net operating assets of less than $0.3 million. The cash used from net operating assets was comprised of a decrease from accounts receivable of $1.7 million, a decrease from contract liabilities of $3.6 million, a decrease from accounts payable of $0.9 million, a decrease from other net operating assets of $1.8 million, and offset by an increase from inventories of $5.7 million, and an increase from other assets of $2.0 million. The non-cash loss of $25.9 million primarily consisted of the loss on cancellation of warrants of $11.4 million, stock-based compensation expense of $6.5 million, the loss on the disposal of fixed assets of $2.7 million, and the loss on fair value of warrants of $1.0 million.

Net cash used in operating activities for the six months ended June 30, 2024 was $28.5 million, consisting primarily of a net loss of $28.5 million, non-cash gain of $2.4 million described below, and an increase in net operating assets of $2.3 million. The increase in net operating assets was comprised of an increase from accounts receivable of $1.2 million due to timing of customer payments, an increase from inventories of $3.9 million for Sapphire XC, Sapphire 1MZ and Sapphire XC 1MZ system production, and an increase from prepaid expenses of $1.9 million related to insurance and vendor prepayments, offset by a decrease from accounts payable of $2.4 million, a decrease from contract liabilities of $0.3 million, a decrease from other net operating assets of $1.3 million, and a decrease in accrued expenses and other current liabilities of $0.6 million. The noncash gain of $2.4 million primarily consisted of the gain on fair value of warrants of $22.7 million, and the gain on fair value of contingent earnout liabilities of $1.4 million, offset by the stock-based compensation expense of $9.3 million, depreciation and amortization of $2.7 million, amortization of debt discount and deferred financing costs of $8.3 million and non-cash cost of issuance of common stock warrants in connection with the BEPO Offering of $1.3 million.

We expect our cash used in operating activities to decrease, driven by our efforts to stabilize our working capital requirements through our expense reduction efforts and overall enterprise efficiency improvement programs.

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Investing Activities

Net cash used by investing activities during the six months ended June 30, 2025 was $1.8 million, consisting of purchases of property and equipment of $1.8 million.

Net cash provided by investing activities during the six months ended June 30, 2024 was $6.0 million, consisting of the sale of available for sale securities of $2.5 million, and maturities of available-for-sale investment securities of $3.5 million.

We expect our capital expenditures to increase in 2025 compared to 2024 as we invest in printer capacity and related facilities for RPS.

Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2025 was $15.0 million, consisting of proceeds of $15.0 million from the issuance of the January Note and the February Note.

Net cash provided by financing activities during the six months ended June 30, 2024 was $0.5 million, consisting of proceeds of $10.7 million from the capital raise, and $0.3 million from the issuance of common stock upon exercise of stock options, offset by the repayment of the secured notes of $10.5 million.

We expect cash provided by financing activities to increase by issuing new equity or incurring new debt to continue operations, subject to our compliance with the covenants in the Secured Notes. Our future cash requirements and the adequacy of available funds will depend on many factors, including our operating performance, competitive and industry developments, and financial market conditions.

Cash Flows for the years ended December 31, 2024 and 2023

	Years Ended December 31,
	2024	2023	Change
	(In thousands)
Net cash used in operating activities	$(32,677)	$(105,636)	$72,959
Net cash provided by investing activities	7,767	38,891	(31,124)
Net cash provided by financing activities	1,460	59,261	(57,801)

Operating Activities

Net cash used in operating activities for the year ended December 31, 2024 was $32.7 million, consisting primarily of a net loss of $73.3 million, cash used from net operating assets of $31.5 million, and non cash charges of $9.1 million. The cash used from operating assets was primarily comprised of accounts payable of $0.1 million, accrued expenses and other current liabilities of $2.6 million, and other noncurrent liabilities of $2.2 million, partially offset by a decrease in inventories of $13.3 million for Sapphire and Sapphire XC system production, contract assets of $7.0 million, accounts receivable of $5.9 million, contract liabilities of $5.2 million, other assets of $4.0 million, and prepaid expenses and other current assets of $1.8 million related to insurance and vendor prepayments. The noncash charges primarily consisted of amortization of debt discount and deferred financing costs of $13.6 million, stock-based compensation of $15.4 million, loss on debt extinguishment of $7.5 million, depreciation and amortization of $4.9 million, warrant issuance in connection with the August warrant inducement of $2.4 million, and cost of issuance of common stock warrants in the BEPO Offering (defined herein) of $1.3 million, partially offset by the fair value related to the warrants of $32.1 million, gain on exchange of debt for common stock of $2.6 million and the change in fair value related to the contingent earnout liabilities of $1.4 million.

Net cash used in operating activities for the year ended December 31, 2023 was $105.6 million, consisting primarily of a net loss of $135.1 million, cash used from net operating assets of $1.2 million, and noncash charges of $28.3 million. The cash used from operating assets was primarily comprised of contract liabilities of $10.1 million, accrued expenses and other current liabilities of $9.0 million, and contract assets of $7.2 million, partially offset by a decrease in inventories of $13.7 million for Sapphire and Sapphire XC system production, other assets of $10.2 million, prepaid expenses and other current assets of $2.8 million related to insurance and vendor prepayments, and accounts payable of $2.2 million. The noncash charges primarily consisted of stock-based compensation of $24.9 million, the change in loss on debt extinguishment of $19.5 million, depreciation and amortization of $9.3 million, cost of issuance of common stock warrants of $1.4 million, and realized loss on available for sale securities, partially offset by the change in fair value related to the contingent earnout liabilities of $16.0 million, the change in fair value of debt derivatives of $8.5 million, and fair value related to the warrants of $2.3 million.

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We expect our cash used in operating activities to increase, driven by investments in our RPS model in anticipation of increased demand for production level components and in R&D to maintain technology leadership. Our continued efforts in increasing operational efficiency, reducing overhead and expense reduction would offset operating cash needs.

Investing Activities

Net cash provided by investing activities during the year ended December 31, 2024 was $7.8 million, consisting of $3.5 million of proceeds from maturity of available for sale investments and $3.2 million in sales of available for sale securities, and reimbursement of previously incurred leasehold expenditures of $1.1 million.

Net cash provided by investing activities during the year ended December 31, 2023 was $38.9 million, consisting of $35.1 million of proceeds from maturity of available for sale investments and $10.7 million in sales of available for sale securities, offset by property and equipment purchases of $1.0 million, purchases of available-for-sale investments of $3.7 million consisting primarily of high quality investment-grade securities, and production of equipment for lease to customers of $2.2 million.

We expect our capital expenditures to increase in 2025 compared to 2024 as we ramp up operations to meet our customers’ production level parts demand while being offset by our intent to limit the number of 3D Printer systems as equipment for lease to customers.

Financing Activities

Net cash provided by financing activities during the year ended December 31, 2024 was $1.5 million, consisting of proceeds of $10.7 million from capital raise, net of issuance costs, $1.7 million proceeds from the August Warrant Inducement (as defined below) capital raise, $0.5 million of proceeds from secured notes, net of issuance costs, and $0.3 million of proceeds from issuance of common stock upon exercise of stock options, partially offset by $11.7 million from the repayment of Secured Notes.

Net cash provided by financing activities during the year ended December 31, 2023 was $59.3 million, consisting of proceeds of $65.7 million from the issuance of the Secured Convertible Notes, net of issuance costs, proceeds of $57.1 million from the Secured Notes, net of issuance costs, proceeds of $22.8 million from the issuance of common stock, net of issuance costs, pursuant to the ATM Offering, proceeds from the Registered Direct Offering, net of issuance costs of $16.3 million, proceeds of $14.0 million drawn from the prior revolver facility under the Loan Agreement, proceeds of $1.6 million drawn from the prior secured equipment loan facility under our third amended and restated loan and security agreement, as amended, originally entered into with Silicon Valley Bank, and proceeds of $0.6 million from the issuance of common stock upon exercise of stock options, partially offset by $69.9 million in repayment of the Secured Convertible Notes, $25.0 million in repayment of the Secured Notes, $17.0 million in repayment of the revolver facility, and $7.0 million in repayment of equipment loans.

We expect cash provided by financing activities to increase by issuing new equity or incurring new debt to continue operations, subject to our compliance with the covenants in the Secured Notes. Our future cash requirements and the adequacy of available funds will depend on many factors, including our operating performance, competitive and industry developments, and financial market conditions.

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Contractual Obligations

The table below summarizes our contractual obligations as of June 30, 2025:

	Payments Due by Period
	Less than 1 year	1 – 3 years	3 – 5 years	Total
	(In thousands)
Operating leases	$1,200	$7,320	$8,780	$17,300
Debt principal, interest and fees	16,913	5,562	—	22,475
Purchase commitments	4,400	—	—	4,400
Total contractual cash obligations	$22,513	$12,882	$8,780	$44,175

Purchase commitments (purchase orders) of $4.4 million for parts and assemblies are non-cancellable and are due upon receipts with standard payment terms and will be delivered throughout 2025 and the first half of 2026.

Off-Balance Sheet Arrangements

As of June 30, 2025 and December 31, 2024, except as discussed below, we did not have any off-balance sheet arrangements.

See Note 16, Momentus Master Service Agreement, in the notes to our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus for additional information.

Recent Accounting Pronouncements

For a description of recent accounting pronouncements, including the expected dates of adoption and estimated effects, if any, on Velo3D’s unaudited condensed consolidated interim financial statements, see Note 2, Summary of Significant Accounting Policies, in the notes to the unaudited condensed consolidated interim financial statements in this prospectus.

Implications of Being an Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(A) of the Securities Act and have elected to take advantage of the benefits of this extended transition period.

We will elect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and nonpublic business entities until the earlier of the date we (a) are no longer an emerging growth company or (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 2, Summary of Significant Accounting Policies, in the notes to the audited consolidated financial statements included in this prospectus for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last date of our fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the SEC or (d) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the previous three years.

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Critical Accounting Policies and Significant Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. We evaluated the development and selection of our critical accounting policies and estimates and believe that the following involve a higher degree of judgement or complexity and are most significant to reporting our results of operations and financial position and are therefore discussed as critical. The following critical accounting policies reflect the significant estimates and judgements used in the preparation of our consolidated financial statements. Actual results could differ materially from those estimates and assumptions, and those differences could be material to our consolidated financial statements. We re-evaluate our estimates on an ongoing basis. For information on our significant accounting policies, refer to Note 2, Summary of Significant Accounting Policies, included in the notes to the consolidated financial statements in this prospectus.

Revenue Recognition

Revenue subject to ASC 606 consists of 3D Printer sales and Support Services (recognition of Recurring Payment consisting of payments from lessees of the Company’s equipment discussed below). The Company determines revenue recognition through the following five- step model for recognizing revenue: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies its performance obligation.

A typical contract with customers for the 3D Printer and bundled software includes the Support Services. The Company provides one price for all deliverables including the 3D Printer and bundled software, and for the Support Services. Typically, the Company has one distinct obligation to transfer the 3D Printers and bundled software, and another distinct obligation to provide the Support Services.

The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on observable standalone selling price when it is available, as well as other factors, including the price charged to its customers, its discounting practices, and its overall pricing objectives including risk adjusted gross profit margin for products and services, while maximizing observable inputs. In situations where pricing is highly variable, or a product is never sold on a stand-alone basis, the Company estimates the SSP using the residual approach. Significant judgment is used to identify and account for each of the two performance obligations.

3D Printer Sales

The Company bills its customers beginning at the time of acceptance of the purchase order (which represents a deposit), with the second billing at the time of shipment and final billing upon site acceptance test completion. The timeframe from order to completion of the site acceptance test occurs typically over three to six months. Revenue for the 3D Printer is recognized at a point-in time, which occurs upon transfer of control to the customer at shipment. Site installation, testing and customer training are incidental to customer acceptance with the portion of the transaction price allocated to these services being deferred as part of Support Services and recognized over the period the services are provided.

Revenue - Variable Consideration - The sales of 3D Printer systems under certain contracts may include variable consideration such that the Company is entitled to a rate per print hour used on the 3D Printer systems. The Company makes certain estimates in calculating the variable consideration, including amount of hours, the estimated life of the equipment and the discount rate. Although estimates may be made on a contract-by-contract basis, whenever possible, the Company uses all available information including historical customer usage and collection patterns to estimate variable consideration. Management reassesses the estimated variable consideration quarterly.

The Company estimates its variable consideration on a quarterly basis based on the latest data available, and adjusts the transaction price accordingly by recording an adjustment to net revenue and contract assets. The Company has recognized the estimate of variable consideration to the extent that it is probable that a significant reversal will not occur as a result from a change in estimation. There was no revenue related to variable consideration during the three months ended June 30, 2025 and 2024. There was no revenue related to variable consideration during the six months ended June 30, 2025 and 2024. Sales with variable consideration represented 0% of revenue during the year ended December 31, 2024 and 3% of our revenue during year ended December 31, 2023. As of December 31, 2024, the Company discontinued the Variable Consideration revenue model on a go-forward basis.

The Company has elected not to recognize shipping to customers as a separate performance obligation. Revenue from shipping billed to customers for the three and six months ended June 30, 2025 and 2024 was not material. Revenue from shipping billed to customers for the years ended December 31, 2024 and 2023 was not material.

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Recurring Payment (operating lease revenue from customers)

The Company enters into Recurring Payment transactions for customers who do not purchase the 3D Printers (“equipment”). The contracts specifically describes the equipment, which is a production system with defined components and services including the printer itself, services, and accessories. The asset is physically distinct, the supplier does not have substitution rights, and the customer holds the right to direct the use of and obtain substantially all of the economic benefits from the use of the identified asset. The initial lease terms are for 12 months and the Company has considered the possibility of renewals when determining the length of the contract. The expectation is that customers will not exercise any renewal or purchase options at the end of the lease. The Company has evaluated our customer history on renewals, returns and purchase options and has determined the operating lease period of 12 months is appropriate; the Company will continue to monitor customer expectations. The arrangements provide for a base rent and usually provide for variable payments based on usage in excess of a defined threshold. Support Services are included during the lease term.

Equipment under lease contracts is reclassified from inventory at its basis and depreciated over five years to a salvage value. Income from the lessee is recorded as revenue using the straight-line method over the term of the lease. Support services are a non-lease component. The practical expedient has been elected to include rents and this non-lease component as one revenue stream recognized over the lease term on a straight-line basis. Costs associated with this component are classified as cost of revenue and recognized as incurred.

Costs for warranties for parts and services for equipment under lease are accrued separately at lease commencement and amortized to cost of revenue over the lease term to the extent the costs are probable and can be reasonably estimated since the related revenue is being recognized over the lease term. Warranty accruals were not material as of June 30, 2025, June 30, 2024, December 31, 2024 and December 31, 2023, respectively.

Equipment leased to customers are considered long-lived assets and are tested for impairment as described below under the heading “Impairment of Long-lived Assets.”

Support Services

Support Services include field service engineering, phone and email support, preventative maintenance, and limited on and off-site consulting support. A subsequent Extended Support Agreement is available for renewal after the initial period based on the then fair value of the service.

Support Services revenue are recognized evenly over the contract period beginning with customer performance test acceptance.

Other Revenue

Revenue is recognized for parts sold to customers independent of the 3D Printer sales or Support Services contract is included with 3D Printer sales. Such revenue is recognized upon transfer of control to the customer. Revenue from parts was not material for the three and six months ended June 30, 2025 and 2024. Revenue from parts was also not material for the years ended December 31, 2024 and 2023.

Contracts Assets and Contract Liabilities

Contract assets consist of unbilled receivables and are recorded when revenue is recognized in advance of scheduled billings to the Company’s customers. A contract asset is recognized when products or services are transferred to a customer and the right to consideration is conditional on something other than the passage of time. Contract liabilities include amounts billed or collected which are related to remaining performance obligations. Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods.

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Stock-based Compensation

Stock-based compensation cost for awards is measured as of the grant date based on its fair value, and the amount is expensed ratably over the service period, which is typically the vesting period. We have elected to account for forfeitures when they occur, and any compensation expense previously recognized on unvested shares will be reversed.

We estimate the fair value of stock option awards subject to only a service condition on the date of grant using the Black-Scholes valuation model. The Black-Scholes model requires the use of highly subjective and complex assumptions, including the option’s expected term, price volatility of the underlying stock, risk-free interest rate, and the expected dividend yield of the underlying common stock, as well as an estimate of the fair value of the common stock underlying the award.

We estimate the fair value of restricted share unit awards using the value of the Company’s common stock on the date of grant.

We estimate the fair value of Earnout Shares awards underlying stock options to employees, which is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation, using the Monte-Carlo simulation model. The Monte-Carlo simulation model was selected as the valuation methodology for the Earnout Shares due to the path-dependent nature of triggering events. Under ASC 718, the award is measured at fair value at the grant date and expense is recognized over the time-based vesting period (the triggering event is a market condition and does not impact expense recognition). The Monte-Carlo model requires the use of highly subjective and complex assumptions, including the current stock price, volatility of the underlying stock, expected term, and the risk-free interest rate.

Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our risk-free interest rates, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock. An increase of 100-basis points in interest rates would not have a material impact on our stock-based compensation.

Common Stock Warrants

Prior to the Merger, warrants to purchase shares of common stock were classified as equity and recognized within additional paid-in capital with no subsequent remeasurement. The amount recognized within additional paid-in capital was determined by allocating the proceeds received and issuance costs incurred between the instruments issued based on their relative fair value. All common stock warrants outstanding prior to the Merger were converted into common stock as part of the Merger.

Following the Merger, 16,429 publicly-traded warrants (the “Public Warrants”) and 8,477 private placement warrants (the “Private Placement Warrants”), issued to the Sponsor, all of which were issued in connection with the IPO), became exercisable for one share of the Company’s common stock at an exercise price of $6,037.50 per share. During the year ended December 31, 2024, there were no Public Warrants or Private Placement Warrants exercised. The Public Warrants are publicly traded and are exercisable for cash, unless certain conditions occur, such as redemption by the Company under certain circumstances, at which time the Public Warrants may be exercised on a cashless basis. The Private Placement Warrants are non-redeemable for cash so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In conjunction with the joinder and fourth loan modification agreement on July 25, 2022, we issued to Silicon Valley Bank warrants to purchase up to 134 shares of the Company’s common stock at an exercise price of $1,344 per warrant share (the “2022 Private Warrant”). The 2022 Private Warrant is exercisable until July 24, 2034 and allows cashless exercise in whole or part.

On December 29, 2023, the Company issued warrants to purchase 68,572 shares of the Company’s stock at an exercise price of $299.25 per warrant share (the “RDO Warrants”). Additionally, the Company issued warrants to purchase 3,429 shares of the Company’s stock at an exercise price of $326.25 per warrant share (the “Placement Agent Warrants” and together with the Public Warrants, the Private Placement Warrants, the 2022 Private Warrant, and the RDO Warrants the “Common Stock Warrants”). The RDO Warrants and Placement Agent Warrants are exercisable until December 29, 2028.

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In connection with the sale and issuance (the “BEPO Offering”) of an aggregate of 65,307 shares of common stock in April 2024, the Company issued warrants (the “BEPO Warrants”) to purchase up to an aggregate of 65,307 shares of common stock. The BEPO Warrants are immediately exercisable at an exercise price of $183.75 per share and will expire on the five year anniversary of the date of issuance. In connection with the placement agency agreement for the BEPO Offering, we also issued warrants to the placement agent (the “BEPO Agent Warrants”) to purchase up to 3,266 shares of common stock. The BEPO Agent Warrants are exercisable at an exercise price of $202.20 per share and will expire on the five year anniversary of the date of issuance.

In connection with the second note amendment (the “Second Note Amendment”) to the Secured Notes entered into with High Trail Investments ON LLC and an affiliated institutional investor, the Company also entered into a letter agreement (the “Letter Agreement”) with the Investors pursuant to which the Company issued to the Investors warrants (the “2024 Private Warrants”) to purchase up to an aggregate of 41,808 shares of Common Stock. The 2024 Private Warrants became exercisable 45 days after the original issuance date (the “Initial Exercise Date”), are exercisable at an exercise price of $199.35 per share and will expire on the one year anniversary of the later of (i) the Initial Exercise Date and (ii) the date on which the Resale Registration Statement (as defined in the Letter Agreement) is declared effective by the SEC. The Investors may exercise the 2024 Private Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The 2024 Private Warrants may also be exercised on a cashless basis under certain circumstances.

In connection with the Third Note Amendment, on July 1, 2024, the Company also entered into a letter agreement with the Investors pursuant to which the Company issued to the Investors warrants (the “July 2024 Private Warrants”) to purchase up to an aggregate of 110,000 shares of common stock. The July 2024 Private Warrants became exercisable 45 days after the original issuance date, are exercisable at an exercise price of $37.50 per share and will expire on the five year anniversary of the issuance date.

The Investors may exercise the 2024 Private Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The July 2024 Private Warrants may also be exercised on a cashless basis under certain circumstances.

On August 12, 2024, the Company entered into a warrant inducement with certain warrant holders. Pursuant to the Inducement Agreement, the company and the holders of certain existing warrants to purchase up to 49,524 shares of common stock agreed to reduce the exercise price of such existing warrants from $296.70 per share to $34.20 per share. Additionally, the Company agreed to issue registered warrants with an exercise price of $34.20 per share to purchase 99,048 shares of common stock (the “August Inducement Warrants”) and will expire on the five year anniversary of the issuance date. The August Inducement Warrants may also be exercised on a cashless basis under certain circumstances.

The Company evaluated the Common Stock Warrants and concluded that they all do not meet the criteria to be classified within stockholders’ equity. The warrant agreement governing the Public Warrants and Private Placement Warrants includes a provision, the application of which could result in a different settlement value for the Common Stock Warrants depending on their holder. Because the holder of an instrument is not an input into the pricing of a fixed-for-fixed option on the common stock, the Private Placement Warrants are not considered to be “indexed to the Company’s own stock.” In addition, the warrant agreement includes a provision that provides that in the event of a tender or exchange offer accepted by holders of more than 50.0% of the outstanding shares of the common stock, all holders of the Public Warrants and the Private Placement Warrants would be entitled to receive cash for all of their Public Warrants and Private Placement Warrants. Specifically, in the event of a qualifying cash tender offer (which could be outside of the Company’s control), all Public Warrant and Private Placement Warrant holders would be entitled to cash, while only certain of the holders of the common stock may be entitled to cash. These provisions preclude us from classifying the Public Warrants and Private Placement Warrants in stockholders’ equity. The 2022 Private Warrant, the RDO Warrants, and Placement Agent Warrants also contain similar provisions on the treatment in the event of a qualifying cash tender offer that preclude us from classifying the 2022 Private Warrants, the RDO Warrants, and the Placement Agent Warrants in stockholders’ equity.

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We classify the Common Stock Warrants as liabilities in accordance with ASC Topic 815 “Derivatives and Hedging–Contracts in Entity’s Own Equity.” As these meet the definition of a derivative, we recorded these warrants within Warrant liabilities on the consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations and comprehensive loss at each reporting date.

Contingent Earnout Liability

In connection with the Reverse Recapitalization and pursuant to the Business Combination Agreement, eligible former Legacy Velo3D equity holders are entitled to receive the Earnout Shares upon the Company achieving certain Earnout Triggering Events (as described in the Business Combination Agreement). The Earnout Shares are not indexed to the common stock and therefore are accounted for as a liability at the Reverse Recapitalization Date and subsequently remeasured at each reporting date with changes in fair value recorded as a component of gain on fair value of contingent earnout liabilities in the consolidated statements of operations and comprehensive loss. The estimated fair value of the contingent earnout liability was determined using a Monte Carlo simulation using a distribution of potential outcomes on a monthly basis over the a five-year earnout period (the “Earnout Period”), prioritizing the most reliable information available. The assumptions utilized in the calculation are based on the achievement of certain stock price milestones, including the current common stock price, expected volatility, risk free rate, expected term and dividend rate. The contingent earnout liability is categorized as a Level 3 fair value measurement (see “Fair Value Measurements” as described above) because the Company estimates projections during the Earnout Period utilizing unobservable inputs. Contingent earnout liabilities involve certain assumptions requiring significant judgment and actual results may differ from assumed and estimated amounts.

Fair Value Measurements

We have applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements. Assets and liabilities measured at fair value are classified into one of three levels in the fair value hierarchy based on the inputs used to measure fair value as follows:

Level 1 — Quoted prices observed in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly; and

Level 3 — Significant unobservable market inputs for the asset or liability.

The carrying amounts of cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short-term maturities. The long-term debt (including convertible notes) with variable interest at market rates is carried at amortized cost, which approximates its fair value and was classified as Level 2. See Note 9, Long-Term Debt for further information.

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Material Weaknesses in Internal Control over Financial Reporting

As described Part II, Item 9A. “Controls and Procedures” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, we identified material weaknesses in our internal control over financial reporting. These material weaknesses have not been remediated as of June 30, 2025. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses are as follows:

●	We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with our accounting and financial reporting requirements. Additionally, the lack of a sufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions. This material weakness contributed to the following additional material weaknesses.

●	We did not design and maintain effective controls over the segregation of duties related to journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within our general ledger system and (ii) prepare and review account reconciliations.
●	We did not design and maintain effective controls over the accounting and disclosure for debt and equity instruments. Specifically, we did not design and maintain effective controls over the accounting for the issuance and extinguishment of convertible note arrangements, warrants, common stock, and the accounting for earnout liabilities.

●	We did not design and maintain effective controls over the accounting for inventory and related accounts. Specifically, we did not design and maintain effective controls over verifying the existence of inventory, the accuracy of purchases, manufacturing costs, and write-offs and the financial statement presentation of inventory and related accounts.

●	We did not design and maintain effective controls over the accounting for contract assets and liabilities. Specifically, we did not design and maintain effective controls over the accuracy and the financial statement presentation of contract assets and liabilities, including variable consideration.

●	We did not design and maintain effective controls over financial statement preparation, presentation and disclosure commensurate with our financial reporting requirements. Specifically, we did not design and maintain effective controls over the appropriate classification and presentation of accounts and disclosures in the consolidated financial statements.

These material weaknesses resulted in adjustments to accounts receivable, inventory, other current assets, current and non-current contract liabilities, accrued expenses and other current liabilities which were recorded prior to the issuance of the consolidated financial statements as of and for the years ended December 31, 2019, 2020 and 2021 and as of and for the interim periods ended September 30, 2021 and December 31, 2021. These material weaknesses also resulted in the revision of our consolidated financial statements for the year ended December 31, 2022 and as of and for the interim periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, and September 30, 2023. Also, these material weaknesses resulted in an uncorrected misstatement to inventories and cost of revenue and adjustments to debt – current portion and long-term debt, other income, additional paid in capital, gain on fair value of warrants, interest expense, revenue and contract assets, and loss on debt extinguishment which were recorded prior to the issuance of the consolidated financial statements as of and for the year ended December 31, 2023 and accounts receivable and contract assets as of and for the interim period ended June 30, 2025. These material weaknesses also resulted in adjustments to interest expense, debt – current portion, additional paid-in capital, warrant liabilities, contingent earnout liabilities and gain (loss) on fair value of contingent earnout liabilities, which were recorded prior to the issuance of the unaudited condensed consolidated interim financial statements as of and for the interim period ended June 30, 2025. Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

●	We did not design and maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of our consolidated financial statements. Specifically, we did not design and maintain effective:

■	user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; and

■	program change management controls to ensure that information technology program and data changes affecting certain financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately.

These IT deficiencies did not result in a misstatement to the consolidated financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all consolidated financial statement accounts and disclosures that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

Remediation Measures for Remaining Material Weaknesses in Internal Control over Financial Reporting

We have taken measures to remediate the material weaknesses remaining as of June 30, 2025, including the following: hired additional accounting and IT personnel to bolster our reporting, technical accounting and IT capabilities; provided ongoing training for our personnel on accounting, financial reporting and internal control over financial reporting; engaged a third-party to assist in designing and implementing controls, including controls related to segregation of duties and IT general controls; designing and implementing controls to formalize roles and review responsibilities to align with our team’s skills and experience and designing and implementing controls over segregation of duties; and designing and implementing controls over the preparation and review of journal entries and account reconciliations. Additionally, we will need to hire and train additional accounting and IT personnel to further bolster our technical accounting and IT capabilities. We have also begun planning for measures to remediate the material weaknesses related to designing and implementing controls over accounting and disclosure for debt and equity instruments, the accounting for the issuance and extinguishment of convertible note arrangements, warrants and common stock; designing and implementing controls over the accounting for inventory and related accounts, the accuracy of inventory, purchases, manufacturing costs, and write-offs and the financial statement presentation of inventory and related accounts; designing and implementing controls over the accounting for contract assets and liabilities, the accuracy and the financial statement presentation and disclosure of contract assets and liabilities, including variable consideration; designing and implementing controls over controls over financial statement preparation, presentation and disclosure commensurate with our financial reporting requirements, the appropriate classification and presentation of accounts and disclosures in the consolidated financial statements; and designing and implementing IT general controls, including controls over the review and update of user access rights and privileges and program change management controls.

We believe we are making progress toward the effectiveness of our internal control over financial reporting and disclosure controls and procedures. The measures that we are taking are subject to continued testing, ongoing senior management review, as well as audit committee oversight. We will not be able to conclude whether the measures we are taking will fully remediate these material weaknesses in our internal control over financial reporting until we have completed our remediation efforts and subsequent evaluation of their effectiveness. We may also conclude that additional measures may be required to remediate the material weaknesses in our internal control over financial reporting, which may necessitate additional implementation and evaluation time. We will continue to assess the effectiveness of our internal control over financial reporting and take steps to remediate the known material weaknesses expeditiously.

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BUSINESS

Overview

We seek to fulfill the promise of AM to deliver breakthroughs in performance, cost, and lead time in the production of high-value metal parts.

We produce a fully integrated hardware and software solution based on our proprietary L-PBF technology, which greatly reduces and often eliminates the need for support structures. Our technology enables the production of highly complex, mission-critical parts that existing AM solutions cannot produce without the need for redesign or additional assembly.

Our L-PBF metal AM technology is supporting active efforts and has multi-service interest across the Department of Defense enabling a range of critical needs, including but not limited to, munitions and munition support components, hypersonic propulsion and thermal management systems, maritime surface and subsurface components, aerospace propulsion, flight components, and leading-edge programs.

We also aim to enable our customers to build resilient supply chains for production parts across industries with a clear, reliable path from concept to production through our RPS offering. RPS utilizes our deep engineering expertise, cutting-edge technology and a fleet of Sapphire XC large-format metal 3D printers to accelerate path to production for our customers. The ability to process flow exact copies of materials and parts ensures repeatability and eliminates the variability that often plagues traditional AM methods. Our technology supports production of mission-critical components such as propulsion hardware, hypersonic engine parts, thermal management systems, airframe components, and advanced munitions. These capabilities contribute to reduced lead times, minimized labor costs, and enhanced readiness while ensuring secure domestic manufacturing free of foreign technology dependencies.

Our 3D Printers give our customers who are in space, aviation, defense, automotive, energy and industrial markets the freedom to design and produce metal parts with complex internal features and geometries that had previously been considered impossible for AM. We believe our technology is years ahead of competitors.

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Our technology is novel compared to other AM technologies based on its ability to deliver high-value metal parts that have complex internal channels, structures, and geometries. This affords a wide breadth of design freedom for creating new metal parts and it enables replication of existing parts without the need to redesign the part to be manufacturable with AM. Because of these features, we believe our technology and product capabilities are highly valued by our customers. Our customers are primarily OEMs and CMs who look to AM to solve issues with traditional manufacturing technologies for metal parts. Those traditional manufacturing technologies rely on processes, including casting, stamping and forging, that typically require high volumes to drive competitive costs and have long lead times for production. Our customers look to AM solutions to produce assemblies that are lighter, stronger, and more reliable for the purposes of aerospace, defense and energy than those manufactured with traditional technologies. Our customers also expect AM solutions to drive lower costs for low-volume parts and substantially shorter lead times. However, many of our customers have found that legacy AM technologies failed to produce the required designs for the high-value metal parts and assemblies that our customers wanted to produce with AM. As a result, other AM solutions often require that parts be redesigned so that they can be produced and frequently incur performance losses for high-value applications.

In contrast, our technology can deliver complex high value metal parts with the design advantages, lower costs and faster lead times associated with AM, and generally avoids the need to redesign the parts. As a result, our customers have adopted our technology into their design and production processes. We believe our value is reflected in our sales patterns, as most customers purchase a single machine to validate our technology and purchase additional systems over time as they embed our technology in their product roadmap and manufacturing infrastructure. We consider this approach a “land and expand” strategy, oriented around a demonstration of our value proposition followed by increasing penetration with key customers.

We offer customers a fully integrated solution, which includes the following key components:

●	Flow print preparation software conducts a sophisticated analysis of the features of the metal part and specifies a production process that significantly reduces and often eliminates the need for support structures.
●	Sapphire metal AM printers produce the part using our proprietary L-PBF technology. Our technology produces metal parts by fusing many thousands of very thin layers of metal powder with a precisely controlled laser beam in a sophisticated software defined sequence (or “recipe”) prescribed by our Flow software.
●	Assure quality control software validates the product made by Sapphire printers to confirm that each layer is made to the specifications required by the original design.
●	Intelligent Fusion is the underlying manufacturing process that binds software and hardware together into a complete manufacturing solution that produces repeatable outcomes across different family of Sapphire systems.

Legacy AM technologies often rely on internal supports to prevent deformation of the metal part during the 3D printing process. These supports inhibit the production of parts with complex internal geometries, which are often required in high-performance applications, because there is limited or no access to remove them after production. Our technological advances enable our Sapphire family of systems to print metal parts that significantly reduce and often eliminate the need for internal supports, which enables our customers to produce designs that would otherwise be infeasible to make with conventional AM technology.

We sell our fully integrated hardware and software AM solutions through two types of transaction models: 3D Printer sale transactions and Recurring Payment transactions. Support services are included with both a 3D Printer sale transaction and a Recurring Payment transaction. A subsequent Extended Support Agreement is available for renewal after the initial contract period based on the then-fair value of the service, which is paid for separately.

Recurring Payment transactions are our leased 3D printer transactions. Under the Recurring Payment transaction, the customer typically pays an amount for a lease which entitles the customer to a base number of hours of usage. For usage above that level, the customer typically pays an hourly usage fee. Most of our leases have a 12-month term, though in certain cases the lease term is longer. The variable payments are recognized when the event determining the amount of variable consideration to be paid occurs.

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We shipped our first Sapphire XC 1MZ system at the end of 2022, one year after the Sapphire XC launch at the end of 2021, and we shipped our first Sapphire system at the end of 2018. The Sapphire XC 1MZ system has the same functionality of the Sapphire XC, but with a 1000 millimeter (one meter) build height versus the 550 millimeter (0.550 meter) build height of the Sapphire XC system. The Sapphire XC has capacity to make parts that are 400% larger and reduce production costs per part by approximately 65% to 80% when compared to the original Sapphire system. All of our Sapphire systems are manufactured in our 80,000+ square foot manufacturing facility in Fremont, California in the United States.

Strategic Review

In December 2023, we announced that our Board of Directors had commenced a strategic business review process to explore alternatives in order to maximize stockholder value. The potential strategic alternatives explored or evaluated by our Board of Directors included a potential merger, business combination or sale. The Company’s strategic review was concluded on December 24, 2024 at the close of the December 2024 Exchange. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations––Recent Developments––Recent Debt and Equity Transactions and Change in Majority Ownership.”

Strategy for Growth

The key elements listed below are the foundation for our growth plan to support innovation and meet our customers’ growing demand for additive manufacturing solutions. We remain committed to our “land-and-expand” strategy, whereby satisfied customers continue to purchase Sapphire printers and employ RPS services due to the significant capabilities the technology provides to operations, product, and engineering teams.

Streamline and automate high-value, high-complexity metal parts manufacturing from design to full-scale production

Through our RPS offerings, we aim to provide a one-stop solution for our customers to produce mission-critical metal parts from design to production by first validating a full digital twin to be produced on any of Velo3D’s Sapphire printers. We expect to automate our Sapphire printers as well as post-processing tools to create a fully automated factory where our customers would utilize Velo3D’s platform to produce parts on demand.

Focus on uncontested segments of the market

We focus our sales efforts on customers with a need for parts which our proprietary L-PBF technology can produce but which cannot be produced by competitors’ AM technology. These include high-performance metal parts with complex internal geometries, including critical components within jet engines, fuel delivery systems and heat exchangers. These parts are fundamentally out of reach for other AM suppliers serving the high-value metal parts segment because their production process requires internal supports for complex internal geometries, which cannot be removed. Likewise, the processes required by traditional metal manufacturing processes (for example, welding of multiple parts into the desired assembly) often result in parts with lower performance, higher cost and/or longer lead times than the parts which our solution can produce. We generally do not compete in the segment of the AM market composed of applications which can be served by the multiple existing competitors in metal AM. Our primary focus is on those applications where demand for our solution is expected to be the strongest, thus supporting our long-term margins.

Ensuring customer success

We adopt a two-step approach to customer relationships, whereby we first aim to validate our technology with customers before working to more fully integrate our technology into customers’ designs and/or production processes. Upon building a strong customer relationship, our sales personnel and engineers collaborate with their customer counterparts to identify how our technology can add the greatest value to the customer’s ultimate product. We have found that this helps customers to best understand the potential for the wide breadth of design freedom that our products can deliver, which often leads to customers fully integrating our technology into their processes and making multiple follow-up purchases. This results in economies of scale, as fewer sales and engineering personnel are able to serve a larger number of machines that are concentrated with a smaller number of customers. In addition, by integrating our technology into customer designs, we effectively expand the uncontested market which we believe we are optimally suited to serve. As of March 26, 2024, our sales team has secured approximately $15 million in new order bookings since mid-December 2023, including more than 50% of bookings tied to key strategic accounts, which we believe demonstrates increased customer satisfaction and confidence in our technology.

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Accelerate global acquisition of new customers

We plan to increase the number of customer relationships we have globally in the coming years both organically and through distribution partnerships. In recent years, we have demonstrated that our technology can bring tremendous value across a number of use cases in the space, aviation and defense, automotive, energy and industrial segments. We plan to leverage the success from these deployments into sales to a number of new customers by further increasing our sales force in the coming years to drive new customer acquisition. In addition to our U.S. and European sales organization, we have also established relationships with distribution partners in the Asia-Pacific region (Taiyo Nippon Sanso Corporation, and Avaco) and Austria (SBO).

Extend competitive advantage with higher quality and new products

We plan to enhance the quality of newly manufactured Sapphire printers in the future to further extend our technological advantage relative to our competitors. Due to the success of our operational initiatives and product improvements, we have significantly reduced the installation time of Sapphire printers over the last year. Additionally, we have increased the size of our customer service and quality teams to provide on-site support in all major U.S. metropolitan areas. Through reliability improvements, system uptime for key customers has increased and we have reduced the time it takes to resolve customer issues.

Our Competitive Strengths

Disruptive AM platform with the unique ability to produce complex designs

In contrast to other L-PBF technologies, our proprietary L-PBF technology is capable of producing metal parts with complex internal geometries. Manufacturers of high-performance products have looked to AM to improve performance, reduce costs and shorten lead times relative to traditional metal parts manufacturers; however, other AM solutions have been historically limited because they must use internal supports to enable production of the part. Our technology delivers on the promise of AM, allowing customers a wide breadth of freedom to design products with consistently optimal performance characteristics. In addition to greater design freedom, our technology allows customers to consolidate assemblies of multiple metal parts into a single part that delivers a consistently stronger, lighter, better performing part at a lower cost than possible through traditional metal manufacturing techniques, while consistently maintaining the applicable density requirement for industrial metal portions of metallic 3D objects for the purpose of aerospace, defense and energy. Finally, our solutions enable the production of high-value, low-volume spare parts on demand, which may result in meaningful reductions to requirements for inventory. These factors create an uncontested segment in the market with customers we are ideally positioned to serve.

Existing relationships with blue chip customers across our target end markets

We have built relationships with blue chip customers across all of our target industries, including space, aviation and defense, automotive, energy and other industrial applications. In addition to our direct OEM customer relationships, we also continue to expand our relationships with our indirect customers who specify our 3D printers for the manufacture of components by CMs that use our 3D printers. While these customers provide no direct revenue, they drive parts volume demand for our CMs and therefore, indirectly, our 3D printer demand. We have built these relationships by demonstrating the value that our differentiated technology can achieve and integrating our solutions into their operations, resulting in repeat sales to multiple customers within a short span of time. Our success in partnering with existing customers has also validated our differentiated technology for other potential customers. We believe that our successes with these efforts provide meaningful proof of our proprietary technology and will enable our strategy of rapid customer acquisition in the coming years.

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Fully Integrated turnkey solution that can be easily integrated into customer operations

Our fully integrated metal AM solution can be integrated into customer operations with relative ease, facilitating adoption with new customers, as well as the installation of additional systems with existing customers. We typically dedicate one engineer for several weeks around the time of the installation to educate customers as to how to best use our systems and to identify how our technology can most effectively add value to customer processes. After this point, our customers become largely self-supported, requiring only occasional support from our sales and engineering staff.

Velo3D Fully Integrated Metal AM Solution

Flow™
Print Preparation Software

Sapphire®
Metal AM Family of Printers

Assure™
Quality Validation

UNDERLYING INTELLIGENT FUSION MANUFACTURING PROCESS

Design freedom, agility, repeatability, quality, greater control

This enables us to effectively reallocate our engineers and sales force to continue to engage with new potential customers, supporting our efforts to scale our operations rapidly.

Deep moat of intellectual property protections

We have a strong, multi-layered portfolio protecting our IP rights, which reinforces our competitive advantage. As of June 30, 2025, we owned 63 issued patents of which 43 are issued U.S. patents, and 20 are issued foreign patents. We also have 51 publicly pending patent applications of which 47 are pending U.S. patent applications and four pending foreign patent applications. Our issued patents will expire at different times in the future, with the earliest expiring in 2035 and the latest expiring in 2047. Our currently pending patent applications will generally remain in effect for 20 years from the date of filing of the initial patent application of each. Our eight trademark types worldwide include six registered U.S. trademarks, 45 registered foreign trademarks, two pending U.S. trademark applications, and six pending foreign trademark applications. We also have one U.S. registered copyright. Our intellectual property is subject to a first lien security interest held by the holder of the Secured Notes.

Capital efficient business model

Our business model allows us to scale our operations to meet expected customer demand. For system sales, our own manufacturing operations are primarily limited to final assembly, testing and shipment. Further, we believe our units are higher value and lower volume relative to other AM solutions providers, which reduces the burden on our supply chain as we expand. Our final assembly process does not require expensive clean rooms but instead occurs within an assembly facility. We believe that this will enable us to rapidly scale our business model to meet customer demand, without the risks associated with other manufacturing models that require heavy capital expenditures to increase production capacity. For RPS, the fleet of 3D printers we utilize to produce printed parts consist of Velo3D owned and customer owned units that reduce total capital needs while generating revenue based on output.

Our Product Platforms

Since our founding in 2014, we have focused development on our primary solution, marketed as Sapphire. Sapphire is a fully integrated solution including the Flow design software and Assure quality control software. At the end of 2022, we launched our Sapphire XC 1MZ system, and at the end of 2021, we launched our Sapphire XC system, both of which enable production of larger parts at a lower cost.

Our software is fully integrated into the design, production and quality control platform with our Sapphire family of systems. We maintain legal title of our software systems for products sold under both our 3D printer sale transactions and recurring payment transactions.

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Flow

Flow software powers the whole family of Sapphire AM printers. Our systems rely on a similar manufacturing process for all of our printer solutions. Flow is a highly advanced and proprietary software platform, which scans part designs for unique geometrical features. It uses advanced computational algorithms to prescribe specific manufacturing “recipes” and processes specific to the Sapphire production systems, e.g., to ensure that the 3D object is produced with the required specifications.

Sapphire, Sapphire 1MZ, Sapphire XC and Sapphire XC 1MZ

The Sapphire printer system is our first generation production machine. Sapphire uses L-PBF technology and supports a build module of 315 millimeter diameter by 400 millimeter tall, and volume of up to 31 liters.

Sapphire XC is our second generation of printers and started shipping at the end of 2021. The acronym XC stands for “extra capacity” and as compared to Sapphire, has a larger build module of 600 millimeter diameter by 550 millimeter tall, and volume of up to 155 liters. Sapphire XC is based on the same fundamental design of our original Sapphire 3D printers. The Sapphire XC printer system is designed with the intent that all recipes and parts designed for the original Sapphire printers are fully compatible with the Sapphire XC printer systems, as the new system line is designed to carry over processes and metrologies.

The Sapphire 1MZ and Sapphire XC 1MZ printer systems are our newest addition to our Sapphire family of printers line. The Sapphire 1MZ and Sapphire XC 1MZ systems have the same functionality as the Sapphire and Sapphire XC, respectively. However, the 1MZ printers are larger having a 1000 millimeter (one meter) height build module as compared to the 400 millimeter and 550 millimeter height build module for Sapphire and Sapphire XC, respectively.

Our machines have the ability to make parts with thousands of composite structures made from various metals including aluminum, titanium, nickel-alloys, nickel super alloys, copper alloys, stainless steel and steel alloys. In principle, any metal that is cold-weldable is able to be used as a base layer in our machines. We currently have recipes to print from 14 different metals (e.g., alloys) and add recipes for additional metals based on customer demand. Our team of materials and metallurgy experts qualify new materials on our Sapphire family of printers based on customer requirements and feedback. Flow Developer allows companies to develop parameters for their alloys.

Assure

Assure is an advanced quality control software platform that includes process metrologies to ensure repeatable, consistent part quality. The platform works with a myriad of complex sensors, which allow prompt control modulation of the laser systems of the Sapphire printer line to calibrate production outcomes within prescribed tolerances.

Flow Developer

Flow Developer is available for users of Flow 7.0, the latest version of our print preparation software that turns traditional design files into print files. Flow Developer grants editor-level access to print parameters, giving companies maximum flexibility and control when working with our additive manufacturing solution. With this access, users can import proven parameters they have developed, optimize default parameters for specific application needs, and develop parameter sets supporting new material development for novel solutions and specific applications.

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Intelligent Fusion

Intelligent Fusion is the underlying manufacturing process that binds and facilitates all aspects of the Velo3D fully integrated solution, which includes our print preparation software (Flow), advanced metal 3D printers (Sapphire line), and quality assurance software (Assure).

Intelligent Fusion unifies and manages all of the above, including the information flow, sensor data from approximately 1,000 sensors, and the advanced printing technology for precision control of the entire print.

Rapid Production Solutions (“RPS”)

Our Rapid Production Solutions is designed to meet the growing demand for scalable, high-quality production parts. RPS enables customers to build resilient supply chains for production parts across industries, including aerospace, defense, energy, and others.

Customers

Our customers range from small- and medium-sized enterprises to Fortune 500 companies in the space, aviation, defense, automotive, energy and industrial markets. Our largest customer, Space Exploration Technologies Corp. (“SpaceX”), accounted for 23.0% and 4.0% of our revenue for the year ended December 31, 2024 and 2023, respectively. Our customers include both OEMs, as well as CMs who provide service and parts on behalf of OEMs. Our 3D printer sales occur under purchase orders that are governed by our terms and conditions of sale. Our terms and conditions with our largest customer are consistent with all other customers and permit the customers to terminate our services at any time (subject to notice and certain other provisions).

We serve some of the most well-known companies in their respective industries. For example, in the Space industry, SpaceX, Vaya Space, Firefly Aerospace, Avio are notable customers. In the defense and aerospace end-markets, in addition to companies such as RTX, Lockheed Martin and Kratos, Velo3D is working with the U.S. Airforce and the U.S. Navy on multiple projects including several different types of metal alloys to meet specific requirements for high temperature, high strength, low weight and high corrosion resistance characteristics. In the semiconductor industry, Velo3D is working with one of the top semiconductor equipment manufacturers to advance capabilities and production readiness to produce the next generation of semiconductor devices. Velo3D also works with a network of contract manufacturer customers such as ATI, Mears Machines, Valiant that serve the defense, space and industrials markets.

We only sell to production customers. Our machines are not resalable without consent and software licenses are not transferable to certain geographic markets to protect our IP.

Research and Development

The high-value metal parts and AM segments are undergoing technological advancements across hardware, software and materials. Specifically, our R&D team is focused on continuing advances in technology that include, but are not limited to:

●	enhancements of the Sapphire family of systems, such as our 1MZ systems;
●	improvement of reliability and productivity of the Sapphire family of systems;
●	expansion of functionality of Flow software;
●	qualifying new materials;
●	additional quality control features in Assure; and
●	addition of recipes for new and for qualified metal alloys.

We have historically invested a significant amount of our resources in R&D because we believe that superior technology is a key to maintaining a leading market position. For the six months ended June 30, 2025 and 2024, our R&D expenses were approximately $5.1 million and $9.6 million, respectively. For the year ended December 31, 2024 and 2023, our R&D expenses were approximately $17.1 million and $42.0 million, respectively.

Sales and Marketing

We sell our AM solutions directly, as well as through a network of multiple distribution partners. Together, these relationships span much of the world, including the United States, the EU, Australia, Japan, South Korea and Southeast Asia. For new customers, our success reflects our strategy of making an initial sale to customers for technology validation before increasing penetration through sales of additional units.

Our marketing strategy is oriented around building deep and lasting relationships with leading global manufacturers. We seek to compete by maximizing the value we create for our customers. To that end, our engineers engage with customers to identify the specific parts and processes where our solutions can add the most immediate value. At the time of the installation, our engineers will typically engage with customers for several weeks to educate them on the system, after which point customers are typically able to operate the system without our direct engagement.

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Our sales team remains engaged with customers after initial validation of our technology with a goal of integrating our technology into other customer processes. Thus far, we believe this strategy has proven successful.

In recent years, we have successfully demonstrated the utility of our technology across multiple target markets, including the highest performance application in the space, aviation, semiconductor, defense, automotive, energy and industrial end markets. We believe these successful deployments have seeded the market and will enable increased acquisition of new customers in those segments.

We rely on our own sales team, as well as multiple distribution partners, including Taiyo Nippon Sanso (Japan), Avaco (South Korea), and SBO (Austria). These relationships have helped to extend our reach into overseas markets and essentially function as extensions of our sales team. We have entered into partnership agreements with each of our distribution partners, which grant the distribution partner the right to market our products in a specified territory on either an exclusive or nonexclusive basis, depending on the distribution partner; however, all sales contracts for our products are entered into between us and our customers. Certain of these distribution partners also provide maintenance services to customers in their specified territories. Going forward, we plan to expand our direct sales force and will consider establishing additional distribution partnerships as we continue to implement our strategy with new customers.

Business Segments

We operate in a single reporting segment. Our revenues are primarily derived from the sale of 3D printers. See “Note 2, Summary of Significant Accounting Policies – Segment Information” in the accompanying notes to our consolidated financial statements for further detail.

Manufacturing and Suppliers

We design, assemble, test and ship all of our products and rely on outside manufacturers for component and select subsystems. Production of our systems requires approximately 8 to 15 weeks depending on the Sapphire product within our family of systems. We employ several third-party vendors to supply our core hardware subsystems and components. Following receipt of these subsystems and components, we assemble and calibrate the system. We then conduct a series of process tests culminating in a final factory acceptance test. We have internal teams focused on technology development, engineering and manufacturing. The teams coordinate the design, construction, assembly, testing and shipment of our products.

We currently rely on numerous external suppliers, which we believe have ample capacity to increase supply of our critical components. For the majority of these suppliers, we believe we can readily source components from competing suppliers on short notice. For several critical subsystems, we have relationships with multiple suppliers to ensure surety of supply.

We manage our inventory based on sales and production forecasts and anticipated lead times for sourcing components and assembly.

Intellectual Property

Our leadership in the high-value metal parts AM segment depends largely on our differentiated technology, which we seek to protect through a multi-layered IP approach. Our IP protection enables us to prevent organizations and individuals from selling or using our systems, apparatuses, devices, and software, practicing our methods, or trading in our produced parts (e.g., 3D objects), as these are all protected by various forms of IP protection including by our patents and trademarks granted in various jurisdictions, by our copyrights, and by our trade secrets.

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We attempt to protect our IP rights, in various jurisdictions (e.g., United States and abroad), through a combination of patents, trademarks, copyrights, trade secrets, nondisclosure and invention assignment agreements with our consultants and employees, and nondisclosure agreements with our contractors, vendors and other business partners.

We pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding IP.

Our patent profile includes a broad portfolio across our systems, apparatuses, devices, methods (e.g., of production), software, and composition of matter (e.g., 3D objects). Metal parts produced using our system technology have a signature that is readily recognizable and traceable.

As of June 30, 2025 we owned 63 issued patents of which 43 are issued U.S. patents, and 20 are issued foreign patents. We also have 51 publicly pending patent applications of which 47 are pending U.S. patent applications, four are pending foreign patent applications. Our issued patents will expire at different times in the future, with the earliest expiring in 2035 and the latest expiring in 2047. Our currently pending patent applications will generally remain in effect for 20 years from the date of filing of the initial patent application of each. Our trademarks include six registered U.S. trademarks, 45 registered foreign trademarks, two pending U.S. trademark applications, and six pending foreign trademark applications. We also have one U.S. registered copyright. Our intellectual property is subject to a first lien security interest held by the holder of the Secured Notes.

Human Capital Resources

We have a strong team of employees who contribute to our success. As of July 31, 2025, December 31, 2024 and 2023, we had 133, 104 and 237 full-time employees, respectively, the majority of them based at our headquarters and manufacturing facility in Fremont, California. We rely on consultants and outside contractors in roles and responsibilities that include engineering, operations and finance.

To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are subject to a collective bargaining agreement or are represented by a labor union.

Our Board of Directors oversees matters relating to managing our human capital resources. Our human capital resources objectives include identifying, recruiting, and hiring qualified talent. We then focus on training, developing, and retaining talent, while ensuring fair compensation and incentives for global employees. We focus heavily on ensuring compliance and workplace safety. We review our compensation and benefit policies and programs regularly through industry benchmarks. We believe we offer competitive benefits and total compensation packages, of which the principal purposes are to attract, retain and motivate our employees.

Competition

We compete with other suppliers of 3D printers, materials and software, as well as with suppliers of traditional metal manufacturing solutions. We compete with these suppliers, as well as channel partners, for customers, and for certain of our products. We also compete with businesses and service bureaus that use such equipment to produce models, prototypes, molds and end-user parts. Development of new technologies or techniques not encompassed by the patents that we own may result in additional future competition.

Our competitors operate both globally and regionally, and many of them have well-recognized brands and product lines. Additionally, certain of our competitors are well established and may have greater financial resources than us.

We believe principal competitive factors include technology capabilities, materials, process and application know-how, total cost of operation of solution, product reliability and the ability to provide a full range of products and services to meet customer needs. We believe that our future success depends on our ability to provide high-quality solutions, introduce new products and services to meet evolving customer needs, market opportunities, and extend our technologies to new applications. Accordingly, our ongoing R&D programs are intended to enable us to continue to advance our technology and develop innovative new solutions for the marketplace.

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Government Regulations

We are subject to various laws, regulations and permitting requirements of U.S. federal, state and local and foreign authorities. These include:

●	regulations promulgated by environmental and health agencies, as described below under “- Environmental Matters”;
●	the U.S. Occupational Safety and Health Administration;
●	the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the anti-corruption laws of other countries;
●	laws pertaining to the hiring, treatment, safety and discharge of employees; and
●	import and trade restrictions and export control regulations, including the U.S. International Traffic in Arms Regulations and the U.S. Export Administration Regulations.

We believe that we are in material compliance with all such laws, regulations and permitting requirements.

Environmental Matters

We are subject to various environmental, health and safety laws, regulations and permitting requirements, including those governing the emission and discharge of hazardous materials into ground, air or water; noise emissions; the generation, storage, use, management and disposal of hazardous and other waste; the import, export and registration of chemicals; the cleanup of contaminated sites; and the health and safety of our employees. Based on information currently available to us, we do not expect environmental costs and contingencies to have a material adverse effect on our operations. The operation of our facility, however, entails risks in these areas. Significant expenditures could be required in the future to comply with environmental or health and safety laws, regulations or other requirements. Certain of these compliance requirements are imposed by our customers, who at times require us to be registered with U.S. health or safety regulatory agencies, whether on the federal or state level.

Under environmental laws and regulations, we are required to obtain environmental permits from governmental authorities for certain operations.

In the European marketplace, among others, electrical and electronic equipment is required to comply with the Directive on Waste Electrical and Electronic Equipment of the EU, which aims to prevent waste by encouraging reuse and recycling, and the EU Directive on Restriction of Use of Certain Hazardous Substances, which restricts the use of various hazardous substances in electrical and electronic products. Our products and certain components of such products “put on the market” in the EU (whether or not manufactured in the EU) are subject to these directives. Additionally, we are required to comply with certain laws, regulations and directives governing chemicals, including the U.S. Toxic Substances Control Act, Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”), the Restriction of Hazardous Substances Directive (“RoHS”) and Classification, Labelling and Packaging Regulation (“CLP”) in the EU. These and similar laws and regulations require, among others, the registration, evaluation, authorization and labeling of certain chemicals that we use and ship.

Corporate Information

We were incorporated on September 11, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name JAWS Spitfire Acquisition Corporation. On December 7, 2020, JAWS Spitfire completed its initial public offering. On September 29, 2021, JAWS Spitfire consummated the Merger with Legacy Velo3D pursuant to the Business Combination Agreement. In connection with the Merger, JAWS Spitfire’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware, and JAWS Spitfire changed its name to Velo3D, Inc.

Our address is 2710 Lakeview Court, Fremont, CA 94538. Our telephone number is (408) 610-3915. Our website address is www.velo3d.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.

We use our investor relations website, our X handle (www.X.com/VELO3DMetal), LinkedIn profile (www.linkedin.com/company/velo3d) and YouTube (@Velo3d) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this prospectus, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

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MANAGEMENT

Our Executive Officers and Board of Directors

As of the date of this prospectus, the names of our executive officers and members of our board of directors, their ages and their positions are shown below.

Our Board currently consists of five directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years.

Name	Age	Position(s)	Director Since
Arun Jeldi (3)	44	Chief Executive Officer and Director	December 2024
Hull Xu	51	Chief Financial Officer	N/A
Adrian Keppler (1)	60	Director	July 2023
Stefan Krause (2)	62	Director	September 2021
Jason Lloyd(1)	57	Director	April 2025
Kenneth Thieneman(2)	60	Director	April 2025

(1)	Class I director
(2)	Class II director
(3)	Class III director

Executive Officers

Our Board chooses executive officers, who then serve at the discretion of our Board. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

Arun Jeldi - Chief Executive Officer and Director

Mr. Jeldi was appointed as our Chief Executive Officer and to our Board on December 24, 2024. Mr. Jeldi has served as the Chief Executive Officer and President of several companies over the past five years. Since October 2019, he has served as the Chief Executive Officer and President of Indiana Healthcare Solutions LLC, DBA Ink Staffing, a national healthcare staffing agency. Since December 2020, he has served as Chief Executive Officer and President of Lite Magnesium Products Inc., which designs and manufactures magnesium-based products and components for the aerospace, automotive and other industries. Since June 2023, he has served as Chief Executive Officer and President of Crown Magnesium Inc., which extracts pure magnesium from ore materials. In addition, since June 2023, Mr. Jeldi has served as Chief Executive Officer and President of Arrayed, which is engaged in magnesium and aluminum lightweight alloy additive manufacturing (3D printing) for the aerospace and defense industries. Arrayed owns 100% of the outstanding capital stock of the Arrayed Acquisition. We believe Mr. Jeldi’s significant executive experience in additive manufacturing and in providing design and manufacturing services to the aerospace and defense industries makes him well-qualified to serve as Chief Executive Officer and as a member of the Board.

Hull Xu - Chief Financial Officer

Mr. Xu was appointed as the Company’s Chief Financial Officer and principal financial officer on April 24, 2024. Prior to joining the Company, Mr. Xu served as Chief Financial Officer at Cepton, Inc., a provider of lidar-based solutions for automotive and other applications from April 2022 to January 2024, and VP of Finance and Strategy at Cepton Technologies, Inc., Cepton’s predecessor, from January 2021 to April 2022. Prior to Cepton, Mr. Xu served as a director at RBC Capital Markets, LLC from November 2015 to January 2021. Mr. Xu holds an M.B.A. from the Haas School of Business at the University of California, Berkeley, an M.S. in Electrical Engineering from Stanford University and a B.S. in Electrical Engineering from the University of California, Davis.

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Non-Employee Directors

Adrian Keppler has served as a member of our Board since July 2023. Dr. Keppler is the Chief Executive Officer of AM Scalation, an additive manufacturing consulting company, which he founded in April 2021. He previously held multiple positions at EOS GmbH a global provider of 3D printing solutions, including serving as managing director from October 2019 to March 2021, Chief Executive Officer from May 2017 to September 2019 and Chief Marketing Officer from October 2012 to April 2017. Prior to EOS, he held different management positions within Siemens AG, a global manufacturing and technology company headquartered in Munich. Dr. Keppler currently serves on the advisory boards of Incus GmBH, a 3D printer manufacturer, AM-Flow, a provider of end-to-end automation for 3D-printing factories, and Roboze, an industrial 3D printer manufacturer. He also serves as an industry advisor to PartsCloud GmBH, a provider of cloud-based logistics for spare parts, and as a member of the board of directors of Sun Metalon, Inc., a metal 3D printing manufacturer. Dr. Keppler holds a PhD in Geotechnical Engineering from Ludwig Maximilians University of Munich and a degree in Business Administration from the University of Zurich. We believe Dr. Keppler is a valuable member of the Board due to his experience in additive manufacturing as a former Chief Executive Officer.

Stefan Krause has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Mr. Krause served as a member of Legacy Velo3D’s Board from February 2021 until September 2021. He was the founder and Chief Executive Officer and Chairman of Canoo, an electric car company, from December 2017 to May 2020. He has served on two DAX Company Management Boards from May 2002 until December 2015. He served as Chief Financial Officer of Deutsche Bank AG and had held positions of increasing seniority at BMW AG, an automotive company, that began in 1987, where he eventually served as the company’s Chief Financial Officer. Mr. Krause has served on may boards of public companies in Europe and the U.S. Mr. Krause holds an M.B.A. in Business Administration and Management from the Julius Maximilians University of Würzburg. We believe that Mr. Krause is qualified to serve on the Board because of his extensive strategic leadership experience, his significant public company experience and expertise in finance and accounting.

Jason Lloyd has served as a member of our Board since April 2025. Mr. Lloyd is the Vice President of Maritime Engineering and Design of TotalTek since assuming the position in August 2024.  He previously served as the Chief Engineer at Naval Sea Systems Command from May 2020 to June 2024.  Prior to this tour, Lloyd held multiple positions at Newport News Shipbuilding, including Commanding Officer of Supervisor of Shipbuilding from 2017-2020 and as the First Reactor Officer on USS Gerald R. Ford from 2013 to 2016.  Rear Admiral (ret) Lloyd holds a Master of Science in Mechanical Engineering from the Naval Postgraduate School and a Bachelor of Science degree in Mechanical Engineering from Florida State University.  We believe Mr. Lloyd is qualified to serve on our Board due to his experience in maritime engineering and design and as a proven leader in the United States Navy.

Kenneth Thieneman has served as a member of our Board since April 2025. Mr. Thieneman is the founder and chief executive officer of Thieneman Construction, Inc., a self-performing environmental general contractor specializing in water and wastewater treatment projects, from April 1999 to present.  He held multiple positions at Bowen Engineering, a nationwide industrial water and CCR construction expert, including serving as Vice President from 1997 to 1999. Mr. Thieneman also is the co-inventor of Algaewheel, the world’s most commercially advanced algal wastewater treatment technology with patents in twenty countries, and he serves as the Vice President Operations since 2005. Prior to this, he established Thieneman Homes in 2000 and Thieneman Properties, LLC in 2007.  Mr. Thieneman holds a Bachelor of Science degree in engineering and management from Purdue University.  We believe Mr. Thieneman is qualified to serve on our Board due to his significant experience in the continued growth and success of companies and management.

Understandings and Arrangements

Effective December 24, 2024, pursuant to the December 2024 Exchange Agreement, the Board formally appointed Arun Jeldi as a director of the Company to fill a newly created vacancy. Mr. Jeldi was designated as a Class III director in accordance with our Certificate of Incorporation and Bylaws to serve a term expiring at our 2027 annual meeting of stockholders and will serve in such capacity until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

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Corporate Governance

Although our common stock is currently quoted on the OTCQX, upon the consummation of this offering and listing on the Nasdaq Capital Market, we will adhere to the corporate governance and other listing standards of Nasdaq.

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

Controlled Company Status Under Nasdaq Rules

As of August 5, 2025, an entity controlled by Arun Jeldi, our Chief Executive Officer and a member of our Board, owned approximately 88% of our outstanding shares of common stock. As a result, we qualify as a “controlled company” and are entitled to avail ourselves of certain “controlled company” exemptions under Nasdaq’s corporate governance rules. As a controlled company, we are not required to have a majority of “independent directors” on our board of directors as defined under Nasdaq rules, or have a compensation, nominating or governance committee composed entirely of independent directors. Despite qualifying as a controlled company, however, we are not presently taking, and do not expect to take, advantage of any controlled company accommodations, as we currently maintain a majority independent Board and have separately constituted compensation and nominating and governance committees, with each committee consisting entirely of independent directors.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at www.ir.velo3d.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our Board as warranted.

Independence of Directors

The listing rules of Nasdaq require that a majority of the members of a listed company’s Board be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a material relationship with the company, either directly or as an officer, partner or stockholder of the company, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, our audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Based on the above, we believe that Stefan Krause, Adrian Keppler, and Jason Lloyd, representing three of our five directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee satisfy the relevant independence requirements for service on such committees.

Board of Directors Leadership Structure

The nominating and corporate governance committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate. When the positions of Chairman and Chief Executive Officer are held by the same person, our Board may, by a majority vote of our independent directors, designate a “lead independent director.” In cases in which the Chairman and Chief Executive Officer are the same person, the Chairman schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the Chairman, or if the Chairman is not present, the lead independent director, chairs such meetings.

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Our Board believes that it should maintain flexibility to select the Chairman of our Board and adjust our Board leadership structure from time to time. Currently, Arun Jeldi is the Chairman of our Board and our Chief Executive Officer. Our Board believes that Mr. Jeldi’s significant executive experience in additive manufacturing and in providing design and manufacturing services to the aerospace and defense industries make him well-qualified to serve as the Chairman of our Board. Dr. Keppler serves as our lead independent director.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Classified Board of Directors

In accordance with our Certificate of Incorporation, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, a class of directors will be subject to re-election for a three-year term. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

●	the Class I directors are Mr. Keppler and Mr. Lloyd and their terms will expire at the 2028 annual meeting of stockholders;
●	the Class II directors are Mr. Krause and Mr. Thieneman, and their terms will expire at the 2026 annual meeting of stockholders; and
●	the Class III director is Mr. Jeldi, and his term will expire at the 2027 annual meeting of stockholders.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Certificate of Incorporation and our Bylaws, authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our Board may have the effect of delaying or preventing a change in control or management. See “Description of Capital Stock — Anti-Takeover Effects of Incorporation and the Bylaws” for a discussion of other anti-takeover provisions included in our Certificate of Incorporation.

Committees of Our Board of Directors

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE
Arun Jeldi
Adrian Keppler	X	X	X
Stefan Krause	CHAIR
Jason Lloyd	X	X	X
Kenneth Thieneman

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Velo3D, Inc., 2710 Lakeview Court, Fremont, California 94538, Attn: Nancy Krystal or in the “Investor Relations” section of our website, which is located at www.ir.velo3d.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our Board.

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Audit Committee

Our audit committee is composed of Mr. Krause, who is the chair of our audit committee, and Dr. Keppler and Mr. Lloyd. Each member of our audit committee is independent under the current Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current Nasdaq listing standards. Our Board has also determined that Mr. Krause is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our Board. We have adopted an audit committee charter which outlines the principal functions of the audit committee, which include:

●	selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
●	ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm, and overseeing the rotation of the independent registered public accounting firm’s audit partners;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●	establishing procedures for employees to anonymously submit concerns about accounting, audit or other matters;
●	considering the adequacy of internal controls and the design, implementation, and performance of the internal audit function;
●	reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
●	pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of Dr. Keppler and Mr. Lloyd. Each member of our compensation committee is independent under the current Nasdaq and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. We have adopted a compensation committee charter which outlines the principal functions of the compensation committee, which include:

●	reviewing and approving, or recommending that the Board approve, the compensation, including the terms of any compensatory agreements, of our Chief Executive Officer and our other executive officers;
●	reviewing and recommending to the Board the compensation of its directors;
●	administering our stock and equity incentive plans;
●	reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans;
●	establishing our overall compensation philosophy; and
●	such other functions as are required to comply with Nasdaq listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Dr. Keppler and Mr. Lloyd. Each member of our nominating and corporate governance committee is independent under the current Nasdaq and SEC rules and regulations. We have adopted a nominating and corporate governance committee charter which outlines the principal functions of the nominating and corporate governance committee, which include:

●	identifying and recommending candidates for membership on the Board;
●	recommending directors to serve on board committees;
●	oversight of our environmental, social and governance initiatives;

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●	reviewing and recommending to the Board any changes to our corporate governance guidelines;
●	reviewing proposed waivers of the code of conduct for directors and executive officers;
●	overseeing the process of evaluating the performance of the Board; and
●	advising the Board on corporate governance matters.

Our Board of Directors’ Role in Risk Oversight

Our Board, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board and our personnel responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

Each committee of the Board meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach. The audit committee reviews (i) our major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures, including our risk assessment and risk management policies, as well as cybersecurity and data privacy risks and risk exposures in other areas, as the audit committee deems appropriate from time to time; (ii) our programs for promoting and monitoring compliance with applicable legal and regulatory requirements, as well as major legal regulatory compliance risk exposures and the steps management has taken to monitor or mitigate such exposures; and (iii) the status of any significant legal and regulatory matters and any material reports or inquiries received from regulators or government agencies that reasonably could be expected to have a significant impact on our financial statements. The compensation committee reviews major compensation- and human capital-related risk exposures and the steps management has taken to monitor or mitigate such exposures. The nominating and corporate governance committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, reviews the independence of our Board, and reviews and discusses our Board’s leadership structure and role in risk oversight.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee in 2024 was at any time during 2024 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act or Regulation S-K. During 2024, none of our executive officers served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee.

Anti-Hedging

We have adopted an Insider Trading Policy that applies to all of our employees, contractors, consultants, directors, and officers, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sales contracts, or from contributing our securities to exchange funds in a manner that could be interpreted as hedging.

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Compensation Recovery Policy

We have adopted a Compensation Recovery Policy in order to comply with the Nasdaq listing standards and corresponding SEC rules. The Compensation Recovery Policy requires us to recover certain incentive-based compensation paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The policy applies to incentive-based compensation that is received (as defined in the applicable rule) after the effective date of the applicable listing standards. Per applicable requirements, the policy is enforced without consideration of responsibility or fault or lack thereof.

Nominating Process

Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our Certificate of Incorporation, as amended, our Bylaws and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. While there are no formal procedures for stockholders to submit director candidate recommendations, the nominating and governance committee will consider candidates recommended in writing by stockholders entitled to vote in the election of directors. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at www.ir.velo3d.com under “Governance Documents” in the “Governance” section of our website.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of our executive compensation program for our named executive officers for 2024. Our named executive officers for fiscal 2024 are:

●	Arun Jeldi, our Chief Executive Officer;
●	Bradley Kreger, our former Chief Operating Officer, former Interim Chief Executive Officer and former Chief Executive Officer;
●	Hull Xu, our Chief Financial Officer; and
●	Bernard Chung, our former acting Chief Financial Officer.

Summary Compensation Table for 2024

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the years ended December 31, 2024 and 2023, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Arun Jeldi (4)	2024	3,220	-	-	-	-	137	3,356
Chief Executive Officer	2023	-	-	-	-	-	-	—
Bradley Kreger (5)	2024	443,693	-	-	-	-	11,320	455,013
Former Chief Operating Officer	2023	358,514	-	2,351,081	-	-	12,081	2,721,676
Hull Xu (6)	2024	268,207	-	244,568	-	-	8,366	521,141
Chief Financial Officer	2023	-	-		-	-	-	—
Bernard Chung (7)	2024	156,859	-	-	-	-	4,006	160,865
Former Acting Chief Financial Officer	2023	234,240	-	653,404	-	-	11,370	899,014

(1)	Amounts represent the aggregate grant date fair value of the RSUs awarded to the named executive officer during 2024 in accordance with FASB Accounting Standards Codification Topic 718. Such grant date fair market value does not take into account any estimated forfeitures related to service-vesting conditions.
(2)	The amounts reported in the column represent incentive cash bonuses earned pursuant to our 2022 Key Employee Incentive Plan.
(3)	The amounts reported in this column represent our matching contributions made on behalf of our named executive officers under our 401(k) plan and cell phone allowances.
(4)	Mr. Jeldi was appointed Chief Executive Officer on December 24, 2024.
(5)	Mr. Kreger was our Interim Chief Executive Officer from December 18, 2023 to June 17, 2024 when he was appointed Chief Executive Officer. He was appointed Chief Operating Officer on December 24, 2024. Effective May 19, 2025, Mr. Kreger separated from the Company and resigned as a member of the Board.
(6)	Mr. Xu was appointed Chief Financial Officer as of April 22, 2024.
(7)	Mr. Chung resigned as our Acting Chief Financial Officer on April 24, 2024.

Equity Compensation

We grant annual equity awards to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service. Each of our named executive officers currently holds outstanding options and RSUs that were granted under the 2021 Plan, as set forth in the table below titled “2024 Outstanding Equity Awards at Fiscal Year-End.” The outstanding options generally vest over a three- or four-year period, with 25% of each award vesting on the first anniversary of the grant date and the remaining 75% vesting either 1/36 or 1/48 each month thereafter. The outstanding RSUs generally vest over a four-year period, with 25% of each award vesting on the first anniversary of the grant date and the remaining 75% vesting 1/12 quarterly thereafter.

In addition, during 2024, our compensation committee approved a number of equity-based incentive programs for 2024, including a quarterly performance-based bonus program, a program for quarterly performance-based merit and promotion grants in lieu of broad-based salary increases, and an equity-based retention program. RSUs granted pursuant to these programs have different vesting schedules, which are reflected in the table below titled “2024 Outstanding Equity Awards at Fiscal Year-End.”

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Timing of Stock Option Grants

We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. The timing of any equity grants to executive officers in connection with new hires, promotions or other non-routine grants is tied to the event giving rise to the award, such as the executive officer’s commencement of employment or promotion effective date. As a result, the timing of grants of equity awards, including stock options, occurs independently of the release of any material nonpublic information. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days after the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Non-Equity Incentive Plan Compensation

Historically, our Board believed that a meaningful portion of the target total cash compensation for our employees, including our executive officers, should have been in the form of an annual cash incentive opportunity under our non-equity incentive plan, which was intended to motivate our employees to achieve the annual financial and operational performance objectives set by the Board that were consistent with and support our annual operating plan.

For 2024 bonuses, as described above, employees were eligible to receive a hybrid bonus consisting of equity-based and cash-based bonus award in lieu of the historical cash-based bonus program. Both exempt and non-exempt employees were eligible to participate in the equity-based bonus program. The 2024 bonus was based upon achievement of company milestones and individual factors.

For 2023 bonuses, as described above, employees were eligible to receive an equity-based bonus award in lieu of the historical cash-based bonus program. Both exempt and non-exempt employees were eligible to participate in the equity-based bonus program. The corporate performance components and performance goals were removed with the 2023 equity-based bonus awards vesting quarterly throughout the 2023 year.

2024 Outstanding Equity Awards at Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding stock options and shares of restricted stock as of December 31, 2024.

			Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options				Number of Shares of Stock	Market Value of Shares of Stock
Name	Grant Date		Exercisable (#)(1)	Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	That have not Vested	that have not Vested
Arun Jeldi	—		—	—	—	—	—	—
Bradley Kreger	1/19/2023	(2)	—	—	—	—	501	$2,252
	11/1/2023	(3)	—	—	—	—	1,152	$5,180
Hull Xu	4/24/2024	(4)	—	—	—	—	1,905	$8,571
Bernard Chung(5)	—		—	—	—	—	—	—

(1)	All of the outstanding equity awards were granted under the 2021 Plan, unless otherwise indicated.
(2)	The stock award vests as to 1/4th of the total grant on February 15, 2024, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(3)	The stock award vests as to 1/4th of the total grant on November 15, 2024, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(4)	The stock award vests as to 1/4th of the total grant on May 15, 2025, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(5)	Based solely on information contained in a Form 4 filing made by Mr. Chung with the SEC on February 22, 2024, consists of 395 shares of our common stock held directly by Mr. Chung. Mr. Chung resigned as our Acting Chief Financial Officer on April 24, 2024.

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Offer Letters

We have entered into offer letters with two of our named executive officers that provide for at-will employment and include each named executive officer’s base salary, a discretionary incentive bonus opportunity and standard employee benefit plan participation.

Arun Jeldi

Mr. Jeldi’s offer letter, dated January 8, 2025 provides for an annual base salary of $425,000, subject to periodic review, and an incentive annual bonus of up to $340,000 based on the achievement of performance objectives determined by the Board.

Hull Xu

Mr. Xu’s offer letter, dated April 19, 2024, provides for an annual base salary of $380,000, subject to periodic review, and a 70% annualized bonus target and a grant of 66,667 RSUs under the Company’s 2021 Equity Incentive Plan.

Limitations on Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our company or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement.

Non-Employee Director Compensation

The Board has adopted the following compensation program for our non-employee directors:

Our non-employee directors receive an annual cash retainer of $50,000, payable monthly, and an annual grant of restricted stock units (“RSUs”), with an aggregate grant-date value of $200,000 (the “Grant Date Value”). A non-employee director’s annual RSU award is granted on the date of each annual meeting of our stockholders and vests in equal quarterly installments, provided such director continues to serve as a director through each vesting date. In addition, new non-employee directors receive an initial RSU award after joining the Board, with a Grant Date Value that is prorated for the period from the grant date to the next annual meeting of stockholders, which vests on the first anniversary of the grant date, provided such director continues to serve as a director through the vesting date.

Members of our audit committee receive an additional annual cash retainer of $10,000, and the Chairman of our audit committee receives an additional cash retainer of $10,500 (in lieu of the annual retainer for membership on the audit committee). Members of our compensation committee receive an additional annual cash retainer of $6,000. Members of our nominating and governance committee receive an additional annual cash retainer of $5,000.

Director Compensation

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Option Awards ($)	Total ($)
Carl Bass	$38,667	$95,523	$0	$134,189
Benny Buller	$50,000	$31,590	$0	$81,590
Michael Idelchik	$61,000	$28,460	$0	$89,460
Adrian Keppler	$55,000	$28,460	$0	$83,460
Stefan Krause	$60,500	$28,460	$0	$88,960
Ellen Smith	$20,000	$63,148	$0	$83,148
Gabrielle Toledano	$59,000	$28,460	$0	$87,460
Matthew Walters	$65,000	$28,460	$0	$93,460
Darryl Porter	$160,000	$0	$0	$160,000

(1)	The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to our directors during the year ended December 31, 2024 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. As of December 31, 2025, our non-employee directors held the following outstanding option awards and unvested RSU awards:

Name	Stock Awards	Option Awards
Carl Bass	190	1,142
Benny Buller	190	9,457
Michael Idelchik	190	—
Adrian Keppler	190	—
Stefan Krause	190	940
Ellen Smith	190	—
Gabrielle Toledano	190	—
Matthew Walters	190	—
Darryl Porter	—	—

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as set forth below, since January 1, 2023, we have not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, named executive officers, or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, and other than compensation, termination, and change-in-control arrangements.

The written charter of the Audit Committee authorizes, and Nasdaq rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to us than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between us and our officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

The following is a summary of each transaction or series of similar transactions since January 1, 2023 to which we were or are a party and that:

●	the amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets; and
●	any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our respective directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our Bylaws will also require us to advance expenses incurred by our directors and officers.

Certain Relationships and Related Person Transactions - Velo3D

On December 24, 2024, we and Arrayed Acquisition, a wholly owned subsidiary of Arrayed, of which Mr. Jeldi holds 100% interest, entered into the December 2024 Exchange Agreement where we issued 12,343,423 shares of our common stock, in exchange for the cancellation of $22.4 million in principal amount of our Secured Notes plus $0.4 million of accrued interest on the Secured Notes. Arrayed continues to hold $5.0 million in principal amount of the Secured Notes, and as a result of the December 2024 Exchange, became, at the time of the transaction, the owner of approximately 95% of our issued and outstanding common stock.

On January 7, 2025, we issued the January Note to Thieneman Properties, LLC, in which Mr. Thieneman, a member of our Board, holds 30% interest. As of April 30, 2025, the amount outstanding under the January Note is $5,000,000. We paid an interest payment of $750,000 on April 7, 2025, covering the first three months of interest on the January Note.

On February 10, 2025, we issued the February Note to Thieneman Construction, Inc, in which Mr. Thieneman holds 87.4% interest. As of April 30, 2025, the amount outstanding of the February Note is $10,000,000 and amount of interest payable is approximately $3,000,000 annually. We have not made an interest payment as of April 30, 2025.

Arrangements with Immediate Family Members of Our Former Executive Officer and Director

From October 26, 2021 to November 30, 2023, Ronit Buller, wife of Mr. Buller, our former Chief Executive Officer and Director, was employed at Velo3D as our Vice President of Intellectual Property. During the years ended December 31, 2023 and 2022, Ms. Buller received total cash compensation of $323,032 and $349,465, respectively, for her role as Vice President of Intellectual Property. Ms. Buller’s base salary was $270,000. In connection with Ms. Buller’s employment, on December 20, 2021, she was granted 5,410 RSUs, with 25% of the total number of shares vesting on the one-year anniversary of vesting commencement date, and 1/12th of the total number of shares vesting each quarter thereafter. Additionally, on November 8, 2022, she was granted 4,615 RSUs, with 25% of the total number of shares vesting on the one-year anniversary of vesting commencement date, and 1/12th of the total number of shares vesting each quarter thereafter. Finally, on January 27, 2023, she was granted 1,838 RSUs, with 25% of the total number of shares vesting on May 15, 2023, August 15, 2023, and November 15, 2023, and February 15, 2024, respectively.

On November 28, 2023, Ms. Buller, as the owner of R. Buller Law, entered into an Agreement for Legal Services, effective December 4, 2023, to provide the Company legal services related to intellectual property matters. During the year ended December 31, 2023, Ms. Buller received total cash compensation of $28,313 under the agreement.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee or other independent members of our Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, our audit committee will take into account all of the relevant facts and circumstances available.

Apart from the employment of Ms. Buller, all of the transactions described in this section were entered into prior to the adoption of this policy.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 31, 2025, information regarding beneficial ownership of our capital stock by:

●	each of our named executive officers;
●	each of our directors;
●	all of our directors and executive officers as a group; and
●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 14,067,551 shares of common stock outstanding as of July 31, 2025. Shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of July 31, 2025 or RSUs that may vest and settle within 60 days of July 31, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options, warrants or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Velo3D, Inc., 2710 Lakeview Court, Fremont, California, 94538.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities and persons affiliated with Arrayed Notes Acquisition Corp.(1)	12,343,423	87.7%
Directors and Named Executive Officers:
Arun Jeldi(1)	12,343,423	87.7%
Hull Xu(2)	3,961	*
Adrian Keppler(3)	3,588	*
Stefan Krause(4)	4,689	*
Jason Lloyd(5)	3,188	*
Kenneth Thieneman(6)	3,188	*
Directors and executive officers as a group (6 individuals)(7)	12,362,037	87.7%

* Represents less than one percent.

(1)	As reported in a statement on Schedule 13D filed with the SEC on January 2, 2025, by Arrayed Acquisition, Arrayed and Arun Jeldi. Mr. Jeldi is our Chief Executive Officer and a member of our Board. The Arrayed Acquisition is the record owner of the shares. As the sole equity holder of Arrayed Acquisition, Arrayed may be deemed to beneficially own the shares. Mr. Jeldi is the Chief Executive Officer and sole equity holder of Arrayed, and therefore, Mr. Jeldi may be deemed to beneficially own the shares. The address for these persons is c/o Arrayed Additive, Inc., 6119 Guin Road, Indianapolis, IN 47254.
(2)	Consists of (i) 477 shares of our common stock held directly by Mr. Xu; and (ii) 3,484 RSUs that may vest and settle within 60 days of July 31, 2025.
(3)	Consists of (i) 400 shares of our common stock held directly by Mr. Keppler; and (ii) 3,188 RSUs that may vest and settle within 60 days of July 31, 2025.
(4)	Consists of (i) 1,501 shares of our common stock held directly by Mr. Krause; and (ii) 3,188 RSUs that may vest and settle within 60 days of July 31, 2025.
(5)	Consists of 3,188 RSUs that may vest and settle within 60 days of July 31, 2025.
(6)	Consists of 3,188 RSUs that may vest and settle within 60 days of July 31, 2025.
(7)	Consists of (i) 12,345,801 shares of our common stock held by our directors and executive officers; and (ii) 16,236 RSUs that may vest and settle within 60 days of July 31, 2025.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

●	financial institutions or financial services entities;
●	broker-dealers;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own 5% or more of our voting shares;
●	insurance companies;
●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
●	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE AND LOCAL, AND NON-U.S. TAX LAWS.

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Material U.S. Federal Income Tax Consequences for U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

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Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, and does not deal with non-U.S., state and local tax consequences that may be relevant to Non-U.S. Holders, nor does it address any U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as:

●	banks, insurance companies and other financial institutions,
●	tax-exempt organizations,
●	brokers, dealers and certain electing traders in securities who mark their securities positions to market for U.S. tax purposes,
●	certain former U.S. citizens or long-term residents,
●	“controlled foreign corporations,”
●	“passive foreign investment companies,”
●	corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. income taxpayers for U.S. federal tax purposes,
●	persons that hold our common stock as part of a “straddle,” “conversion transaction,” “synthetic security,” integrated investment or other risk reduction strategy,
●	persons subject to the alternative minimum tax, the federal Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code,
●	tax-qualified retirement plans,
●	persons who acquire our common stock through the exercise of an option or otherwise as compensation,
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds,
●	persons that own or have owned, actually or constructively, more than 5% of our common stock, and
●	partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements.

Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

In addition, this discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Furthermore, the discussion below is based upon the provisions of the Code, Treasury regulations promulgated thereunder, rulings and judicial decisions, in each case as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Persons considering the purchase of our common stock pursuant to this offering should consult their tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences.

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For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Person, nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Person” means any person that is, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Code Section 7701(a)(30)) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

In the case of a beneficial owner of our common stock that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. A person treated as a partner in a partnership or who holds our common stock through another pass-through entity should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Distributions. Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. federal income tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us or the applicable withholding agent with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty and, in certain circumstances, providing such Non-U.S. Holder’s U.S. taxpayer identification number and/or foreign tax identifying number. This certification must be provided prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant income tax treaty provide rules to determine whether, for purposes of determining the applicability of an income tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds our common stock through a financial institution or other agent acting on its behalf, it will be required to provide appropriate documentation to such agent, which will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If the Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and does not timely file the required certification, it may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

We and other applicable withholding agents are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that it maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to the applicable withholding agent prior to the payment of such dividends. In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular rates applicable to U.S. Persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as capital gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock. Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless:

(a)	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States),

(b)	the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or

(c)	we are or have been a “United States real property holding corporation,” or USRPHC, within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period.

In general, we would be a USRPHC if the aggregate fair market value of our “United States real property interests” (within the meaning of Code Section 897(c)(1)) (“USRPIs”), equaled or exceeded fifty percent (50%) of the combined fair market value of our USRPIs, our non-U.S. real property interests and our other business assets. We believe that we have not been and are not, and do not anticipate becoming, a USRPHC. Even if we are or were to become a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax under the provisions applicable to USRPIs so long as our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market. There can be no assurance that we are not or will not become a USRPHC or that our common stock will qualify as regularly traded on an established securities market.

Non-U.S. Holders described in (a) above will be required to pay tax on the gain derived from the sale or other taxable disposition at regular U.S. federal income tax rates applicable to U.S. Persons, and corporate Non-U.S. Holders described in (a) above may, in addition, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items. A Non-U.S. Holder described in (b) above will be subject to U.S. federal income tax at a flat 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on gain realized upon the sale or other taxable disposition, which gain may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting Requirements and Backup Withholding. Generally, we or an applicable withholding agent will be required to report information to the IRS with respect to any distributions we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Distributions to a Non-U.S. Holder that are classified as dividends paid by us may also be subject to U.S. backup withholding currently at a rate of 24%. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the applicable payor has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. Person who is not an exempt recipient.

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U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a sale or other taxable disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or otherwise meets documentary evidence requirements for establishing non-U.S. Person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the payor has actual knowledge, or reason to know, that the Non-U.S. Holder is, in fact, a U.S. Person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. payors.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the U.S. federal income tax liability of a Non-U.S. Holder subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Sections 1471 through 1474 of the Code and the related Treasury regulations, together with other U.S. Treasury and IRS guidance issued thereunder and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments to a “foreign financial institution” (as defined in the Code) which does not provide the withholding agent with sufficient documentation evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) to withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity (as defined in the Code) which does not provide the withholding agent with sufficient documentation evidencing either (x) an exemption from FATCA or (y) either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from FATCA. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The withholding provisions described above generally apply to payments of dividends. Under proposed Treasury regulations, the preamble to which states that taxpayers may rely on them until final Treasury regulations are issued, this withholding tax does not apply to payments of gross proceeds from a sale or other disposition of common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW SUBSEQUENT TO THE DATE HEREOF.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and our Bylaws, which are attached as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The total amount of our authorized share capital consists of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Voting rights.

Each holder of common stock is entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders; provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of common stock are not entitled to vote on any amendment to our Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Dividend rights.

Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of shares of common stock are entitled to receive ratably, in proportion to the number of shares of common stock held by them, such dividends and other distributions in cash, stock or property of our company when, as and if declared thereon by our Board from time to time out of assets or funds of our company legally available therefor.

Rights upon liquidation.

Subject to the rights of holders of preferred stock, if any, in the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding-up, if any, our remaining net assets will be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding-up, equally on a per-share basis.

Other rights.

No holder of shares of common stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to common stock. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company.

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Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The Board currently consists of five (5) directors, which are divided into three (3) classes, designated Class I, II and III.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast is sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor has been elected and qualified.

Subject to the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than 2/3 of our outstanding voting stock (as defined below) then entitled to vote at an election of directors. Any such director proposed to be removed from office is entitled to advance written notice as described in the Certificate of Incorporation.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

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Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized But Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Special Meetings, and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws), the President, or the Board acting pursuant to a resolution adopted by a majority of the Board and may not be called by the stockholders or any other person or persons. Such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders is limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. A stockholder proposal including the nomination of directors must also comply with the requirements of Rule 14a-19 under the Exchange Act. These provisions might discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company. Furthermore, the DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and the Bylaws do not provide for cumulative voting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

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Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then-outstanding shares of common stock entitled to vote thereon; provided, however, that if at least 66-2/3% of the entire Board have approved such amendment or repeal of any provision of the Certificate of Incorporation, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of 66-2/3% of our outstanding voting stock entitled to vote on such amendment or repeal, voting as a single class, provided that if 66-2/3% of the entire Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

●	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
●	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
●	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “Business Combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. This provision may encourage companies interested in acquiring our company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the Business Combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our company or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement.

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Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation and the Bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that derivative actions brought in the name of our company, actions against directors, officers and employees for breach of fiduciary duty, actions asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws and actions asserting a claim against us governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, the Bylaws require that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States are the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Warrants

Both the 575,000 public warrants that were issued in connection with the IPO as well as the 296,667 private placement warrants that were issued in a private placement to the Sponsor in connection with the IPO are governed by a warrant agreement. The public warrants are quoted on the OTC Pink under the symbol “VLDXW”, and the private placement warrants are registered for public resale pursuant to our registration statement (File No. 333-260415).

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $6,037.50 per share, subject to adjustment as discussed below, at any time commencing on December 7, 2021, provided in each case that we have an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade. The warrants will expire September 29, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

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We have agreed to file with the SEC a registration statement covering the shares of common stock issuable upon exercise of the warrants, to cause such registration statement to become effective, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the Warrant Agreement, provided that if our shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. During any period when we will have failed to maintain an effective registration statement, warrant holders may exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $9,450.00

We may call the warrants for redemption:

a.	in whole and not in part;

b.	at a price of $5.25 per warrant;

c.	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

d.	if, and only if, the closing price of the common stock equals or exceeds $9,450.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holder.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $9,450.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $6,037.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $5,250.00

We may redeem the outstanding warrants:

●	in whole and not in part;
●	at $52.50 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of common stock, except as otherwise described below;
●	if, and only if, the closing price of the shares of our common stock equals or exceeds $5,250.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders;
●	if, and only if, the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above; and
●	if, and only if, there is an effective registration statement covering the issuance of our common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

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The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $52.50 per warrant), determined based on volume weighted average price of the shares of common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of common stock issuable upon exercise of a warrant is adjusted as set forth below in the first three paragraphs discussing anti-dilution adjustments. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	≤10.00	11	12	13	14	15	16	17	≥18.00
57 months	3.86	4.16	4.41	4.65	4.86	5.06	5.22	5.37	5.48
54 months	3.78	4.08	4.37	4.61	4.83	5.03	5.21	5.36	5.48
51 months	3.69	4.02	4.31	4.56	4.80	5.00	5.19	5.36	5.48
48 months	3.62	3.95	4.25	4.52	4.76	4.98	5.16	5.34	5.48
45 months	3.53	3.87	4.19	4.47	4.73	4.95	5.15	5.34	5.48
42 months	3.42	3.78	4.11	4.41	4.38	4.92	5.13	5.33	5.48
39 months	3.32	3.69	4.04	4.35	4.64	4.88	5.10	5.31	5.48
36 months	3.20	3.59	3.95	4.28	4.58	4.85	5.09	5.30	5.48
33 months	3.08	3.48	3.86	4.20	4.52	4.80	5.06	5.28	5.48
30 months	2.94	3.36	3.75	4.11	4.46	4.74	5.03	5.27	5.48
27 months	2.78	3.21	3.63	4.02	4.37	4.70	4.98	5.25	5.48
24 months	2.60	3.06	3.50	3.90	4.28	4.62	4.94	5.22	5.48
21 months	2.42	2.90	3.35	3.78	4.19	4.56	4.89	5.21	5.48
18 months	2.19	2.69	3.17	3.63	4.07	4.47	4.83	5.18	5.48
15 months	1.95	2.46	2.96	3.45	3.93	4.37	4.76	5.13	5.48
12 months	1.67	2.19	2.72	3.24	3.75	4.23	4.68	5.09	5.48
9 months	1.35	1.88	2.43	2.99	3.56	4.08	4.58	5.04	5.48
6 months	0.98	1.49	2.06	2.67	3.29	3.89	4.44	4.97	5.48
3 months	0.51	0.98	1.56	2.25	2.96	3.65	4.29	4.89	5.48
0 months	-	-	0.63	1.73	2.69	3.50	4.22	4.85	5.48

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The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366- day year, as applicable. For example, if the volume weighted average price of the shares of common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $5,775.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 145.425 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the shares of common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $7,087.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 156.45 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 191.625 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $5,250.00 per share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $9,450.00 per share threshold set forth above. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares of common stock for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $5,250.00, which is below the exercise price of $6,037.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares were trading at a price higher than the exercise price of $6,037.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, we (or surviving company) will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

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If we call the warrants for redemption when the price per share of common stock equals or exceeds $9,450.00, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis” beginning on the third trading day prior to the date on which notice of the redemption is given to the holders of warrants. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.365. The “fair market value” will mean the average closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management team does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per shares of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, and (ii) “historical fair market value” means the volume weighted average price of shares of common stock as reported during the 10-trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of common stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $7.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $7.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

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If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of share of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction, (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the prospectus for the IPO but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders.

The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants will not be redeemable by us, except as described above when the price per share of common stock equals or exceeds $5,250.00, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants. Any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

Except as described above regarding redemption procedures and cashless exercise in respect of the public warrants, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for the public warrants and private placement warrants is Continental Stock Transfer & Trust Company.

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UNDERWRITING

We intend to enter into an underwriting agreement with Lake Street Capital Markets, LLC acting as the representative of the several underwriters (the “Representative”) listed in the table below. We refer to the several underwriters listed in the table below as the “underwriters.” Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriters, and the underwriters will agree to purchase from us, shares of our common stock. Our common stock is currently quoted on the OTCQX under the symbol “VLDX”. In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “VELO”.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we will agree to sell to the underwriters named below, and each underwriter severally will agree to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Lake Street Capital Markets, LLC

Total

The underwriting agreement will provide that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus is subject to certain conditions. The underwriters will be obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We will grant the Representative an option to buy up to an additional              shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The Representative may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus; however, the Representative may only exercise the option once.

Discounts, Commissions and Expenses

The underwriters propose to offer to the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discounts will be 7.0% of the gross proceeds of this offering, or $           per share of common stock, based on the assumed public offering price per share set forth on the cover page of this prospectus.

We have also agreed to reimburse Lake Street Capital Markets, LLC at closing for legal expenses incurred by it in connection with the offering up to a maximum of $200,000.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the Representative):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

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Lock-Up Agreements

We will agree not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock; or (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of the Representative, for a period of 90 days following the date of this prospectus, (the “Lock-up Period”). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our common stock sold in this offering, (ii) the issuance of shares of our common stock upon the exercise of outstanding options or warrants and the vesting of restricted stock awards or units, (iii) the issuance of employee stock options not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to our equity incentive plans or as new employee inducement grants and (iv) the issuance of common stock or warrants to purchase common stock in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing.

In addition, each of our directors and executive officers will enter into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the Representative, for a period of 90 days from the closing date of this offering, subject to an 18-day extension under certain circumstances. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to exceptions for (i) one or more bona fide gift transfers of securities to immediate family members who agree to be bound by these restrictions and (ii) transfers of securities to one or more trusts for bona fide estate planning purposes. Each officer and director shall be immediately and automatically released from all restrictions and obligations under the lock up agreement in the event that he or she ceases to be a director or officer of our company and has no further reporting obligations under Section 16 of the Exchange Act.

Determination of Offering Price

The actual offering price of the securities will be negotiated between us, the underwriter and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors to be considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us (which is not part of this prospectus or the registration statement of which this prospectus forms a part) has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.

The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

116

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

117

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

118

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Troutman Pepper Locke LLP, Washington, District of Columbia. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2024, included in this prospectus and in the registration statement of which it forms a part, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements as of December 31, 2023 and for the year then ended before the effects of the adjustments to retrospectively reflect the reverse stock split described in Note 18 (not separately included or incorporated by reference in the prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively reflect the reverse stock split described in Note 18 have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm. The financial statements as of December 31, 2023 and for the year then ended have been so included in reliance on (i) the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect the reverse stock split described in Note 18 and (ii) the report of Frank, Rimerman + Co. LLP solely with respect to the adjustments to those financial statements to retrospectively reflect the reverse stock split described in Note 18, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on November 27, 2024 and December 26, 2024, the Audit Committee of the Board of Directors of the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm on November 22, 2024.

The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports on the financial statements of the Company for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2023 and 2022 and subsequent interim period through November 22, 2024, there (i) have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements and (ii) were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses in the Company’s internal control over financial reporting identified by management. These material weaknesses identified were as follows:

● The Company did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, the Company did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with its accounting and financial reporting requirements. Additionally, the lack of a sufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of its financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions. This material weakness contributed to the following additional material weaknesses.

● The Company did not design and maintain effective controls over the segregation of duties related to journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within its general ledger system and (ii) prepare and review account reconciliations.

● The Company did not design and maintain effective controls over the accounting and disclosure for debt and equity instruments. Specifically, the Company did not design and maintain effective controls over the accounting for the issuance and extinguishment of convertible note arrangements, warrants and common stock.

● The Company did not design and maintain effective controls over the accounting for inventory and related accounts. Specifically, the Company did not design and maintain effective controls over verifying the existence of inventory, the accuracy of purchases, manufacturing costs, and write-offs and the financial statement presentation of inventory and related accounts.

● The Company did not design and maintain effective controls over the accounting for contract assets and liabilities. Specifically, the Company did not design and maintain effective controls over the accuracy and the financial statement presentation of contract assets and liabilities, including variable consideration.

● The Company did not design and maintain effective controls over financial statement preparation, presentation and disclosure commensurate with its financial reporting requirements. Specifically, the Company did not design and maintain effective controls over the appropriate classification and presentation of accounts and disclosures in the consolidated financial statements.

● The Company did not design and maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of its consolidated financial statements. Specifically, the Company did not design and maintain effective:

○ user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; and

○ program change management controls to ensure that information technology program and data changes affecting certain financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately.

The Company provided PwC with a copy of these disclosures and they have furnished a letter addressed to the SEC stating that it agrees with the statements made herein, a copy of which is included as Exhibit 16.1.

On December 21, 2024, with the approval of the Audit Committee of the Board of Directors of the Company, the Company engaged Frank, Rimerman + Co. LLP (“Frank, Rimerman”) as the Company’s new independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through December 21, 2024, neither the Company nor anyone on its behalf has consulted with Frank, Rimerman regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Frank, Rimerman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part. Each of these statements is qualified in all respects by this reference.

You may read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. Upon the completion of this offering, we will be subject to the information reporting requirements of the Exchange Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the web site of the SEC referred to above. We also maintain a website at www.velo3D.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

119

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2024 and 2023

As of June 30, 2025 and for the Six Months Ended June 30, 2025 and June 30, 2024 (Unaudited)

120

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Velo3D, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Velo3D, Inc. and Subsidiaries (collectively the “Company”) as of December 31, 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows, for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements of the Company as of and for the year ended December 31, 2023, before the effects of the adjustments to retrospectively apply the reverse stock-split described in Note 18 to the consolidated financial statements, were audited by other auditors whose report is dated April 3, 2024, except for the effects of the reverse stock split discussed in Note 1 and the change in the manner in which the Company accounts for segments discussed in Note 2 to the consolidated financial statements, as to which the date is March 31, 2025, expressed an unqualified opinion on those statements. We audited the adjustments to the 2023 consolidated financial statements to retrospectively apply the reverse stock-split, as described in Note 18 to the consolidated financial statements. In our opinion, such retrospective adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2023 consolidated financial statements of the Company, other than with respect to the retrospective adjustments described in Note 18, and, accordingly, we do not express an opinion or any other form of assurance on the 2023 consolidated financial statements taken as a whole.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses from operations and negative cash flows from operations since inception that raise substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Frank, Rimerman + Co. LLP

We have served as the Company’s auditor since 2024.

San Francisco, California

March 31, 2025, except for Note 18 and its related effects to the consolidated financial statements, as to which the date is August 6, 2025

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Velo3D, Inc.

Opinion on the Financial Statements

We have audited the consolidated balance sheet of Velo3D, Inc. and its subsidiaries (the “Company”) as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, of stockholders’ equity and of cash flows for the year then ended, including the related notes (collectively referred to as the “consolidated financial statements”), before the effects of the adjustments to retrospectively reflect the 2025 reverse stock split described in Note 18. In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively reflect the 2025 reverse stock split described in Note 18, present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America (the 2023 financial statements before the effects of the adjustments discussed in Note 18 are not presented herein).

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively reflect the 2025 reverse stock split described in Note 18 and accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses from operations and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements, before the effects of the adjustments described above, based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these consolidated financial statements, before the effects of the adjustments described above, in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 3, 2024, except for the effects of the June 2024 reverse stock split discussed in Note 1 and the change in the manner in which the Company accounts for segments discussed in Note 2 to the consolidated financial statements, as to which the date is March 31, 2025

We served as the Company’s auditor from 2020 to 2024.

F-2

Velo3D, Inc.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2024 and 2023

(In thousands, except share and per share data)

	2024	2023
Assets
Current assets:
Cash and cash equivalents	$1,212	$24,494
Short-term investments	—	6,621
Accounts receivable, net	3,723	9,583
Inventories, net	49,953	60,816
Contract assets	500	7,510
Prepaid expenses and other current assets	2,336	4,000
Total current assets	57,724	113,024
Property and equipment, net	14,270	16,326
Equipment on lease, net	3,673	6,667
Other assets	13,513	17,782
Total assets	$89,180	$153,799
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,538	$15,854
Accrued expenses and other current liabilities	3,511	6,491
Debt – current portion	5,666	21,191
Contract liabilities	10,285	5,135
Total current liabilities	38,000	48,671
Long-term debt – less current portion	—	11,941
Contingent earnout liabilities (Note 10)	11	1,456
Warrant liabilities (Note 10)	2,167	11,835
Other noncurrent liabilities	9,338	11,556
Total liabilities	49,516	85,459
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit):
Common stock, $0.00001 par value – 500,000,000 shares authorized at December 31, 2024 and 2023, respectively, 12,993,962 and 492,223 shares issued and outstanding as of December 31, 2024 and 2023, respectively	4	2
Additional paid-in capital	469,994	425,471
Accumulated other comprehensive loss	—	(96)
Accumulated deficit	(430,334)	(357,037)
Total stockholders’ equity	39,664	68,340
Total liabilities and stockholders’ equity	$89,180	$153,799

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Velo3D, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended December 31, 2024 and 2023

(In thousands, except per share data)

	2024	2023
Revenue
3D Printer	$25,368	$68,938
Recurring payment	1,054	1,676
Support services	9,581	6,829
Other	5,000	—
Total Revenue	41,003	77,443
Cost of revenue
3D Printer	34,159	94,448
Recurring payment	866	1,291
Support services	8,063	7,971
Total cost of revenue	43,088	103,710
Gross loss	(2,085)	(26,267)
Operating expenses
Research and development	17,108	42,031
Selling and marketing	13,808	23,229
General and administrative	49,346	41,727
Total operating expenses	80,262	106,987
Loss from operations	(82,347)	(133,254)
Interest expense	(15,968)	(9,722)
Gain on fair value of warrants	32,094	2,338
Gain on fair value of contingent earnout liabilities	1,445	15,958
Gain on fair value of debt derivatives	—	8,485
Loss on debt extinguishment	(4,904)	(19,450)
Other income (expense), net	(3,637)	506
Loss before provision for income taxes	(73,317)	(135,139)
Provision for income taxes	20	—
Net loss	(73,297)	(135,139)
Net loss per share:
Basic	$(86.51)	$(359.49)
Diluted	$(86.51)	$(359.49)
Shares used in computing net loss per share:
Basic	847,265	375,922
Diluted	847,265	375,922
Net loss	$(73,297)	$(135,139)
Net unrealized holding gain on available-for-sale investments	96	741
Total comprehensive loss	$(73,201)	$(134,398)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Velo3D, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

(In thousands)

	2024	2023
Cash flows from operating activities
Net loss	$(73,297)	$(135,139)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,912	9,310
Amortization of debt discount and deferred financing costs	13,637	—
Stock-based compensation	15,363	24,931
Gain on exchange of debt for common stock	(2,619)	—
Gain on fair value of warrants	(32,094)	(2,338)
Gain on fair value of contingent earnout liabilities	(1,445)	(15,958)
Non-cash cost of issuance of common stock warrants on BEPO Offering	1,311	—
Gain on fair value of debt derivatives	—	(8,485)
Loss on debt extinguishment	7,525	19,450
Non-cash warrant issuance in connection with August warrant inducement	2,439	—
Cost of issuance of common stock warrants	—	1,357
Loss on sale/disposal of fixed assets	11	—
Realized loss on available for sale securities	23	14
Changes in assets and liabilities
Accounts receivable	5,860	(398)
Inventories, net	13,300	13,728
Contract assets	7,010	(7,224)
Prepaid expenses and other current assets	1,824	2,795
Other assets	3,952	10,153
Accounts payable	(743)	2,211
Accrued expenses and other liabilities	(2,578)	(9,038)
Contract liabilities	5,150	(10,059)
Other noncurrent liabilities	(2,218)	(946)
Net cash used in operating activities	(32,677)	(105,636)
Cash flows from investing activities
Purchase of property and equipment	(9)	(1,046)
Reimbursement of previously incurred leasehold expenditures	1,084	—
Sales of property and equipment	20	—
Production of equipment for lease to customers	—	(2,164)
Purchases of available-for-sale investments	—	(3,655)
Sales of available for sale securities	3,172	10,664
Proceeds from maturity of available for sale investments	3,500	35,092
Net cash provided by (used in) investing activities	7,767	38,891
Cash flows from financing activities
Proceeds from ATM offering, net of issuance costs	—	22,805
Proceeds from revolving credit line	—	14,000
Repayment of revolving credit line	—	(17,000)
Proceeds from equipment loans	—	1,600
Repayment of equipment loans	—	(6,956)
Proceeds from capital raise – August Warrant Inducement	1,694	—
Proceeds from secured convertible notes, net of issuance costs	—	65,736
Repayment of secured convertible notes		(69,886)
Proceeds from secured notes, net of issuance costs	500	57,114
Repayment of secured notes	(11,749)	(25,000)
Proceeds from capital raise, net of issuance costs	10,700	16,287
Issuance of common stock upon exercise of stock options	315	561
Net cash provided by financing activities	1,460	59,261
Effect of exchange rate on cash and cash equivalents	(4)	(5)
Net change in cash and cash equivalents	(23,454)	(7,489)
Cash and cash equivalents and restricted cash at beginning of period	25,294	32,783
Cash and cash equivalents and restricted cash at end of period	$1,840	$25,294
Supplemental disclosure of cash flow information
Cash paid for interest	1,183	9,722
Supplemental disclosure of non-cash information
Unpaid liabilities related to property and equipment		92
Equipment for lease to customers returned to inventory	2,235	3,375
Unpaid inventory purchase	(3,485)	—
Issuance of common stock warrants in connection with capital raise	—	11,428

F-5

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets to the total of such amounts shown on the consolidated statements of cash flows:

	December 31,
	2024	2023
	(In thousands)
Cash and cash equivalents	$1,212	$24,494
Restricted cash (Other assets)	628	800
Total cash and cash equivalents, and restricted cash	$1,840	$25,294

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Velo3D, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2024 and 2023

(In thousands, except share amounts)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Loss	Deficit	Equity
Balance as of December 31, 2022	357,258	$2	$361,528	$(837)	$(221,898)	$138,795
Issuance of common stock upon exercise of stock options	4,172	—	561	—	—	561
Stock-based compensation	10,464	—	24,931	—	—	24,931
Issuance of common stock in connection with At-the-Market offering, net of issuance costs	32,712	—	22,805	—	—	22,805
Issuance of common stock and warrants in connection with capital raise, net of issuance costs	68,570	—	6,216	—	—	6,216
Issuance of common stock in connection with debt extinguishment	19,047	—	9,430	—	—	9,430
Net loss	—	—		—	(135,139)	(135,139)
Other comprehensive loss	—	—	—	741	—	741
Balance as of December 31, 2023	492,223	2	$425,471	$(96)	$(357,037)	$68,340
Issuance of common stock upon exercise of stock options	3,390	—	315	—	—	315
Stock-based compensation	32,156	—	15,363	—	—	15,363
Issuance of common stock in connection with At-the-Market offering, net of issuance costs	—	—	—	—	—	—
Issuance of common stock and warrants in connection with capital raise, net of issuance costs	114,830	—	4,239	—	—	4,239
Issuance of common stock in connection with debt extinguishment	12,343,423	2	24,606	—	—	24,608
Reclassifications and adjustments due to rounding impact from reverse stock split for fractional shares	7,940
Net loss	—	—		—	(73,297)	(73,297)
Other comprehensive loss	—	—	—	96	—	96
Balance as of December 31, 2024	12,993,962	4	$469,994	$-	$(430,334)	$39,664

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Velo3D, Inc.

Notes to Consolidated Financial Statements

Note 1. Description of Business and Basis of Presentation

Velo3D, Inc., a Delaware corporation (“Velo3D”), formerly known as JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”), produces metal additive three dimensional printers (“3D Printers”) which enable the production of components for space rockets, jet engines, fuel delivery systems and other high value metal parts, which it sells or leases to customers for use in their businesses. The Company also provides support services (“Support Services”) for an incremental fee.

Velo3D’s subsidiaries are Velo3D US, Inc., (formerly known as Velo3D, Inc. (“Legacy Velo3D”), founded in June 2014 as a Delaware corporation headquartered in Campbell, California), Velo3D, B.V., (a sales and marketing office located in the Netherlands) and Velo3D, GmbH, (a sales and marketing office located in Germany). The first commercially developed 3D Printer was delivered in the fourth quarter of 2018.

On September 29, 2021 (the “Closing Date” or the “Reverse Recapitalization Date”), JAWS Spitfire completed the previously announced merger with Legacy Velo3D, with Legacy Velo3D surviving as a wholly-owned subsidiary of JAWS Spitfire (the “Merger” or the “Reverse Recapitalization”). In connection with the Merger, JAWS Spitfire was renamed “Velo3D, Inc.”, and Legacy Velo3D was renamed “Velo3D US, Inc.”

The shares and net loss per share attributable to common stockholders, basic and diluted, prior to the Merger, have been retroactively restated as shares reflecting the exchange ratio (the “Exchange Ratio”) established in the Merger (0.8149 shares of Velo3D common stock for 1 share of Legacy Velo3D common stock, par value $0.00001 (the “common stock”). All fractional shares were rounded.

Unless otherwise stated herein or unless the context otherwise requires, references in these notes to the “Company” refer to (i) Legacy Velo3D prior to the consummation of the Merger; and (ii) Velo3D and its consolidated subsidiaries following the consummation of the Merger.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (the “SEC”). Intercompany balances and transactions have been eliminated in consolidation. These consolidated financial statements, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s consolidated financial information.

On June 10, 2024, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share, at a ratio ranging from 1-for-5 to 1-for-50, with the exact ratio to be set within that range by the Company’s board of directors (the “Board”). On June 10, 2024, the Board approved the reverse stock split at a ratio of 1-for-35 (the “Reverse Stock Split”). On June 12, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective as of June 13, 2024.

As a result of the Reverse Stock Split, every 35 shares of the Company’s common stock were automatically reclassified and converted into one issued and outstanding share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share. The par value of the Company’s common stock was not adjusted as a result of the Reverse Stock Split. All of the Company’s share numbers, per share amounts, and related stockholders’ equity (deficit) balances presented herein have been retroactively adjusted to reflect the Reverse Stock Split. In addition, the exercise prices, conversion rates and other terms of the Company’s securities that adjusted pursuant to their terms as a result of the Reverse Stock Split have been presented after giving effect to such adjustments.

On June 27, 2025, the stockholders of the Company, approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share, at a ratio ranging from 1-for-5 and 1-for-50, with the exact ratio to be set within that range by the Company’s Board. On July 18, 2025, the Board approved the reverse stock split at a ratio of 1-for-15 (the “2025 Reverse Stock Split”). On July 25, 2025, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect the 2025 Reverse Stock Split, effective as of July 28, 2025.

As a result of the 2025 Reverse Stock Split, every 15 shares of the Company’s common stock were automatically reclassified and converted into one issued and outstanding share of common stock. No fractional shares were issued in connection with the 2025 Reverse Stock Split. Any fractional shares resulting from the 2025 Reverse Stock Split were rounded up to the nearest whole share. The par value of the Company’s common stock was not adjusted as a result of the 2025 Reverse Stock Split nor did it change the total number of the Company’s authorized shares of common stock. All of the Company’s share numbers, per share amounts, and related stockholders’ equity (deficit) balances presented herein have been retroactively adjusted to reflect the 2025 Reverse Stock Split. In addition, the exercise prices, conversion rates and other terms of the Company’s securities that adjusted pursuant to their terms as a result of the 2025 Reverse Stock Split have been presented after giving effect to such adjustments.

F-8

Velo3D, Inc.

Notes to Consolidated Financial Statements

Delisting from the New York Stock Exchange (“NYSE”) and Trading on OTC

On September 10, 2024, the Company received written notice from the New York Stock Exchange (the “NYSE”) that the NYSE had determined to commence proceedings to delist the Company’s common stock and publicly traded warrants and that trading in such securities would be suspended immediately. On September 11, 2024, the Company commenced the trading of its common stock and warrants on the OTCQX Best Market.

Going Concern, Financial Condition and Liquidity and Capital Resources

The consolidated financial statements have been prepared on the basis of continuity of operations, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has incurred losses from operations and negative cash flows from operations in every year since inception and expects this to continue for the foreseeable future. As of December 31, 2024, the Company had an accumulated deficit of $(430.3) million and cash and short-term investments on hand of approximately $1.2 million.

Management believes that there is a substantial doubt concerning the Company’s ability to continue as a going concern. As of the date of the issuance of these consolidated financial statements, the Company does not have sufficient liquidity to meet its operating needs and satisfy its obligations for at least 12 months from the date of issuance of the consolidated financial statements.

On April 1, 2024, the Company entered into a second note amendment (the “Second Note Amendment”) to its Secured Notes with High Trail Investments ON LLC and HB SPV I Master Sub LLC, (“the Note Holders”). Pursuant to the Second Note Amendment, the Company agreed to make and made a cash payment of $5.0 million on April 1, 2024, to redeem approximately $4.2 million of aggregate principal amount of the Secured Notes, together with accrued and unpaid interest, and a cash payment of $5.5 million on April 15, 2024, to repay approximately $4.6 million of principal of the Secured Notes, together with accrued and unpaid interest. In connection with the Second Note Amendment, the Company issued to the Note Holders warrants to purchase 41,808 shares of the Company’s common stock that became exercisable 45 days after the original issuance date at an exercise price of $239.22 per share. The Note Holders may exercise the Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20.

On April 10, 2024, the Company sold (such sale and issuance, the “BEPO Offering”) an aggregate of: (i) 65,307 shares of common stock and (ii) immediately exercisable warrants to purchase up to 65,307 shares of common stock at $183.75 per share. The offering price per share of common stock and accompanying warrant was $183.75 and resulted in gross proceeds to the Company of approximately $12 million. The Company used the net proceeds from the BEPO Offering primarily for funding working capital and capital expenditures and other general corporate purposes, including repayment of portions of the Company’s Secured Notes.

On July 1, 2024, we entered into a third note amendment to the Secured Notes with the Note Holders (the “Third Note Amendment”). Pursuant to the Third Note Amendment, the Company and the Note Holders agreed to defer the July 1, 2024 partial redemption payment of $10.5 million (the “July Redemption Payment”) over a period of ten equal monthly payments commencing August 1, 2024. During August and September 2024, we received extensions from the Note Holders for the July Redemption Payment through October 4, 2024.

On December 9, 2024, Arrayed Notes Acquisition Corp. (“Arrayed”), a subsidiary of Arrayed Additive, Inc. purchased the Senior Secured Notes due 2026 from the Note Holders. Furthermore, on December 9, 2024, the Company and the Note Holders entered into a forbearance agreement where the Note Holders forbore from taking any enforcement action as a result of the occurrence and/or continuation of any specified events of default.

On December 24, 2024, the Company and Arrayed entered into a debt for equity exchange transaction where the Company issued 12,343,423 shares of the Company’s common stock, in exchange for the cancellation of $22.4 million in principal amount of the Company’s Secured Notes plus $0.4 million of accrued interest on the Notes. Arrayed continues to hold $5.0 million in principal amount of the Notes, and became the owner of approximately 95% of the Company’s issued and outstanding common stock.

F-9

Velo3D, Inc.

Notes to Consolidated Financial Statements

In December 2023, the Board of Directors commenced a strategic business review process to explore alternatives in order to maximize stockholder value. The potential strategic alternatives actively being explored or evaluated currently included a potential merger, business combination or sale. The Company’s strategic review was concluded on December 24, 2024, at the close of the debt for equity exchange transaction.

On January 7, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “January Note”) to Thieneman Properties, LLC, an Indiana limited liability company. The January Note is payable in full on April 7, 2025 in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The January Note may be prepaid in whole or in part at any time without penalty or premium and is convertible in the event of default into shares of the Company’s common stock, at a fixed conversion price of $23.40 per share.

On February 10, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $10,000,000 (the “February Note”) to Thieneman Construction, Inc, an Indiana corporation, to be funded in two tranches of $5,000,000. The February Note is payable in full on the date that is six months from the date such tranche was funded, in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The outstanding principal amount of the February Note is convertible upon the occurrence of the Company’s successful listing of shares of its common stock on a national securities exchange or the occurrence and during the continuation of an event of default, into shares of the Company’s common stock at a fixed conversion price of $15.00 per share.

Further, the Company will need to engage in additional financings to fund its operations and satisfy its obligations in the near-term. The Company is in discussions with multiple financing sources to attempt to secure additional financing. There are no assurances that the Company will be able to obtain financing on acceptable terms, or at all, to provide the necessary interim funding to continue its operations and satisfy its obligations for at least 12 months from the date of issuance of the consolidated financial statements.

Note 2. Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of the consolidated financial statements are set forth below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates include determining useful lives of long-lived assets, the determination of the incremental borrowing rate used for operating lease liabilities, standalone selling price for performance obligations in contracts with customers, variable consideration for sale and utilization fee contracts with customers, the valuation of common stock warrants, the fair value of stock-based compensation and other assumptions used to measure stock-based compensation, the fair value of contingent earnout liabilities, inventory reserves, allowance for doubtful accounts, and the valuation of deferred income tax assets and uncertain tax positions.

These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in these estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from these estimates and assumptions.

F-10

Velo3D, Inc.

Notes to Consolidated Financial Statements

Concentration of Credit Risk and Other Risks and Uncertainties

The Company’s financial instruments that potentially expose the Company to concentration of credit risk consist mainly of cash and cash equivalents, short-term investments, and accounts receivable, net. The Company maintains its cash and cash equivalents in domestic cash accounts with large, creditworthy financial institutions and maintains its short-term investments with fixed income instruments denominated in U.S. dollars and at minimum A- credit rating. The Company has not experienced any losses on its deposits of cash and cash equivalents through deposits with federally insured commercial banks and at times cash balances may be in excess of federal insurance limits.

See Note 15, Revenue, for customer concentration of revenue and accounts receivable.

The Company relies on several key suppliers for products and services. While alternative providers have and could be identified, the Company is subject to supply and pricing risks.

Fair Value Measurements

The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements. Assets and liabilities measured at fair value are classified into one of three levels in the fair value hierarchy based on the inputs used to measure fair value as follows:

Level 1 — Quoted prices observed in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly; and

Level 3 — Significant unobservable market inputs for the asset or liability.

The carrying amounts of cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short-term maturities. The debt with variable interest at market rates and debt with fixed rates are carried at amortized cost, which approximates its fair value and was classified as Level 2. See Note 9, Long-Term Debt for further information.

Cash and Cash Equivalents and Restricted Cash

All highly liquid investments with an original maturity of three months or less, when purchased, are classified as cash equivalents. Cash equivalents may be invested in money market funds and are carried at cost, which approximates their fair value.

In June 2021, in conjunction with the new 80,000+ square foot manufacturing facility, the Company issued a one-year letter of credit for $0.8 million to the landlord to secure the agreement, which automatically renews for another annual period, through the life of the lease. In October 2024, the letter of credit was reduced to $0.623 million. The Company has restricted cash to secure the letter of credit and the agreement will allow for reductions to the letter of credit limit based on the Company’s revenue achievements.

Revenue Recognition

Revenue subject to ASC 606 consists of 3D Printer sales and Support Services (recognition of Recurring Payment consisting of payments from lessees of the Company’s equipment discussed below). The Company determines revenue recognition through the following five- step model for recognizing revenue: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies its performance obligation.

F-11

Velo3D, Inc.

Notes to Consolidated Financial Statements

A typical contract with customers for the 3D Printer and bundled software includes the Support Services. The Company provides one price for all deliverables including the 3D Printer and bundled software, and for the Support Services. Typically, the Company has one distinct obligation to transfer the 3D Printers and bundled software, and another distinct obligation to provide the Support Services.

The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on observable standalone selling price when it is available, as well as other factors, including the price charged to its customers, its discounting practices, and its overall pricing objectives including risk adjusted gross profit margin for products and services, while maximizing observable inputs. In situations where pricing is highly variable, or a product is never sold on a stand-alone basis, the Company estimates the SSP using the residual approach. Significant judgment is used to identify and account for each of the two performance obligations.

3D Printer Sales

The Company bills its customers beginning at the time of acceptance of the purchase order (which represents a deposit), with the second billing at the time of shipment and final billing upon site acceptance test completion. The timeframe from order to completion of the site acceptance test occurs typically over three to six months. Revenue for the 3D Printer is recognized at a point-in time, which occurs upon transfer of control to the customer at shipment. Site installation, testing and customer training are incidental to customer acceptance with the portion of the transaction price allocated to these services being deferred as part of Support Services and recognized over the period the services are provided.

Revenue - Variable Consideration - The sales of 3D Printer systems under certain contracts may include variable consideration such that the Company is entitled to a rate per print hour used on the 3D Printer systems. The Company makes certain estimates in calculating the variable consideration, including amount of hours, the estimated life of the equipment and the discount rate. Although estimates may be made on a contract-by-contract basis, whenever possible, the Company uses all available information including historical customer usage and collection patterns to estimate variable consideration. Management reassesses the estimated variable consideration quarterly.

The Company estimates its variable consideration on a quarterly basis based on the latest data available, and adjust the transaction price accordingly by recording an adjustment to net revenue and contract assets. The Company has recognized the estimate of variable consideration to the extent that it is probable that a significant reversal will not occur as a result from a change in estimation. Sales with variable consideration represented 0% of revenue during the year ended December 31, 2024 and 3% of our revenue during year ended December 31, 2023.

The Company has elected not to recognize shipping to customers as a separate performance obligation. Revenue from shipping billed to customers for the years ended December 31, 2024 and 2023 was not material.

Recurring Payment (operating lease revenue from customers)

The Company enters into operating leases (“Recurring Payment”) for customers who do not purchase the 3D Printers (“equipment”). The contracts explicitly specify the equipment which is a production system with defined components and services including the printer itself, services, and accessories. The asset is physically distinct, the supplier does not have substitution rights, and the customer holds the right to direct the use of and obtain substantially all of the economic benefits from the use of the identified asset. The initial lease terms are for 12 months and the Company has considered the possibility of renewals when determining the length of the contract and the expectation is that customers will not exercise any renewal or purchase options at the end of the lease. The Company has evaluated our customer history on renewals, returns and purchase options and have determined the operating lease period of 12 months is appropriate and will continue to monitor our customer expectations. The arrangements provide for a base rent and usually provide for variable payments based on usage in excess of a defined threshold. Support Services are included during the lease term.

F-12

Velo3D, Inc.

Notes to Consolidated Financial Statements

Equipment under lease contracts is reclassified from inventory at its basis and depreciated over five years to a salvage value. Income from the lessee is recorded as revenue using the straight-line method over the term of the lease. Support services are a non-lease component. The practical expedient has been elected to include rents and this non-lease component as one revenue stream recognized over the lease term on a straight-line basis. Costs associated with this component are classified as cost of revenue and recognized as incurred.

Costs for warranties for parts and services for equipment under lease are accrued separately at lease commencement and amortized to cost of revenue over the lease term to the extent the costs are probable and can be reasonably estimated since the related revenue is being recognized over the lease term. Warranty accruals were not material as of December 31, 2024 or December 31, 2023.

Equipment leased to customers are considered long-lived assets and are tested for impairment as described below under the heading “Impairment of Long-lived Assets.”

Support Services

Support Services are field service engineering, phone and email support, preventative maintenance, and limited on and off-site consulting support. A subsequent Extended Support Agreement is available for renewal after the initial period based on the then fair value of the service.

Support Services revenue are recognized evenly over the contract period beginning with customer performance test acceptance.

Other Revenue

Revenue is recognized for licensing agreements, maintenance parts, printed parts, and powder sold to customers independent of the 3D Printer sales or Support Services contract and is included with 3D Printer sales. Such revenue is recognized upon transfer of control to the customer. Revenue from maintenance parts, printed parts, and powder was $4.1 million and $5.9 million for the years ended December 31, 2024 and 2023, respectively.

Contracts Assets and Contract Liabilities

Contract assets consist of unbilled receivables and are recorded when revenue is recognized in advance of scheduled billings to the Company’s customers. A contract asset is recognized when products or services are transferred to a customer and the right to consideration is conditional on something other than the passage of time. Contract liabilities include amounts billed or collected which is related to remaining performance obligations. Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods

Cost of Revenue

Cost of 3D Printers includes the manufacturing cost of the components and subassemblies purchased from vendors for the assembly, as well as raw materials, powder, and assemblies, shipping costs, printed parts costs, and other directly associated costs. Cost of 3D Printers also includes allocated overhead costs from headcount related costs, such as salaries and stock-based compensation, depreciation of manufacturing related equipment and facilities, and information technology costs.

F-13

Velo3D, Inc.

Notes to Consolidated Financial Statements

Cost of Recurring Payment includes depreciation of the equipment on lease over the useful life of three to five years less the residual value, and an allocated portion of Cost of Support Services.

Cost of Support Services includes the cost of spare or replacement parts for preventive maintenance, installation costs, allocated headcount related costs, such as salaries, stock-based compensation, depreciation of manufacturing related equipment and facilities, and information technology costs. The headcount related costs are directly associated with the engineers dedicated to remote and on-site support, training, travel costs, and other services costs.

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount, net of allowance for doubtful accounts and are non-interest bearing. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts to ensure trade receivables are not overstated due to uncollectability. Allowances are provided for individual accounts receivable when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy, deterioration in the customer’s operating results, or change in financial position.

Inventories, Net

Inventories are stated at the lower of cost or net realizable value. Cost is computed using the weighted-average cost method. Inventory levels are analyzed periodically and written down to their net realizable value if they have become obsolete, have a cost basis in excess of expected net realizable value or are in excess of expected demand.

The Company analyzes current and future product demand relative to the remaining product life to identify potential excess inventories. The write-down is measured as the difference between the cost of the inventories and net realizable value and charged to inventory reserves, which is a component of cost of revenue. At the point of the loss recognition, a new, lower cost basis for those inventories is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Property and Equipment, Net and Equipment on Lease, Net

Property and equipment and equipment on lease are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, as follows:

Estimated useful life
Equipment on lease	3-5 years
Computers and software	1-3 years
Lab equipment and other equipment	3-7 years
Furniture and fixtures	3-5 years
Leasehold improvements	Shorter of the remaining lease term or useful life of 10 years

Expenditures for major renewals and improvements that increase functionality of the asset are capitalized and depreciated ratably over the identified useful life. Expenditures for non-major repairs and maintenance are charged to expense as incurred.

The Company capitalizes qualifying internal-use software development costs incurred during the application development stage for internal tools and cloud-based applications used to deliver its services, provided that management with the relevant authority authorizes and commits to the funding of the project, it is probable the project will be completed, and the software will be used to perform the function intended. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized. As of December 31, 2024 and 2023, capitalized costs were not material.

F-14

Velo3D, Inc.

Notes to Consolidated Financial Statements

Investments

The Company’s available-for-sale (“AFS”) investments primarily consist of U.S. Treasury securities and corporate debt and are reported at fair value on the balance sheet. Unrealized gains and losses on these investments are included as a separate component of accumulated other comprehensive loss, net of tax. These available-for-sale investments are primarily held in the custody of a major financial institution. A specific identification method is used to determine the adjusted cost basis of AFS investments sold. The Company’s AFS investments are classified as current based on the intent of management, the nature of the investments and their availability for use in current operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment, equipment on lease, net, and right-of use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (or asset group) to estimated undiscounted future cash flows expected to be generated by the asset (or asset group). If the estimated undiscounted future cash flows generated by these assets were less than the carrying amounts, an impairment charge is recognized.

Management evaluates its long-lived assets, on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Accounting Standards Codification (“ASC”), ASC Topic 360, Property, Plant and Equipment.

Deferred Transaction Costs

The Company capitalizes certain legal, accounting, and other third-party fees that are directly related to a planned equity financing that is probable of successful completion until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred transaction costs are immediately written off to operating expenses.

Information by Segment and Geography

The Company manages its operations and allocates resources as a single operating segment. Further, the Company manages, monitors, and reports its financial results as a single reportable segment. The Company’s chief operating decision-maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on an entity-wide basis for purposes of making operating decisions, assessing financial performance, and allocating resources.

Specifically, our CODM uses consolidated net income to measure segment profit or loss, allocate resources of the Company as a whole, including investing in future development efforts, customer retention and acquisition, and assessing performance. Further, the CODM reviews and utilizes functional expenses (cost of revenues, sales and marketing, research and development, and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included in consolidated net income are interest income, other expense, net and the provision for (benefit from) income taxes, which are reflected in the consolidated statements of comprehensive income (loss).

F-15

Velo3D, Inc.

Notes to Consolidated Financial Statements

There is no expense or asset information, that are supplemental to those disclosed in these consolidated financial statements, that are regularly provided to the CODM. Since the Company operates as one operating segment, financial segment information, including profit or loss and asset information, can be found in the consolidated financial statements.

Assets Under Lease Agreements (as Lessee)

The carrying value of right of use (“ROU”) assets and lease liabilities are based on the present value of future minimum lease payments for leases with original terms in excess of one year. The sum of future minimum lease payments, as adjusted for any initial direct costs, are recognized over the lease term on the straight-line method.

The rate implicit in the lease is not readily determinable in most of the Company’s leases, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of the lease.

The Company has operating leases for office space, warehouse, research and development facilities, and manufacturing facilities. The carrying value of right of use (“ROU”) assets and lease liabilities are based on the present value of future minimum lease payments, as adjusted for any initial direct costs, and are recognized over the lease term on the straight-line method. The Company has elected the short-term lease exemption for all leases with a term of 12 months or less. The Company elected the practical expedient to capitalize the total lease payment rather than separate lease and non-lease components and only capitalize the lease component.

Common Stock Warrants

The Company classifies the Common Stock Warrants as liabilities in accordance with ASC Topic 815 “Derivatives and Hedging–Contracts in Entity’s Own Equity”. As the Common Stock Warrants meet the definition of a derivative, the Company recorded these warrants within Warrant liabilities on the consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations and comprehensive loss at each reporting date.

Contingent Earnout Liability

In connection with the Reverse Recapitalization and pursuant to the Business Combination Agreement, eligible former Legacy Velo3D equity holders are entitled to receive additional shares of common stock upon the Company achieving certain Earnout Triggering Events (as described in the Business Combination Agreement) (the “Earnout Shares”). The Earnout Shares are not indexed to the Common Stock and therefore are accounted for as a liability at the Reverse Recapitalization Date and subsequently remeasured at each reporting date with changes in fair value recorded as a component of gain on fair value of contingent earnout liabilities in the consolidated statements of operations and comprehensive loss. The estimated fair value of the contingent earnout liability was determined using a Monte Carlo simulation using a distribution of potential outcomes on a monthly basis over the Earnout Period (as defined in Note 10, Equity Instruments) prioritizing the most reliable information available. The assumptions utilized in the calculation are based on the achievement of certain stock price milestones, including the current Company Common Stock price, expected volatility, risk free rate, expected term and dividend rate. The contingent earnout liability is categorized as a Level 3 fair value measurement (see “Fair Value Measurements” as described above) because the Company estimates projections during the Earnout Period utilizing unobservable inputs. Contingent earnout liabilities involve certain assumptions requiring significant judgment and actual results may differ from assumed and estimated amounts.

Stock-based Compensation

Stock-based compensation cost for awards is measured as of the grant date based on its fair value, and the amount is expensed ratably over the service period which is typically the vesting period. We have elected to account for forfeitures when they occur, and any compensation expense previously recognized on unvested shares will be reversed.

F-16

Velo3D, Inc.

Notes to Consolidated Financial Statements

We estimate the fair value of stock option awards subject to only a service condition on the date of grant using the Black-Scholes valuation model. The Black-Scholes model requires the use of highly subjective and complex assumptions, including the option’s expected term, price volatility of the underlying stock, risk-free interest rate, and the expected dividend yield of the underlying common stock, as well as an estimate of the fair value of the common stock underlying the award.

We estimate the fair value of restricted share unit awards using the value of Common Stock on the date of grant.

We estimate the fair value of Earnout Shares awards underlying stock options to employees, which is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation, using the Monte-Carlo simulation model. The Monte-Carlo simulation model was selected as the valuation methodology for the Earnout Shares due to the path-dependent nature of triggering events. Under ASC 718, the award is measured at fair value at the grant date and expense is recognized over the time-based vesting period (the triggering event is a market condition and does not impact expense recognition). The Monte-Carlo model requires the use of highly subjective and complex assumptions, including the current stock price, volatility of the underlying stock, expected term, and the risk-free interest rate.

Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our risk-free interest rates, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of Common Stock. An increase of 100-basis points in interest rates would not have a material impact on the Company’s stock-based compensation.

Operating Expenses

Research and development expenses consist primarily of development materials and supplies, software licenses, depreciation, and salary and related expenses, including stock- based compensation, for personnel related to the development of improvements and expanded features for the Company’s products and services, as well as quality assurance, testing, product management, and allocated overhead. Research and development costs are expensed as incurred.

Selling and marketing expenses consist primarily of travel and entertainment expenses, and salary and related expenses, including stock-based compensation, for personnel related to the sales and marketing efforts to expand the Company’s brand and market share. Also, selling and marketing expenses includes third-party consulting fees, advertising, and allocated overhead. The Company expenses the cost of advertising, including promotional expenses, as incurred. Advertising expenses for the years ended December 31, 2024 and 2023 were $0.1 million and $0.8 million, respectively.

General and administrative expenses consist primarily of salaries, occupancy costs including rent and utilities, and depreciation; information technology used in the business; professional services costs including legal, accounting, and consulting, and other.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income taxes of a change in tax rates is recognized in the period that includes the enactment date. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary, to reduce deferred tax assets where it is more-likely-than-not that the deferred tax assets will not be realized. In evaluating the Company’s ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a valuation allowance to reduce its net deferred tax assets to the amount that is more-likely-than-not to be realized. The Company has recorded a full valuation allowance against its net deferred tax assets as of December 31, 2024 and 2023.

F-17

Velo3D, Inc.

Notes to Consolidated Financial Statements

A tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained upon examination by the taxing authorities, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

Net Income (Loss) per Share

Basic and diluted net income (loss) per share is presented in conformity with the two-class method required for participating securities.

Under the two-class method, basic net income (loss) per share is computed by dividing the net income or loss by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share adjusts basic net income (loss) per share for the effect of potentially dilutive securities.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) plus all changes in stockholders’ equity except those resulting from distributions to stockholders. The Company’s unrealized gains and losses on short-term available-for-sale investment securities represent the components of other comprehensive income (loss) that are excluded from the reported net income (loss) and are presented in the consolidated statements of operations and comprehensive income (loss).

JOBS Act Accounting Election

The Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. With the exception of standards the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.

Revision of Previously Filed Financial Statements

During the fourth quarter of 2024, the Company discovered the initial calculations regarding the debt balances as of September 30, 2024 and certain income statement line items related to the debt for the three and nine months ended September 30, 2024 were incorrectly presented. The Company initially calculated the change in debt balance resulting from the Third Note Amendment (the “Amendment”) executed on July 1, 2024 as a modification of the existing debt instrument. The Company failed to assess whether or not the Amendment and accompanying warrants collectively would require the use of different accounting methodologies in recording the carrying value of the debt as of September 30, 2024.

After performing an assessment of the Third Note Amendment and concurrent issuance of warrants impact on the carrying value of the debt, it was determined that the debt was substantially modified which resulted in the conclusion that the debt was extinguished. Based on the application of debt extinguishment accounting, the carrying value of the debt immediately before the Amendment was derecognized while the carrying value of the debt immediately after the Amendment was concurrently recognized, which resulted in a loss on debt extinguishment of approximately $7.5 million. Additionally, the carrying value of the debt was determined to be $29.9 million as compared to $29.6 million as previously reported, a difference of $0.3 million.

F-18

Velo3D, Inc.

Notes to Consolidated Financial Statements

It was also determined that the interest expense reported during the third quarter relating to the debt was incorrectly calculated resulting in an overstatement of approximately $7.4 million. After correcting the error in calculation methodology using the effective interest method, the resulting interest expense should have been $12.9 million for the nine months ended September 30, 2024.

All changes were included in the financial statements as of and for the year ending December 31, 2024 as seen below:

The following table reflects the revisions to the previously issued Condensed Consolidated Balance Sheet as of September 30, 2024:

	September 30, 2024
	As Previously Reported	Adjusted	As Revised
	(In thousands)

Debt – current portion	$29,602	$267	$29,869
Total current liabilities	63,402	267	63,669
Total liabilities	$76,100	$267	$76,367
Accumulated deficit	$(408,381)	$(267)	$(408,648)
Total stockholders’ equity	34,687	(267)	34,420
Total liabilities and stockholders’ equity	$110,787	$-	$110,787

The following table reflects the revisions to the previously issued Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for the three months ended September 30, 2024:

	For the three months ended September 30, 2024			For the nine months ended September 30, 2024
	As Previously Reported	Adjusted	As Revised	As Previously Reported	Adjusted	As Revised
	(In thousands)			(In thousands)

General and administrative	$15,279	$131	$15,410	$32,867	$131	$32,998
Total operating expenses	22,816	131	22,947	59,074	131	59,205
Loss from operations	(18,745)	131	(18,876)	(60,715)	131	(60,846)
Interest expense	(10,949)	7,389	(3,560)	(20,309)	7,389	(12,920)
Loss on debt extinguishment	—	(7,525)	(7,525)	—	(7,525)	(7,525)
Loss before provision for income taxes	(22,858)	(267)	(23,125)	(51,344)	(267)	(51,611)
Net loss	$(22,858)	$(267)	$(23,125)	$(51,344)	$(267)	$(51,611)
Net loss per share:
Basic	$(37.11)	$(0.43)	$(37.54)	$(91.35)	$(0.47)	$(91.82)
Diluted	$(37.11)	$(0.43)	$(37.54)	$(91.35)	$(0.47)	$(91.82)
Net loss	$(22,858)	$(267)	$(23,125)	$(51,344)	$(267)	$(51,611)
Total comprehensive loss	$(22,856)	$(267)	$(23,123)	$(51,248)	$(267)	$(51,515)

F-19

Velo3D, Inc.

Notes to Consolidated Financial Statements

The following table reflects the revisions to the previously issued Condensed Consolidated Statement of Cash Flows for the three months ended September 30, 2024:

	For the nine months ended September 30, 2024
	As Previously Reported	Adjusted	As Revised
	(In thousands)

Net Loss	$(51,344)	$(267)	$(51,611)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on debt extinguishment	$-	$7,525	$7,525
Amortization of debt discount and deferred financing costs	$14,541	$(7,258)	$7,283

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“Topic 326”)”, and has since released various amendments including ASU No. 2019-04. The guidance modifies the measurement of expected credit losses on certain financial instruments. This guidance is effective for the Company for the fiscal year beginning after December 15, 2022. Early adoption is permitted. The Company adopted the new guidance in the first quarter of fiscal year 2023. The effect on the consolidated financial statements and related disclosures was not material.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (ASC Topic 280): Improvements to Reportable Segment Disclosures, which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC Topic 280 on an interim and annual basis. The Company adopted ASU 2023-07 during the year ended December 31, 2024. The Company applied ASU 2023-07 retrospectively to the earliest period presented.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09 (“ASU 2023-09”), Income Taxes (Topic 740): Improvement to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. Two primary enhancements related to this ASU include disaggregating existing income tax disclosures relating to the effective tax rate reconciliation and income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on the Company’s consolidated financial statements and related disclosures.

Licensing Revenue

Our revenue is partially derived from the licensing of computer software products and from their related maintenance contracts. We enter into contracts that include combinations of products, maintenance and services, which are accounted for as separate performance obligations with differing revenue recognition patterns.

Revenue from perpetual licenses is classified as software license revenue. Software license revenue is recognized up front upon delivery of the licensed product and/or the utility that enables the customer to access authorization keys, provided that an enforceable contract has been received. Typically, our perpetual licenses are sold with post-contract support (“PCS”), which includes unspecified technical enhancements and customer support. We allocate value in bundled perpetual and PCS arrangements based on the standalone selling prices of the perpetual license and PCS. Revenue from PCS is classified as maintenance revenue and is recognized either (i) ratably over the term of the contract or (ii) as the customer support is used at a specified hourly rate, as we satisfy the PCS performance obligation.

F-20

Velo3D, Inc.

Notes to Consolidated Financial Statements

In addition to perpetual licenses, we sell time-based subscription licenses. Subscription licenses may be sold as a bundled arrangement that includes the rights to a term software license and PCS. Utilizing observable inputs, we determine a certain percentage of the estimated standalone selling price of the subscription lease license is attributable to the term license and the remainder is attributable to the PCS, based on factors pursuant to each arrangement. This determination considered the value relationship for our products between PCS and time-based subscription lease licenses, the value relationship between PCS and perpetual licenses, the average economic life of our products, software renewal rates and the price of the bundled arrangement in relation to the perpetual licensing approach. Consistent with the perpetual sales, the license component is classified as software license revenue and recognized as revenue up front upon delivery of the licensed product and/or utility that enables the customer to access authorization keys. The PCS is classified as maintenance revenue and is recognized ratably over the term of the contract, as we satisfy the PCS performance obligation.

Product Warranties

Our 3D printers are sold with a warranty period of typically one year from installation. After the warranty period, we generally offer service contracts that enable our customers to continue service and maintenance coverage. These service contracts are offered with various levels of support and options, and are priced accordingly. One entitlement of our service contracts is our service engineers provide periodic preventive maintenance visits to customer sites. Additionally, we provide training to our partners to enable them to also perform these services. Another contract entitlement on certain printer models is proactive remote troubleshooting capability through the Company’s integrated platform. From time to time, we also offer upgrade kits for certain of our printers that enable our existing customers to take advantage of new or enhanced printer capabilities. In some cases, we have discontinued upgrade support and maintenance agreements for certain of our older legacy printers.

Printers and certain other products include a warranty that covers workmanship, software, and hardware components under which we provide maintenance for periods up to one year. For these initial product warranties, estimated costs are accrued at the time of the sale of the product. These cost estimates are established using historical information regarding the nature, frequency and average cost of claims for each type of printer or other product, as well as assumptions about future activity and events. Revisions to expense accruals are made as necessary based on changes in these historical and future factors.

Note 3. Basic and Diluted Net Income (Loss) per Share

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share to common stockholders:

	December 31,
	2024	2023
	(In thousands, except share per share data)
Numerator:
Net income (loss)	$(73,297)	$(135,139)

Denominator:
Basic weighted average shares outstanding	847,265	375,922
Effect of dilutive securities:
Common stock warrants	—	—
Restricted stock units	—	—
Common stock options	—	—
Diluted weighted average shares outstanding	847,265	375,922

Net income (loss) per share
Basic	$(86.51)	$(359.49)
Diluted	$(86.51)	$(359.49)

F-21

Velo3D, Inc.

Notes to Consolidated Financial Statements

The following potentially dilutive shares of common stock equivalents on an “as-converted basis” were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an antidilutive effect:

	December 31,
	2024	2023
	(per share data)
Common stock warrants	215,134	97,039
Restricted stock units	38,028	38,222
Common stock options	18,036	25,053
Total potentially dilutive common share equivalents	271,198	160,314

Total potentially dilutive common share equivalents for the years ended December 31, 2024 and 2023, excludes 17,948 and 40,507, respectively, shares related to the earnout liability as these shares are contingently issuable upon meeting certain triggering events.

F-22

Velo3D, Inc.

Notes to Consolidated Financial Statements

Note 4. Fair Value Measurements

The Company’s assets and liabilities that were measured at fair value on a recurring basis were as follows:

	Fair Value Measured as of December 31, 2024
	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets
Money market funds (i)	215	—	—	215
Total financial assets	$215	$—	$—	$215
Liabilities
Common stock warrant liabilities (2022 Private Warrant) (iii)	$—	$—	$1	$1
Common stock warrant liabilities (RDO Warrants) (iii)	—	—	90	90
Common stock warrant liabilities (Placement Agent Warrants) (iii)	—	—	16	16
Common stock warrant liabilities (2024 Private Warrants) (iii)	—	—	378	378
Common stock warrant liabilities (BEPO Warrants) (iii)	—	—	18	18
Common stock warrant liabilities (BEPO Agent Warrants) (iii)	—	—	2	2
Common stock warrant liabilities (July 2024 Private Warrants) (iii)	—	—	865	865
Common stock warrant liabilities (August Inducement Warrants) (iii)	—	—	796	796
Contingent earnout liabilities	—	—	11	11
Total financial liabilities	$—	$—	$2,177	$2,177

	Fair Value Measured as of December 31, 2023
	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets
Money market funds (i)	$3,422	$—	$—	$3,422
Corporate bonds (ii)	—	6,621	—	6,621
Total financial assets	$3,422	$6,621	$—	$10,043
Liabilities
Common stock warrant liabilities (Public) (iii)	$258	$—	$—	$258
Common stock warrant liabilities (Private Placement) (iii)	—	—	127	127
Common stock warrant liabilities (2022 Private Warrant) (iii)	—	—	23	23
Common stock warrant liabilities (RDO Warrants) (iii)	—	—	10,891	10,891
Common stock warrant liabilities (Placement Agent Warrants) (iii)	—	—	536	536
Contingent earnout liabilities	—	—	1,456	1,456
Total financial liabilities	$258	$—	$13,033	$13,291

(i)	Included in cash and cash equivalents on the consolidated balance sheets.
(ii)	Included in short-term investments on the consolidated balance sheets.
(iii)	Included in warrant liabilities on the consolidated balance sheets.

For more information regarding the Public Warrants, the Private Placement Warrants, the 2022 Private Warrants, the RDO Warrants, the Placement Agent Warrants, the 2024 Private Warrants, the BEPO warrants, the BEPO Agent Warrants, the July 2024 Private Warrants, the August Inducement Warrants, and the Contingent earnout liabilities, see Note 10, Equity Instruments.

The aggregate fair value of the Company’s money market funds approximated amortized cost and, as such, there were no unrealized gains or losses on money market funds as of December 31, 2024 and 2023. Realized gains and losses, net of tax, were not material for any of the periods presented.

F-23

Velo3D, Inc.

Notes to Consolidated Financial Statements

The following table presents a summary of the changes in the fair value of the Company’s Level 3 financial instruments:

	Private placement warrant liabilities	2022 Private Warrant	Contingent earnout liabilities	Debt derivatives	RDO Warrants	Placement Agent Warrants	2024 Private Warrants	BEPO Warrants	BEPO Agent Warrants	July 2024 Private Warrants	August Inducement Warrants
	(In Thousands)
Fair value as of January 1, 2024	$127	$23	$1,456	$—	$10,891	$536	$—	$—	$—	$—	$—
Issuance of instruments	—	—	—	—	—	—	6,321	9,020	446	4,200	2,437
Change in fair value	(127)	(22)	(1,445)	—	(10,801)	(520)	(6,319)	(8,642)	(428)	(3,335)	(1,641)
Fair value as of December 31, 2024	$—	$1	$11	$—	$90	$16	$2	$378	$18	$865	$796

Fair value as of January 1, 2023	$888	$109	$17,414	$—	$—	$—	$—	$—	$—	$—	$—
Issuance of instruments	—	—	—	13,890	10,891	536	—	—	—	—	—
Change in fair value	(761)	(86)	(15,958)	(8,485)	—	—	—	—	—	—	—
Extinguishment of debt derivatives in connection with debt extinguishment	—	—	—	(5,405)	—	—	—	—	—	—	—
Fair value as of December 31, 2023	$127	$23	$1,456	$—	$10,891	$536	$—	$—	$—	$—	$—

The fair value of the Private placement warrant liability, the 2022 Private Warrant liability, the Contingent earnout liability, the Debt derivative liability, the RDO Warrant liability, the Placement Agent Warrant liability, the 2024 Private Warrant liability, the BEPO warrant liability, the BEPO Agent Warrant liability, the July 2024 Private Warrant liability, and the August Inducement Warrant liability are based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy.

In determining the fair value of the Private placement warrant liability, Contingent earnout liability, Debt derivative liability and the 2024 Private Warrant liability, the Company used the Monte Carlo simulation model using a distribution of potential outcomes on a weekly basis over the applicable periods that assumes optimal exercise of the Company’s redemption option at the earliest possible date (see Note 10, Equity Instruments).

In determining the fair value of the 2022 Private Warrant liability, RDO Warrant liability, Placement Agent Warrant liability, BEPO Warrant liability, BEPO Agent Warrant liability, July 2024 Private Warrant liability and August Inducement Warrant liability the Company used the Black-Scholes option pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and dividend yield (see Note 10, Equity Instruments).

Note 5. Investments

Available-for-sale Investments

There were no available-for-sale investments as of December 31, 2024. Investments sold during the year ending December 31, 2024, had a realized loss of less than $0.1 million. The following table summarizes the Company’s AFS investments as of December 31, 2023. These are classified as “Short-term investments” on the consolidated balance sheets.

F-24

Velo3D, Inc.

Notes to Consolidated Financial Statements

	December 31, 2023
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
	(In thousands)
Corporate bonds	6,717	—	(96)	6,621
Total available-for-sale investments	$6,717	$—	$(96)	$6,621

The following table presents the breakdown of the AFS investments in an unrealized loss position as of December 31, 2023.

	December 31, 2023
	Fair Value	Gross Unrealized Loss

Corporate bonds
Less than 12 months	$—	$—
12 months or longer	$6,621	$(96)
Total	$6,621	$(96)

There were no material realized gains or losses on AFS investments for the year ended December 31, 2023.

Note 6. Balance Sheet Components

Accounts Receivable, Net

Accounts receivable, net consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Trade Receivables	$7,130	$10,203
Less: Allowances for Doubtful Accounts	(3,407)	(620)
Total	$3,723	$9,583

Inventories

Inventories consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Raw materials	$29,386	$48,488
Work-in-progress	9,660	9,922
Finished goods	10,907	2,406
Total	$49,953	$60,816

The Company recorded $27.1 million in inventory reserves related to the valuation of inventory for the years ended December 31, 2024 and 2023.

F-25

Velo3D, Inc.

Notes to Consolidated Financial Statements

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Prepaid insurance and other	$1,724	$2,738
Vendor prepayments	612	1,262
Total	$2,336	$4,000

Property and Equipment, Net

Property and equipment, net consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Computers and software	$2,525	$2,549
Lab equipment and other equipment	11,011	8,075
Furniture and fixtures	206	206
Leasehold improvements	13,312	14,406
Total property, plant and equipment	27,054	25,236
Less accumulated depreciation and amortization	(12,784)	(8,910)
Property, plant and equipment, net	$14,270	$16,326

Depreciation expense for the years ended December 31, 2024 and 2023 was $4.0 million and $5.2 million, respectively.

The manufacturing facility operating lease at Campbell (McGlincy) was terminated on March 31, 2023, and is no longer in use. There were no significant asset retirement obligations. The Company accelerated depreciation of $0.4 million in leasehold improvements, which are included in depreciation expense, related to the Company’s exit from its two facilities at Campbell (Division) on December 31, 2023, which are no longer in use. The Company disposed of $2.1 million in fully-depreciated leasehold improvements during the year ended December 31, 2023.

Other Assets

Other assets consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Right of use assets	$8,774	$10,672
Net investment in sales type lease	2,712	—
Non-current contract assets	—	5,117
Non-current prepaid expenses and other assets	2,027	1,993
Total Other assets	$13,513	$17,782

F-26

Velo3D, Inc.

Notes to Consolidated Financial Statements

Accrued Expenses & Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Accrued expenses	$1,173	$1,948
Accrued salaries and benefits	560	2,277
Lease liability – current portion	1,778	2,266
Total accrued expenses and other current liabilities	$3,511	$6,491

Other Noncurrent Liabilities

Other noncurrent liabilities consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Lease liabilities - noncurrent portion	$8,475	$10,176
Other noncurrent liabilities	863	1,380
Total other noncurrent liabilities	$9,338	$11,556

Note 7. Equipment on Lease, Net

The equipment leased to customers had a cost basis of $4.6 million and accumulated depreciation of $0.9 million as of December 31, 2024. The total depreciation expense was $0.8 million and included in cost of revenue for the year ended December 31, 2024.

The equipment leased to customers had a cost basis of $7.4 million and accumulated depreciation of $0.8 million as of December 31, 2023. The total depreciation expense was $1.0 million and included in cost of revenue for the year ended December 31, 2023.

The equipment on lease initial lease terms are generally for 12 months and the Company has considered the possibility of renewals when determining the length of the contract and the expectation is that customers will not exercise any renewal or purchase options at the end of the lease. The Company has evaluated our customer history on renewals, returns and purchase options and have determined the operating lease period of 12 months is appropriate.

For the year ended December 31, 2024, one new leases was entered into and one equipment on leases with an aggregate carrying value of $1.6 million were reclassified from equipment on lease, net to finished goods inventory to be resold as the purchase options were not exercised.

As noted above, we are unsure of when the customer will return or renew leased equipment. Additionally, lessees do not provide residual value guarantees on equipment on lease. The future lease payments expected in 2025 are $1.1 million.

F-27

Velo3D, Inc.

Notes to Consolidated Financial Statements

Lease payments consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Equipment on lease payments	1,054	1,676

The Company entered into debt secured by certain leased equipment to customers in 2023. See Note 9, Long-term Debt, for a description of these financing arrangements.

Note 8. Leases

The Company leases its office and manufacturing facilities under four non-cancellable operating leases, with expiration dates ranging from 2024 to 2032. Each lease includes options to extend and a provision for renewal at the prevailing market rate at the time of renewal, as specified in the agreements.

As noted above in Note 6, Balance Sheet Components, the manufacturing facility operating lease at Campbell (“McGlincy”) was terminated on March 31, 2023, and is no longer in use. The Company’s right-of-use assets and lease liabilities related to McGlincy were amortized in full over the life of the lease. Additionally, the Company exited from its two facilities at Campbell (Division) on December 31, 2023, which are no longer in use, however the lease agreement was not terminated. On November 20, 2024, the Company exited the Augsburg Technology Center lease for which no lease termination costs were incurred.

Total ROU assets and lease liabilities are as follows:

	December 31,
	2024	2023
	(In thousands)
Right-of-use assets:
Net book value (Other assets)	$8,774	$10,672
Operating lease liabilities:
Current (Accrued expense and other current liabilities)	$1,612	$2,153
Noncurrent (Other noncurrent liabilities)	8,361	9,973
	9,973	12,126
Financing lease liabilities:
Current (Accrued expense and other current liabilities)	$142	$113
Noncurrent (Other noncurrent liabilities)	114	203
	$256	$316
Total lease liabilities	$10,229	$12,442

There were no impairments recorded related to these assets as of December 31, 2024 and 2023.

F-28

Velo3D, Inc.

Notes to Consolidated Financial Statements

Information about lease-related balances were as follows:

	December 31,
	2024	2023
	(In thousands, except years and percentages)
Operating lease expense	$2,830	$3,002
Financing lease expense	175	80
Short-term lease expense	195	314
Total lease expense	$3,200	$3,396
Cash paid for leases	$2,850	$2,827
Weighted – average remaining lease term – operating leases (years)	7.1	7.8
Weighted – average discount rate – operating leases	9.0%	8.8%

Maturity of operating lease liabilities as of December 31, 2024 are as follows:

(In thousands)
2025	2,390
2026	2,430
2027	2,400
2028	2,490
2029	2,585
Thereafter	6,194
Total operating lease payments	$18,489
Less portion representing imputed interest	(8,516)
Total operating lease liabilities	$9,973
Less current portion	1,612
Long-term portion	$8,361

Note 9. Long-Term Debt

Debt consisted of the following:

	December 31,
	2024	2023
	(In thousands)
Secured notes	$5,666	$33,516
Deferred financing costs	—	(384)
Total	$5,666	$33,132
Debt – current portion	5,666	21,191
Long-term debt – less current portion	$—	$11,941

Secured Convertible Notes — On August 10, 2023, the Company entered into the Securities Purchase Agreement with High Trail Investments ON LLC and an affiliated institutional investor (together, the “Investors”) pursuant to which the Company agreed to issue and sell in an offering up to $105 million aggregate principal amount of senior secured convertible notes (the “Secured Convertible Notes”). On August 14, 2023, the Company issued $70 million aggregate principal amount of Secured Convertible Notes to the Investors. In addition, the Company granted the Investors the right to purchase up to an additional $35 million aggregate principal amount of the Secured Convertible Notes so long as the notice to exercise such option was provided no later than August 14, 2024. The Secured Convertible Notes bore interest at 6.00% per annum, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2023, and would mature on August 1, 2026. The Secured Convertible Notes included covenants requiring the Company to, among others things, maintain minimum levels of quarterly revenue through the quarter ended June 30, 2026.

F-29

Velo3D, Inc.

Notes to Consolidated Financial Statements

Beginning on January 1, 2024, the Investors had the option to require the Company to repay principal on the Secured Convertible Notes quarterly pursuant to the terms of the Secured Convertible Notes at a repayment price equal to 115% of the Secured Convertible Notes principal balance repaid plus accrued interest. The repayments were calculated at a rate of 12.5% of 115% of the principal balance and would reduce the principal balance of the Secured Convertible Notes by the amount repaid divided by a rate of 1.15. The end of term maturity balance was the principal balance of the Secured Convertible Notes multiplied by 115% (the “Secured Convertible Notes Maturity Balance”). The Secured Convertible Notes were convertible based on a conversion rate of 42.9830 shares of Common Stock per $15,000 principal amount of Secured Convertible Notes (equivalent to a conversion price of approximately $23.25 per share of the Common Stock).

The Company used approximately $22.4 million of the net proceeds from the offering of the Secured Convertible Notes to repay all $21.9 million of outstanding principal and $0.3 million of accrued interest under the Company’s Revolving Credit Line and Equipment Loan which resulted in a loss of $0.2 million expensed within “Loss on debt extinguishment”.

The Company incurred deferred financing costs of $4.1 million related to the Secured Convertible Notes, which were capitalized upon issuance and were being accreted over the term of the Secured Convertible Notes using the effective interest rate method with $0.6 million included in “Interest expense” in the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2023. The unamortized deferred financing costs of $3.5 million, were expensed within “Loss on debt extinguishment” upon the cancellation and exchange of the Secured Convertible Notes for the Secured Notes.

Additionally, the Company was capitalizing discounts of $24.4 million against the carrying value of the Secured Convertible Notes and amortizing the discounts over the term of the Secured Convertible Notes using the effective interest rate method. The $24.4 million discount included $13.9 million related to debt derivatives, $10.5 million related to the Secured Convertible Notes maturity balance, with $4.7 million amortized interest expense for the year ended December 31, 2023. The unamortized discount was $19.7 million and was expensed within “Loss on debt extinguishment” upon the extinguishment and termination of the Secured Convertible Notes.

As of December 31, 2023, the Company had no outstanding balance, no unamortized discount, or unamortized deferred loan fees due to the cancellation of the Secured Convertible Notes in connection with the issuance of the Secured Notes. During the year ended December 31, 2023, the Company had paid $1.9 million in interest and incurred a total of $7.2 million in interest expense related to the Secured Convertible Notes. The effective interest rate was 41.1% for the year ended December 31, 2023.

Secured Notes — On November 27, 2023, the Company entered into the Securities Exchange Agreement (the “Exchange Agreement”) with the Investors, pursuant to which the Company made a cash payment to the Investors of $16.3 million to repay $12.5 million of aggregate principal amount of the Secured Convertible Notes, together with $1.3 million of accrued and unpaid interest. The remaining Secured Convertible Notes were exchanged for $57.5 million aggregate principal amount of new senior secured notes due 2026 (the “Secured Notes”) and 666,667 shares of Common Stock with a fair market value of $9.4 million at issuance. The remaining Secured Convertible Notes maturity balance of $8.0 million was recognized as a gain within “Loss on debt extinguishment” and was partially offset by $0.2 million of financing costs paid to the Investors. The Secured Notes bore interest at 6.00% per annum, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2024, and would mature on August 1, 2026. The Company was required to repay the principal on the Secured Notes at a repayment price equal to 120% of the Secured Notes principal balance repaid plus accrued interest. The Secured Notes included covenants requiring the Company to maintain a minimum of $35 million of unrestricted cash and cash equivalents and to maintain minimum levels of available cash, calculated monthly based on a rolling three-month lookback period beginning with the three-month period ending on December 31, 2023.

F-30

Velo3D, Inc.

Notes to Consolidated Financial Statements

On December 27, 2023, the Company entered into note amendment to its Secured Notes with the Investors, pursuant to which the Company made a cash payment to the note holders of $25.0 million to repay approximately $20.8 million of aggregate principal amount of the Secured Notes, together with accrued and unpaid interest. The amendment was determined to be a modification of the Secured Notes. The amended Secured Notes eliminated the requirement to pay a principal amount of Secured Notes on January 1, 2024, eliminated the requirement to maintain a minimum of $35.0 million of unrestricted cash and cash equivalents, and deferred the requirement to, on or before December 31, 2023, establish a new “at-the-market” offering program (or increase the Company’s existing “at-the-market” offering program) with aggregate available, accessible and unused capacity to generate gross proceeds to the Company of at least $75.0 million as of December 31, 2023 to January 31, 2024.

On April 1, 2024, the Company entered into a second note amendment (the “Second Note Amendment”) to its Secured Note with the Investors. Pursuant to the Second Note Amendment, the Company made cash payments, the first of which was $5.0 million on April 1, 2024 which redeemed approximately $4.2 million of aggregate principal amount, and another cash payment of $5.5 million on April 15, 2024 which redeemed approximately $4.6 million of principal. In connection with the Second Note Amendment, the Company issued to the Investors warrants to purchase 41,808 shares of the Company’s common stock that became exercisable 45 days after the original issuance date at an exercise price of $239.22 per share. The Investors may exercise the Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20.

On July 1, 2024, the Company entered into a third note amendment to the Secured Notes with the Investors (the “Third Note Amendment”). Pursuant to the Third Note Amendment, the Company and the Investors agreed to defer the July 1, 2024 partial redemption payment of $10.5 million (the “July Redemption Payment”) over a period of ten equal monthly payments commencing August 1, 2024. The July Redemption Payment was to be paid monthly at a Repayment Price of $1,050,000 with $875,000 in aggregate principal amount of the Secured Notes redeemed. In addition to the July Redemption Payment, on the first day of each three-month period beginning on October 1, 2024 (a “Partial Redemption Date”), the Company was to redeem a portion of the principal amount of the Secured Notes at the Repayment Price plus accrued and unpaid interest, unless the Investors cancel or waive such redemption. The aggregate principal amount of the Secured Notes that would have been redeemable on a Partial Redemption Date was $8,750,000 for a Repayment Price of $10,500,000. During August and September 2024, the Company received extensions from the Investors for the July Redemption Payment through October 4, 2024.

In connection with the Third Note Amendment, the Company issued to the Investors warrants to purchase 110,000 shares of the Company’s common stock that became exercisable on the original issuance date at an exercise price of $45.00 per share. The Investors may exercise the Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20.

The Third Note Amendment and concurrent issuance of warrants constituted a substantial change to the Secured Notes resulting in a debt extinguishment. As a result of the debt extinguishment, the Company derecognized the carrying value of the Secured Notes as of June 30, 2024 (“Old Notes”) while concurrently recognizing the carrying of the of the Secured Notes giving effect to the Third Note Amendment (“New Notes”). The Old Notes had a carrying value of $33.5 million as of June 30, 2024. The Company also had unamortized deferred financing costs of $0.3 million and discounts against the carrying value of the Old Notes of $8.6 million. The carrying value, deferred financing costs and discounts were derecognized as of July 1, 2024. Concurrently, the New Notes were recognized with a carrying value of $27.9 million. The difference in the carrying value of the Old Debt, net of deferred financing costs and discounts, in comparison to the New Debt totaling $3.3 million was expensed within “Loss on debt extinguishment.” The issuance of warrants to the Investors in connection with the Third Note Amendment constituted new fees paid to the existing lender. The fair value of these warrants at the time of issuance was approximately $4.2 million and was also expensed within “Loss on debt extinguishment.”

F-31

Velo3D, Inc.

Notes to Consolidated Financial Statements

Following the Third Note Amendment, the Company made one payment on September 16, 2024 of approximately $0.6 million which redeemed $0.5 million of aggregate principal amount. The Company was unable to make the contractual payments on the Partial Redemption Dates or continue to repay the July Redemption Payment citing financial difficulties and liquidity issues. Specifically, it was determined that defaults and events of default exist under the Notes including those relating to the Company’s failure to (1) make required partial redemption payments since September 2024, (2) make payments of interest since September 2024, (3) deliver required compliance certificates and notices and (4) timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2024, among other matters (collectively, the “Specified EoDs”).

On December 9, 2024, Arrayed Notes Acquisition Corp. (“Arrayed”), a subsidiary of Arrayed Additive, Inc. purchased the Secured Notes from the Investors. The Company and Arrayed entered into a forbearance agreement where Arrayed forbore from taking any enforcement action as a result of the occurrences and/or continuation of any specified events of default.

On December 24, 2024, the Company and Arrayed entered into a debt for equity exchange transaction (the “Exchange”) wherein the Company issued 12,343,423 shares of the Company’s common stock, in exchange for the payment of $26.9 million under the Secured Notes which redeemed approximately $22.4 million of aggregate principal amount plus $0.4 million of accrued interest.

The fair value of the common stock issued in the Exchange transaction was $24.6 million. The difference between the amount of the debt extinguished in comparison to the fair value of the common stock issued, totaling approximately $2.6 million, was recorded as a gain within the “Loss on debt extinguishment” line item of the consolidated financial statements.

The Secured Notes contain customary affirmative and negative covenants (including covenants that limit the Company’s ability to incur debt, make investments, transfer assets, engage in certain transactions with affiliates and merge with other companies). Furthermore, if an event of default occurs, the holders of the Secured Notes may declare the Secured Notes due and payable for cash in an amount equal to the Event of Default Acceleration Amount as defined in the Secured Notes. If an event of default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with the Secured Notes, then the holders may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of Common Stock calculated based on dividing Event of Default Acceleration Amount by the lowest of the 10 daily volume weighted average prices of the Common Stock immediately prior to the applicable event of default stock payment date.

The Secured Notes bear interest at 6.00% per annum, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year, and will mature on August 1, 2026. When the Company repays principal on the Secured Notes pursuant to the terms of the Secured Notes, it will be required to pay 120% of the principal amount repaid (the “Repayment Price”) plus accrued and unpaid interest. .

The Secured Notes include terms that provide the Arrayed seniority over other unsecured obligations in any settlement negotiations in the event of liquidation. Additionally, the Secured Notes contain redemption features in the event of default or a fundamental change in control that would make the Secured Notes immediately callable at a predetermined rate as described in the Secured Notes. The redemption features are settled in cash.

The Company previously incurred deferred financing costs of $0.5 million related to the Secured Notes, which were capitalized upon issuance and were being accreted over the term of the Secured Notes using the effective interest rate method and are included in “Interest expense” in the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss). The remaining unamortized balance of the Old Notes was expensed in connection with the extinguishment resulting from the Third Note Amendment. As of December 31, 2024, there is no remaining unamortized balance of deferred financing costs included in Debt — current portion on the balance sheets.

Additionally, the Company was accreting discounts of $17.8 million and had capitalized it to the carrying value of the Secured Notes over the term of the Secured Notes using the effective interest rate method with $13.3 million amortized to interest expense for the year ended December 31, 2024. The remaining unamortized balance of the Old Notes was expensed within “Loss on debt extinguishment” in connection with the extinguishment resulting from the Third Note Amendment. As of December 31, 2024, the unamortized discount of the New Notes was $0.3 million, which includes the difference between the principal and the Repayment Price. For the year ended December 31, 2024, the Company paid $1.2 million in interest and incurred a total of $15.4 million in interest expense related to the Secured Notes. The effective interest rate fluctuated during the year ended December 31, 2024 due to the varying amendments and resulting modifications or extinguishments resulting from these amendments. Following the Exchange, the effective interest rate was 27.7%.

F-32

Velo3D, Inc.

Notes to Consolidated Financial Statements

The future minimum aggregate payments for the above borrowings are equal to the expected payments made following the Exchange, beginning are as follows as of December 31, 2024:

(In thousands)
2025	$5,993
2026	—
$5,993

As of December 31, 2024 and the issuance date of the audited consolidated financial statements, the Company was not in compliance with all covenants.

Revolving Credit Line — During the year ended December 31, 2022, the Company entered into modification agreements that made certain modifications to the third amended and restated loan and security agreement. The modification agreements, among other things, extended the maturity date of the revolving line of credit, and increased the amount of the revolving credit line to $30.0 million. As of December 31, 2022, the Company had $27.0 million of the revolving credit line undrawn and deferred loan fees of less than $0.2 million.

In 2023, the Company’s drew $14.0 million on the revolving credit facility with a variable interest rate of the greater of 5.50% or Prime Rate plus 0.75% and due on December 31, 2024. The outstanding principal of $17.0 million was repaid upon the issuance of the Secured Convertible Notes. As of December 31, 2023, the Company had no outstanding balance, remaining revolving credit line availability, or deferred loan fees.

The effective interest rate was 15.8% and 5.7% for the year ended December 31, 2023 and 2022, respectively. Interest expense for the year ended December 31, 2023 was $0.6 million which included an additional $0.1 million for final payments made during the extinguishment of the Revolving Credit Line.

Equipment Loan — On July 25, 2022, the Company entered into a joinder and fourth loan modification agreement that made certain modifications to its third amended and restated loan and security agreement, including establishing a secured equipment loan facility of up to $15.0 million, secured by equipment leased to customers, available through December 31, 2023 with a variable interest rate of the greater of Prime rate or 3.25% and terms of three years.

As of December 31, 2022, the Company had executed a total of $8.0 million in equipment loan advances. For the year ended December 31, 2022, $2.1 million in principal payments were made on the equipment loan advances for an outstanding balance of $5.4 million as of December 31, 2022.

For the year ended December 31, 2023, the Company executed a total of $1.6 million in equipment loan advances and made $2.0 million in principal payments. The outstanding principal of $4.9 million was repaid upon the issuance of the Secured Convertible Notes. As of December 31, 2023, the Company had no outstanding balance, remaining equipment loan availability, or deferred loan fees.

The effective interest rate of the equipment loans was 12.6% for the years ended December 31, 2023. Interest expense for the year ended December 31, 2023 was $0.6 million which included an additional $0.3 million for final payments made during the extinguishment of the Equipment Loan.

F-33

Velo3D, Inc.

Notes to Consolidated Financial Statements

Note 10. Equity Instruments

Common stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of December 31, 2024, we had 12,993,962 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders but are not entitled to cumulative voting rights, are entitled to receive ratably such dividends as may be declared by the Company’s Board of Directors out of funds legally available therefor subject to preferences that may be applicable to any shares of redeemable convertible preferred stock currently outstanding or issued in the future, are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding redeemable convertible preferred stock in the event of the Company’s liquidation, dissolution, or winding up, have no preemptive rights and no right to convert their common stock into any other securities, and have no redemption or sinking fund provisions applicable to the common stock.

April 2024 Securities Purchase Agreement

On April 10, 2024, the Company entered into securities purchase agreements (the “BEPO Purchase Agreements”) with certain investors (collectively, the “Purchasers”). The BEPO Purchase Agreements relate to the sale and issuance, on a reasonable best efforts basis (collectively, the “BEPO Offering”), by the Company of an aggregate of: (i) 65,307 shares of the Company’s common stock and (ii) warrants to purchase up to 65,307 shares of common stock (the “BEPO Warrants”). The offering price per share of common stock and the exercise price of the accompanying BEPO Warrants is $183.75.

On April 12, 2024, the Company completed the BEPO Offering, resulting in gross proceeds to the Company of approximately $12 million. The Company used the net proceeds from the BEPO Offering primarily for funding working capital and capital expenditures and other general corporate purposes, including repayment of a portion of the Company’s Secured Notes.

In connection with the BEPO Offering, on April 10, 2024, the Company also entered into a placement agency agreement (the “BEPO Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “BEPO Placement Agent”). Pursuant to the terms of the BEPO Placement Agency Agreement, the BEPO Placement Agent agreed to arrange for the sale of the shares of common stock and the warrants. The Company paid the BEPO Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by the Purchasers in connection with sales and reimbursed the BEPO Placement Agent for certain of its expenses in an aggregate amount of $150,000. In addition, the Company issued Placement Agent warrants (the “BEPO Agent Warrants”) to purchase such number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in the BEPO Offering, or an aggregate of 3,266 shares of common stock. The BEPO Agent warrants are exercisable immediately upon issuance and have substantially the same terms as the BEPO Warrants, except that the BEPO Agent Warrants have an exercise price of $202.125 per share (representing 110% of the offering price per share of common stock and accompanying warrant) and will expire five years from the commencement of the sales pursuant to the BEPO Offering.

F-34

Velo3D, Inc.

Notes to Consolidated Financial Statements

Common Stock Reserved for Future Issuance

Shares of common stock reserved for issuance on an “as if converted” basis were as follows:

	December 31,
	2024	2023
	(share data)
Common stock warrants	366,946	97,039
Shares available for future grant under 2021 Equity Incentive Plan	46,456	30,555
Reserved for At-the-Market offering	5,383	5,383
Reserved for employee stock purchase plan	18,958	14,042
Total shares of common stock reserved	437,743	147,019

In February 2023, the Company entered into a sales agreement (the “ATM Sales Agreement”) with Needham & Company, LLC (“Needham”), as agent, pursuant to which the Company may offer and sell, from time to time through Needham, up to $40.0 million shares of its common stock pursuant to a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) and the related prospectus supplement and accompanying base prospectus, and in connection therewith, the Company reserved 38,095 shares of common stock for issuance under the ATM Sales Agreement. On January 31, 2024, the Company filed an amendment to the prospectus supplement increasing the aggregate dollar amount of shares available to be sold from time to time pursuant to the ATM Sales Agreement to $75 million. During the year ended December 31, 2024, the Company sold no shares pursuant to the ATM sales agreement.

The shares available for future grant under the 2021 EIP are net of any un-exercised stock options (vested and unvested) and unvested restricted stock units (“RSUs”) outstanding that may convert to common stock in the future upon exercise or vesting as of December 31, 2024 and 2023.

Common Stock Warrant liabilities

Following the Merger, 16,429 publicly-traded warrants (the “Public Warrants”) and 8,477 private placement warrants (the “Private Placement Warrants”), issued to Spitfire Sponsor, LLC (the “Sponsor”), all of which were issued in connection with JAWS Spitfire’s initial public offering (“IPO”), became exercisable for one share of the Company’s Common Stock at an exercise price of $6,037.50 per share. During the year ended December 31, 2024, there were no Public Warrants or Private Placement Warrants exercised. The Public Warrants are publicly traded and are exercisable for cash, unless certain conditions occur, such as redemption by the Company under certain circumstances, at which time the Public Warrants may be exercised on a cashless basis. The Private Placement Warrants are non-redeemable for cash so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In conjunction with the joinder and fourth loan modification agreement on July 25, 2022, we issued to Silicon Valley Bank warrants to purchase up to 134 shares of the Company’s common stock at an exercise price of $1,344.00 per warrant share (the “2022 Private Warrant”). The 2022 Private Warrant is exercisable until July 24, 2034 and allow cashless exercise in whole or part.

On December 29, 2023, the Company issued warrants to purchase 68,573 shares of Common Stock at an exercise price of $299.25 per warrant share (the “RDO Warrants”) in the Registered Direct Offering. Additionally, the Company issued warrants to purchase 3,429 shares of Common Stock at an exercise price of $325.50 per warrant share (the “Placement Agent Warrants” and, together with the Public Warrants, the Private Placement Warrants, the 2022 Private Warrant, and the RDO Warrants the “Common Stock Warrants”). The RDO Warrants and Placement Agent Warrants are exercisable until December 29, 2028.

F-35

Velo3D, Inc.

Notes to Consolidated Financial Statements

In connection with the BEPO Offering, the Company issued BEPO Warrants to purchase up to an aggregate of 65,307 shares of common stock. The BEPO Warrants are immediately exercisable at an exercise price of $183.75 per share and will expire on the five year anniversary of the date of issuance. In connection with the BEPO Placement Agency Agreement, we also issued BEPO Agent Warrants to purchase up to 3,266 shares of common stock. The BEPO Agent Warrants are exercisable at an exercise price of $202.125 per share and will expire on the five year anniversary of the date of issuance.

In connection with the Second Note Amendment, on April 1, 2024, the Company also entered into a letter agreement (the “Letter Agreement”) with the Investors pursuant to which the Company issued to the Investors warrants (the “2024 Private Warrants”) to purchase up to an aggregate of 41,808 shares of Common Stock. The 2024 Private Warrants became exercisable 45 days after the original issuance date (the “Initial Exercise Date”), are exercisable at an exercise price of $239.22 per share and will expire on the one year anniversary of the later of (i) the Initial Exercise Date and (ii) the date on which the Resale Registration Statement (as defined in the Letter Agreement) is declared effective by the SEC. The Investors may exercise the 2024 Private Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The 2024 Private Warrants may also be exercised on a cashless basis under certain circumstances.

In connection with the Third Note Amendment, on July 1, 2024, the Company also entered into a letter agreement with the Investors pursuant to which the Company issued to the Investors warrants (the “July 2024 Private Warrants”) to purchase up to an aggregate of 110,000 shares of Common Stock. The July 2024 Private Warrants became exercisable 45 days after the original issuance date, are exercisable at an exercise price of $37.50 per share and will expire on the five year anniversary of the issuance date. The Investors may exercise the 2024 Private Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The July 2024 Private Warrants may also be exercised on a cashless basis under certain circumstances.

On August 12, 2024, the Company entered into a warrant inducement with certain warrant holders. Pursuant to the Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants totaling 49,524, from $296.70 per share to $34.20 per share. Additionally, the Company agreed to issue registered warrants with an exercise price of $34.20 per share to purchase 99,048 shares of Common Stock (the “August Inducement Warrants”) and will expire on the five year anniversary of the issuance date. The August Inducement Warrants may also be exercised on a cashless basis under certain circumstances.

The Company evaluated the Common Stock Warrants, and concluded that they all do not meet the criteria to be classified within stockholders’ equity. The reason of the warrants being classified as a liability is because of “Provision (ii) in the event of a Fundamental Transaction it is not an acceptable measure for the Company’s stock price in a fixed-for-fixed option pricing model.” The warrant agreement governing the Public Warrants and Private Placement Warrants includes a provision, the application of which could result in a different settlement value for the Common Stock Warrants depending on their holder. The Private Placement Warrants are not considered to be “indexed to the Company’s own stock.” In addition, the warrant agreement includes a provision that provides that in the event of a tender or exchange offer accepted by holders of more than 50.0% of the outstanding shares of the common stock, all holders of the Public Warrants and the Private Placement Warrants would be entitled to receive cash for all of their Public Warrants and Private Placement Warrants. Specifically, in the event of a qualifying cash tender offer (which could be outside of the Company’s control), all Public Warrant and Private Placement Warrant holders would be entitled to cash, while only certain of the holders of the common stock may be entitled to cash. These provisions preclude us from classifying the Public Warrants and Private Placement Warrants in stockholders’ equity. The 2022 Private Warrant, the RDO Warrants, Placement Agent Warrants, BEPO Warrants, BEPO Agent Warrants, July 2024 Private Warrants and August Inducement Warrants also contain similar provisions on the treatment in the event of a qualifying cash tender offer that preclude us from classifying the 2022 Private Warrants, the RDO Warrants, Placement Agent Warrants, BEPO Warrants, BEPO Agent Warrants, July 2024 Private Warrants and August Inducement Warrants in stockholders’ equity.

F-36

Velo3D, Inc.

Notes to Consolidated Financial Statements

Warrants to purchase an equal number of shares of common stock of 366,946 and 97,042 were exercisable as of December 31, 2024 and December 31, 2023, respectively. The Private Placement Warrants, the Public Warrants, the 2022 Private Warrant, the RDO Warrants, the Placement Agent Warrants, 2024 Private Warrants, BEPO Warrants, BEPO Agent Warrants, July 2024 Private Warrants and August Inducement Warrants to purchase shares of common stock are liability classified and recorded at fair value on the issue date with periodic remeasurement. Warrants for shares of common stock consisted of the following:

	December 31, 2024
	Issue Date	Expiration Date	Number of Warrants	Exercise Price per warrant	Fair Value on Issue Date per warrant	Fair Value on December 31, 2024
Private Placement Warrants - Common Stock	12/02/2020	09/29/2026	8,477	$6,037.50	$1,050.00	$—
Public Warrants - Common Stock	12/02/2020	09/29/2026	16,429	$6,037.50	$1,732.50	$—
2022 Private Warrant - Common Stock	07/25/2022	07/24/2034	134	$1,344.00	$1,275.75	$1,102
RDO Warrants - Common Stock	12/29/2023	12/29/2028	19,048	$299.25	$157.50	$90,469
Placement Agent Warrants - Common Stock	12/29/2023	12/29/2028	3,429	$326.25	$157.50	$15,835
2024 Private Warrants - Common Stock	4/1/2024	5/16/2025	41,808	$199.35	$151.20	$2,007
BEPO Warrants - Common Stock	4/12/2024	4/12/2029	65,307	$183.75	$138.15	$377,750
BEPO Agent Warrants - Common Stock	4/12/2024	4/12/2029	3,266	$202.20	$136.65	$18,477
July 2024 Private Warrants - Common Stock	7/01/2024	7/01/2029	110,000	$37.50	$38.25	$864,995
August Inducement Warrants - Common Stock	8/13/2024	08/12/2029	99,048	$34.20	$24.60	$796,239
			366,946			$2,166,874

	December 31, 2023
	Issue Date	Expiration Date	Number of Warrants	Exercise Price per warrant	Fair Value on Issue Date per warrant	Fair Value on December 31, 2023
Private Placement Warrants - Common Stock	12/02/2020	09/29/2026	8,477	$6,037.50	$1,050.00	$127
2022 Private Warrant - Common Stock	07/25/2022	07/24/2034	134	$1,344.00	$1,275.75	$23
Public Warrants - Common Stock	12/02/2020	09/29/2026	16,429	$6,037.50	$1,732.50	$258
RDO Warrants - Common Stock	12/29/2023	12/29/2028	68,573	$299.25	$157.50	$10,891
Placement Agent Warrants - Common Stock	12/29/2023	12/29/2028	3,429	$326.25	$157.50	$536
			97,042			$11,835

Private Placement Warrants - Common Stock

Concurrently with JAWS Spitfire’s IPO, 8,477 Private Placement Warrants were issued to the Sponsor at $30.00 per warrant. Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $6,037.50 per share. Subject to certain exceptions, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. As of December 31, 2024, the number of Private Placement Warrants issued was 8,477.

F-37

Velo3D, Inc.

Notes to Consolidated Financial Statements

2022 Private Warrant - Common Stock

In conjunction with the joinder and fourth loan modification agreement on July 25, 2022, the Company issued to Silicon Valley Bank, warrants to purchase up to 134 shares of the Company’s common stock at an exercise price of $1,344.00 per warrant share. The 2022 Private Warrant is exercisable until July 24, 2034 and allows cashless exercise in whole or part.

RDO Warrants - Common Stock

In conjunction with the capital raise on December 29, 2023, the Company issued to multiple institutional investors, warrants to purchase up to 68,571 shares of the Company’s common stock at an exercise price of $299.25 per warrant share . The RDO Warrants are exercisable until December 29, 2028 and allows cashless exercise in whole or part.

Placement Agent Warrants - Common Stock

In conjunction with the capital raise on December 29, 2023, the Company issued to the placement agent, warrants to purchase up to 3,429 shares of the Company’s common stock at an exercise price of $325.50 per warrant share . The Placement Agent Warrants are exercisable until December 29, 2028 and allows cashless exercise in whole or part.

Public Warrants - Common Stock

In conjunction with the JAWS Spitfire IPO, 65,715 units were issued to public investors at $5,250.00 per unit. Each unit consisted of one JAWS Spitfire Class A ordinary share and one-fourth of one warrant. Each Public Warrant is exercisable to purchase shares of common stock at $6,037.50 per share. As of December 31, 2024, the number of Public Warrants issued was 16,429.

The Public Warrants may only be exercised for a whole number of shares. The Public Warrants became exercisable on December 7, 2021. The Public Warrants will expire 5 years after the completion of the Merger or earlier upon redemption or liquidation.

Common Stock Warrant Liabilities

The liability for warrants on common stock carried at fair value was as follows:

	December 31,
	2024	2023
	(In thousands)
Beginning Balance	$11,835	$2,745
Issuance of common stock warrant in connection with financing	22,425	11,428
Loss on fair value of warrants	(32,093)	(2,338)
Ending Balance	$2,167	$11,835

The liabilities associated with the Private Placement Warrants, 2022 Private Warrant, RDO Warrants, and Placement Agent Warrants were subject to remeasurement at each balance sheet date using the Level 3 fair value inputs and the Public Warrants were subject to remeasurement at each balance sheet date using the latest trading price of the warrants for the years ended December 31, 2024 and 2023.

F-38

Velo3D, Inc.

Notes to Consolidated Financial Statements

Private Placement Warrant - Fair Value Assumption

The fair value of the private placement common stock warrant liability was $0 as of December 31, 2024 as the publicly traded price was $0.00 as of December 31, 2024. The assumptions used in the Monte Carlo simulation model for the recurring valuation of the private placement common stock warrant liability were as follows:

	As of December 31, 2024	As of December 31, 2023
Current stock price	$—	$208.80
Expected volatility	—%	105.0%
Risk-free interest rate	—%	4.1%
Dividend yield	—%	—%
Expected term (in years)	—	2.75

Expected volatility: The volatility is determined iteratively, such that the concluded value of the Public Warrant is equal to the traded price.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrants are expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the common stock warrants.

2022 Private Warrant, RDO Warrants, Placement Agent Warrants - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the recurring valuation of the 2022 Private Warrant, the RDO Warrants, and the Placement Agent Warrants liabilities were as follows:

	As of December 31, 2024	As of December 31, 2023
Current stock price	$10.20	$210.00
Expected volatility	139.9%	108.3%
Risk-free interest rate	4.3%	3.8% - 3.9%
Dividend rate	—%	—%
Expected Term (years)	4.00	5 - 10.57

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

F-39

Velo3D, Inc.

Notes to Consolidated Financial Statements

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

2024 Private Warrants - Fair Value Assumptions

The fair value assumptions used in the Monte Carlo simulation model for the valuation of the 2024 Private Warrants liability was as follows:

As of December 31, 2024
Current stock price	$10.20
Expected volatility	191.6%
Risk-free interest rate	4.2%
Dividend rate	—%
Expected Term (years)	0.37

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

The fair value assumptions used in the Black-Scholes simulation model for the valuation of the BEPO Warrant and the BEPO Agent Warrant liabilities were as follows:

As of December 31, 2024
Current stock price	$10.20
Expected volatility	139.9%
Risk-free interest rate	4.4%
Dividend rate	—%
Expected Term (years)	4.28

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

F-40

Velo3D, Inc.

Notes to Consolidated Financial Statements

August Inducement Warrants - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the valuation of the August Inducement Warrant liabilities were as follows:

As of December 31, 2024
Current stock price	$10.20
Expected volatility	139.9%
Risk-free interest rate	4.4%
Dividend rate	—%
Expected Term (years)	4.62

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

July 2024 Private Warrants - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the valuation of the July 2024 Private Warrant liabilities were as follows:

As of December 31, 2024
Current stock price	$10.20
Expected volatility	139.9%
Risk-free interest rate	4.4%
Dividend rate	—%
Expected Term (years)	4.50

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

F-41

Velo3D, Inc.

Notes to Consolidated Financial Statements

Contingent Earnout Liabilities

The contingent earnout liability is for Earnout Shares for pre-closing Legacy Velo3D equity holders (as defined in the Business Combination Agreement as holders of Legacy Velo3D shares, Legacy Velo3D warrants, Legacy Velo3D convertible notes and Legacy Velo3D options immediately prior to the closing date) (“Eligible Legacy Velo3D Equityholders”). The Eligible Legacy Velo3D Equityholders will be entitled to Earnout Shares, pursuant to which they will receive (i) 5.0% of the total number of shares of Common Stock outstanding at the Closing if the shares of Common Stock trade at or above $6,562.50 for 20 or more trading days in any 30 trading-day period, and (ii) an additional 5.0% of the total number of shares of Common Stock outstanding at the Closing if the shares of Common Stock trade at or above $7,875.00 for 20 or more trading days in any 30 trading-day period (the “Triggering Events”). The earnout is subject to a five-year earnout period and early trigger upon certain change of control events.

During the time period between Closing and the five-year anniversary of the Closing Date, Eligible Legacy Velo3D Equityholders may receive up to 41,444 shares of additional Common Stock, which is based on two tranches or 20,722 per tranche as noted above. The Earnout Shares issuable to holders of employee stock options are accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. See Note 11, Equity Incentive Plans & Stock Based Compensation, for further discussion.

The estimated fair value of the contingent earnout liabilities at the Closing Date was $120.8 million based on a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earnout Period using the most reliable information available. The change in fair value of contingent earnout liabilities are recognized in the consolidated statement of operations and comprehensive income (loss).

The rollforward for the contingent earnout liabilities was as follows:

	December 31,
	2024	2023
	(In thousands)
Beginning Balance	$1,456	$17,414
Change in fair value of contingent earnout liabilities	(1,445)	(15,958)
Ending Balance	$11	$1,456

Assumptions used in the fair value of the contingent earnout liabilities are described below.

	As of December 31, 2024	As of December 31, 2023
Current stock price	$10.20	$210.00
Expected volatility	161.2%	105.0%
Risk-free interest rate	4.2%	4.1%
Dividend yield	—%	—%
Expected Term (years)	1.75	2.75

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the Earnout Shares.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

F-42

Velo3D, Inc.

Notes to Consolidated Financial Statements

Expected term: The expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the Earnout Shares.

Note 11. Equity Incentive Plans & Stock-Based Compensation

In 2014, the Company adopted its 2014 equity incentive plan (the “2014 Plan”) which provides for the granting of stock options, restricted stock awards and stock appreciation rights to employees, directors, and consultants of the Company.

Awards granted under the 2014 Plan generally expire 10 years from the date of grant, or earlier if services are terminated. The exercise price of stock options grants shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Company’s Board of Directors. Awards generally vest based on continuous service over four years. Awards forfeited, cancelled, or repurchased generally are returned to the pool of shares of common stock available for issuance under the 2021 Plan (as defined below).

In 2021, the Company adopted its 2021 Equity Incentive Plan (the “2021 EIP”) which provides for the granting of stock options, restricted stock units (“RSUs”) and stock appreciation rights to employees, directors, and consultants of the Company. The Company initially reserved 81,460 shares of its common stock for issuance under the 2021 EIP. In April 2024, pursuant to the evergreen provisions of the 2021 EIP, the Company registered an additional 24,612 shares of common stock for issuance under the 2021 EIP.

As of December 31, 2024, the Company has an allocated reserve of 46,456 shares of its common stock for issuance under the 2021 EIP.

In addition, the Company adopted its 2021 Employee Stock Purchase Plan (“2021 ESPP”). The Company initially reserved 6,978 shares of its common stock for issuance under the 2021 ESPP. In March 2022, pursuant to the evergreen provisions of the 2021 ESPP, the Company registered an additional 3,491 shares of common stock for issuance under the 2021 ESPP.

In March 2023, pursuant to the evergreen provisions of the 2021 ESPP, the Company registered an additional 3,573 shares of common stock for issuance under the 2021 ESPP. In April 2024, pursuant to the evergreen provisions of the 2021 ESPP, the Company registered an additional 4,917 shares of common stock for issuance under the 2021 ESPP.

As of December 31, 2024, the Company has an allocated reserve of 18,958 shares of its common stock for issuance under the 2021 ESPP. As of December 31, 2024, the Company had not begun any offering periods for the 2021 ESPP.

Awards granted under the 2021 EIP generally expire 10 years from the date of grant, or earlier if services are terminated. The exercise price of stock options grants shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Company’s Board of Directors. Awards generally vest based on continuous service over 4 years. Awards forfeited, cancelled, or repurchased generally are returned to the pool of shares of common stock available for issuance under the 2021 Plan.

F-43

Velo3D, Inc.

Notes to Consolidated Financial Statements

Stock options

Activity under the Company’s stock option plans is set forth below:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
	(In thousands)	(Per Share Data)	(Years)
Outstanding as of December 31, 2022	33	$283.50	7.3
Granted	—	$—
Exercised	(4)	$136.50
Forfeited or expired	(4)	$152.25
Outstanding as of December 31, 2023	25	$320.25	6.2
Options vested and expected to vest as of December 31, 2023	25	$320.25
Vested and exercisable as of December 31, 2023	24	$325.50

Outstanding as of December 31, 2023	25	$320.25	6.2
Granted	—	$—
Exercised	(3)	$94.50
Forfeited or expired	(4)	$242.25
Outstanding as of December 31, 2024	18	$380.70	5.0
Options vested and expected to vest as of December 31, 2024	18	$380.70
Vested and exercisable as of December 31, 2024	18	$380.10

As of December 31, 2024, there is no aggregate intrinsic value of options outstanding. As of December 31, 2023, there was $2.3 million of aggregate intrinsic value of options outstanding . Intrinsic value of options exercised for the years ended December 31, 2024 and 2023 was $0.2 million and $4.6 million, respectively. The total grant date fair value of options vested was $0.1 million and $0.7 million for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, there is no unrecognized compensation cost related to options.

Restricted Stock Units

The fair value of RSUs under the Company’s 2021 EIP is estimated using the value of the Company’s common stock on the date of grant.

F-44

Velo3D, Inc.

Notes to Consolidated Financial Statements

The following table summarizes outstanding and expected to vest RSUs as of December 31, 2024 and 2023 and their activity during the year ended December 31, 2024 and 2023:

	Number of Shares	Weighted-Average Grant Date Fair Value	Aggregate Intrinsic Value
	(In thousands)	(Per Share Data)	(In thousands)
Balance as of December 31, 2022	19	$2,352.00	$17,202
Granted	41	807.90	33,070
Released	(11)	1,689.75	9,148
Cancelled	(11)	1,852.80	7,773
Balance as of December 31, 2023	38	$1,020.00	$7,940
Expected to vest as of December 31, 2023	38	$1,020.00	$7,940

Balance as of December 31, 2023	38	$1,020.00	$7,940
Granted	32	49.35	1,549
Released	(38)	428.10	1,276
Cancelled	(19)	808.65	1,050
Balance as of December 31, 2024	13	$714.30	$132
Expected to vest as of December 31, 2024	13	$714.30	$132

The aggregate intrinsic value of outstanding RSUs is calculated based on the closing price of the Company’s common stock as of the date outstanding. As of December 31, 2024, there was $11.0 million of unrecognized compensation cost related to 0.01 million unvested RSUs, which is expected to be recognized over a weighted average period of approximately 2.3 years. As of December 31, 2023, there was $35.8 million of unrecognized compensation cost related to 1.3 million unvested RSUs, which is expected to be recognized over a weighted average period of approximately 3.0 years.

Earnout Shares - Employees

The Earnout Shares issuable to holders of employee stock options are accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. The estimated fair values of the Earnout Shares associated with vested stock options are recognized as an expense and determined by the Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the five-year earnout period. The portion of the Earnout Shares associated with unvested stock options are recognized as an expense and considers the vesting continuing employment requirements.

F-45

Velo3D, Inc.

Notes to Consolidated Financial Statements

Stock-based Compensation Expense

The following sets forth the total stock-based compensation expense by type of award included in operating expenses on the statements of operations:

	December 31,
	2024	2023
	(In thousands)
Restricted stock units	$9,637	$16,575
Stock options	121	515
Earnout shares - employees	3,958	5,783
	$13,716	$22,873

The following sets forth the total stock-based compensation expense for the stock options, RSUs, and earnout shares - employees included in operating expenses on the statements of operations:

	December 31,
	2024	2023
	(In thousands)
Research and development	$4,256	$11,415
Selling and marketing	2,708	5,689
General and administrative	6,752	5,769
	$13,716	$22,873

The following sets forth the total stock-based compensation expense by type of award included in cost of revenue in the statements of operations:

	December 31,
	2024	2023
	(In thousands)
Restricted stock units	$1,644	$1,995
Stock options	4	63
	$1,648	$2,058

The following sets forth the total stock-based compensation expense for the stock options, and RSUs included in cost of revenue on the statements of operations:

	December 31,
	2024	2023
	(In thousands)
Cost of 3D Printer	$999	$1,622
Cost of support services	649	436
	$1,648	$2,058

F-46

Velo3D, Inc.

Notes to Consolidated Financial Statements

Note 12. Income Taxes

The Company recorded the below income tax expense (benefit) attributable to income from continuing operations for the year ending December 31, 2024 and December 31, 2023 as follows:

	December 31,
	2024	2023
	(In thousands, except percentages)
Current
Federal	$(7)	$-
State	21	-
Foreign	(34)	-
	(20)	-
Deferred
Federal	-	-
State	-	-
Foreign	-	-
	-	-
Total income tax expense	$(20)	$-

The provision for income taxes differs from the amount which would result by applying the federal statutory income tax rate for the years ended December 31, 2024 and 2023.

The reconciliation of the provision computed at the federal statutory rate to the Company’s provision (benefit) for income taxes as follows:

	December 31,
	2024		2023
	(In thousands, except percentages)
Tax at federal statutory rate	$(15,432)	(21.0)%	$(28,354)	(21.0)%
State, net of federal benefit	12,779	17.4%	(6,507)	(4.8)%
Stock based compensation	3,327	3.8%	967	0.7%
Fair value adjustments	(7,593)	(9.6)%	(3,555)	(2.4)%
Research and development credits	—	—%	(1,121)	(0.8)%
Section 382 Limitation	14,583	19.8%
Other	(745)	(1.0)%	675	0.2%
Change in valuation allowance	(6,939)	(9.4)%	37,895	28.1%
Total provision for income taxes	$(20)	—%	$—	—%

The Company did not incur income tax expense or benefit for the years ending December 31, 2024 or December 31, 2023.

F-47

Velo3D, Inc.

Notes to Consolidated Financial Statements

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets and liabilities are as follows:

	December 31,
	2024	2023
	(In thousands)
Deferred tax assets
Net operating loss carryforwards	$81,649	$91,668
Research and development tax credits	5,086	12,087
Stock based compensation	5,866	6,162
Lease liability	2,632	3,098
Section 174 research and development capitalization	10,691	11,641
Interest expense	7,157	3,063
Other timing differences	8,754	1,408
Total deferred tax assets	$121,835	$129,127
Valuation allowance	$(118,783)	$(125,722)
Net deferred tax assets	$3,052	$3,405

Deferred tax liabilities
Fixed assets and intangibles	$(299)	$(364)
Right of use assets	$(2,753)	$(3,041)
Total deferred tax liabilities	$(3,052)	$(3,405)
Net deferred tax assets	$—	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

The Company concluded that it was not more-likely-than-not that tax benefits from operating losses would be realized and, accordingly, has provided a full valuation allowance against its deferred tax assets. The valuation allowance decreased by $6.9 million during the year ending December 31, 2024 due to income tax attributes that are expected to expire prior to being able to be utilized due to IRC Section 382 ownership change limitations. The valuation allowance increased $37.9 million for the years ended December 31, 2023 due to net operating losses, R&D credits claimed and capitalized R&D costs incurred during the year.

As of December 31, 2024, the Company had $366.0 million and $95.6 million federal and state net operating losses (“NOLs”), respectively, available to reduce future taxable income, which will begin to expire in 2034 and 2030 respectively for federal and for state tax purposes. The Company had $355.3 million of federal net operating losses, which can be carried forward indefinitely.

As of December 31, 2023, the Company had $346.3 million and $293.7 million of federal and state net operating losses available to reduce future taxable income.

The Company has state research and developmental tax credit carryforwards of approximately $9.2 million as of December 31, 2024. The state credits have no expiration date.

Federal, California and other state tax laws impose substantial restrictions on the utilization of NOLs and credit carryforwards in the event of an “ownership change” for tax purposes, as defined in Section 382 of the Internal Revenue Code. Accordingly, the Company’s ability to utilize these carryforwards is limited based on the ownership change. In December 2024, the Company had an ownership change pursuant to Internal Revenue Code Section 382 which could materially impact the ability to utilize the tax net operating loss carryforwards and other tax attributes recorded. The net operating loss and other tax attributes recorded as deferred tax asset are fully offset with valuation allowance. Accordingly the state and federal net operating loss carryforwards and credits which have expiring provisions are reduced to the expected available amount. The annual IRC 382 limit for pre ownership change attributes that can be utilized each year is approximately $0.8 million. The total tax effected attributes expected to be unable to be utilized due to expiration is approximately $31.9 million. As a result of the ownership change federal net operating losses of $35.2 million and California net operating loss of $250.0 million are expected to expire before they will be able to be utilized. Federal R&D credits of $7.1 million are also expected to expire before they can be utilized due to IRC Section 382 limitations.

F-48

Velo3D, Inc.

Notes to Consolidated Financial Statements

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

	December 31,
	2024	2023
	(In thousands)
Balance at beginning of year	$6,060	$4,750
Additions based on tax positions related to the current year	(3,301)	1,310
Balance at end of year	$2,759	$6,060

For the years ended December 31, 2024 the amount of unrecognized tax benefits decreased by $3.3 million due to a reduction in R&D credits that are available for use due to IRC Section 382 limitations. During the year ended December 31, 2023 the amount of unrecognized tax benefits increased by $1.3 million due to additional R&D credits claimed during the year. The reversal of the uncertain tax benefits would not affect the Company’s effective tax rate to the extent that it continues to maintain a full valuation allowance against its deferred tax assets.

The Company is subject to U.S. federal, state and foreign income taxes. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations, and require significant judgment to apply. The Company is subject to U.S federal, state, foreign and local examinations by tax authorities for all prior years since incorporation. The Company does not anticipate significant changes to its current uncertain tax positions within the next twelve months.

The Company recognizes any interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2024, there were no accrued interest and penalties related to uncertain tax positions.

Note 13. Commitments and Contingencies

The Company may be involved in various lawsuits, claims, and proceedings, including intellectual property, commercial, securities, and employment matters that arise in the normal course of business. The Company accrues a liability when management believes information available prior to the issuance of the consolidated financial statements indicates it is probable a loss has been incurred as of the date of the consolidated financial statements and the amount of loss can be reasonably estimated. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Legal costs are expensed as incurred. As of December 31, 2024 and 2023, the Company is not aware of any litigation, claim or assessment in which the outcome, individually or in the aggregate, would have a material adverse effect on its financial positions, results of operations, cash flows or future earnings.

The Company’s purchase obligations per terms and conditions with suppliers and vendors are cancellable in whole or in part prior to shipment. Non-cancellable purchase commitments (purchase orders) of $3.2 million for parts and assemblies are due upon receipts and will primarily be delivered throughout 2024. If inventory is shipped, the Company will accrue a liability under accrued expenses. The Company has no other commitment and contingencies, except for the operating leases. See Note 8, Leases, for further discussion.

F-49

Velo3D, Inc.

Notes to Consolidated Financial Statements

Note 14. Employee Defined - Contribution Plans

The Company has a defined-contribution plan intended to qualify under Section 401 of the Internal Revenue Code (the “401(k) Plan”). The Company contracted with a third-party provider to act as a custodian and trustee, and to process and maintain the records of participant data. Substantially all of the expenses incurred for administering the 401(k) Plan are paid by the Company. Accrued salaries and benefits included accruals related to the 401(k) plans the Company offers to its employees. In order to qualify for these plans, employees must meet the minimum age requirement (21 years) and begin participating on their entry date which is the first paycheck date in the month following the month of eligibility described above. Employee and employer contributions are immediately 100% fully vested. The plans offer employer contributions of 3.0% of an employee’s eligible compensation following safe-harbor rules. The Company’s contribution to the 401(k) plan was $1.0 million and $1.3 million for the years ended December 31, 2024 and 2023, respectively. The Company has paid all matching contributions as of December 31, 2024.

Note 15. Revenue

Customer Concentration

The customer concentration for balances greater than 10% of revenues and 10% of accounts receivables, net, respectively, are presented below:

	Total Revenue		Accounts Receivable, Net
	Year ended December 31,		December 31,
	2024	2023	2024	2023
	(as a percentage)
Customer 1	23.0%	<10%	<10%	<10%
Customer 2	12.7%	—%	<10%	—%
Customer 3	11.3%	<10%	<10%	<10%
Customer 4	10.5%	<10%	<10%	—%
Customer 5	<10%	<10%	18.2%	11.2%
Customer 6	—%	—%	12.9%	<10%
Customer 7	—%	—%	10.8%	<10%

Revenue by Geographic Area

The Company currently sells its products in the geographic regions as follows:

	December 31,
	2024	2023
	(In thousands)
Americas	$39,908	$67,883
Europe	839	9,219
Other	256	341
Total	$41,003	$77,443

Contract Assets and Liabilities

There was $2.4 million of revenue recognized during the year ended December 31, 2024 included in contract liabilities as of December 31, 2023. There was $2.7 million of revenue recognized during the year ended December 31, 2023 included in contract liabilities as of December 31, 2022. The change in contract assets reflects the difference in timing between our satisfaction of remaining performance obligations and our contractual right to bill our customers. The Company had no material asset impairment charges related to contract assets in the periods presented.

F-50

Velo3D, Inc.

Notes to Consolidated Financial Statements

Variable Consideration

The Company estimates its variable consideration on a quarterly basis based on the latest data available, and adjust the transaction price accordingly by recording an adjustment to net revenue and contract assets. The Company has recognized the estimate of variable consideration to the extent that it is probable that a significant reversal will not occur as a result from a change in estimation. There was no revenue related to variable consideration and $2.7 million in revenue related to variable consideration for the year ended December 31, 2024 and 2023, respectively.

Note 16. At-the-Market Offering

On February 6, 2023, the Company entered into the ATM Sales Agreement with Needham, as agent, pursuant to which the Company may offer and sell, from time to time through Needham, shares of Common Stock. As of December 31, 2023, the Company has sold $22.8 million of shares, net of issuance costs of $1.8 million.

The offer and sale of the shares of Common Stock will be made pursuant to the Shelf Registration Statement, prospectus, amended prospectus supplement, and the ATM Sales Agreement. Sales of shares, if any, under the amended prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

On January 31, 2024, the Company filed an amendment to the prospectus supplement increasing the aggregate dollar amount of shares available to be sold from time to time pursuant to the ATM Sales Agreement to $75 million. The Company is not currently eligible to use Form S-3 or make sales under the ATM Sales Agreement as (i) its common stock is not currently listed on a national securities exchange registered under the Exchange Act; and (ii) the aggregate market value of its voting and non-voting common equity held by non-affiliates is below $75 million.

The Company pays Needham commissions for its services in acting as agent in the sale of the shares pursuant to the ATM Sales Agreement. Needham is entitled to compensation at a fixed commission rate equal to 3.0% of the aggregate gross proceeds from each sale of the shares pursuant to the ATM Sales Agreement. The Company has agreed to provide Needham with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Needham for certain specified expenses in connection with entering into the ATM Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the shares pursuant thereto.

F-51

Velo3D, Inc.

Notes to Consolidated Financial Statements

Note 17. Subsequent Events

Convertible Secured Note

On January 7, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “January Note”) to Thieneman Properties, LLC, an Indiana limited liability company. The January Note is payable in full on April 7, 2025 in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The January Note may be prepaid in whole or in part at any time without penalty or premium and is convertible in the event of default into shares of the Company’s common stock, at a fixed conversion price of $23.40 per share.

On February 10, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $10,000,000 (the “February Note”) to Thieneman Construction, Inc, an Indiana corporation, to be funded in two tranches of $5,000,000. The February Note is payable in full on the date that is six months from the date such tranche was funded, in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The outstanding principal amount of the February Note is convertible upon the occurrence of the Company’s successful listing of shares of its common stock on a national securities exchange or the occurrence and during the continuation of an Event of Default, into shares of the Company’s common stock, at a fixed conversion price of $15.00 per share.

Warrant Exchange

On February 24, 2025, the Company entered into Warrant Exchange Agreements with each of: (i) Highbridge Tactical Credit Master Fund, L.P. (“HM”); (ii) Highbridge Tactical Credit Institutional Fund, Ltd. (collectively with HM, the “Highbridge Holders”); (iii) Anson Investments Master Fund LP (“AMF”); (iv) Anson East Master Fund LP (collectively with AMF, the “Anson Holders”); (v) High Trail Investments ON LLC (“HTI”), and (vi) HB SPV I Master LLC (together with HTI, the “High Trail Holders”), pursuant to which: (a) the Highbridge Holders and the Anson Holders agreed to exchange an aggregate of 60,150 registered warrants issued in April of 2024 and an aggregate of 99,048 registered warrants issued in August of 2024, and (b) the High Trail Holders agreed to exchange an aggregate of 151,808 unregistered warrants issued in April of 2024 and July of 2024, and an aggregate of 19,048 registered warrants issued in December of 2023, for an aggregate of 990,159 shares (the “Acquired Shares”) of Company’s Common Stock, respectively, equating in each case to an exchange ratio of three Acquired Shares for each warrant.

Note 18. 2025 Reverse Stock Split

On June 27, 2025, the stockholders of the Company, approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share, at a ratio ranging from 1-for-5 and 1-for-50, with the exact ratio to be set within that range by the Company’s Board. On July18, 2025, the Board approved the reverse stock split at a ratio of 1-for-15 (the “2025 Reverse Stock Split”). On July 25, 2025, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect the 2025 Reverse Stock Split, effective as of July 28, 2025.

As a result of the 2025 Reverse Stock Split, every 15 shares of the Company’s common stock were automatically reclassified and converted into one issued and outstanding share of common stock. No fractional shares were issued in connection with the 2025Reverse Stock Split. Any fractional shares resulting from the 2025 Reverse Stock Split were rounded up to the nearest whole share. The par value of the Company’s common stock was not adjusted as a result of the 2025 Reverse Stock Split. All of the Company’s share numbers, per share amounts, and related stockholders’ equity (deficit) balances presented herein have been retroactively adjusted to reflect the 2025 Reverse Stock Split. In addition, the exercise prices, conversion rates and other terms of the Company’s securities that adjusted pursuant to their terms as a result of the 2025 Reverse Stock Split have been presented after giving effect to such adjustments.

F-52

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$854	$1,212
Accounts receivable, net	5,394	3,723
Inventories, net	38,417	49,953
Contract assets	1,448	500
Prepaid expenses and other current assets	2,783	2,336
Total current assets	48,896	57,724
Property and equipment, net	15,201	14,270
Equipment subject to operating lease, net	3,020	3,673
Other assets	11,441	13,513
Total assets	$78,558	$89,180
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,853	$18,538
Accrued expenses and other current liabilities	4,263	3,511
Debt – current portion	16,913	5,666
Contract liabilities	6,712	10,285
Total current liabilities	42,741	38,000
Long-term debt – less current portion	5,562	—
Contingent earnout liabilities	11	11
Warrant liabilities	13	2,167
Other noncurrent liabilities	8,696	9,338
Total liabilities	57,023	49,516
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at June 30, 2025 and December 31, 2024, respectively, 14,067,416 and 12,993,962 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	491,032	469,994
Accumulated other comprehensive loss	—	—
Accumulated deficit	(469,501)	(430,334)
Total stockholders’ equity	21,535	39,664
Total liabilities and stockholders’ equity	$78,558	$89,180

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-53

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
3D Printer	$12,082	$8,679	$19,605	$16,339
Recurring payment	70	292	70	762
Support services	1,359	1,373	3,149	3,029
Other	61	—	68	—
Total Revenue	13,572	10,344	22,892	20,130
Cost of revenue
3D Printer	13,994	10,744	21,534	20,138
Recurring payment	—	232	12	547
Support services	1,166	2,265	2,237	5,157
Total cost of revenue	15,160	13,241	23,783	25,842
Gross loss	(1,588)	(2,897)	(891)	(5,712)
Operating expenses
Research and development	2,845	4,545	5,120	9,588
Selling and marketing	1,619	4,273	2,831	9,082
General and administrative	6,037	8,805	15,168	17,588
Total operating expenses	10,501	17,623	23,119	36,258
Loss from operations	(12,089)	(20,520)	(24,010)	(41,970)
Interest expense	(1,572)	(5,463)	(2,642)	(9,360)
Gain (loss) on fair value of warrants	—	25,310	(1,044)	22,690
Gain on fair value of contingent earnout liabilities	—	1,824	—	1,387
Loss on warrant cancellation	—	—	(11,357)	—
Other expense, net	(6)	(1,327)	(17)	(1,233)
Loss before income taxes	(13,667)	(176)	(39,070)	(28,486)
(Provision) benefit for income taxes	(89)	4	(97)	—
Net loss	$(13,756)	$(172)	$(39,167)	$(28,486)

Net loss per share:
Basic	$(0.98)	$(0.30)	$(2.85)	$(53.31)
Diluted	$(0.98)	$(0.30)	$(2.85)	$(53.31)
Shares used in computing net loss per share:
Basic	14,041,712	565,026	13,721,680	534,381
Diluted	14,041,712	565,026	13,721,680	534,381

Net loss	$(13,756)	$(172)	$(39,167)	$(28,486)
Net unrealized holding gain on available-for-sale investments	—	42	—	94
Total comprehensive loss	$(13,756)	$(130)	$(39,167)	$(28,392)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-54

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(39,167)	$(28,486)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,725	2,707
Amortization of debt discount and deferred financing costs	2,559	8,281
Stock-based compensation	6,483	9,334
(Gain) loss on fair value of warrants	1,044	(22,690)
Gain on fair value of contingent earnout liabilities	—	(1,387)
Loss on warrant cancellation	11,357	—
Non-cash cost of issuance of common stock warrants on BEPO Offering	—	1,313
Loss on sale/disposal of fixed assets	2,777	—
Realized loss on available for sale securities	—	21
Changes in operating assets and liabilities
Accounts receivable	(1,671)	1,245
Inventories	5,691	3,891
Contract assets	(948)	(1,351)
Prepaid expenses and other current assets	(292)	1,871
Other assets	2,002	1,369
Accounts payable	(912)	(2,391)
Accrued expenses and other liabilities	2	(595)
Contract liabilities	(3,573)	(345)
Other noncurrent liabilities	(642)	(1,279)
Net cash used in operating activities	(13,565)	(28,492)
Cash flows from investing activities
Purchase of property and equipment	(1,799)	(8)
Sales of available-for-sale investments	—	2,474
Proceeds from maturity of available-for-sale investments	—	3,500
Net cash (used in) provided by investing activities	(1,799)	5,966
Cash flows from financing activities
Proceeds from secured convertible notes	15,000	—
Proceeds from BEPO Offering, net of issuance costs	—	10,675
Repayment of secured notes	—	(10,500)
Issuance of common stock upon exercise of stock options	—	315
Net cash provided by financing activities	15,000	490
Effect of exchange rate changes on cash and cash equivalents	6	4
Net change in cash and cash equivalents	(358)	(22,032)
Cash and cash equivalents and restricted cash at beginning of period	1,840	25,294
Cash and cash equivalents and restricted cash at end of period	$1,482	$3,262

Supplemental disclosure of cash flow information
Cash paid for interest	$750	$762
Supplemental schedule of non-cash investing and financing activities
Unpaid liabilities related to property and equipment	160	20
Transfer between inventory and property and equipment	3,404	—
Equipment for lease to customers returned to inventory	653	2,235

The following table provides a reconciliation of cash, cash equivalents, and restricted cash shown on the condensed consolidated statements of cash flows (unaudited):

	Six Months Ended June 30,
	2025	2024
	(In thousands)
Cash and cash equivalents	$854	$2,462
Restricted cash (Other assets)	628	800
Total cash and cash equivalents and restricted cash	$1,482	$3,262

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-55

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(In thousands, except share data)

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Equity
Balance as of March 31, 2024	506,423	$2	$430,843	$(44)	$(385,351)	$45,450
Issuance of common stock upon exercise of stock options and release of restricted stock units	2,351	—	30	—	—	30
Stock-based compensation	—	—	4,247	—	—	4,247
Issuance of common stock in connection with BEPO Offering, net	65,307	—	2,522	—	—	2,522
Net loss	—	—	—	—	(172)	(172)
Other comprehensive income	—	—	—	42	—	42
Balance as of June 30, 2024	574,081	$2	$437,642	$(2)	$(385,523)	$52,119

Balance as of March 31, 2025	14,015,517	$4	$488,623	$—	$(455,745)	$32,882
Issuance of common stock upon vesting of RSUs	51,898	—	—	—	—	—
Stock-based compensation	—	—	2,409	—	—	2,409
Net loss	—	—	—	—	(13,756)	(13,756)
Balance as of June 30, 2025	14,067,416	$4	$491,032	$—	$(469,501)	$21,535

	Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Equity
Balance as of December 31, 2023	492,223	$2	$425,471	$(96)	$(357,037)	$68,340
Issuance of common stock upon exercise of stock options and release of restricted stock units	8,609	—	315	—	—	315
Stock-based compensation	—	—	9,334	—	—	9,334
Issuance of common stock in connection with BEPO Offering, net	65,307	—	2,522	—	—	2,522
Net loss	—	—	—	—	(28,486)	(28,486)
Reclassifications and adjustments due to rounding impact from reverse stock split for fractional shares	7,942	—	—	—	—	—
Other comprehensive income	—	—	—	94	—	94
Balance as of June 30, 2024	574,081	$2	$437,642	$(2)	$(385,523)	$52,119

Balance as of December 31, 2024	12,993,962	$4	$469,994	$—	$(430,334)	$39,664
Issuance of common stock upon vesting of RSUs	83,295
Stock-based compensation	—	—	6,483	—	—	6,483
Issuance of common stock in connection with warrant cancellation	990,159	—	14,555	—	—	14,555
Net loss	—	—	—	—	(39,167)	(39,167)
Balance as of June 30, 2025	14,067,416	$4	$491,032	$—	$(469,501)	$21,535

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

F-56

Velo3D, Inc.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

Note 1. Description of Business and Basis of Presentation

Velo3D, Inc., a Delaware corporation (“Velo3D”), formerly known as JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”), produces metal additive three dimensional printers (“3D Printers”) which enable the production of components for space rockets, jet engines, fuel delivery systems and other high value metal parts, which it sells or leases to customers for use in their businesses. The Company also provides support services (“Support Services”) for an incremental fee.

Velo3D’s subsidiaries are Velo3D US, Inc., (formerly known as Velo3D, Inc. (“Legacy Velo3D”), founded in June 2014 as a Delaware corporation headquartered in Campbell, California), Velo3D, B.V., (a sales and marketing office located in the Netherlands) and Velo3D, GmbH, (a sales and marketing office located in Germany). The first commercially developed 3D Printer was delivered in the fourth quarter of 2018.

On September 29, 2021 (the “Closing Date” or the “Reverse Recapitalization Date”), JAWS Spitfire completed the previously announced merger with Legacy Velo3D, with Legacy Velo3D surviving as a wholly-owned subsidiary of JAWS Spitfire (the “Merger” or the “Reverse Recapitalization”). In connection with the Merger, JAWS Spitfire was renamed “Velo3D, Inc.”, and Legacy Velo3D was renamed “Velo3D US, Inc.”

The shares and net loss per share attributable to common stockholders, basic and diluted, prior to the Merger, have been retroactively restated as shares reflecting the exchange ratio (the “Exchange Ratio”) established in the Merger (0.8149 shares of Velo3D common stock for 1 share of Legacy Velo3D common stock, par value $0.00001 (the “common stock”) before the 1-for-35 reverse stock split in 2024 and the 1-for-15 reverse stock split in 2025. All fractional shares were rounded.

Unless otherwise stated herein or unless the context otherwise requires, references in these notes to the “Company” refer to (i) Legacy Velo3D prior to the consummation of the Merger; and (ii) Velo3D and its consolidated subsidiaries following the consummation of the Merger.

Basis of Presentation

The unaudited condensed consolidated interim financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial reporting. Intercompany balances and transactions have been eliminated in consolidation. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. Accordingly, these unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) and the related notes, which provide a more complete discussion of the Company’s accounting policies and certain other information. The condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements of the Company. These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the Company’s annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s consolidated financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ended December 31, 2025, or for any other interim period or for any other future year.

On June 10, 2024, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share, at a ratio ranging from 1-for-5 and 1-for-50, with the exact ratio to be set within that range by the Company’s board of directors (the “Board”). On June 10, 2024, the Board approved the reverse stock split at a ratio of 1-for-35 (the “2024 Reverse Stock Split”). On June 12, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the 2024 Reverse Stock Split, effective as of June 13, 2024.

As a result of the 2024 Reverse Stock Split, every 35 shares of the Company’s common stock were automatically reclassified and converted into one issued and outstanding share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the 2024 Reverse Stock Split were rounded up to the nearest whole share. The par value of the Company’s common stock was not adjusted as a result of the 2024 Reverse Stock Split. All of the Company’s share numbers, per share amounts, and related stockholders’ equity (deficit) balances presented herein have been retroactively adjusted to reflect the 2024 Reverse Stock Split. In addition, the exercise prices, conversion rates and other terms of the Company’s securities that adjusted pursuant to their terms as a result of the 2024 Reverse Stock Split have been presented after giving effect to such adjustments.

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On June 27, 2025, the stockholders of the Company, approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share, at a ratio ranging from 1-for-5 and 1-for-50, with the exact ratio to be set within that range by the Company’s Board. On July 18, 2025, the Board approved the reverse stock split at a ratio of 1-for-15 (the “2025 Reverse Stock Split”). On July 25, 2025, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect the 2025 Reverse Stock Split, effective as of July 28, 2025.

As a result of the 2025 Reverse Stock Split, every 15 shares of the Company’s common stock were automatically reclassified and converted into one issued and outstanding share of common stock. No fractional shares were issued in connection with the 2025 Reverse Stock Split. Any fractional shares resulting from the 2025 Reverse Stock Split were rounded up to the nearest whole share. The par value of the Company’s common stock was not adjusted as a result of the 2025 Reverse Stock Split nor did it change the total number of the Company’s authorized shares of common stock. All of the Company’s share numbers, per share amounts, and related stockholders’ equity (deficit) balances presented herein have been retroactively adjusted to reflect the 2025 Reverse Stock Split. In addition, the exercise prices, conversion rates and other terms of the Company’s securities that adjusted pursuant to their terms as a result of the 2025 Reverse Stock Split have been presented after giving effect to such adjustments.

Delisting from the New York Stock Exchange (“NYSE”) and Trading on Over-the Counter (“OTC”)

On September 10, 2024, the Company received written notice from the NYSE that the NYSE had determined to commence proceedings to delist the Company’s common stock and publicly traded warrants and that trading in such securities would be suspended immediately. On September 11, 2024, the Company commenced the trading of its common stock and warrants on the OTCQX Best Market.

Going Concern, Financial Condition and Liquidity and Capital Resources

The unaudited condensed consolidated interim financial statements have been prepared on the basis of continuity of operations, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has incurred losses from operations and negative cash flows from operations in every year since inception and expects this to continue for the foreseeable future. As of June 30, 2025, the Company had an accumulated deficit of $(469.5) million and cash and cash equivalents on hand of approximately $0.9 million.

Management believes that substantial doubt exists about the Company’s ability to continue as a going concern. As of the date of the issuance of these unaudited condensed consolidated interim financial statements, the Company does not have sufficient liquidity to meet its operating needs and satisfy its obligations for at least 12 months from the date of issuance of the these unaudited condensed consolidated interim financial statements.

On April 1, 2024, the Company entered into a second note amendment (the “Second Note Amendment”) to its Secured Notes with High Trail Investments ON LLC and HB SPV I Master Sub LLC, (“the Note Holders”). Pursuant to the Second Note Amendment, the Company agreed to make and made a cash payment of $5.0 million on April 1, 2024, to redeem approximately $4.2 million of aggregate principal amount of the Secured Notes, together with accrued and unpaid interest, and a cash payment of $5.5 million on April 15, 2024, to repay approximately $4.6 million of principal of the Secured Notes, together with accrued and unpaid interest. In connection with the Second Note Amendment, the Company issued to the Note Holders warrants to purchase 41,808 shares of the Company’s common stock that became exercisable 45 days after the original issuance date at an exercise price of $239.22 per share. The Note Holders may exercise the Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20.

On April 10, 2024, the Company sold (such sale and issuance, the “BEPO Offering”) an aggregate of: (i) 65,307 shares of common stock and (ii) immediately exercisable warrants to purchase up to 65,307 shares of common stock at $183.75 per share. The offering price per share of common stock and accompanying warrant was $183.75 and resulted in gross proceeds to the Company of approximately $12 million. The Company used the net proceeds from the BEPO Offering primarily for funding working capital and capital expenditures and other general corporate purposes, including repayment of portions of the Company’s Secured Notes.

On July 1, 2024, we entered into a third note amendment to the Secured Notes with the Note Holders (the “Third Note Amendment”). Pursuant to the Third Note Amendment, the Company and the Note Holders agreed to defer the July 1, 2024 partial redemption payment of $10.5 million (the “July Redemption Payment”) over a period of ten equal monthly payments commencing August 1, 2024. During August and September 2024, we received extensions from the Note Holders for the July Redemption Payment through October 4, 2024.

On December 9, 2024, Arrayed Notes Acquisition Corp. (“Arrayed”), a subsidiary of Arrayed Additive, Inc. purchased the Senior Secured Notes due 2026 (the “Secured Notes”) from the Note Holders. Furthermore, on December 9, 2024, the Company and the Note Holders entered into a forbearance agreement where the Note Holders forbore from taking any enforcement action as a result of the occurrence and/or continuation of any specified events of default.

On December 24, 2024, the Company and Arrayed entered into a debt for equity exchange transaction where the Company issued 12,343,423 shares of the Company’s common stock, in exchange for the cancellation of $22.4 million in principal amount of the Company’s Secured Notes plus $0.4 million of accrued interest on the Notes. Arrayed continues to hold $5.0 million in principal amount of the Secured Notes, and as a result of the December 2024 Exchange, became the owner of approximately 95% of the Company’s issued and outstanding common stock.

In December 2023, the Board of Directors commenced a strategic business review process to explore alternatives in order to maximize stockholder value. The Company’s strategic review was concluded on December 24, 2024, at the close of the debt for equity exchange transaction.

On January 7, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 (the “January Note”) to Thieneman Properties, LLC, an Indiana limited liability company. The January Note bears interest at a rate of 60.0% per annum and was payable in full on April 7, 2025 in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The January Note may be prepaid in whole or in part at any time without penalty or premium and is convertible in the event of default into shares of the Company’s common stock, at a fixed conversion price of $1.56 per share. On April 7, 2025, the Company made a payment of $750,000, covering the first three months of interest on the January Note.

F-58

On February 10, 2025, the Company issued a Senior Secured Convertible Promissory Note in the principal amount of $10,000,000 (the “February Note”) to Thieneman Construction, Inc, an Indiana corporation, to be funded in two tranches of $5,000,000. The February Note bears interest at a rate of 30.0% per annum, is payable in full on the date that is six months from the date such tranche was funded, in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The first tranche (“February Note 1st tranche”) and second tranche (“February Note 2nd tranche”) were received by the Company on February 10, 2025 and March 20, 2025, respectively, which become due on August 10, 2025 and September 20, 2025, respectively. The outstanding principal amount of the February Note is convertible upon the occurrence of the Company’s successful listing of shares of its common stock on a national securities exchange or the occurrence and during the continuation of an event of default, into shares of the Company’s common stock at a fixed conversion price of $15.00 per share. The January Note and February Note are referred to herein collectively as the (the “Secured Convertible Notes”).

Further, the Company will need to engage in additional financings to fund its operations and satisfy its obligations in the near-term. The Company is in discussions with multiple financing sources to attempt to secure additional financing. There are no assurances that the Company will be able to obtain financing on acceptable terms, or at all, to provide the necessary interim funding to continue its operations and satisfy its obligations for at least 12 months from the date of issuance of the unaudited condensed consolidated interim financial statements.

Note 2. Summary of Significant Accounting Policies

For a detailed discussion about the Company’s significant accounting policies and for further information on significant accounting updates adopted in the prior year, see Note 2, Summary of Significant Accounting Policies, to the audited consolidated financial statements in the 2024 Form 10-K. During the six months ended June 30, 2025, there were no significant updates to the Company’s significant accounting policies other than as described below.

Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09 (“ASU 2023-09”), Income Taxes (Topic 740): Improvement to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. Two primary enhancements related to this ASU include disaggregating existing income tax disclosures relating to the effective tax rate reconciliation and income taxes paid. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on the Company’s condensed consolidated interim financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This update contains amendments that require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments in this update are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The expected impact would only be to the financial statement disclosures. The Company is currently evaluating the impact of this accounting standard update on the Company’s condensed consolidated interim financial statements and related disclosures.

Licensing Revenue

Our revenue is partially derived from the licensing of computer software products and from their related maintenance contracts. We enter into contracts that include combinations of products, maintenance and services, which are accounted for as separate performance obligations with differing revenue recognition patterns.

Revenue from perpetual licenses is classified as software license revenue. Software license revenue is recognized up front upon delivery of the licensed product and/or the utility that enables the customer to access authorization keys, provided that an enforceable contract has been received. Typically, our perpetual licenses are sold with post-contract support (“PCS”), which includes unspecified technical enhancements and customer support. We allocate value in bundled perpetual and PCS arrangements based on the standalone selling prices of the perpetual license and PCS. Revenue from PCS is classified as maintenance revenue and is recognized either (i) ratably over the term of the contract or (ii) as the customer support is used at a specified hourly rate, as we satisfy the PCS performance obligation.

F-59

In addition to perpetual licenses, we sell time-based subscription licenses. Subscription licenses may be sold as a bundled arrangement that includes the rights to a term software license and PCS. Utilizing observable inputs, we determine a certain percentage of the estimated standalone selling price of the subscription lease license is attributable to the term license and the remainder is attributable to the PCS, based on factors pursuant to each arrangement. This determination considered the value relationship for our products between PCS and time-based subscription lease licenses, the value relationship between PCS and perpetual licenses, the average economic life of our products, software renewal rates and the price of the bundled arrangement in relation to the perpetual licensing approach. Consistent with the perpetual sales, the license component is classified as software license revenue and recognized as revenue up front upon delivery of the licensed product and/or utility that enables the customer to access authorization keys. The PCS is classified as maintenance revenue and is recognized ratably over the term of the contract, as we satisfy the PCS performance obligation.

Product Warranties

Our 3D printers are sold with a warranty period of typically one year from installation. After the warranty period, we generally offer service contracts that enable our customers to continue service and maintenance coverage. These service contracts are offered with various levels of support and options and are priced accordingly. One entitlement of our service contracts is our service engineers provide periodic preventive maintenance visits to customer sites. Additionally, we provide training to our partners to enable them to also perform these services. Another contract entitlement on certain printer models is proactive remote troubleshooting capability through the Company’s integrated platform. From time to time, we also offer upgrade kits for certain of our printers that enable our existing customers to take advantage of new or enhanced printer capabilities. In some cases, we have discontinued upgrade support and maintenance agreements for certain of our older legacy printers.

Printers and certain other products include a warranty that covers workmanship, software, and hardware components under which we provide maintenance for periods up to one year. For these initial product warranties, estimated costs are accrued at the time of the sale of the product. These cost estimates are established using historical information regarding the nature, frequency and average cost of claims for each type of printer or other product, as well as assumptions about future activity and events. Revisions to expense accruals are made as necessary based on changes in these historical and future factors.

Information by Segment and Geography

The Company manages its operations and allocates resources as a single operating segment. Further, the Company manages, monitors, and reports its financial results as a single reportable segment. The Company’s chief operating decision-maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on an entity wide basis for purposes of making operating decisions, assessing financial performance, and allocating resources.

Specifically, our CODM uses consolidated net income to measure segment profit or loss, allocate resources of the Company as a whole, including investing in future development efforts, customer retention and acquisition, and assessing performance. Further, the CODM reviews and utilizes functional expenses (cost of revenues, sales and marketing, research and development, and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included in condensed consolidated net income are interest income, other expense, net and the provision for (benefit from) income taxes, which are reflected in the unaudited condensed consolidated statements of comprehensive income (loss).

Equipment Subject to Operating Lease

We have updated certain naming conventions within our condensed consolidated interim financial statement descriptions to better reflect the nature of our leases. The line item previously labeled “Equipment on lease, net” has been renamed to “Equipment subject to operating lease, net”. Additionally, the related note disclosure has been revised to separately present (i) “Equipment on Lease”, and (ii) “Equipment available on lease”. These changes are intended to improve clarity and more accurately represent the composition and status of our equipment subject to operating lease.

For more information, see Note 7, Equipment Subject to Operating Lease, Net, in the notes of the unaudited condensed consolidated interim financial statements included elsewhere in this Quarterly Report.

Our 3D printers subject to operating leases are classified using the following criteria:

	Equipment on Lease	Equipment Available for Lease
Revenue generation – under contract or not under contract but held for potential redeployment to existing or new customers	Yes (lease income active)	No (not on active lease)
Physical location – remains in a condition, location, and business context rendering it suitable for future lease arrangements	At customer site	At customer site, idle, or warehouse
Intended use – for third party customers and not for internal usage	On Lease	Available for Lease
Depreciation – the lesser of the useful life of the equipment or the contract period and annually tested for impairment	Yes, per original schedule	Yes, may accelerate if impaired

If the 3D printers does not meet the above criteria, the equipment is classified under property and equipment, net.

Revision of Previously Filed Financial Statements

During the second quarter of 2025, the Company discovered the initial research and development and sales and marketing operating expenses for the three months ended March 31, 2025, were incorrectly presented on the unaudited condensed consolidated statement of operations and comprehensive loss. The Company initially reported the research and development expenses under the sales and marketing financial statement line item and the sales and marketing expenses under the research and development financial statement line item in the operating expenses section of the unaudited condensed consolidated statement of operations and comprehensive loss. There was no impact to the total operating expenses, net loss or net loss per share on the unaudited condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2025.

The following table reflects the revisions to the previously issued unaudited condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2025:

	Three Months Ended March 31, 2025
	As Previously Reported	Adjusted	As Revised
	(In thousands)

Research and development	$1,212	$1,063	$2,275
Selling and marketing	$2,275	$(1,063)	$1,212

During the second quarter of 2025, the Company discovered that the cash paid for interest reported under the supplemental disclosure of cash flow information on the unaudited condensed consolidated statement of cash flows for the three months ended March 31, 2025 was incorrect and should have been zero.

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The following table reflects the revisions to the previously issued unaudited condensed consolidated statement of cash flows for the three months ended March 31, 2025:

	Three Months Ended March 31, 2025
	As Previously Reported	Adjusted	As Revised
	(In thousands)

Cash paid for interest	$202	$(202)	$-

Note 3. Basic and Diluted Net Loss per Share

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except share and per share data)		(In thousands, except share and per share data)
Numerator:
Net loss	$(13,756)	$(172)	$(39,167)	$(28,486)
Denominator:
Basic weighted average shares outstanding	14,041,712	565,026	13,721,680	534,381
Diluted weighted average shares outstanding	14,041,712	565,026	13,721,680	534,381

Net loss per share
Basic	$(0.98)	$(0.30)	$(2.85)	$(53.31)
Diluted	$(0.98)	$(0.30)	$(2.85)	$(53.31)

The following potentially dilutive shares of common stock equivalents “on an as-converted basis” were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an antidilutive effect:

	For the Three and Six Months Ended June 30,
	2025	2024

Common stock warrants	36,892	207,417
Common stock options	9,971	20,808
Restricted stock units	303,577	36,384
Total potentially dilutive common share equivalents	350,440	264,609

Total potentially dilutive common share equivalents for the three and six months ended June 30, 2025 and 2024 excludes 41,444 shares related to the earnout liability as these shares are contingently issuable upon meeting certain triggering events.

Note 4. Fair Value Measurements

The Company’s assets and liabilities that were measured at fair value on a recurring basis were as follows:

	Fair Value Measured as of June 30, 2025
	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets
Money market funds (i)	$379	$—	$—	$379
Total financial assets	$379	$—	$—	$379
Liabilities
Common stock warrant liabilities (Placement Agent Warrants) (ii)	$—	$—	$3	$3
Common stock warrant liabilities (BEPO Warrants) (ii)	—	—	6	6
Common stock warrant liabilities (BEPO Agent Warrants) (ii)	—	—	4	4
Contingent earnout liabilities	—	—	11	11
Total financial liabilities	$—	$—	$24	$24

	Fair Value Measured as of December 31, 2024
	Level 1	Level 2	Level 3	Total
	(In thousands)
Assets
Money market funds (i)	$215	$—	$—	$215
Total financial assets	$215	$—	$—	$215
Liabilities
Common stock warrant liabilities (2022 Private Warrant) (ii)	$—	$—	$1	$1
Common stock warrant liabilities (RDO Warrants) (ii)	—	—	90	90
Common stock warrant liabilities (Placement Agent Warrants) (ii)	—	—	16	16
Common stock warrant liabilities (2024 Private Warrants) (ii)	—	—	378	378
Common stock warrant liabilities (BEPO Warrants) (ii)	—	—	18	18
Common stock warrant liabilities (BEPO Agent Warrants) (ii)	—	—	2	2
Common stock warrant liabilities (July 2024 Private Warrants) (ii)	—	—	865	865
Common stock warrant liabilities (August Inducement Warrants) (ii)	—	—	796	796
Contingent earnout liabilities	—	—	11	11
Total financial liabilities	$—	$—	$2,177	$2,177

(i)	Included in cash and cash equivalents on the unaudited condensed consolidated balance sheets.
(ii)	Included in warrant liabilities on the unaudited condensed consolidated balance sheets.

For more information regarding the Public Warrants, the Private Placement Warrants, the 2022 Private Warrant, the RDO Warrants, the Placement Agent Warrants, the 2024 Private Warrants, the BEPO Warrants, and the BEPO Agent Warrants, July 2024 Private Warrants, August Inducement Warrants and the Contingent earnout liabilities, see Note 10, Equity Instruments.

The aggregate fair value of the Company’s money market funds approximated amortized cost and, as such, there were no unrealized gains or losses on money market funds as of June 30, 2025 and December 31, 2024. Realized gains and losses, net of tax, were not material for any of the periods presented.

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The following table presents a summary of the changes in the fair value of the Company’s Level 3 financial instruments:

	Private placement warrant liabilities	2022 Private Warrant	Contingent earnout liabilities	RDO Warrants	Placement Agent Warrants	2024 Private Warrants	BEPO Warrants	BEPO Agent Warrants	July 2024 Private Warrants	August Inducement Warrants
	(In thousands)
Fair value as of January 1, 2025	$—	$1	$11	$90	$16	$2	$378	$18	$865	$796
Change in fair value	—	(1)	—	55	(13)	(1)	176	(14)	441	402
Change due to exchange		—		(145)	—	(1)	(548)		(1,306)	(1,198)
Fair value as of March 31, 2025	$—	$—	$11	$—	$3	$—	$6	$4	$—	$—
Issuance of instruments	—	—	—	—	—	—	—	—	—	—
Change in fair value	—	—	—	—	—	—	—	—	—	—
Fair value as of June 30, 2025	$—	$—	$11	$—	$3	$—	$6	$4	$—	$—

	Private placement warrant liabilities	2022 Private Warrant	Contingent earnout liabilities	RDO Warrants	Placement Agent Warrants	2024 Private Warrants	BEPO Warrants	BEPO Agent Warrants	July 2024 Private Warrants	August Inducement Warrants
	(In thousands)
Fair value as of January 1, 2024	$127	$23	$1,456	$10,891	$536	$—	$—	$—	$—	$—
Change in fair value	114	5	437	2,162	108	—	—	—	—	—
Fair value as of March 31, 2024	$241	$28	$1,893	$13,053	$644	$—	$—	$—	$—	$—
Issuance of instruments	—	—	—	—	—	6,321	9,020	446	—	—
Change in fair value	(217)	(23)	(1,824)	(11,016)	(544)	(5,948)	(6,784)	(336)	—	—
Fair value as of June 30, 2024	$24	$5	$69	$2,037	$100	$373	$2,236	$110	$—	$—

The fair value of the private placement warrant liabilities, the 2022 Private Warrant, the contingent earnout liabilities, the RDO Warrants, the Placement Agent Warrants, the 2024 Private Warrants, the BEPO Warrants, the BEPO Agent Warrants, the July 2024 Private Warrants and the August Inducement Warrants are based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy.

In determining the fair value of the Private Placement Warrant liabilities, contingent earnout liabilities, and 2024 Private Warrants, the Company used the Monte Carlo simulation model using a distribution of potential outcomes on a weekly basis over the applicable periods that assumes optimal exercise of the Company’s redemption option at the earliest possible date (see Note 10, Equity Instruments).

In determining the fair value of the 2022 Private Warrant, RDO Warrants, Placement Agent Warrants, BEPO Warrants, BEPO Agent Warrants, July 2024 Private Warrants and August Inducement Warrants the Company used the Black-Scholes option pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and dividend yield (see Note 10, Equity Instruments).

Note 5. Investments

Available-for-sale (“AFS”) Investments

There were no AFS investments as of June 30, 2025 and December 31, 2024.

There were no material realized gains or losses on AFS investments during the three and six months ended June 30, 2025 and June 30, 2024.

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Note 6. Balance Sheet Components

Accounts Receivable, Net

Accounts receivable, net consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Trade receivables	$7,216	$7,130
Less: Allowances for credit losses	(1,822)	(3,407)
Total	$5,394	$3,723

Inventories, Net

Inventories consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Raw materials	$30,024	$29,386
Work-in-progress	3,076	9,660
Finished goods	5,317	10,907
Total	$38,417	$49,953

The Company recorded $24.1 million and $27.1 million in inventory reserves related to the valuation of inventory as of June 30, 2025 and December 31, 2024, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Prepaid insurance and other	$1,706	$1,724
Vendor prepayments	1,077	612
Total	$2,783	$2,336

Property and Equipment, Net

Property and equipment, net consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Computers and software	$2,525	$2,525
Lab equipment and other equipment	13,395	11,011
Furniture and fixtures	206	206
Leasehold improvements	13,379	13,312
Construction in progress	88	—
Total property, plant and equipment	29,593	27,054
Less accumulated depreciation and amortization	(14,392)	(12,784)
Property, plant and equipment, net	$15,201	$14,270

Depreciation expense for the three months ended June 30, 2025 and 2024 was $0.8 million and $1.1 million, respectively. Depreciation expense for the six months ended June 30, 2025 and 2024 was $1.7 million and $2.2 million, respectively.

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Other Assets

Other assets consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Right of use assets	$7,838	$8,774
Net Investment in sales type lease	2,220	2,712
Non-current prepaid expenses and other assets	1,383	2,027
Total Other assets	$11,441	$13,513

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Accrued expenses	$1,759	$1,173
Accrued salaries and benefits	786	560
Lease liability – current portion	1,718	1,778
Total Accrued expenses and other current liabilities	$4,263	$3,511

Other Noncurrent Liabilities

Other noncurrent liabilities consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Lease liabilities – noncurrent portion	$7,620	$8,475
Other noncurrent liabilities	1,076	863
Total other noncurrent liabilities	$8,696	$9,338

Note 7. Equipment Subject to Operating Lease, Net

The equipment subject to operating leases to customers had a cost basis of $3.6 million and accumulated depreciation of $0.5 million as of June 30, 2025. The equipment leased to customers had a cost basis of $4.6 million and accumulated depreciation of $0.9 million as of December 31, 2024.

The equipment subject to operating lease consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
Equipment on Lease	$-	$—
Equipment Available for Lease	3,566	4,622
Total Equipment Subject to Operating Lease	$3,566	$4,622
Accumulated Depreciation	(546)	(949)
Total Equipment Subject to Operating Lease, Net	$3,020	$3,673

The total depreciation expense was $0 and $0.2 million included in cost of revenue for the three months ended June 30, 2025 and 2024, respectively. The total depreciation expense was $0 and $0.5 million included in cost of revenue for the six months ended June 30, 2025 and 2024, respectively.

Lease payments from customers consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Equipment on lease payments	$70	$292	$70	$762

F-64

Note 8. Leases

The Company leases its office and manufacturing facilities under four non-cancellable operating leases, including options to extend, which expire between 2025 to 2032. The agreements include a provision for renewal at the then prevailing market rate for terms specified in each lease.

Total right-of-use (“ROU”) assets and lease liabilities are as follows:

	June 30,	December 31,
	2025	2024
	(In thousands)
Right-of-use assets:
Net book value (Other assets)	$7,838	$8,774
Operating lease liabilities:
Current (Accrued expense and other current liabilities)	$1,569	$1,612
Noncurrent (Other noncurrent liabilities)	7,583	8,361
Total operating lease liabilities	9,152	9,973
Financing lease liabilities:
Current (Accrued expense and other current liabilities)	$149	$142
Noncurrent (Other noncurrent liabilities)	37	114
Total financing lease liabilities	$186	$256
Total lease liabilities	$9,338	$10,229

There were no impairments recorded related to these assets as of June 30, 2025 and December 31, 2024.

Information about lease-related balances were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except years and percentages)		(In thousands, except years and percentages)
Operating lease expense	$578	$746	$1,156	$1,492
Financing lease expense	40	43	80	92
Short-term lease expense	45	40	86	108
Total lease expense	$663	$829	$1,322	$1,692
Cash paid for leases	$595	$752	$1,190	$1,498
Weighted – average remaining lease term – operating leases (years)	6.8	7.5	6.8	7.5
Weighted – average discount rate – operating leases	9.0%	8.9%	9.0%	8.9%

F-65

Maturity of operating lease liabilities as of June 30, 2025 are as follows:

Year Ending December 31,	(In thousands)
Remainder of 2025	$1,200
2026	2,430
2027	2,400
2028	2,490
2029	2,585
Thereafter	6,195
Total operating lease payments	$17,300
Less portion representing imputed interest	(8,148)
Total operating lease liabilities	$9,152
Less current portion	1,569
Long-term portion	$7,583

Note 9. Debt

Debt consisted of the following:

	June 30,	December 31,
	2025	2024
	(In thousands)
January Note	$5,700	$—
February Note 1st Tranche	5,583	—
February Note 2nd Tranche	5,425	—
Secured Notes	5,767	5,666
Total	$22,475	$5,666
Debt – current portion	16,913	5,666
Long-term debt – less current portion	$5,562	$—

As of June 30, 2025, the Company’s debt consists of the Secured Notes, the January Note, and the February Note. The Company and Arrayed entered into a forbearance agreement where Arrayed forbore from taking any enforcement action as a result of the occurrences and/or continuation of any specified events of default. For a full description of these debt arrangements, see Note 9, Debt, in the audited consolidated financial statements included in the 2024 Form 10-K.

Convertible Secured Note

On January 7, 2025, the Company issued the January Note, a Senior Secured Convertible Promissory Note in the principal amount of $5,000,000 to Thieneman Properties, LLC, an Indiana limited liability company. The January Note bears interest at a rate of 60.0% per annum, was initially payable in full on April 7, 2025 in the amount of $5,750,000 and if not paid on or prior to such date, will continue to accrue interest at the same rate until paid. The January Note may be prepaid in whole or in part at any time without penalty or premium and is convertible in the event of default into shares of the Company’s common stock, at a fixed conversion price of $1.56 per share. On April 7, 2025, the Company made a payment of $750,000, which fulfilled its obligations of interest owed through the aforementioned date. The Company continues to accrue interest on the principal amount of the January Note until such time it will be repaid. During the three and six months ended June 30, 2025, the Company incurred total interest expense of $0.8 million and $1.5 million, respectively, which is included in the carrying value of the January Note in the above table.

On February 10, 2025, the Company issued a Senior Secured Convertible Promissory Note (the “February Note”) in the principal amount of $10,000,000 to Thieneman Construction, Inc, an Indiana corporation, to be funded in two tranches of $5,000,000. This Note bears interest at a rate of 30.0% per annum, is payable in full on the date that is six months from the time the amounts are received by the Company. The first tranche (“February Note 1st tranche”) and second tranche (“February Note 2nd tranche”) were received by the Company on February 10, 2025 and March 20, 2025, respectively which become due on August 10, 2025 and September 20, 2025, respectively. If the February Notes is not paid on or prior to the aforementioned dates, the February Note will continue to accrue interest at the same rate until paid. The outstanding principal amount of the February Note is convertible at the option of the holder upon the occurrence of the Company’s successful listing of shares of its common stock on a national securities exchange or the occurrence and during the continuation of an Event of Default, into shares of the Company’s common stock, at a fixed conversion price of $1.00 per share. During the three months ended June 30, 2025, the Company incurred total interest expense related to the February Note 1st tranche and February Note 2nd tranche of $0.4 million and $0.4 million, respectively, which is included in the carrying value in the above table. During the six months ended June 30, 2025, the Company incurred total interest expense related to the February Note 1st tranche and February Note 2nd tranche of $0.6 million and $0.4 million, respectively, which is included in the carrying value in the above table.

F-66

Secured Notes

The Secured Notes bear interest at 6.00% per annum, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year, and will mature on August 1, 2026. When the Company repays principal on the Secured Notes pursuant to the terms of the Secured Notes, it will be required to pay 120% of the principal amount repaid (the “Repayment Price”) plus accrued and unpaid interest.

The Secured Notes include terms that provide Arrayed seniority over other unsecured obligations in any settlement negotiations in the event of liquidation. Additionally, the Secured Notes contain redemption features in the event of default or a fundamental change in control that would make the Secured Notes immediately callable at a predetermined rate as described in the Secured Notes. The redemption features are settled in cash.

As of June 30, 2025, the unamortized discount was $0.2 million, which includes the difference between the principal and the Repayment Price. For the three and six months ended June 30, 2025, the Company incurred less than $0.1 million and $0.1 million in interest expense, respectively, related to the Secured Notes. The effective interest rate was 8.7% for the three and six months ended June 30, 2025.

The future minimum aggregate payments for the above borrowings are equal to the quarterly payments made using the Repayment Price, are as follows as of June 30, 2025:

(In thousands)
Remainder of 2025	$17,613
2026	6,122
Total	$23,735
Less: Amount of debt discount to be amortized subsequent to June 30, 2025	(231)
Less: Amount of interest to be accrued subsequent to June 30, 2025	(1,029)
Debt as of June 30, 2025	$22,475

Note 10. Equity Instruments

Common stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of June 30, 2025, we had 14,067,416 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders but are not entitled to cumulative voting rights, are entitled to receive ratably such dividends as may be declared by the Company’s Board of Directors out of funds legally available therefor subject to preferences that may be applicable to any shares of redeemable convertible preferred stock currently outstanding or issued in the future, are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding redeemable convertible preferred stock in the event of the Company’s liquidation, dissolution, or winding up, have no preemptive rights and no right to convert their common stock into any other securities, and have no redemption or sinking fund provisions applicable to the common stock.

April 2024 Securities Purchase Agreement

On April 10, 2024, the Company entered into securities purchase agreements (the “BEPO Purchase Agreements”) with certain investors (collectively, the “Purchasers”). The BEPO Purchase Agreements relate to the sale and issuance, on a reasonable best efforts basis (collectively, the “BEPO Offering”), by the Company of an aggregate of: (i) 65,307 shares of the Company’s common stock and (ii) warrants to purchase up to 65,307 shares of common stock (the “BEPO Warrants”). The offering price per share of common stock and the exercise price of the accompanying BEPO Warrants is $183.75.

On April 12, 2024, the Company completed the BEPO Offering, resulting in gross proceeds to the Company of approximately $12 million. The Company used the net proceeds from the BEPO Offering primarily for funding working capital and capital expenditures and other general corporate purposes, including repayment of a portion of the Company’s Secured Notes.

F-67

In connection with the BEPO Offering, on April 10, 2024, the Company also entered into a placement agency agreement (the “BEPO Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “BEPO Placement Agent”). Pursuant to the terms of the BEPO Placement Agency Agreement, the BEPO Placement Agent agreed to arrange for the sale of the shares of common stock and the warrants. The Company paid the BEPO Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by the Purchasers in connection with sales and reimbursed the BEPO Placement Agent for certain of its expenses in an aggregate amount of $150,000. In addition, the Company issued Placement Agent warrants (the “BEPO Agent Warrants”) to purchase such number of shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in the BEPO Offering, or an aggregate of 3,266 shares of common stock. The BEPO Agent warrants are exercisable immediately upon issuance and have substantially the same terms as the BEPO Warrants, except that the BEPO Agent Warrants have an exercise price of $202.125 per share (representing 110% of the offering price per share of common stock and accompanying warrant) and will expire five years from the commencement of the sales pursuant to the BEPO Offering.

February 2025 Securities Purchase Agreement

On February 24, 2025, the Company entered into Warrant Exchange Agreements (the “February Warrant Exchange Agreements”) with each of: (i) Highbridge Tactical Credit Master Fund, L.P. (“HM”); (ii) Highbridge Tactical Credit Institutional Fund, Ltd. (collectively with HM, the “Highbridge Holders”); (iii) Anson Investments Master Fund LP (“AMF”); (iv) Anson East Master Fund LP (collectively with AMF, the “Anson Holders”); (v) High Trail Investments ON LLC (“HTI”), and (vi) HB SPV I Master LLC (together with HTI, the “High Trail Holders”), pursuant to which: (a) the Highbridge Holders and the Anson Holders agreed to exchange an aggregate of 60,150 registered warrants issued in April 2024 and an aggregate of 99,048 registered warrants issued in August 2024, and (b) the High Trail Holders agreed to exchange an aggregate of 151,808 unregistered warrants issued in April 2024 and July 2024, and an aggregate of 19,048 registered warrants issued in December 2023, for an aggregate of 990,159 shares (the “Acquired Shares”) of Company’s common stock, respectively, equating in each case to an exchange ratio of three Acquired Shares for each warrant.

Common Stock Reserved for Future Issuance

Shares of common stock reserved for future issuance on an “as if converted” basis were as follows:

	June 30,	December 31,
	2025	2024
	(share data)
Common stock warrants	36,892	366,946
Shares available for future grant under 2021 Equity Incentive Plan	—	46,456
Reserved for At-the-Market offering	5,383	5,383
Reserved for employee stock purchase plan	148,897	18,958
Total shares of common stock reserved	191,172	437,743

In February 2023, the Company entered into a sales agreement (the “ATM Sales Agreement”) with Needham & Company, LLC (“Needham”), as agent, pursuant to which the Company may offer and sell, from time to time through Needham, up to $40.0 million shares of its common stock pursuant to a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) and the related prospectus supplement and accompanying base prospectus, and in connection therewith, the Company reserved 38,096 shares of common stock for issuance under the ATM Sales Agreement. On January 31, 2024, the Company filed an amendment to the prospectus supplement increasing the aggregate dollar amount of shares available to be sold from time to time pursuant to the ATM Sales Agreement to $75 million. During six months ended June 30, 2025, the Company sold no shares pursuant to the ATM sales agreement.

In April 2024, pursuant to the evergreen provisions of the Company’s 2021 Equity Incentive Plan (the “2021 EIP”), the Company added an additional 24,612 shares of common stock for issuance under the 2021 EIP and 4,917 shares of common stock for issuance under the 2021 ESPP.

The shares available for future grant under the 2021 EIP are net of any un-exercised stock options (vested and unvested) and unvested restricted stock units (“RSUs”) outstanding that may convert to common stock in the future upon exercise or vesting as of June 30, 2025 and December 31, 2024.

F-68

Common Stock Warrant Liabilities

In connection with the BEPO Offering, the Company issued BEPO Warrants to purchase up to an aggregate of 65,307 shares of common stock. The BEPO Warrants are immediately exercisable at an exercise price of $183.75 per share and will expire on the five year anniversary of the date of issuance. In connection with the BEPO Placement Agency Agreement, we also issued BEPO Agent Warrants to purchase up to 3,266 shares of common stock. The BEPO Agent Warrants are exercisable at an exercise price of $202.125 per share and will expire on the five year anniversary of the date of issuance.

In connection with the Second Note Amendment, on April 1, 2024, the Company also entered into a letter agreement (the “Letter Agreement”) with the Investors pursuant to which the Company issued to the Investors warrants (the “2024 Private Warrants”) to purchase up to an aggregate of 41,808 shares of Common Stock. The 2024 Private Warrants became exercisable 45 days after the original issuance date (the “Initial Exercise Date”), are exercisable at an exercise price of $199.35 per share and will expire on the one year anniversary of the later of (i) the Initial Exercise Date and (ii) the date on which the Resale Registration Statement (as defined in the Letter Agreement) is declared effective by the SEC. The Investors may exercise the 2024 Private Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The 2024 Private Warrants may also be exercised on a cashless basis under certain circumstances.

In connection with the Third Note Amendment, on July 1, 2024, the Company also entered into a letter agreement with the Investors pursuant to which the Company issued to the Investors warrants (the “July 2024 Private Warrants”) to purchase up to an aggregate of 110,000 shares of Common Stock. The July 2024 Private Warrants became exercisable 45 days after the original issuance date, are exercisable at an exercise price of $37.50 per share and will expire on the five year anniversary of the issuance date. The Investors may exercise the 2024 Private Warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Secured Notes by an amount equal to the quotient of (A) the amount of the exercise price divided by (B) 1.20. The July 2024 Private Warrants may also be exercised on a cashless basis under certain circumstances.

On August 12, 2024, the Company entered into a warrant inducement with certain warrant holders. Pursuant to the Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants totaling 49,524, from $296.70 per share to $34.20 per share. Additionally, the Company agreed to issue registered warrants with an exercise price of $34.20 per share to purchase 99,048 shares of Common Stock (the “August Inducement Warrants”) and will expire on the five year anniversary of the issuance date. The August Inducement Warrants may also be exercised on a cashless basis under certain circumstances.

Warrants to purchase an equal number of shares of common stock of 36,892 and 366,946 were exercisable as of June 30, 2025 and December 31, 2024, respectively. The Private Placement Warrants, the Public Warrants, the 2022 Private Warrant, the RDO Warrants, the Placement Agent Warrants, 2024 Private Warrants, BEPO Warrants, BEPO Agent Warrants, July 2024 Private Warrants and August Inducement Warrants to purchase shares of common stock are liability classified and recorded at fair value on the issue date with periodic remeasurement. Warrants for shares of common stock consisted of the following:

	June 30, 2025
	Issue Date	Expiration Date	Number of Warrants	Exercise Price per warrant
Private Placement Warrants - Common Stock	12/02/2020	09/29/2026	8,477	$6,037.50
Public Warrants – Common Stock	12/02/2020	09/29/2026	16,429	$6,037.50
2022 Private Warrant – Common Stock	07/25/2022	07/24/2034	134	$1,344.00
Placement Agent Warrants - Common Stock	12/29/2023	12/29/2028	3,429	$326.29
BEPO Warrants - Common Stock	4/12/2024	4/12/2029	5,157	$183.75
BEPO Agent Warrants - Common Stock	4/12/2024	4/12/2029	3,266	$202.13
			36,892

F-69

	December 31, 2024
	Issue Date	Expiration Date	Number of Warrants	Exercise Price per warrant
Private placement warrants - Common Stock	12/02/2020	09/29/2026	8,477	$6,037.50
Public warrants – Common Stock	12/02/2020	09/29/2026	16,429	$6,037.50
2022 Private Warrant – Common Stock	07/25/2022	07/24/2034	134	$1,344.00
RDO Warrants - Common Stock	12/29/2023	12/29/2028	19,048	$299.25
2023 Placement Agent Warrants - Common Stock	12/29/2023	12/29/2028	3,429	$326.29
2024 Private Warrants - Common Stock	4/1/2024	5/16/2025	41,808	$199.35
BEPO Warrants - Common Stock	4/12/2024	4/12/2029	65,307	$183.75
BEPO Agent Warrants - Common Stock	4/12/2024	4/12/2029	3,266	$202.13
July 2024 Private Warrants - Common Stock	7/01/2024	7/01/2029	110,000	$37.50
August Inducement Warrants - Common Stock	8/13/2024	08/12/2029	99,048	$34.20
			366,946

Warrant Liabilities – Fair Value

The issuance of the Private Placement Warrant and Public Warrant liabilities were accounted for as a reverse recapitalization. The 2022 Private Warrant was issued in connection with the Company’s entry into the joinder and fourth loan modification with Silicon Valley Bank. See Note 9, Debt, in the notes to consolidated financial statements included in the 2024 Form 10-K.

The liabilities associated with the Private Placement Warrants, 2022 Private Warrants, RDO Warrants, Placement Agent Warrants, 2024 Private Warrants, BEPO Warrants, BEPO Agent Warrants, July 2024 Private Warrants and August Inducement Warrants were subject to remeasurement at each balance sheet date using the Level 3 fair value inputs and the Public Warrants were subject to remeasurement at each balance sheet date using Level 1 fair value inputs for the three and six months ended June 30, 2025 and June 30, 2024. See Note 4, Fair Value Measurements, in this Report for liability classified warrants recorded at fair value.

Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $6,037.50 per share. Subject to certain exceptions, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The 2022 Private Warrant is exercisable to purchase one share of common stock at a price of $1,344.00 per share and allows cashless exercise in whole or part. The Public Warrants may only be exercised for a whole number of shares. The Public Warrants became exercisable on December 7, 2021. The RDO Warrants are exercisable to purchase one share of common stock at a price of $299.25 per warrant share. The Placement Agent Warrants are exercisable to purchase one share of common stock at a price of $326.25 per warrant share . The RDO Warrants and 2023 Placement Agent Warrants are exercisable until December 29, 2028 and allows cashless exercise in whole or part.

Private Placement Warrants – Fair Value Assumptions

The fair value of the private placement common stock warrant liability was $0 as of June 30, 2025 and December 31, 2024, as the publicly traded price was $0.00 as of June 30, 2025 and December 31, 2024. The assumptions used in the Monte Carlo simulation model for the recurring valuation of the private placement common stock warrant liability were as follows:

	As of June 30, 2025	As of December 31, 2024
Current stock price	$—	$—
Expected volatility	—%	—%
Risk-free interest rate	—%	—%
Dividend rate	—%	—%
Expected Term (years)	—	—

F-70

Expected volatility: The volatility is determined iteratively, such that the concluded value of the Private Placement Warrants are equal to the traded price.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrants are expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the common stock warrants.

2022 Private Warrants, RDO Warrants, 2023 Placement Agent Warrants - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the recurring valuation of the 2022 Private Warrants, the RDO Warrants, and the 2023 Placement Agent Warrants liabilities were as follows:

	As of June 30, 2025	As of December 31, 2024
Current stock price	$7.20	$10.20
Expected volatility	154.6%	139.9%
Risk-free interest rate	4.1%	4.3%
Dividend rate	—%	—%
Expected Term (years)	3.50	4.00

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

2024 Private Warrants, - Fair Value Assumptions

The fair value of the 2024 Private Warrant Liability was $0 and $2,007 as of June 30, 2025 and December 31, 2024, respectively, as the warrants expired on May 16, 2025. The fair value assumptions used in the Monte Carlo simulation model for the valuation of the 2024 Private Warrants liability was as follows:

	As of June 30, 2025	As of December 31, 2024
Current stock price	$—	$10.20
Expected volatility	—%	191.6%
Risk-free interest rate	—%	4.2%
Dividend yield	—%	—%
Expected Term (years)	—	0.37

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

F-71

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

BEPO Warrants, BEPO Agent Warrant - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the valuation of the BEPO Warrant and the BEPO Agent Warrant liabilities were as follows:

	As of June 30, 2025	As of December 31, 2024
Current stock price	$7.20	$10.20
Expected volatility	154.6%	139.9%
Risk-free interest rate	4.1%	4.4%
Dividend yield	—%	—%
Expected Term (years)	3.78	4.28

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

August Inducement Warrants - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the valuation of the August Inducement Warrant liabilities were as follows:

	As of June 30, 2025	As of December 31, 2024
Current stock price	$7.20	$10.20
Expected volatility	154.6%	139.9%
Risk-free interest rate	4.2%	4.4%
Dividend yield	—%	—%
Expected Term (years)	4.12	4.62

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

F-72

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

July 2024 Private Warrants - Fair Value Assumptions

The fair value assumptions used in the Black-Scholes simulation model for the valuation of the July 2024 Private Warrant liabilities were as follows:

	As of June 30, 2025	As of December 31, 2024
Current stock price	$7.20	$10.20
Expected volatility	154.6%	139.9%
Risk-free interest rate	3.9%	4.4%
Dividend yield	—%	—%
Expected Term (years)	4.00	4.50

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the common stock warrants.

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the warrant is expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the warrant.

Contingent Earnout Liabilities

The contingent earnout liability is for Earnout Shares (as defined below) for pre-closing Legacy Velo3D equity holders (“Eligible Legacy Velo3D Equityholders”). During the time period between September 29, 2021 (the “Closing Date”) and the five-year anniversary of the Closing Date, Eligible Legacy Velo3D Equityholders may receive up to 41,444 shares of common stock (the “Earnout Shares”), which is based on two tranches of 20,722 per tranche. The Earnout Shares issuable to holders of employee stock options are accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. See Note 11, Equity Incentive Plans & Stock Based Compensation, for further discussion.

See Note 4, Fair Value Measurements, in this Report for the liability for contingent earnout liabilities carried at fair value for the six months ended June 30, 2025 and 2024.

Fair Value Assumptions – Contingent Earnout Liabilities

Assumptions used in the fair value of the contingent earnout liabilities are described below.

	As of June 30, 2025	As of December 31, 2024
Current stock price	$7.20	$10.20
Expected volatility	161.2%	161.2%
Risk-free interest rate	4.2%	4.2%
Dividend yield	—%	—%
Expected Term (years)	1.25	1.75

Expected volatility: The expected volatility was derived from the implied volatility of the Company’s publicly traded common stock.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the Earnout Shares.

F-73

Expected dividend yield: The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

Expected term: The expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method, which deems the term to be the average of the time to vesting and the contractual life of the Earnout Shares.

Note 11. Equity Incentive Plans and Stock-Based Compensation

As of June 30, 2025, the Company had a remaining allocated reserve of 0 shares of its common stock for issuance under its 2021 EIP, which provides for the granting of stock options, RSUs and stock appreciation rights to employees, directors, and consultants of the Company. As of June 30, 2025, the Company had an allocated reserve of 148,897 shares of its common stock for issuance under its 2021 Employee Stock Purchase Plan (“2021 ESPP”). As of June 30, 2025, the Company had not begun any offering periods for the 2021 ESPP.

Stock options

Activity under the 2021 EIP is set forth below:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term in years
	(In thousands)	(Per share data)	(Years)
Outstanding as of December 31, 2023	25	$320.25	6.2
Granted	—	$—
Exercised	(3)	$94.50
Forfeited or expired	(1)	$426.45
Outstanding as of June 30, 2024	21	$352.95	5.9
Options vested and expected to vest as of June 30, 2024	21	$352.95
Vested and exercisable as of June 30, 2024	21	$356.40

Outstanding as of December 31, 2024	18	$380.70	5.0
Granted	—	$—
Exercised	—	$—
Forfeited or expired	(14)	$166.70
Outstanding as of June 30, 2025	4	$1,022.11	4.8
Options vested and expected to vest as of June 30, 2025	4	$1,022.11
Vested and exercisable as of June 30, 2025	4	$1,022.11

As of June 30, 2025 and December 31, 2024, there is no aggregate intrinsic value of options outstanding.

As of June 30, 2025, total unrecognized compensation cost related to options was immaterial and is expected to be recognized over a weighted-average period of less than a year.

For the six months ended June 30, 2025, there were no options granted.

Restricted Stock Units

The fair value of RSUs under the Company’s 2021 EIP is estimated using the value of the Company’s common stock on the date of grant.

F-74

The following table summarizes outstanding and expected to vest RSUs as of June 30, 2025 and 2024 and their activity during the six months ended June 30, 2025 and 2024:

	Number of Shares	Weighted- Average Grant Date Fair Value	Aggregate Intrinsic Value
	(In thousands)	(Per share data)	(In thousands)
Balance as of December 31, 2023	38	$1,020.00	$7,940
Granted	9	124.50	—
Released	(5)	1,223.10	—
Cancelled	(5)	1,003.20	—
Balance as of June 30, 2024	37	$766.95	$1,812
Expected to vest as of June 30, 2024	37	$766.95	$1,812

Balance as of December 31, 2024	13	$714.30	$132
Granted	1,070	11.05	—
Released	(104)	28.07	—
Cancelled	(90)	30.91	—
Balance as of June 30, 2025	889	$16.51	$6,400
Expected to vest as of June 30, 2025	889	$16.51	$6,400

The aggregate intrinsic value of outstanding RSUs is calculated based on the closing price of the Company’s common stock as of the date outstanding. As of June 30, 2025, there was $13.9 million of unrecognized compensation cost, which is expected to be recognized over a weighted average period of approximately 3.1 years. As of June 30, 2024, there was $24.6 million of unrecognized compensation cost, which is expected to be recognized over a weighted average period of approximately 2.7 years.

Earnout Shares––Employees

The Earnout Shares issuable to holders of employee stock options are accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions. The estimated fair values of the Earnout Shares associated with vested stock options are recognized as an expense and determined by the Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the five-year earnout period. The portion of the Earnout Shares associated with unvested stock options are recognized as an expense and considers the vesting continuing employment requirements.

Stock-based Compensation Expense

The following sets forth the total stock-based compensation expense by type of award included in operating expenses on the statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)		(In thousands)
Restricted stock units	$1,834	$3,101	$5,425	$6,930
Stock options	1	39	5	99
Earnout shares–employees	574	1,107	1,053	2,305
	$2,409	$4,247	$6,483	$9,334

F-75

The following sets forth the total stock-based compensation expense for the stock options, RSUs, and earnout shares - employees included in cost of revenue and operating expenses on the statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)		(In thousands)
Cost of 3D Printer	$474	$269	$613	$658
Cost of Support services	125	138	194	333
Research and development	613	1,130	1,256	2,680
Selling and marketing	368	862	607	1,916
General and administrative	829	1,848	3,813	3,747
	$2,409	$4,247	$6,483	$9,334

Note 12. Income Taxes

The income tax provision is calculated for an interim period by distinguishing between elements recognized in the income tax provision through applying an estimated annual effective tax rate (the “ETR”) to a measure of year-to-date operating results referred to as “ordinary income (or loss),” and discretely recognizing specific events referred to as “discrete items” as they occur. The income tax provision or benefit for each interim period is the difference between the year-to-date amount for the current period and the year-to-date amount for the period prior. Under ASC 740-270-30-36, entities subject to income taxes in multiple jurisdictions should apply one overall ERT instead of separate ETRs for each jurisdiction when calculating the interim-period income tax or benefit related to ordinary income (or loss) for the year-to-date interim period, except in certain circumstances. The Company’s effective tax rates for the three and six months ended June 30, 2025, and 2024 differ from the federal statutory rate of 21% principally as a result of valuation allowances expected to be applied to net operating loss carry-forwards which will not meet the threshold for recognition as deferred tax assets.

Note 13. Commitments and Contingencies

The Company may be involved in various lawsuits, claims, and proceedings, including intellectual property, commercial, securities, and employment matters that arise in the normal course of business. The Company accrues a liability when management believes information available prior to the issuance of the unaudited condensed consolidated interim financial statements indicates it is probable a loss has been incurred as of the date of the unaudited condensed consolidated interim financial statements and the amount of loss can be reasonably estimated. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Legal costs are expensed as incurred. As of June 30, 2025, the Company is not aware of any litigation, claim or assessment in which the outcome, individually or in the aggregate, would have a material adverse effect on its consolidated financial positions, results of operations, cash flows or future earnings.

The Company’s purchase obligations per terms and conditions with suppliers and vendors are cancellable in whole or in part prior to shipment. Non-cancellable purchase commitments (purchase orders) of $4.4 million for parts and assemblies are due upon receipt and are expected to be delivered throughout the remainder of 2025. If inventory is shipped, the Company will accrue a liability under accrued expenses. The Company has no other commitments and contingencies, except for the operating leases. See Note 8, Leases, for further discussion.

Note 14. Employee Defined-Contribution Plans

The Company has a defined-contribution plan intended to qualify under Section 401 of the Internal Revenue Code (the “401(k) Plan”). The Company contracted with a third-party provider to act as a custodian and trustee, and to process and maintain the records of participant data. Substantially all of the expenses incurred for administering the 401(k) Plan are paid by the Company. Accrued salaries and benefits included accruals related to the 401(k) plans the Company offers to its employees. In order to qualify for these plans, employees must meet the minimum age requirement (21 years) and begin participating on their entry date which is the first paycheck date in the month following the month of eligibility described above. Employee and employer contributions are immediately 100% fully vested. The plans offer employer contributions of 3.0% of an employee’s eligible compensation following safe-harbor rules. The Company’s contribution to the 401(k) Plan was $0.2 million and $0.3 million for the three months ended June 30, 2025 and 2024, respectively, and $0.3 million and $0.5 million for the six months ended June 30, 2025 and 2024, respectively. The Company has paid all matching contributions as of June 30, 2025.

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Note 15. Revenue

Customer Concentration

The customer concentration for balances greater than 10% of revenues and 10% of accounts receivables, net, respectively, are presented below:

	Total Revenue				Accounts Receivable, Net
	Three Months Ended June 30,		Six Months Ended June 30,		June 30,	December 31,
	2025	2024	2025	2024	2025	2024
	(as a percentage)
Customer 1	30.5%	—%	18.1%	<10%	—%	—%
Customer 2	20.1%	<10%	15.9%	<10%	<10%	<10%
Customer 3	14.6%	24.0%	20.6%	25.4%	<10%	<10%
Customer 4	<10%	—%	14.3%	<10%	<10%	—%
Customer 5	<10%	26.5%	<10%	20.1%	<10%	<10%
Customer 6	—%	16.0%	—%	<10%	—%	<10%
Customer 7	<10%	11.4%	<10%	<10%	<10%	<10%
Customer 8	<10%	<10%	<10%	<10%	17.3%	—%
Customer 9	—%	—%	—%	—%	12.8%	12.9%
Customer 10	—%	—%	—%	—%	<10%	10.8%
Customer 11	—%	<10%	—%	<10%	—%	18.2%

Revenue by Geographic Area

The Company currently sells its products in the geographic regions as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)
Americas	$10,731	$10,103	$19,020	$19,476
Europe	2,748	176	3,684	501
Other	93	65	188	153
Total	$13,572	$10,344	$22,892	$20,130

Contract Assets and Liabilities

There was $0.4 million and $0.9 million of revenue recognized during the three and six months ended June 30, 2025, respectively, included in contract liabilities as of December 31, 2024. The amount of revenue recognized during the three and six months ended June 30, 2024 included in contract liabilities as of December 31, 2023 was $0.8 million and $1.6 million, respectively. The change in contract assets reflects the difference in timing between the Company’s satisfaction of remaining performance obligations and the Company’s contractual right to bill its customers. The Company had no material asset impairment charges related to contract assets in the periods presented.

Variable Consideration

The Company estimates its variable consideration on a quarterly basis based on the latest data available, and adjusts the transaction price accordingly by recording an adjustment to net revenue and contract assets. The Company has recognized the estimate of variable consideration to the extent that it is probable that a significant reversal will not occur as a result of a change in estimation. There was no revenue related to variable consideration during the three months ended June 30, 2025 and 2024. There was no revenue related to variable consideration during the six months ended June 30, 2025 and 2024.

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Note 16. Momentus Master Service Agreement

On April 12, 2025, the Company entered into a Master Service Agreement (“MSA”) with Momentus, Inc. (“Momentus”). Under the terms of the MSA, for a period of five years, Velo3D will provide consulting and parts production through Velo3D’s Rapid Production Solutions (“RPS”) offering. Momentus is entitled to services equal to the equivalent capacity of two Velo3D Sapphire XC 3D metal printers (or successor or comparable printers) (the “Equivalent Capacity”). Momentus will have first priority to utilize the Equivalent Capacity, and Velo3D will ensure the Equivalent Capacity is available for use as and when required by Momentus. If and when the Equivalent Capacity is not utilized by Momentus, Velo3D may use the Equivalent Capacity to provide services to other customers. Services to be provided under the MSA will be detailed in individual Statements of Work issued by Momentus and accepted by the Company from time to time, specifying the scope, pricing, and delivery schedule for the applicable goods and services

On April 14, 2025, Momentus issued an aggregate of 477,455 shares of Class A Common Stock and 673,408 shares of non-voting Momentus Series A Convertible Preferred Stock, par value 0.00001 per share for goods and services that will be delivered over the term of the MSA. Each share of Momentus Series A Convertible Preferred Stock is convertible into ten shares of Class A Common Stock, subject to the limitations in the Momentus Certificate of Designations of Preferences, Rights and Limitations of Momentus Series A Convertible Preferred Stock, including that Velo3D hold no more than 9.99% of the outstanding shares of Momentus’ Common Stock at any time.

Furthermore, pursuant to the Momentus Certificate of Designations, the Momentus Series A Convertible Preferred Stock may not be converted into shares of Momentus’ Class A Common Stock if conversion would result in the issuance, in the aggregate with all previous issuances of shares of Momentus’ Common Stock, of greater than 19.9% of the amount of Momentus’ Class A Common Stock outstanding immediately preceding the date of the MSA without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.

Under the MSA, Velo3D promised to use commercially reasonable efforts to sell shares of Momentus Class A Common Stock to establish a prepaid reserve (“Prepaid Reserve”) to hold the net proceeds derived from the sale of Momentus Class A Common Stock. Unless otherwise provided in the Statement of Work, Service Fees will be deducted from the amount of Prepaid Reserve.

The MSA includes a refund provision (“Refund Provision”) pursuant to which during the period beginning on the Effective Date and ending on each one year anniversary of the Effective Date, Momentus shall receive 20% of $3,000,000 less Service Fees for Services performed during such period, and for each one year period beginning on the one year anniversary of the Effective Date for the term of the MSA, Momentus shall receive 50% of $3,000,000 less Service Fees for Services performed during each such period. The amount in the Prepaid Reserve shall be reduced by the same amounts paid to Momentus.  Such payments shall be made quarterly throughout the term of the MSA within 30 days following the end of each such quarter; provided however that if the Prepaid Reserve is not sufficient to settle the full amount of such payments when due, such amounts will be paid as soon as funds are deposited into the Prepaid Reserve.  Velo3D shall use commercially reasonable efforts to sell a sufficient number of shares of Momentus Common Stock such that the Prepaid Reserve has sufficient funds to make payments required by this MSA and to cover the Service Fees for the Services requested by Momentus under the MSA.

In the event the MSA is terminated, the number of shares that remain unsold by Velo3D shall be forfeited by Velo3D and cancelled by Momentus. Any funds in the Prepaid Reserve and work product shall be returned to the respective parties.

The Company evaluated the MSA to determine whether any embedded feature of the MSA potentially qualifies as a derivative required to be separately accounted for in accordance with FASB ASC Topic 815, Derivatives and Hedging. The Refund Provision clause requires the Company to refund a portion of the share-based consideration received if services are not rendered, with the refund amount limited to the lesser of a specified threshold or the net proceeds from the sale of Momentus shares. Management determined that the Refund Provision is required to be bifurcated from the MSA and accounted for separately as a derivative liability. However, based on a valuation analysis as of June 30, 2025, the fair value of the embedded derivative was determined to be de minimis. Accordingly, no separate recognition of the embedded derivative was made in the unaudited condensed consolidated interim financial statements.

The Company has evaluated the accounting treatment for the equity received under the MSA with Momentus and determined that the arrangement does not currently meet the criteria to be accounted for under ASC 606 as the Company cannot identify the specific goods and services to be transferred or the related payment terms. The Company will reassess the accounting for the MSA upon the execution of a Statement of Work. For the three and six months ended June 30, 2025, no revenue related to this MSA has been recognized.

Note 17. Subsequent Events

Subsequent events were evaluated through the filing date of this Form 10-Q, and no events requiring adjustment or disclosure were identified.

F-78

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the listing fee for the Nasdaq Capital Market.

Amount
SEC registration fee	$2,641
FINRA filing fee	$3,088
Legal fees and expenses	$700,000
Accounting fees and expenses	$75,000
Miscellaneous	$19,271
Total	$800,000

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Certificate of Incorporation, contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:

●	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Delaware General Corporation Law (regarding liability of directors for unlawful dividends and stock purchases); or
●	any transaction from which the director or officer derived an improper personal benefit.

In addition, the exculpation provision of the Certificate of Incorporation would not shield officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

As permitted by the Delaware General Corporation Law, the Bylaws provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
●	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Registrant of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

II-1

The Registrant has directors’ and officers’ liability insurance for securities matters.

Item 15. Recent Sales of Unregistered Securities.

The list below sets forth information as to all unregistered securities we have sold since January 1, 2022 through the date of the prospectus that forms a part of this registration statement. Unless otherwise stated, the issuances of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Warrant Issuances

On July 25, 2022, we, together with Velo3D US, Inc., our wholly owned subsidiary, as the borrowers, entered into a Joinder and Fourth Loan Modification Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). In conjunction with the Amendment, we issued to SVB a warrant (the “SVB Warrant”) to purchase up to 134 shares of our common stock (the “SVB Warrant Shares”) at an exercise price of $1,344 per SVB Warrant Share (which exercise price was equal to the average closing sale price of our common stock as reported on the New York Stock Exchange for the previous 10 trading days prior to the entry into the Amendment). The SVB Warrant is exercisable for a term of ten years and allows cashless exercise in whole or part.

On April 1, 2024, we entered into a letter agreement, dated as of March 31, 2024, with the with High Trail Investments ON LLC and an affiliated institutional investor, pursuant to which we issued to such investors warrants to purchase 41,808 shares of our common stock. Such warrants became exercisable 45 days after the original issuance date, are exercisable at an exercise price of $199.35 per share and will expire on the one-year anniversary of the later of (i) the initial exercise date and (ii) the date on which a resale registration statement is declared effective by the SEC.

On July 1, 2024, we entered into a letter agreement with the holders of certain outstanding senior secured notes due in 2026, pursuant to which we issued to such holders warrants to purchase 110,000 shares of our common stock that were exercisable on the issuance date at an exercise price of $37.50 per share and expire on the five year anniversary of the date on which a resale registration statement is declared effective by the SEC.

November 2023 Securities Exchange Agreement Shares

On November 27, 2023, we entered into a Securities Exchange Agreement with the Purchasers, pursuant to which (i) we agreed to issue 666,667 shares of our common stock.

December 2024 Exchange Agreement Shares

On December 24, 2024, we entered into the December 2024 Exchange Agreement with Arrayed Acquisition. Pursuant to the December 2024 Exchange Agreement, on December 24, 2024, we issued to Arrayed Acquisition 12,343,423 shares (the “Exchange Shares”) of our common stock in exchange for the cancellation of $22,382,000 in principal amount of our Secured Notes plus $369,303 of accrued interest on the Secured Notes.

January 2025 Convertible Note

On January 7, 2025, we issued the January Note in the principal amount of $5,000,000 to Thieneman Properties, LLC (the “January 2025 Note Holder”), an Indiana limited liability company, for gross proceeds of $5,000,000. The January Note is secured by the Company’s and Velo3D US, Inc.’s, our wholly owned subsidiary, accounts receivable, inventory and all proceeds and products thereof. The January Note was payable in full on April 7, 2025 in the amount of $5,750,000, and if not paid on or prior to such date, continues to accrue interest at the same rate until paid. The January Note may be prepaid in whole or in part at any time without penalty or premium, and interest will cease to accrue on any prepaid portion of the January Note when prepaid. The January Note is convertible upon the occurrence and during the continuation of an Event of Default (as defined in the January Note) into shares of our common stock at a fixed conversion price of $23.40 per share, subject to adjustment as set forth in the January Note.

II-2

February 2025 Warrant Exchange

On February 21, 2025, we entered into a February 2025 Exchange Agreement with each of: (i) HM; (ii) Highbridge Tactical Credit Institutional Fund, Ltd.; (iii) AMF; (iv) Anson East Master Fund LP; (v) HTI, and (vi) HB SPV I Master LLC, pursuant to which: (a) the Highbridge Holders and the Anson Holders agreed to exchange an aggregate of 60,150 registered warrants issued in April of 2024 and an aggregate of 99,048 registered warrants issued in August of 2024, and (b) the High Trail Holders agreed to exchange an aggregate of 151,808 unregistered warrants issued in April of 2024 and July of 2024, and an aggregate of 19,048 registered warrants issued in December of 2023, for the Acquired Shares, respectively, equating in each case to an exchange ratio of 0.200 Acquired Shares for each warrant. We received no additional consideration in connection with the February 2025 Exchange.

Item 16. Exhibits and financial statement schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Exhibit Number	Exhibit Title	Form	Exhibit	Filing Date	Filed Herewith
1.1**	Form of Underwriting Agreement
2.1	Business Combination Agreement, dated as of March 22, 2021, by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc., and Velo3D, Inc.	8-K	2.1	03/23/2021
2.2	Amendment No. 1 to the Business Combination Agreement, dated July 20, 2021, by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc., and Velo3D, Inc.	S-4/A	Annex AA	07/20/2021
3.1	Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	10/05/2021
3.2	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	06/09/2023
3.3	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	07/02/2025
3.4	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	3.1	07/25/2025
3.5	Second Amended and Restated Bylaws of Velo3D, Inc.	8-K	3.1	12/26/2024
4.1	Specimen Unit Certificate	S-1	4.1	11/27/2020
4.2	Specimen Ordinary Share Certificate	S-1	4.2	11/27/2020
4.3	Specimen Warrant Certificate	S-1	4.3	11/27/2020
4.4	Certificate of Corporate Domestication of JAWS Spitfire Acquisition Corporation	8-K	4.4	10/05/2021

II-3

4.5	Warrant Agreement between Continental Stock Transfer & Trust Company and JAWS Spitfire Acquisition Corporation, dated December 7, 2020	8-K	4.1	12/08/2020
4.6	Description of Securities Registered Under Section 12 of the Exchange Act	10-K	4.6	03/23/2023
4.7	Warrant to Purchase Common Stock	8-K	4.1	07/29/2022
4.8	Indenture, dated as of August 14, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee	8-K	4.1	08/15/2023
4.9	First Supplemental Indenture, dated as of August 14, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee	8-K	4.2	08/15/2023
4.10	Form of Note	8-K	4.3	08/15/2023
4.11†	Second Supplemental Indenture by and between the Company and U.S. Bank Trust Company, National Association, as trustee	8-K	4.1	11/29/2023
4.12	Form of Exchange Note	8-K	4.2	11/28/2023
4.13	Form of Warrant	8-K	4.1	11/28/2023
4.14	Form of Placement Agent Warrants	8-K	4.2	11/28/2023
4.15	Form of April 2024 Warrant	8-K	4.1	04/02/2024
4.16	Note Amendment, dated March 31, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	4.2	04/02/2024
4.15	Note Amendment, dated December 27, 2023, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC	8-K	4.3	11/28/2023
4.16	Form of Warrant	8-K	4.1	04/11/2024
4.17	Form of Placement Agent Warrant	8-K	4.2	04/11/2024
4.18	Form of July Warrant	8-K	4.1	07/01/2024
4.19	Third Note Amendment, dated July 1, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	4.2	07/01/2024
4.20	Form of New Warrant	8-K	4.1	08/13/2024
5.1**	Opinion of Troutman Pepper Locke LLP
10.1	Sponsor Letter Agreement, dated as of March 22, 2021, by and among Spitfire Sponsor LLC, certain other holders set forth on Schedule I thereto, JAWS Spitfire Acquisition and Velo3D, Inc.	8-K	10.2	03/23/2021

II-4

10.2	Form of Subscription Agreement	8-K	10.1	03/23/2021
10.3	Amended and Restated Registration Rights Agreement, dated September 29, 2021, by and among the Company, Spitfire Sponsor LLC, and other Holders party thereto	8-K	10.3	10/05/2021
10.4*	2014 Equity Incentive Plan	8-K	10.4	10/05/2021
10.5*	2021 Equity Incentive Plan	8-K	10.5	10/05/2021
10.6	Form of Option Award Agreement	8-K	10.6	10/05/2021
10.7	Form of RSU Award Agreement	8-K	10.7	10/05/2021
10.8	Form of Rollover Option Award Agreement	8-K	10.8	10/05/2021
10.9	Form of Restricted Stock Award Agreement	8-K	10.9	10/05/2021
10.10	Form of Stock Appreciation Right Award Agreement	8-K	10.10	10/05/2021
10.11	Form of Stock Bonus Award Agreement	8-K	10.11	10/05/2021
10.12	Form of Performance Shares Award Agreement	8-K	10.12	10/05/2021
10.13*	2021 Employee Stock Purchase Plan	8-K	10.13	10/05/2021
10.14*	Employment Agreement, dated July 13, 2020, between Velo3D, Inc. and Mr. McCombe	S-4/A	10.10	06/29/2021
10.15*	Addendum to Employment Agreement, dated October 26, 2020, between Velo3D, Inc. and Mr. McCombe	S-4/A	10.11	06/29/2021
10.16*	Employment Agreement, dated September 21, 2020, between Velo3D, Inc. and Ms. Youssef	S-4/A	10.12	06/29/2021
10.17	Form of Director and Officer Indemnification Agreement	8-K	10.18	10/05/2021
10.18	Lease by and between Velo3D, Inc. and Division Street Property II, LLC, dated February 19, 2016	8-K	10.19	10/05/2021
10.19	First Amendment to Lease by and between Velo3D, Inc. and Division Street Property II, LLC, dated April 7, 2021	8-K	10.20	10/05/2021
10.2	Lease by and between Velo3D, Inc. and Colfin 2019-2D Industrial Owner, LLC, dated June 28, 2021	8-K	10.21	10/05/2021
10.21	Sales Agreement, by and between Velo3D and Needham dated February 6, 2023	8-K	1.1	02/06/2023
10.22†	Securities Purchase Agreement, dated as of August 10, 2023, by and among the Company and High Trail Investors ON LLC and HB SPV I Master Sub LLC, as buyers	8-K	10.1	08/15/2023

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10.23	Placement Agent Agreement, dated as of August 10, 2023, by and between the Company and Credit Suisse Securities (USA) LLC, as placement agent	8-K	10.2	08/15/2023
10.24†	Security Agreement, dated as of August 14, 2023, by and among the Company, Velo3D US, Inc. and High Trail Investors ON LLC, as collateral agent	8-K	10.3	08/15/2023
10.25	Form of Voting Agreement (included as Exhibit D to the Securities Purchase Agreement filed as Exhibit 10.22)	8-K	10.4	08/15/2023
10.26*	Form of Change in Control Agreement	8-K	10.1	10/02/2023
10.27†	Securities Exchange Agreement, dated November 27, 2023, by and among the Company, High Trail Investors ON LLC and HB SPV I Master Sub LLC	8-K	10.1	11/28/2023
10.28†	Amendment to Securities Purchase Agreement, dated November 27, 2023, by and among the Company, High Trail Investors ON LLC and HB SPV I Master Sub LLC	8-K	10.2	11/28/2023
10.29	Form of Voting Agreement (included as Exhibit D to the Securities Exchange Agreement filed as Exhibit 10.27)	8-K	10.3	11/28/2023
10.30†	Amendment to Security Agreement, dated as of November 28, 2023, by and among the Company, Velo3D US, Inc. and High Trail Investors ON LLC, as collateral agent	8-K	10.4	11/28/2023
10.31*	Separation Agreement, dated December 15, 2023, by and between Velo3D, Inc. and Benyamin Buller	8-K	10.1	12/15/2023
10.32	Form of Securities Purchase Agreement, dated December 27, 2023, between Velo3D, Inc. and the Purchasers	8-K	10.1	12/28/2023
10.33	Placement Agency Agreement, dated December 27, 2023, by and between the Company and A.G.P./Alliance Global Partners	8-K	10.2	12/28/2023
10.34*	Offer Letter, dated November 10, 2022, between Velo3D, Inc. and Mr. Kreger	10-K	10.34	04/03/2024
10.35*	Employment Agreement, dated December 3, 2020, between Velo3D, Inc. and Mr. Chung	10-K	10.35	04/03/2024
10.36	Letter Agreement, dated March 31, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	10.1	04/02/2024
10.37	Form of Securities Purchase Agreement	8-K	10.1	04/11/2024
10.38	Placement Agency Agreement, dated April 10, 2024, by and between the Company and A.G.P./Alliance Global Partners.	8-K	10.2	04/11/2024

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10.39	Letter Agreement, dated July 1, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	10.1	07/01/2024
10.40	Form of Warrant Inducement Agreement by and between Velo 3D, Inc. and Holder(s)	8-K	10.1	08/13/2024
10.41	License and Support Services Agreement, effective September 12, 2024, by and among Space Exploration Technologies Corp., Velo3D, Inc. and Velo3D US, Inc.	8-K	10.1	09/13/2024
10.42	Limited Consent dated September 12, 2024 by and between Velo3D, Inc., Note Holders, and U.S. Bank Trust Company, National Association	8-K	10.2	09/13/2024
10.43	Forbearance Agreement, dated as of December 9, 2024, by and among Velo3D, Inc., Velo3d US, Inc., High Trail Investments ON LLC and HB SPV I Master Sub LLC.	8-K	10.1	12/11/2024
10.44	Exchange Agreement, dated as of December 24, 2024, by and between Velo3D, Inc. and Arrayed Notes Acquisition Corp.	8-K	10.1	12/26/2024
10.45	Senior Secured Convertible Promissory Note, dated as of January 7, 2025	8-K	10.1	01/10/2025
10.46	Secured Guaranty, dated as of January 7, 2025, by Velo3D US, Inc. in favor of Thieneman Properties, LLC	8-K	10.2	01/10/2025
10.47*	Offer Letter, dated as of January 8, 2025, by and between Velo3D, Inc. and Arun Jeldi	8-K	10.3	01/10/2025
10.48	Form of Exchange Agreement for the Highbridge Holders and the Anson Holders	8-K	10.1	02/24/2025
10.49	Form of Exchange Agreement for the High Trail Holders	8-K	10.2	02/24/2025
10.50	Form of Lock-Up Agreement	8-K	10.3	02/24/2025
16.1	Letter from PricewaterhouseCoopers LLP dated November 27, 2024	8-K	16.1	11/27/2024
21.1	List of Subsidiaries	10-K	21.1	04/03/2024
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm				X
23.2	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm				X
23.3**	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on Signature Page)				X

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101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document	X
101.SCH	Inline XBRL Taxonomy Extension Schema Document	X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document	X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	X
107	Filing Fee Table	X

† Portions of this exhibit (indicated with markouts) have been redacted in accordance with Item 601(b)(10)(iv).

* Indicates a management contract or compensatory plan.

** To be filed by amendment

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 6, 2025.

VELO3D, INC.

By:	/s/ Arun Jeldi
Arun Jeldi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arun Jeldi and Hull Xu, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arun Jeldi	Chief Executive Officer and Director	August 6, 2025
Arun Jeldi	(Principal Executive Officer)

/s/ Hull Xu	Chief Financial Officer	August 6, 2025
Hull Xu	(Principal Financial and Accounting Officer)

/s/ Jason Lloyd	Director	August 6, 2025
Jason Lloyd

/s/ Adrian Keppler	Director	August 6, 2025
Adrian Keppler

/s/ Stefan Krause	Director	August 6, 2025
Stefan Krause

/s/ Kenneth Thieneman	Director	August 6, 2025
Kenneth Thieneman

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